EXHIBIT 4


                       MORGAN STANLEY ABS CAPITAL I INC.,
                                   Depositor,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                  Master Servicer and Securities Administrator,

                         SAXON MORTGAGE SERVICES, INC.,
                                    Servicer,

                      COUNTRYWIDE HOME LOANS SERVICING LP,
                                    Servicer,

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                     Trustee

                ------------------------------------------------
                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 2007

                ------------------------------------------------
                MORGAN STANLEY ABS CAPITAL I INC. TRUST 2007-NC3

                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2007-NC3

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans..............
Section 2.03 Representations and Warranties; Remedies for Breaches of Representations and Warranties with Respect to the Mortgage
              Loans........................................................
Section 2.04  Execution and Delivery of Certificates.......................
Section 2.05  REMIC Matters................................................
Section 2.06  Representations and Warranties of the Depositor..............
Section 2.07  Enforcement of Obligations for Breach of Mortgage Loan
              Representations..............................................

                                    ARTICLE III

                           ADMINISTRATION AND SERVICING
                                 OF MORTGAGE LOANS

Section 3.01  Servicers to Service Mortgage Loans..........................
Section 3.02  Subservicing Agreements between a Servicer and Subservicers..
Section 3.03  Successor Subservicers.......................................
Section 3.04  Liability of the Servicers...................................
Section 3.05  No Contractual Relationship between Subservicers, the Master
              Servicer and the Trustee.....................................
Section 3.06  Assumption or Termination of Subservicing Agreements by
              Master Servicer..............................................82
Section 3.07  Collection of Certain Mortgage Loan Payments.................
Section 3.08  Subservicing Accounts........................................
Section 3.09  Collection of Taxes, Assessments and Similar Items; Escrow
              Accounts.....................................................
Section 3.10  Collection Accounts..........................................
Section 3.11  Withdrawals from the Collection Accounts.....................
Section 3.12  Investment of Funds in the Collection Accounts and the
              Distribution Account.........................................
Section 3.13  Maintenance of Hazard Insurance and Errors and Omissions and
              Fidelity Coverage............................................
Section 3.14  Enforcement of "Due-on-Sale" Clauses; Assumption Agreements..
Section 3.15  Realization upon Defaulted Mortgage Loans....................
Section 3.16  Release of Mortgage Files....................................
Section 3.17  Title, Conservation and Disposition of REO Property..........
Section 3.18  Notification of Adjustments..................................
Section 3.19  Access to Certain Documentation and Information Regarding the
              Mortgage Loans...............................................
Section 3.20  Documents, Records and Funds in Possession of the Servicers
              to Be Held for the Trustee...................................
Section 3.21  Servicing Compensation.......................................
Section 3.22  Annual Statement as to Compliance............................
Section 3.23 Annual Reports on Assessment of Compliance with Servicing Criteria; Annual Independent Public Accountants Attestation
              Report.......................................................
Section 3.24  Master Servicer to Act as Servicer...........................
Section 3.25  Compensating Interest........................................
Section 3.26  Credit Reporting; Gramm-Leach-Bliley Act.....................
Section 3.27  Optional Purchase of Delinquent Mortgage Loans...............

                                    ARTICLE IV

                                 DISTRIBUTIONS AND
                             ADVANCES BY THE SERVICERS

Section 4.01  Advances.....................................................
Section 4.02  Priorities of Distribution...................................
Section 4.03  Monthly Statements to Certificateholders.....................
Section 4.04  Certain Matters Relating to the Determination of LIBOR.......
Section 4.05  Allocation of Applied Realized Loss Amounts..................
Section 4.06  Swap Account.................................................

                                     ARTICLE V

                                 THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Certificate Register; Registration of Transfer and Exchange
              of Certificates..............................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04  Persons Deemed Owners........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses....
Section 5.06  Maintenance of Office or Agency..............................

                                    ARTICLE VI

                          THE DEPOSITOR AND THE SERVICERS

Section 6.01  Respective Liabilities of the Depositor and the Servicers....
Section 6.02  Merger or Consolidation of the Depositor or a Servicer.......
Section 6.03  Limitation on Liability of the Depositor, the Servicers and
              Others.......................................................
Section 6.04  Limitation on Resignation of a Servicer......................
Section 6.05  Additional Indemnification by the Servicers;
              Third-Party Claims...........................................

                                    ARTICLE VII

                                      DEFAULT

Section 7.01  Events of Default............................................
Section 7.02  Master Servicer to Act; Appointment of Successor.............
Section 7.03  Notification to Certificateholders...........................

                                   ARTICLE VIII

                              CONCERNING THE TRUSTEE

Section 8.01  Duties of the Trustee........................................
Section 8.02  Certain Matters Affecting the Trustee........................
Section 8.03  Trustee Not Liable for Certificates or Mortgage Loans........
Section 8.04  Trustee May Own Certificates.................................
Section 8.05  Trustee's Fees and Expenses..................................
Section 8.06  Eligibility Requirements for the Trustee.....................
Section 8.07  Resignation and Removal of the Trustee.......................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of the Trustee.......................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Tax Matters..................................................
Section 8.12  Periodic Filings.............................................
Section 8.13 Tax Treatment of Upper-Tier CarryForward Amounts, Basis Risk CarryForward Amounts and Class IO Shortfalls; Tax Classification of the Excess Reserve Fund Account, Swap
              Account and the Interest Rate Swap Agreement.................

                                    ARTICLE IX

            ADMINISTRATION OF THE MORTGAGE LOANS BY THE MASTER SERVICER

Section 9.01  Duties of the Master Servicer; Enforcement of Servicer's
              Obligations..................................................
Section 9.02  Maintenance of Fidelity Bond and Errors and Omissions
              Insurance....................................................
Section 9.03  Representations and Warranties of the Master Servicer........
Section 9.04  Master Servicer Events of Default............................
Section 9.05  Waiver of Default............................................
Section 9.06  Successor to the Master Servicer.............................
Section 9.07  Compensation of the Master Servicer..........................
Section 9.08  Merger or Consolidation......................................
Section 9.09  Resignation of the Master Servicer...........................
Section 9.10  Assignment or Delegation of Duties by the Master Servicer....
Section 9.11  Limitation on Liability of the Master Servicer...............
Section 9.12  Indemnification; Third Party Claims..........................

                                     ARTICLE X

                      CONCERNING THE SECURITIES ADMINISTRATOR

Section 10.01 Duties of Securities Administrator...........................
Section 10.02 Certain Matters Affecting the Securities Administrator.......
Section 10.03 Securities Administrator Not Liable for Certificates or
              Mortgage Loans...............................................
Section 10.04 Securities Administrator May Own Certificates................
Section 10.05 Securities Administrator's Fees and Expenses.................
Section 10.06 Eligibility Requirements for Securities Administrator........
Section 10.07 Resignation and Removal of Securities Administrator..........
Section 10.08 Successor Securities Administrator...........................
Section 10.09 Merger or Consolidation of Securities Administrator..........
Section 10.10 Assignment or Delegation of Duties by the Securities
              Administrator................................................

                                    ARTICLE XI

                                    TERMINATION

Section 11.01 Termination upon Liquidation or Purchase of the
              Mortgage Loans...............................................
Section 11.02 Final Distribution on the Certificates.......................
Section 11.03 Additional Termination Requirements..........................

                                    ARTICLE XII

                             MISCELLANEOUS PROVISIONS

Section 12.01 Amendment....................................................
Section 12.02 Recordation of Agreement; Counterparts.......................
Section 12.03 Governing Law................................................
Section 12.04 Intention of Parties.........................................
Section 12.05 Notices......................................................
Section 12.06 Severability of Provisions...................................
Section 12.07 Assignment; Sales; Advance Facilities........................
Section 12.08 Limitation on Rights of Certificateholders...................
Section 12.09 Inspection and Audit Rights..................................
Section 12.10 Certificates Nonassessable and Fully Paid....................
Section 12.11 Rule of Construction.........................................
Section 12.12 Waiver of Jury Trial.........................................
Section 12.13 Rights of the Third Parties..................................
Section 12.14 Regulation AB Compliance; Intent of the Parties;
              Reasonableness...............................................

SCHEDULES

Schedule I     Mortgage Loan Schedule

Schedule II    Representations and Warranties of Saxon, as Servicer

Schedule II-A  Further Representations and Warranties of Saxon

Schedule III Representations and Warranties of Morgan Stanley ABS Capital I Inc. as to the Mortgage Loans

Schedule IV    Representations and Warranties of Countrywide Servicing, as
               Servicer

EXHIBITS

Exhibit A      Form of Class A, Class M and Class B Certificate

Exhibit B      Form of Class P Certificate

Exhibit C-1    Form of Class R Certificate

Exhibit C-2    Form of Class RX Certificate

Exhibit D      Form of Class X Certificate

Exhibit E      Form of Initial Certification of Trustee

Exhibit F      Form of Document Certification and Exception Report of
               Trustee

Exhibit G      Form of Residual Transfer Affidavit

Exhibit H      Form of Transferor Certificate

Exhibit I      Form of Rule 144A Letter

Exhibit J      Form of Request for Release

Exhibit K      Form of Contents for Each Mortgage File

Exhibit L      Form of Certification to be provided with Form 10-K

Exhibit M      Form of Annual Certification to be provided to the Master
               Servicer

Exhibit N      Form of Certification to be provided by Saxon to Depositor

Exhibit O      [Reserved]

Exhibit P      [Reserved]

Exhibit Q      [Reserved]

Exhibit R      Form of Servicer Power of Attorney

Exhibit S      Servicing Criteria To Be Addressed in Assessment of
               Compliance

Exhibit T      Additional Form 10-D Disclosure

Exhibit U      Additional Form 10-K Disclosure

Exhibit V      Form 8-K Disclosure Information

Exhibit W      Interest Rate Swap Agreement

Exhibit X-1    Form of Saxon Servicer Reports

Exhibit X-2    Form of Countrywide Servicing Servicer Reports

Exhibit Y      Saxon Standard File Layout - Delinquency Reporting

Exhibit Z      Countrywide Servicing Standard File Layout - Delinquency
               Reporting

Exhibit AA     Form of Additional Disclosure Notification

Exhibit BB     Countrywide Amendment Regulation AB

Exhibit CC     Representations and Warranties Agreement

Exhibit DD     Interest Rate Cap Agreement

            THIS POOLING AND SERVICING AGREEMENT, dated as of May 1, 2007 among MORGAN STANLEY ABS CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), SAXON MORTGAGE SERVICES, INC., a Texas corporation, as a servicer ("Saxon"), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership, as a servicer ("Countrywide Servicing" and, together with Saxon, the "Servicers"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the "Trustee").

                              W I T N E S S E T H:

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Securities Administrator, on behalf of the Trustee shall elect that five segregated asset pools within the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Swap Assets and the Interest Rate Cap Agreement,
(iii) the Excess Reserve Fund Account, and (iv) the right of the LIBOR Certificates to receive Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts and the obligation to pay Class IO Shortfalls) be treated for federal income tax purposes as comprising five REMICs (Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC and the Class X REMIC, respectively, and each, a "Trust REMIC"). The Class X Interest, the Class IO Interest and each Class of LIBOR Certificates (other than the right of each Class of LIBOR Certificates to receive Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts and the obligation to pay Class IO Shortfalls) represents ownership of a regular interest in a REMIC for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole class of residual interest in each of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class RX Certificates represent ownership of the sole class of residual interest in the Class X REMIC for purposes of the REMIC provisions. The Startup Day for each Trust REMIC described herein is the date referenced in Section 2.05. The latest possible maturity date for each regular interest is the latest date referenced in Section 2.05. The Class X REMIC shall hold as assets the Class UT-X Interest and the Class UT-IO Interest as set out below. The Upper-Tier REMIC shall hold as assets the several classes of uncertificated Lower-Tier Regular Interests, set out below. The Lower-Tier REMIC shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-2 Regular Interests. Pooling-Tier REMIC-2 shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-1 Regular Interests. Pooling-Tier REMIC-1 shall hold as assets the assets of the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Swap Assets and the Interest Rate Cap Agreement, (iii) the Excess Reserve Fund Account, and (iv) the right of the LIBOR Certificates to receive Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts and the obligation to pay Class IO Shortfalls).

            For federal income tax purposes, each Class of LIBOR Certificates represents a beneficial ownership of a regular interest in the Upper-Tier REMIC, the right to receive Basis Risk CarryForward Amounts and without duplication, Upper-Tier CarryForward Amounts, and the obligation to pay Class IO Shortfalls; the Class X Certificates represent beneficial ownership of the Class X Interest, the Class IO Interest, the Interest Rate Swap Agreement, the Swap Account, the Interest Rate Cap Agreement, the Excess Reserve Fund Account and the right to receive Class IO Shortfalls, subject to the obligation to pay Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts; and the Class P Certificates represent beneficial ownership of the Prepayment Premiums, which portions of the Trust Fund shall be treated as a grantor trust under subpart E, Part I of subchapter J of the Code (the "Grantor Trust").

                              Pooling-Tier REMIC-1

            Pooling-Tier REMIC-1 shall issue the following interests in Pooling-Tier REMIC-1, and each such interest, other than the Class PT1-R Interest is hereby designated as a regular interest in the Pooling-Tier REMIC-1. Pooling-Tier REMIC-1 Interests with an "I" in their designation shall relate to Loan Group I and Pooling Tier REMIC-1 Interests with a "II" in their designation shall relate to Loan Group II. Pooling-Tier REMIC-1 shall also issue the Class PT1-R Interest, which is hereby designated as the sole class of residual interest in Pooling-Tier REMIC-1. The Class PT1-R Interest shall be represented by the Class R Certificates, shall not have a principal balance and shall have no interest rate.

                                                 Initial
  Pooling-Tier      Pooling-Tier REMIC-1  Pooling-Tier REMIC-1
REMIC-1 Interest       Interest Rate        Principal Amount
----------------- ---------------------- ----------------------
Class PT1-I-1               (1)            $   128,977,221.78
Class PT1-I-2A              (2)            $     3,538,109.96
Class PT1-I-2B              (3)            $     3,538,109.96
Class PT1-I-3A              (2)            $     3,390,081.67
Class PT1-I-3B              (3)            $     3,390,081.67
Class PT1-I-4A              (2)            $     3,246,914.05
Class PT1-I-4B              (3)            $     3,246,914.05
Class PT1-I-5A              (2)            $     3,109,154.74
Class PT1-I-5B              (3)            $     3,109,154.74
Class PT1-I-6A              (2)            $     2,977,285.49
Class PT1-I-6B              (3)            $     2,977,285.49
Class PT1-I-7A              (2)            $     2,851,052.76
Class PT1-I-7B              (3)            $     2,851,052.76
Class PT1-I-8A              (2)            $     2,791,058.75
Class PT1-I-8B              (3)            $     2,791,058.75
Class PT1-I-9A              (2)            $     3,197,170.42
Class PT1-I-9B              (3)            $     3,197,170.42
Class PT1-I-10A             (2)            $    12,528,590.11
Class PT1-I-10B             (3)            $    12,528,590.11
Class PT1-I-11A             (2)            $     2,777,248.94
Class PT1-I-11B             (3)            $     2,777,248.94
Class PT1-I-12A             (2)            $     1,800,411.49
Class PT1-I-12B             (3)            $     1,800,411.49
Class PT1-I-13A             (2)            $     1,725,480.45
Class PT1-I-13B             (3)            $     1,725,480.45
Class PT1-I-14A             (2)            $     1,715,417.75
Class PT1-I-14B             (3)            $     1,715,417.75
Class PT1-I-15A             (2)            $     2,175,375.68
Class PT1-I-15B             (3)            $     2,175,375.68
Class PT1-I-16A             (2)            $    11,686,552.89
Class PT1-I-16B             (3)            $    11,686,552.89
Class PT1-I-17A             (2)            $     1,844,572.39
Class PT1-I-17B             (3)            $     1,844,572.39
Class PT1-I-18A             (2)            $       895,592.98
Class PT1-I-18B             (3)            $       895,592.98
Class PT1-I-19A             (2)            $       859,937.41
Class PT1-I-19B             (3)            $       859,937.41
Class PT1-I-20A             (2)            $       871,588.19
Class PT1-I-20B             (3)            $       871,588.19
Class PT1-I-21A             (2)            $     1,644,244.74
Class PT1-I-21B             (3)            $     1,644,244.74
Class PT1-I-22A             (2)            $     7,268,644.56
Class PT1-I-22B             (3)            $     7,268,644.56
Class PT1-I-23A             (2)            $       904,389.90
Class PT1-I-23B             (3)            $       904,389.90
Class PT1-I-24A             (2)            $       416,067.89
Class PT1-I-24B             (3)            $       416,067.89
Class PT1-I-25A             (2)            $       349,002.82
Class PT1-I-25B             (3)            $       349,002.82
Class PT1-I-26A             (2)            $       347,564.42
Class PT1-I-26B             (3)            $       347,564.42
Class PT1-I-27A             (2)            $       846,756.84
Class PT1-I-27B             (3)            $       846,756.84
Class PT1-I-28A             (2)            $     1,029,115.74
Class PT1-I-28B             (3)            $     1,029,115.74
Class PT1-I-29A             (2)            $       252,958.60
Class PT1-I-29B             (3)            $       252,958.60
Class PT1-I-30A             (2)            $       291,068.87
Class PT1-I-30B             (3)            $       291,068.87
Class PT1-I-31A             (2)            $       228,157.71
Class PT1-I-31B             (3)            $       228,157.71
Class PT1-I-32A             (2)            $       226,821.13
Class PT1-I-32B             (3)            $       226,821.13
Class PT1-I-33A             (2)            $       511,040.76
Class PT1-I-33B             (3)            $       511,040.76
Class PT1-I-34A             (2)            $       614,742.07
Class PT1-I-34B             (3)            $       614,742.07
Class PT1-I-35A             (2)            $       171,297.56
Class PT1-I-35B             (3)            $       171,297.56
Class PT1-I-36A             (2)            $       192,520.44
Class PT1-I-36B             (3)            $       192,520.44
Class PT1-I-37A             (2)            $       156,072.13
Class PT1-I-37B             (3)            $       156,072.13
Class PT1-I-38A             (2)            $       151,248.10
Class PT1-I-38B             (3)            $       151,248.10
Class PT1-I-39A             (2)            $       146,563.00
Class PT1-I-39B             (3)            $       146,563.00
Class PT1-I-40A             (2)            $       142,013.32
Class PT1-I-40B             (3)            $       142,013.32
Class PT1-I-41A             (2)            $       137,595.64
Class PT1-I-41B             (3)            $       137,595.64
Class PT1-I-42A             (2)            $       133,306.58
Class PT1-I-42B             (3)            $       133,306.58
Class PT1-I-43A             (2)            $       130,155.53
Class PT1-I-43B             (3)            $       130,155.53
Class PT1-I-44A             (2)            $       125,054.12
Class PT1-I-44B             (3)            $       125,054.12
Class PT1-I-45A             (2)            $       121,133.56
Class PT1-I-45B             (3)            $       121,133.56
Class PT1-I-46A             (2)            $       122,688.10
Class PT1-I-46B             (3)            $       122,688.10
Class PT1-I-47A             (2)            $       113,231.69
Class PT1-I-47B             (3)            $       113,231.69
Class PT1-I-48A             (2)            $       111,497.71
Class PT1-I-48B             (3)            $       111,497.71
Class PT1-I-49A             (2)            $       108,264.33
Class PT1-I-49B             (3)            $       108,264.33
Class PT1-I-50A             (2)            $       102,743.94
Class PT1-I-50B             (3)            $       102,743.94
Class PT1-I-51A             (2)            $        99,497.29
Class PT1-I-51B             (3)            $        99,497.29
Class PT1-I-52A             (2)            $       101,784.33
Class PT1-I-52B             (3)            $       101,784.33
Class PT1-I-53A             (2)            $        93,047.12
Class PT1-I-53B             (3)            $        93,047.12
Class PT1-I-54A             (2)            $        91,890.26
Class PT1-I-54B             (3)            $        91,890.26
Class PT1-I-55A             (2)            $        88,796.17
Class PT1-I-55B             (3)            $        88,796.17
Class PT1-I-56A             (2)            $        84,300.49
Class PT1-I-56B             (3)            $        84,300.49
Class PT1-I-57A             (2)            $        81,613.84
Class PT1-I-57B             (3)            $        81,613.84
Class PT1-I-58A             (2)            $        82,102.36
Class PT1-I-58B             (3)            $        82,102.36
Class PT1-I-59A             (2)            $        76,343.02
Class PT1-I-59B             (3)            $        76,343.02
Class PT1-I-60A             (2)            $        74,920.16
Class PT1-I-60B             (3)            $        74,920.16
Class PT1-I-61A             (2)            $        72,091.18
Class PT1-I-61B             (3)            $        72,091.18
Class PT1-I-62A             (2)            $     2,081,445.04
Class PT1-I-62B             (3)            $     2,081,445.04
Class PT1-II-1              (4)            $   437,076,258.45
Class PT1-II-2A             (5)            $    11,989,899.01
Class PT1-II-2B             (6)            $    11,989,899.01
Class PT1-II-3A             (5)            $    11,488,262.73
Class PT1-II-3B             (6)            $    11,488,262.73
Class PT1-II-4A             (5)            $    11,003,098.28
Class PT1-II-4B             (6)            $    11,003,098.28
Class PT1-II-5A             (5)            $    10,536,261.36
Class PT1-II-5B             (6)            $    10,536,261.36
Class PT1-II-6A             (5)            $    10,089,384.66
Class PT1-II-6B             (6)            $    10,089,384.66
Class PT1-II-7A             (5)            $     9,661,608.91
Class PT1-II-7B             (6)            $     9,661,608.91
Class PT1-II-8A             (5)            $     9,458,302.00
Class PT1-II-8B             (6)            $     9,458,302.00
Class PT1-II-9A             (5)            $    10,834,527.70
Class PT1-II-9B             (6)            $    10,834,527.70
Class PT1-II-10A            (5)            $    42,456,716.09
Class PT1-II-10B            (6)            $    42,456,716.09
Class PT1-II-11A            (5)            $     9,411,503.51
Class PT1-II-11B            (6)            $     9,411,503.51
Class PT1-II-12A            (5)            $     6,101,210.01
Class PT1-II-12B            (6)            $     6,101,210.01
Class PT1-II-13A            (5)            $     5,847,284.73
Class PT1-II-13B            (6)            $     5,847,284.73
Class PT1-II-14A            (5)            $     5,813,184.40
Class PT1-II-14B            (6)            $     5,813,184.40
Class PT1-II-15A            (5)            $     7,371,883.58
Class PT1-II-15B            (6)            $     7,371,883.58
Class PT1-II-16A            (5)            $    39,603,231.80
Class PT1-II-16B            (6)            $    39,603,231.80
Class PT1-II-17A            (5)            $     6,250,861.89
Class PT1-II-17B            (6)            $     6,250,861.89
Class PT1-II-18A            (5)            $     3,034,973.35
Class PT1-II-18B            (6)            $     3,034,973.35
Class PT1-II-19A            (5)            $     2,914,144.22
Class PT1-II-19B            (6)            $     2,914,144.22
Class PT1-II-20A            (5)            $     2,953,626.22
Class PT1-II-20B            (6)            $     2,953,626.22
Class PT1-II-21A            (5)            $     5,571,994.26
Class PT1-II-21B            (6)            $     5,571,994.26
Class PT1-II-22A            (5)            $    24,631,884.02
Class PT1-II-22B            (6)            $    24,631,884.02
Class PT1-II-23A            (5)            $     3,064,784.22
Class PT1-II-23B            (6)            $     3,064,784.22
Class PT1-II-24A            (5)            $     1,409,965.23
Class PT1-II-24B            (6)            $     1,409,965.23
Class PT1-II-25A            (5)            $     1,182,696.00
Class PT1-II-25B            (6)            $     1,182,696.00
Class PT1-II-26A            (5)            $     1,177,821.59
Class PT1-II-26B            (6)            $     1,177,821.59
Class PT1-II-27A            (5)            $     2,869,478.09
Class PT1-II-27B            (6)            $     2,869,478.09
Class PT1-II-28A            (5)            $     3,487,453.45
Class PT1-II-28B            (6)            $     3,487,453.45
Class PT1-II-29A            (5)            $       857,222.68
Class PT1-II-29B            (6)            $       857,222.68
Class PT1-II-30A            (5)            $       986,370.23
Class PT1-II-30B            (6)            $       986,370.23
Class PT1-II-31A            (5)            $       773,177.75
Class PT1-II-31B            (6)            $       773,177.75
Class PT1-II-32A            (5)            $       768,648.35
Class PT1-II-32B            (6)            $       768,648.35
Class PT1-II-33A            (5)            $     1,731,808.01
Class PT1-II-33B            (6)            $     1,731,808.01
Class PT1-II-34A            (5)            $     2,083,229.58
Class PT1-II-34B            (6)            $     2,083,229.58
Class PT1-II-35A            (5)            $       580,490.83
Class PT1-II-35B            (6)            $       580,490.83
Class PT1-II-36A            (5)            $       652,410.65
Class PT1-II-36B            (6)            $       652,410.65
Class PT1-II-37A            (5)            $       528,895.13
Class PT1-II-37B            (6)            $       528,895.13
Class PT1-II-38A            (5)            $       512,547.51
Class PT1-II-38B            (6)            $       512,547.51
Class PT1-II-39A            (5)            $       496,670.70
Class PT1-II-39B            (6)            $       496,670.70
Class PT1-II-40A            (5)            $       481,252.81
Class PT1-II-40B            (6)            $       481,252.81
Class PT1-II-41A            (5)            $       466,282.24
Class PT1-II-41B            (6)            $       466,282.24
Class PT1-II-42A            (5)            $       451,747.51
Class PT1-II-42B            (6)            $       451,747.51
Class PT1-II-43A            (5)            $       441,069.28
Class PT1-II-43B            (6)            $       441,069.28
Class PT1-II-44A            (5)            $       423,781.70
Class PT1-II-44B            (6)            $       423,781.70
Class PT1-II-45A            (5)            $       410,495.77
Class PT1-II-45B            (6)            $       410,495.77
Class PT1-II-46A            (5)            $       415,763.78
Class PT1-II-46B            (6)            $       415,763.78
Class PT1-II-47A            (5)            $       383,718.02
Class PT1-II-47B            (6)            $       383,718.02
Class PT1-II-48A            (5)            $       377,841.91
Class PT1-II-48B            (6)            $       377,841.91
Class PT1-II-49A            (5)            $       366,884.70
Class PT1-II-49B            (6)            $       366,884.70
Class PT1-II-50A            (5)            $       348,177.29
Class PT1-II-50B            (6)            $       348,177.29
Class PT1-II-51A            (5)            $       337,175.08
Class PT1-II-51B            (6)            $       337,175.08
Class PT1-II-52A            (5)            $       344,925.37
Class PT1-II-52B            (6)            $       344,925.37
Class PT1-II-53A            (5)            $       315,316.81
Class PT1-II-53B            (6)            $       315,316.81
Class PT1-II-54A            (5)            $       311,396.47
Class PT1-II-54B            (6)            $       311,396.47
Class PT1-II-55A            (5)            $       300,911.24
Class PT1-II-55B            (6)            $       300,911.24
Class PT1-II-56A            (5)            $       285,676.35
Class PT1-II-56B            (6)            $       285,676.35
Class PT1-II-57A            (5)            $       276,571.87
Class PT1-II-57B            (6)            $       276,571.87
Class PT1-II-58A            (5)            $       278,227.35
Class PT1-II-58B            (6)            $       278,227.35
Class PT1-II-59A            (5)            $       258,710.19
Class PT1-II-59B            (6)            $       258,710.19
Class PT1-II-60A            (5)            $       253,888.41
Class PT1-II-60B            (6)            $       253,888.41
Class PT1-II-61A            (5)            $       244,301.63
Class PT1-II-61B            (6)            $       244,301.63
Class PT1-II-62A            (5)            $     7,053,572.70
Class PT1-II-62B            (6)            $     7,053,572.70
Class PT1-R                 (7)                            (7)

(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group I WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group I WAC Rate, subject to a maximum rate of 10.20%.

(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group I WAC Rate over (B) 10.20%.

(4) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Loan Group II WAC Rate.

(5) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group II WAC Rate subject to a maximum rate of 10.20%.

(6) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group II WAC Rate over (B) 10.20%.

(7) The Class PT1-R Interest shall not have a principal balance and shall not bear interest.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans from the related Loan Group for such Distribution Date shall be deemed to be distributed to the Pooling-Tier REMIC-1 Regular Interests at the rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group I Mortgage Loans (including, for the first Distribution Date only, the portion of the Closing Date Deposit Amount allocable to the Group I Mortgage Loans) shall be allocated to the outstanding Pooling-Tier REMIC-1 Regular Interest relating to the Group I Mortgage Loans with the lowest numerical denomination until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero, provided that, with respect to Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-1 Regular Interests, until the Pooling-Tier REMIC-1 Principal Amount of such interests is reduced to zero.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group II Mortgage Loans (including, for the first Distribution Date only, the portion of the Closing Date Deposit Amount allocable to the Group II Mortgage Loans) shall be allocated to the outstanding Pooling-Tier REMIC-1 Regular Interest relating to the Group II Mortgage Loans with the lowest numerical denomination until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero, provided that, with respect to Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-1 Regular Interests, until the Pooling-Tier REMIC-1 Principal Amount of such interests is reduced to zero.

                              Pooling-Tier REMIC-2

            Pooling-Tier REMIC-2 shall issue the following interests in Pooling-Tier REMIC-2, and each such interest, other than the Class PT2-R Interest, is hereby designated as a regular interest in Pooling-Tier REMIC-2. Pooling-Tier REMIC-2 Interests with an "I" in their designation shall relate to the Group I Mortgage Loans and Pooling Tier REMIC-2 Interests with a "II" in their designation shall relate to the Group II Mortgage Loans. The Class PT2-R Interest is hereby designated as the sole class of residual interest in Pooling-Tier REMIC-2 and shall be represented by the Class R Certificates.

                        Pooling-Tier                                              Corresponding      Corresponding
                          REMIC-2       Pooling-Tier         Corresponding        Pooling-Tier         Scheduled
 Pooling-Tier REMIC-2     Interest     REMIC-2 Initial   Pooling-Tier REMIC-2    REMIC-1 Regular       Crossover
       Interest             Rate      Principal Amount        IO Interest           Interest       Distribution Date
---------------------- ------------- ------------------ ----------------------- ----------------- -------------------
Class PT2-I-1               (1)      $   128,977,221.78           N/A                  N/A                N/A
Class PT2-I-2A              (2)      $     3,538,109.96    Class PT2-I-IO-2            N/A                N/A
Class PT2-I-2B              (3)      $     3,538,109.96           N/A                  N/A                N/A
Class PT2-I-3A              (2)      $     3,390,081.67    Class PT2-I-IO-3            N/A                N/A
Class PT2-I-3B              (3)      $     3,390,081.67           N/A                  N/A                N/A
Class PT2-I-4A              (2)      $     3,246,914.05    Class PT2-I-IO-4            N/A                N/A
Class PT2-I-4B              (3)      $     3,246,914.05           N/A                  N/A                N/A
Class PT2-I-5A              (2)      $     3,109,154.74    Class PT2-I-IO-5            N/A                N/A
Class PT2-I-5B              (3)      $     3,109,154.74           N/A                  N/A                N/A
Class PT2-I-6A              (2)      $     2,977,285.49    Class PT2-I-IO-6            N/A                N/A
Class PT2-I-6B              (3)      $     2,977,285.49           N/A                  N/A                N/A
Class PT2-I-7A              (2)      $     2,851,052.76    Class PT2-I-IO-7            N/A                N/A
Class PT2-I-7B              (3)      $     2,851,052.76           N/A                  N/A                N/A
Class PT2-I-8A              (2)      $     2,791,058.75    Class PT2-I-IO-8            N/A                N/A
Class PT2-I-8B              (3)      $     2,791,058.75           N/A                  N/A                N/A
Class PT2-I-9A              (2)      $     3,197,170.42    Class PT2-I-IO-9            N/A                N/A
Class PT2-I-9B              (3)      $     3,197,170.42           N/A                  N/A                N/A
Class PT2-I-10A             (2)      $    12,528,590.11    Class PT2-I-IO-10           N/A                N/A
Class PT2-I-10B             (3)      $    12,528,590.11           N/A                  N/A                N/A
Class PT2-I-11A             (2)      $     2,777,248.94    Class PT2-I-IO-11           N/A                N/A
Class PT2-I-11B             (3)      $     2,777,248.94           N/A                  N/A                N/A
Class PT2-I-12A             (2)      $     1,800,411.49    Class PT2-I-IO-12           N/A                N/A
Class PT2-I-12B             (3)      $     1,800,411.49           N/A                  N/A                N/A
Class PT2-I-13A             (2)      $     1,725,480.45    Class PT2-I-IO-13           N/A                N/A
Class PT2-I-13B             (3)      $     1,725,480.45           N/A                  N/A                N/A
Class PT2-I-14A             (2)      $     1,715,417.75    Class PT2-I-IO-14           N/A                N/A
Class PT2-I-14B             (3)      $     1,715,417.75           N/A                  N/A                N/A
Class PT2-I-15A             (2)      $     2,175,375.68    Class PT2-I-IO-15           N/A                N/A
Class PT2-I-15B             (3)      $     2,175,375.68           N/A                  N/A                N/A
Class PT2-I-16A             (2)      $    11,686,552.89    Class PT2-I-IO-16           N/A                N/A
Class PT2-I-16B             (3)      $    11,686,552.89           N/A                  N/A                N/A
Class PT2-I-17A             (2)      $     1,844,572.39    Class PT2-I-IO-17           N/A                N/A
Class PT2-I-17B             (3)      $     1,844,572.39           N/A                  N/A                N/A
Class PT2-I-18A             (2)      $       895,592.98    Class PT2-I-IO-18           N/A                N/A
Class PT2-I-18B             (3)      $       895,592.98           N/A                  N/A                N/A
Class PT2-I-19A             (2)      $       859,937.41    Class PT2-I-IO-19           N/A                N/A
Class PT2-I-19B             (3)      $       859,937.41           N/A                  N/A                N/A
Class PT2-I-20A             (2)      $       871,588.19    Class PT2-I-IO-20           N/A                N/A
Class PT2-I-20B             (3)      $       871,588.19           N/A                  N/A                N/A
Class PT2-I-21A             (2)      $     1,644,244.74    Class PT2-I-IO-21           N/A                N/A
Class PT2-I-21B             (3)      $     1,644,244.74           N/A                  N/A                N/A
Class PT2-I-22A             (2)      $     7,268,644.56    Class PT2-I-IO-22           N/A                N/A
Class PT2-I-22B             (3)      $     7,268,644.56           N/A                  N/A                N/A
Class PT2-I-23A             (2)      $       904,389.90    Class PT2-I-IO-23           N/A                N/A
Class PT2-I-23B             (3)      $       904,389.90           N/A                  N/A                N/A
Class PT2-I-24A             (2)      $       416,067.89    Class PT2-I-IO-24           N/A                N/A
Class PT2-I-24B             (3)      $       416,067.89           N/A                  N/A                N/A
Class PT2-I-25A             (2)      $       349,002.82    Class PT2-I-IO-25           N/A                N/A
Class PT2-I-25B             (3)      $       349,002.82           N/A                  N/A                N/A
Class PT2-I-26A             (2)      $       347,564.42    Class PT2-I-IO-26           N/A                N/A
Class PT2-I-26B             (3)      $       347,564.42           N/A                  N/A                N/A
Class PT2-I-27A             (2)      $       846,756.84    Class PT2-I-IO-27           N/A                N/A
Class PT2-I-27B             (3)      $       846,756.84           N/A                  N/A                N/A
Class PT2-I-28A             (2)      $     1,029,115.74    Class PT2-I-IO-28           N/A                N/A
Class PT2-I-28B             (3)      $     1,029,115.74           N/A                  N/A                N/A
Class PT2-I-29A             (2)      $       252,958.60    Class PT2-I-IO-29           N/A                N/A
Class PT2-I-29B             (3)      $       252,958.60           N/A                  N/A                N/A
Class PT2-I-30A             (2)      $       291,068.87    Class PT2-I-IO-30           N/A                N/A
Class PT2-I-30B             (3)      $       291,068.87           N/A                  N/A                N/A
Class PT2-I-31A             (2)      $       228,157.71    Class PT2-I-IO-31           N/A                N/A
Class PT2-I-31B             (3)      $       228,157.71           N/A                  N/A                N/A
Class PT2-I-32A             (2)      $       226,821.13    Class PT2-I-IO-32           N/A                N/A
Class PT2-I-32B             (3)      $       226,821.13           N/A                  N/A                N/A
Class PT2-I-33A             (2)      $       511,040.76    Class PT2-I-IO-33           N/A                N/A
Class PT2-I-33B             (3)      $       511,040.76           N/A                  N/A                N/A
Class PT2-I-34A             (2)      $       614,742.07    Class PT2-I-IO-34           N/A                N/A
Class PT2-I-34B             (3)      $       614,742.07           N/A                  N/A                N/A
Class PT2-I-35A             (2)      $       171,297.56    Class PT2-I-IO-35           N/A                N/A
Class PT2-I-35B             (3)      $       171,297.56           N/A                  N/A                N/A
Class PT2-I-36A             (2)      $       192,520.44    Class PT2-I-IO-36           N/A                N/A
Class PT2-I-36B             (3)      $       192,520.44           N/A                  N/A                N/A
Class PT2-I-37A             (2)      $       156,072.13    Class PT2-I-IO-37           N/A                N/A
Class PT2-I-37B             (3)      $       156,072.13           N/A                  N/A                N/A
Class PT2-I-38A             (2)      $       151,248.10    Class PT2-I-IO-38           N/A                N/A
Class PT2-I-38B             (3)      $       151,248.10           N/A                  N/A                N/A
Class PT2-I-39A             (2)      $       146,563.00    Class PT2-I-IO-39           N/A                N/A
Class PT2-I-39B             (3)      $       146,563.00           N/A                  N/A                N/A
Class PT2-I-40A             (2)      $       142,013.32    Class PT2-I-IO-40           N/A                N/A
Class PT2-I-40B             (3)      $       142,013.32           N/A                  N/A                N/A
Class PT2-I-41A             (2)      $       137,595.64    Class PT2-I-IO-41           N/A                N/A
Class PT2-I-41B             (3)      $       137,595.64           N/A                  N/A                N/A
Class PT2-I-42A             (2)      $       133,306.58    Class PT2-I-IO-42           N/A                N/A
Class PT2-I-42B             (3)      $       133,306.58           N/A                  N/A                N/A
Class PT2-I-43A             (2)      $       130,155.53    Class PT2-I-IO-43           N/A                N/A
Class PT2-I-43B             (3)      $       130,155.53           N/A                  N/A                N/A
Class PT2-I-44A             (2)      $       125,054.12    Class PT2-I-IO-44           N/A                N/A
Class PT2-I-44B             (3)      $       125,054.12           N/A                  N/A                N/A
Class PT2-I-45A             (2)      $       121,133.56    Class PT2-I-IO-45           N/A                N/A
Class PT2-I-45B             (3)      $       121,133.56           N/A                  N/A                N/A
Class PT2-I-46A             (2)      $       122,688.10    Class PT2-I-IO-46           N/A                N/A
Class PT2-I-46B             (3)      $       122,688.10           N/A                  N/A                N/A
Class PT2-I-47A             (2)      $       113,231.69    Class PT2-I-IO-47           N/A                N/A
Class PT2-I-47B             (3)      $       113,231.69           N/A                  N/A                N/A
Class PT2-I-48A             (2)      $       111,497.71    Class PT2-I-IO-48           N/A                N/A
Class PT2-I-48B             (3)      $       111,497.71           N/A                  N/A                N/A
Class PT2-I-49A             (2)      $       108,264.33    Class PT2-I-IO-49           N/A                N/A
Class PT2-I-49B             (3)      $       108,264.33           N/A                  N/A                N/A
Class PT2-I-50A             (2)      $       102,743.94    Class PT2-I-IO-50           N/A                N/A
Class PT2-I-50B             (3)      $       102,743.94           N/A                  N/A                N/A
Class PT2-I-51A             (2)      $        99,497.29    Class PT2-I-IO-51           N/A                N/A
Class PT2-I-51B             (3)      $        99,497.29           N/A                  N/A                N/A
Class PT2-I-52A             (2)      $       101,784.33    Class PT2-I-IO-52           N/A                N/A
Class PT2-I-52B             (3)      $       101,784.33           N/A                  N/A                N/A
Class PT2-I-53A             (2)      $        93,047.12    Class PT2-I-IO-53           N/A                N/A
Class PT2-I-53B             (3)      $        93,047.12           N/A                  N/A                N/A
Class PT2-I-54A             (2)      $        91,890.26    Class PT2-I-IO-54           N/A                N/A
Class PT2-I-54B             (3)      $        91,890.26           N/A                  N/A                N/A
Class PT2-I-55A             (2)      $        88,796.17    Class PT2-I-IO-55           N/A                N/A
Class PT2-I-55B             (3)      $        88,796.17           N/A                  N/A                N/A
Class PT2-I-56A             (2)      $        84,300.49    Class PT2-I-IO-56           N/A                N/A
Class PT2-I-56B             (3)      $        84,300.49           N/A                  N/A                N/A
Class PT2-I-57A             (2)      $        81,613.84    Class PT2-I-IO-57           N/A                N/A
Class PT2-I-57B             (3)      $        81,613.84           N/A                  N/A                N/A
Class PT2-I-58A             (2)      $        82,102.36    Class PT2-I-IO-58           N/A                N/A
Class PT2-I-58B             (3)      $        82,102.36           N/A                  N/A                N/A
Class PT2-I-59A             (2)      $        76,343.02    Class PT2-I-IO-59           N/A                N/A
Class PT2-I-59B             (3)      $        76,343.02           N/A                  N/A                N/A
Class PT2-I-60A             (2)      $        74,920.16    Class PT2-I-IO-60           N/A                N/A
Class PT2-I-60B             (3)      $        74,920.16           N/A                  N/A                N/A
Class PT2-I-61A             (2)      $        72,091.18    Class PT2-I-IO-61           N/A                N/A
Class PT2-I-61B             (3)      $        72,091.18           N/A                  N/A                N/A
Class PT2-I-62A             (2)      $     2,081,445.04    Class PT2-I-IO-62           N/A                N/A
Class PT2-I-62B             (3)      $     2,081,445.04           N/A                  N/A                N/A
Class PT2-I-IO-2            (4)              (4)                  N/A            Class PT1-I-2A    June 2007
Class PT2-I-IO-3            (4)              (4)                  N/A            Class PT1-I-3A    May 2008
Class PT2-I-IO-4            (4)              (4)                  N/A            Class PT1-I-4A    June 2008
Class PT2-I-IO-5            (4)              (4)                  N/A            Class PT1-I-5A    July 2008
Class PT2-I-IO-6            (4)              (4)                  N/A            Class PT1-I-6A    August 2008
Class PT2-I-IO-7            (4)              (4)                  N/A            Class PT1-I-7A    September 2008
Class PT2-I-IO-8            (4)              (4)                  N/A            Class PT1-I-8A    October 2008
Class PT2-I-IO-9            (4)              (4)                  N/A            Class PT1-I-9A    November 2008
Class PT2-I-IO-10           (4)              (4)                  N/A            Class PT1-I-10A   December 2008
Class PT2-I-IO-11           (4)              (4)                  N/A            Class PT1-I-11A   January 2009
Class PT2-I-IO-12           (4)              (4)                  N/A            Class PT1-I-12A   February 2009
Class PT2-I-IO-13           (4)              (4)                  N/A            Class PT1-I-13A   March 2009
Class PT2-I-IO-14           (4)              (4)                  N/A            Class PT1-I-14A   April 2009
Class PT2-I-IO-15           (4)              (4)                  N/A            Class PT1-I-15A   May 2009
Class PT2-I-IO-16           (4)              (4)                  N/A            Class PT1-I-16A   June 2009
Class PT2-I-IO-17           (4)              (4)                  N/A            Class PT1-I-17A   July 2009
Class PT2-I-IO-18           (4)              (4)                  N/A            Class PT1-I-18A   August 2009
Class PT2-I-IO-19           (4)              (4)                  N/A            Class PT1-I-19A   September 2009
Class PT2-I-IO-20           (4)              (4)                  N/A            Class PT1-I-20A   October 2009
Class PT2-I-IO-21           (4)              (4)                  N/A            Class PT1-I-21A   November 2009
Class PT2-I-IO-22           (4)              (4)                  N/A            Class PT1-I-22A   December 2009
Class PT2-I-IO-23           (4)              (4)                  N/A            Class PT1-I-23A   January 2010
Class PT2-I-IO-24           (4)              (4)                  N/A            Class PT1-I-24A   February 2010
Class PT2-I-IO-25           (4)              (4)                  N/A            Class PT1-I-25A   March 2010
Class PT2-I-IO-26           (4)              (4)                  N/A            Class PT1-I-26A   April 2010
Class PT2-I-IO-27           (4)              (4)                  N/A            Class PT1-I-27A   May 2010
Class PT2-I-IO-28           (4)              (4)                  N/A            Class PT1-I-28A   June 2010
Class PT2-I-IO-29           (4)              (4)                  N/A            Class PT1-I-29A   July 2010
Class PT2-I-IO-30           (4)              (4)                  N/A            Class PT1-I-30A   August 2010
Class PT2-I-IO-31           (4)              (4)                  N/A            Class PT1-I-31A   September 2010
Class PT2-I-IO-32           (4)              (4)                  N/A            Class PT1-I-32A   October 2010
Class PT2-I-IO-33           (4)              (4)                  N/A            Class PT1-I-33A   November 2010
Class PT2-I-IO-34           (4)              (4)                  N/A            Class PT1-I-34A   December 2010
Class PT2-I-IO-35           (4)              (4)                  N/A            Class PT1-I-35A   January 2011
Class PT2-I-IO-36           (4)              (4)                  N/A            Class PT1-I-36A   February 2011
Class PT2-I-IO-37           (4)              (4)                  N/A            Class PT1-I-37A   March 2011
Class PT2-I-IO-38           (4)              (4)                  N/A            Class PT1-I-38A   April 2011
Class PT2-I-IO-39           (4)              (4)                  N/A            Class PT1-I-39A   May 2011
Class PT2-I-IO-40           (4)              (4)                  N/A            Class PT1-I-40A   June 2011
Class PT2-I-IO-41           (4)              (4)                  N/A            Class PT1-I-41A   July 2011
Class PT2-I-IO-42           (4)              (4)                  N/A            Class PT1-I-42A   August 2011
Class PT2-I-IO-43           (4)              (4)                  N/A            Class PT1-I-43A   September 2011
Class PT2-I-IO-44           (4)              (4)                  N/A            Class PT1-I-44A   October 2011
Class PT2-I-IO-45           (4)              (4)                  N/A            Class PT1-I-45A   November 2011
Class PT2-I-IO-46           (4)              (4)                  N/A            Class PT1-I-46A   December 2011
Class PT2-I-IO-47           (4)              (4)                  N/A            Class PT1-I-47A   January 2012
Class PT2-I-IO-48           (4)              (4)                  N/A            Class PT1-I-48A   February 2012
Class PT2-I-IO-49           (4)              (4)                  N/A            Class PT1-I-49A   March 2012
Class PT2-I-IO-50           (4)              (4)                  N/A            Class PT1-I-50A   April 2012
Class PT2-I-IO-51           (4)              (4)                  N/A            Class PT1-I-51A   May 2012
Class PT2-I-IO-52           (4)              (4)                  N/A            Class PT1-I-52A   June 2012
Class PT2-I-IO-53           (4)              (4)                  N/A            Class PT1-I-53A   July 2012
Class PT2-I-IO-54           (4)              (4)                  N/A            Class PT1-I-54A   August 2012
Class PT2-I-IO-55           (4)              (4)                  N/A            Class PT1-I-55A   September 2012
Class PT2-I-IO-56           (4)              (4)                  N/A            Class PT1-I-56A   October 2012
Class PT2-I-IO-57           (4)              (4)                  N/A            Class PT1-I-57A   November 2012
Class PT2-I-IO-58           (4)              (4)                  N/A            Class PT1-I-58A   December 2012
Class PT2-I-IO-59           (4)              (4)                  N/A            Class PT1-I-59A   January 2013
Class PT2-I-IO-60           (4)              (4)                  N/A            Class PT1-I-60A   February 2013
Class PT2-I-IO-61           (4)              (4)                  N/A            Class PT1-I-61A   March 2013
Class PT2-I-IO-62           (4)              (4)                  N/A            Class PT1-I-62A   April 2013
Class PT2-II-1              (5)      $   437,076,258.45           N/A                  N/A                N/A
Class PT2-II-2A             (6)      $    11,989,899.01    Class PT2-II-IO-2           N/A                N/A
Class PT2-II-2B             (7)      $    11,989,899.01           N/A                  N/A                N/A
Class PT2-II-3A             (6)      $    11,488,262.73    Class PT2-II-IO-3           N/A                N/A
Class PT2-II-3B             (7)      $    11,488,262.73           N/A                  N/A                N/A
Class PT2-II-4A             (6)      $    11,003,098.28    Class PT2-II-IO-4           N/A                N/A
Class PT2-II-4B             (7)      $    11,003,098.28           N/A                  N/A                N/A
Class PT2-II-5A             (6)      $    10,536,261.36    Class PT2-II-IO-5           N/A                N/A
Class PT2-II-5B             (7)      $    10,536,261.36           N/A                  N/A                N/A
Class PT2-II-6A             (6)      $    10,089,384.66    Class PT2-II-IO-6           N/A                N/A
Class PT2-II-6B             (7)      $    10,089,384.66           N/A                  N/A                N/A
Class PT2-II-7A             (6)      $     9,661,608.91    Class PT2-II-IO-7           N/A                N/A
Class PT2-II-7B             (7)      $     9,661,608.91           N/A                  N/A                N/A
Class PT2-II-8A             (6)      $     9,458,302.00    Class PT2-II-IO-8           N/A                N/A
Class PT2-II-8B             (7)      $     9,458,302.00           N/A                  N/A                N/A
Class PT2-II-9A             (6)      $    10,834,527.70    Class PT2-II-IO-9           N/A                N/A
Class PT2-II-9B             (7)      $    10,834,527.70           N/A                  N/A                N/A
Class PT2-II-10A            (6)      $    42,456,716.09   Class PT2-II-IO-10           N/A                N/A
Class PT2-II-10B            (7)      $    42,456,716.09           N/A                  N/A                N/A
Class PT2-II-11A            (6)      $     9,411,503.51   Class PT2-II-IO-11           N/A                N/A
Class PT2-II-11B            (7)      $     9,411,503.51           N/A                  N/A                N/A
Class PT2-II-12A            (6)      $     6,101,210.01   Class PT2-II-IO-12           N/A                N/A
Class PT2-II-12B            (7)      $     6,101,210.01           N/A                  N/A                N/A
Class PT2-II-13A            (6)      $     5,847,284.73   Class PT2-II-IO-13           N/A                N/A
Class PT2-II-13B            (7)      $     5,847,284.73           N/A                  N/A                N/A
Class PT2-II-14A            (6)      $     5,813,184.40   Class PT2-II-IO-14           N/A                N/A
Class PT2-II-14B            (7)      $     5,813,184.40           N/A                  N/A                N/A
Class PT2-II-15A            (6)      $     7,371,883.58   Class PT2-II-IO-15           N/A                N/A
Class PT2-II-15B            (7)      $     7,371,883.58           N/A                  N/A                N/A
Class PT2-II-16A            (6)      $    39,603,231.80   Class PT2-II-IO-16           N/A                N/A
Class PT2-II-16B            (7)      $    39,603,231.80           N/A                  N/A                N/A
Class PT2-II-17A            (6)      $     6,250,861.89   Class PT2-II-IO-17           N/A                N/A
Class PT2-II-17B            (7)      $     6,250,861.89           N/A                  N/A                N/A
Class PT2-II-18A            (6)      $     3,034,973.35   Class PT2-II-IO-18           N/A                N/A
Class PT2-II-18B            (7)      $     3,034,973.35           N/A                  N/A                N/A
Class PT2-II-19A            (6)      $     2,914,144.22   Class PT2-II-IO-19           N/A                N/A
Class PT2-II-19B            (7)      $     2,914,144.22           N/A                  N/A                N/A
Class PT2-II-20A            (6)      $     2,953,626.22   Class PT2-II-IO-20           N/A                N/A
Class PT2-II-20B            (7)      $     2,953,626.22           N/A                  N/A                N/A
Class PT2-II-21A            (6)      $     5,571,994.26   Class PT2-II-IO-21           N/A                N/A
Class PT2-II-21B            (7)      $     5,571,994.26           N/A                  N/A                N/A
Class PT2-II-22A            (6)      $    24,631,884.02   Class PT2-II-IO-22           N/A                N/A
Class PT2-II-22B            (7)      $    24,631,884.02           N/A                  N/A                N/A
Class PT2-II-23A            (6)      $     3,064,784.22   Class PT2-II-IO-23           N/A                N/A
Class PT2-II-23B            (7)      $     3,064,784.22           N/A                  N/A                N/A
Class PT2-II-24A            (6)      $     1,409,965.23   Class PT2-II-IO-24           N/A                N/A
Class PT2-II-24B            (7)      $     1,409,965.23           N/A                  N/A                N/A
Class PT2-II-25A            (6)      $     1,182,696.00   Class PT2-II-IO-25           N/A                N/A
Class PT2-II-25B            (7)      $     1,182,696.00           N/A                  N/A                N/A
Class PT2-II-26A            (6)      $     1,177,821.59   Class PT2-II-IO-26           N/A                N/A
Class PT2-II-26B            (7)      $     1,177,821.59           N/A                  N/A                N/A
Class PT2-II-27A            (6)      $     2,869,478.09   Class PT2-II-IO-27           N/A                N/A
Class PT2-II-27B            (7)      $     2,869,478.09           N/A                  N/A                N/A
Class PT2-II-28A            (6)      $     3,487,453.45   Class PT2-II-IO-28           N/A                N/A
Class PT2-II-28B            (7)      $     3,487,453.45           N/A                  N/A                N/A
Class PT2-II-29A            (6)      $       857,222.68   Class PT2-II-IO-29           N/A                N/A
Class PT2-II-29B            (7)      $       857,222.68           N/A                  N/A                N/A
Class PT2-II-30A            (6)      $       986,370.23   Class PT2-II-IO-30           N/A                N/A
Class PT2-II-30B            (7)      $       986,370.23           N/A                  N/A                N/A
Class PT2-II-31A            (6)      $       773,177.75   Class PT2-II-IO-31           N/A                N/A
Class PT2-II-31B            (7)      $       773,177.75           N/A                  N/A                N/A
Class PT2-II-32A            (6)      $       768,648.35   Class PT2-II-IO-32           N/A                N/A
Class PT2-II-32B            (7)      $       768,648.35           N/A                  N/A                N/A
Class PT2-II-33A            (6)      $     1,731,808.01   Class PT2-II-IO-33           N/A                N/A
Class PT2-II-33B            (7)      $     1,731,808.01           N/A                  N/A                N/A
Class PT2-II-34A            (6)      $     2,083,229.58   Class PT2-II-IO-34           N/A                N/A
Class PT2-II-34B            (7)      $     2,083,229.58           N/A                  N/A                N/A
Class PT2-II-35A            (6)      $       580,490.83   Class PT2-II-IO-35           N/A                N/A
Class PT2-II-35B            (7)      $       580,490.83           N/A                  N/A                N/A
Class PT2-II-36A            (6)      $       652,410.65   Class PT2-II-IO-36           N/A                N/A
Class PT2-II-36B            (7)      $       652,410.65           N/A                  N/A                N/A
Class PT2-II-37A            (6)      $       528,895.13   Class PT2-II-IO-37           N/A                N/A
Class PT2-II-37B            (7)      $       528,895.13           N/A                  N/A                N/A
Class PT2-II-38A            (6)      $       512,547.51   Class PT2-II-IO-38           N/A                N/A
Class PT2-II-38B            (7)      $       512,547.51           N/A                  N/A                N/A
Class PT2-II-39A            (6)      $       496,670.70   Class PT2-II-IO-39           N/A                N/A
Class PT2-II-39B            (7)      $       496,670.70           N/A                  N/A                N/A
Class PT2-II-40A            (6)      $       481,252.81   Class PT2-II-IO-40           N/A                N/A
Class PT2-II-40B            (7)      $       481,252.81           N/A                  N/A                N/A
Class PT2-II-41A            (6)      $       466,282.24   Class PT2-II-IO-41           N/A                N/A
Class PT2-II-41B            (7)      $       466,282.24           N/A                  N/A                N/A
Class PT2-II-42A            (6)      $       451,747.51   Class PT2-II-IO-42           N/A                N/A
Class PT2-II-42B            (7)      $       451,747.51           N/A                  N/A                N/A
Class PT2-II-43A            (6)      $       441,069.28   Class PT2-II-IO-43           N/A                N/A
Class PT2-II-43B            (7)      $       441,069.28           N/A                  N/A                N/A
Class PT2-II-44A            (6)      $       423,781.70   Class PT2-II-IO-44           N/A                N/A
Class PT2-II-44B            (7)      $       423,781.70           N/A                  N/A                N/A
Class PT2-II-45A            (6)      $       410,495.77   Class PT2-II-IO-45           N/A                N/A
Class PT2-II-45B            (7)      $       410,495.77           N/A                  N/A                N/A
Class PT2-II-46A            (6)      $       415,763.78   Class PT2-II-IO-46           N/A                N/A
Class PT2-II-46B            (7)      $       415,763.78           N/A                  N/A                N/A
Class PT2-II-47A            (6)      $       383,718.02   Class PT2-II-IO-47           N/A                N/A
Class PT2-II-47B            (7)      $       383,718.02           N/A                  N/A                N/A
Class PT2-II-48A            (6)      $       377,841.91   Class PT2-II-IO-48           N/A                N/A
Class PT2-II-48B            (7)      $       377,841.91           N/A                  N/A                N/A
Class PT2-II-49A            (6)      $       366,884.70   Class PT2-II-IO-49           N/A                N/A
Class PT2-II-49B            (7)      $       366,884.70           N/A                  N/A                N/A
Class PT2-II-50A            (6)      $       348,177.29   Class PT2-II-IO-50           N/A                N/A
Class PT2-II-50B            (7)      $       348,177.29           N/A                  N/A                N/A
Class PT2-II-51A            (6)      $       337,175.08   Class PT2-II-IO-51           N/A                N/A
Class PT2-II-51B            (7)      $       337,175.08           N/A                  N/A                N/A
Class PT2-II-52A            (6)      $       344,925.37   Class PT2-II-IO-52           N/A                N/A
Class PT2-II-52B            (7)      $       344,925.37           N/A                  N/A                N/A
Class PT2-II-53A            (6)      $       315,316.81   Class PT2-II-IO-53           N/A                N/A
Class PT2-II-53B            (7)      $       315,316.81           N/A                  N/A                N/A
Class PT2-II-54A            (6)      $       311,396.47   Class PT2-II-IO-54           N/A                N/A
Class PT2-II-54B            (7)      $       311,396.47           N/A                  N/A                N/A
Class PT2-II-55A            (6)      $       300,911.24   Class PT2-II-IO-55           N/A                N/A
Class PT2-II-55B            (7)      $       300,911.24           N/A                  N/A                N/A
Class PT2-II-56A            (6)      $       285,676.35   Class PT2-II-IO-56           N/A                N/A
Class PT2-II-56B            (7)      $       285,676.35           N/A                  N/A                N/A
Class PT2-II-57A            (6)      $       276,571.87   Class PT2-II-IO-57           N/A                N/A
Class PT2-II-57B            (7)      $       276,571.87           N/A                  N/A                N/A
Class PT2-II-58A            (6)      $       278,227.35   Class PT2-II-IO-58           N/A                N/A
Class PT2-II-58B            (7)      $       278,227.35           N/A                  N/A                N/A
Class PT2-II-59A            (6)      $       258,710.19   Class PT2-II-IO-59           N/A                N/A
Class PT2-II-59B            (7)      $       258,710.19           N/A                  N/A                N/A
Class PT2-II-60A            (6)      $       253,888.41   Class PT2-II-IO-60           N/A                N/A
Class PT2-II-60B            (7)      $       253,888.41           N/A                  N/A                N/A
Class PT2-II-61A            (6)      $       244,301.63   Class PT2-II-IO-61           N/A                N/A
Class PT2-II-61B            (7)      $       244,301.63           N/A                  N/A                N/A
Class PT2-II-62A            (6)      $     7,053,572.70   Class PT2-II-IO-62           N/A                N/A
Class PT2-II-62B            (7)      $     7,053,572.70           N/A                  N/A                N/A
Class PT2-II-IO-2           (4)              (4)                  N/A            Class PT1-II-2A   June 2007
Class PT2-II-IO-3           (4)              (4)                  N/A            Class PT1-II-3A   May 2008
Class PT2-II-IO-4           (4)              (4)                  N/A            Class PT1-II-4A   June 2008
Class PT2-II-IO-5           (4)              (4)                  N/A            Class PT1-II-5A   July 2008
Class PT2-II-IO-6           (4)              (4)                  N/A            Class PT1-II-6A   August 2008
Class PT2-II-IO-7           (4)              (4)                  N/A            Class PT1-II-7A   September 2008
Class PT2-II-IO-8           (4)              (4)                  N/A            Class PT1-II-8A   October 2008
Class PT2-II-IO-9           (4)              (4)                  N/A            Class PT1-II-9A   November 2008
Class PT2-II-IO-10          (4)              (4)                  N/A           Class PT1-II-10A   December 2008
Class PT2-II-IO-11          (4)              (4)                  N/A           Class PT1-II-11A   January 2009
Class PT2-II-IO-12          (4)              (4)                  N/A           Class PT1-II-12A   February 2009
Class PT2-II-IO-13          (4)              (4)                  N/A           Class PT1-II-13A   March 2009
Class PT2-II-IO-14          (4)              (4)                  N/A           Class PT1-II-14A   April 2009
Class PT2-II-IO-15          (4)              (4)                  N/A           Class PT1-II-15A   May 2009
Class PT2-II-IO-16          (4)              (4)                  N/A           Class PT1-II-16A   June 2009
Class PT2-II-IO-17          (4)              (4)                  N/A           Class PT1-II-17A   July 2009
Class PT2-II-IO-18          (4)              (4)                  N/A           Class PT1-II-18A   August 2009
Class PT2-II-IO-19          (4)              (4)                  N/A           Class PT1-II-19A   September 2009
Class PT2-II-IO-20          (4)              (4)                  N/A           Class PT1-II-20A   October 2009
Class PT2-II-IO-21          (4)              (4)                  N/A           Class PT1-II-21A   November 2009
Class PT2-II-IO-22          (4)              (4)                  N/A           Class PT1-II-22A   December 2009
Class PT2-II-IO-23          (4)              (4)                  N/A           Class PT1-II-23A   January 2010
Class PT2-II-IO-24          (4)              (4)                  N/A           Class PT1-II-24A   February 2010
Class PT2-II-IO-25          (4)              (4)                  N/A           Class PT1-II-25A   March 2010
Class PT2-II-IO-26          (4)              (4)                  N/A           Class PT1-II-26A   April 2010
Class PT2-II-IO-27          (4)              (4)                  N/A           Class PT1-II-27A   May 2010
Class PT2-II-IO-28          (4)              (4)                  N/A           Class PT1-II-28A   June 2010
Class PT2-II-IO-29          (4)              (4)                  N/A           Class PT1-II-29A   July 2010
Class PT2-II-IO-30          (4)              (4)                  N/A           Class PT1-II-30A   August 2010
Class PT2-II-IO-31          (4)              (4)                  N/A           Class PT1-II-31A   September 2010
Class PT2-II-IO-32          (4)              (4)                  N/A           Class PT1-II-32A   October 2010
Class PT2-II-IO-33          (4)              (4)                  N/A           Class PT1-II-33A   November 2010
Class PT2-II-IO-34          (4)              (4)                  N/A           Class PT1-II-34A   December 2010
Class PT2-II-IO-35          (4)              (4)                  N/A           Class PT1-II-35A   January 2011
Class PT2-II-IO-36          (4)              (4)                  N/A           Class PT1-II-36A   February 2011
Class PT2-II-IO-37          (4)              (4)                  N/A           Class PT1-II-37A   March 2011
Class PT2-II-IO-38          (4)              (4)                  N/A           Class PT1-II-38A   April 2011
Class PT2-II-IO-39          (4)              (4)                  N/A           Class PT1-II-39A   May 2011
Class PT2-II-IO-40          (4)              (4)                  N/A           Class PT1-II-40A   June 2011
Class PT2-II-IO-41          (4)              (4)                  N/A           Class PT1-II-41A   July 2011
Class PT2-II-IO-42          (4)              (4)                  N/A           Class PT1-II-42A   August 2011
Class PT2-II-IO-43          (4)              (4)                  N/A           Class PT1-II-43A   September 2011
Class PT2-II-IO-44          (4)              (4)                  N/A           Class PT1-II-44A   October 2011
Class PT2-II-IO-45          (4)              (4)                  N/A           Class PT1-II-45A   November 2011
Class PT2-II-IO-46          (4)              (4)                  N/A           Class PT1-II-46A   December 2011
Class PT2-II-IO-47          (4)              (4)                  N/A           Class PT1-II-47A   January 2012
Class PT2-II-IO-48          (4)              (4)                  N/A           Class PT1-II-48A   February 2012
Class PT2-II-IO-49          (4)              (4)                  N/A           Class PT1-II-49A   March 2012
Class PT2-II-IO-50          (4)              (4)                  N/A           Class PT1-II-50A   April 2012
Class PT2-II-IO-51          (4)              (4)                  N/A           Class PT1-II-51A   May 2012
Class PT2-II-IO-52          (4)              (4)                  N/A           Class PT1-II-52A   June 2012
Class PT2-II-IO-53          (4)              (4)                  N/A           Class PT1-II-53A   July 2012
Class PT2-II-IO-54          (4)              (4)                  N/A           Class PT1-II-54A   August 2012
Class PT2-II-IO-55          (4)              (4)                  N/A           Class PT1-II-55A   September 2012
Class PT2-II-IO-56          (4)              (4)                  N/A           Class PT1-II-56A   October 2012
Class PT2-II-IO-57          (4)              (4)                  N/A           Class PT1-II-57A   November 2012
Class PT2-II-IO-58          (4)              (4)                  N/A           Class PT1-II-58A   December 2012
Class PT2-II-IO-59          (4)              (4)                  N/A           Class PT1-II-59A   January 2013
Class PT2-II-IO-60          (4)              (4)                  N/A           Class PT1-II-60A   February 2013
Class PT2-II-IO-61          (4)              (4)                  N/A           Class PT1-II-61A   March 2013
Class PT2-II-IO-62          (4)              (4)                  N/A           Class PT1-II-62A   April 2013
Class PT2-R                 (8)              (8)                  N/A                  N/A                N/A

-------------------
(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group I WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest (which, for the avoidance of doubt, shall not include any Distribution Date prior to the Distribution Date in May 2008), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having an "A" in their class designation.

(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having a "B" in their class designation.

(4) This Pooling-Tier REMIC-2 IO Interest is an interest-only interest and does not have a principal balance but has a notional balance ("Pooling-Tier REMIC-2 IO Notional Balance") equal to the Pooling-Tier REMIC-2 Principal Amount of the Corresponding Pooling-Tier REMIC-1 Regular Interest. From the Closing Date through and including the Distribution Date in April 2008, this Pooling-Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Corresponding Pooling-Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Pooling-Tier REMIC-1 Interest Rate for the Corresponding Pooling-Tier REMIC-1 Regular Interest over (ii) the Pooling Tier REMIC-1 Interest Rate for the Corresponding Pooling-Tier REMIC-1 Regular Interest. From and including the Distribution Date in May 2008 through and including the Corresponding Actual Crossover Distribution Date, this Pooling-Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Corresponding Pooling-Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Pooling-Tier REMIC-1 Interest Rate for the Corresponding Pooling-Tier REMIC-1 Regular Interest over (ii) Swap LIBOR. After the Corresponding Actual Crossover Distribution Date, this Pooling-Tier REMIC-2 IO Interest shall not accrue interest.

(5) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group II WAC Rate.

(6) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to the Group II Mortgage Loans and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II and having an "A" in their class designation.

(7) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II and having a "B" in their class designation.

(8) The Class PT2-R Interest shall not have a principal balance and shall not bear interest.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans from the related Loan Group for such Distribution Date shall be distributed to the Pooling-Tier REMIC-2 Regular Interests at the Pooling-Tier REMIC-2 Interest Rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group I Mortgage Loans (including, for the first Distribution Date only, the portion of the Closing Date Deposit Amount allocable to the Group I Mortgage Loans) shall be allocated to the then outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) relating to the Group I Mortgage Loans with the lowest numerical denomination until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero, provided that, for Pooling-Tier REMIC-2 Regular Interests relating to the Group I Mortgage Loans with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests, until the Pooling-Tier REMIC-2 Principal Amount of such interests is reduced to zero.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group II Mortgage Loans (including, for the first Distribution Date only, the portion of the Closing Date Deposit Amount allocable to the Group II Mortgage Loans) shall be allocated to the then outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) relating to Loan Group II with the lowest numerical denomination until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero, provided that, for Pooling-Tier REMIC-2 Regular Interests relating to the Group II Mortgage Loans with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests, until the Pooling-Tier REMIC-2 Principal Amount of such interests is reduced to zero.

                                Lower-Tier REMIC

            The Lower-Tier REMIC shall issue the following interests, and each such interest, other than the Class LT-R Interest, is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-R Interest is hereby designated as the sole class of residual interest in the Lower-Tier REMIC and shall be represented by the Class R Certificates.

                                                                                           Corresponding
        Lower-Tier             Lower-Tier                Initial Lower-Tier               Upper-Tier REMIC
      REMIC Interest          Interest Rate               Principal Amount                Regular Interest
-------------------------- ------------------ ------------------------------------------ ------------------
Class LT-A-1                    (1)            1/2 initial Class Certificate Balance of           A-1
                                               Corresponding Upper-Tier Regular
                                               Interest
Class LT-A-2a                   (1)            1/2 initial Class Certificate Balance of           A-2a
                                               Corresponding Upper-Tier Regular
                                               Interest
Class LT-A-2b                   (1)            1/2 initial Class Certificate Balance of           A-2b
                                               Corresponding Upper-Tier Regular
                                               Interest
Class LT-A-2c                   (1)            1/2 initial Class Certificate Balance of           A-2c
                                               Corresponding Upper-Tier Regular
                                               Interest
Class LT-A-2d                   (1)            1/2 initial Class Certificate Balance of           A-2d
                                               Corresponding Upper-Tier Regular
                                               Interest
Class LT-M-1                    (1)            1/2 initial Class Certificate Balance of           M-1
                                               Corresponding Upper-Tier Regular
                                               Interest
Class LT-M-2                    (1)            1/2 initial Class Certificate Balance of           M-2
                                               Corresponding Upper-Tier Regular
                                               Interest
Class LT-M-3                    (1)            1/2 initial Class Certificate Balance of           M-3
                                               Corresponding Upper-Tier Regular
                                               Interest
Class LT-M-4                    (1)            1/2 initial Class Certificate Balance of           M-4
                                               Corresponding Upper-Tier Regular
                                               Interest
Class LT-M-5                    (1)            1/2 initial Class Certificate Balance of           M-5
                                               Corresponding Upper-Tier Regular
                                               Interest
Class LT-M-6                    (1)            1/2 initial Class Certificate Balance of           M-6
                                               Corresponding Upper-Tier Regular
                                               Interest
Class LT-B-1                    (1)            1/2 initial Class Certificate Balance of           B-1
                                               Corresponding Upper-Tier Regular
                                               Interest
Class LT-B-2                    (1)            1/2 initial Class Certificate Balance of           B-2
                                               Corresponding Upper-Tier Regular
                                               Interest
Class LT-B-3                    (1)            1/2 initial Class Certificate Balance of           B-3
                                               Corresponding Upper-Tier Regular
                                               Interest
Class LT-B-4                    (1)            1/2 initial Class Certificate Balance of           B-4
                                               Corresponding Upper-Tier Regular
                                               Interest
Class LT-Accrual                (1)            1/2 Pool Stated Principal Balance plus 1/2         N/A
                                               Subordinated Amount, less the
                                               aggregate initial Lower-Tier Principal
                                               Amount of Class LT-Group I and Class
                                               LT Group II
Class LT-Group I                (2)            0.001% aggregate Stated Principal                  N/A
                                               Balance of Group I Mortgage Loans(4)
Class LT-Group II               (3)            0.001% aggregate Stated Principal                  N/A
                                               Balance of Group II Mortgage Loans(4)
Class LT-IO                     (5)                              (5)                              N/A
Class LT-R                      (6)                              (6)                              N/A

-----------------
(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests).

(2) The interest rate with respect to any Distribution Date for the Class LT-Group I Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) relating to the Group I Mortgage Loans.

(3) The interest rate with respect to any Distribution Date for the Class LT-Group II Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) relating to the Group II Mortgage Loans.

(4) For all Distribution Dates, the Lower-Tier Principal Amount of these Lower-Tier Regular Interests shall be rounded to eight decimal places.

(5) This Lower-Tier Regular Interest is an interest-only interest and does not have a Lower-Tier Principal Amount. On each Distribution Date, this Lower-Tier Regular Interest shall be entitled to receive all interest distributable on the Pooling-Tier REMIC-2 IO Interests.

(6) The Class LT-R Interest is the sole class of residual interest in the Lower-Tier REMIC and it does not have a principal amount or an interest rate.

            Each Lower-Tier Regular Interest is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-A-1, Class LT-A-2a, Class LT-A-2b, Class LT-A-2c, Class LT-A-2d, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-B-1, Class LT-B-2, Class LT-B-3 and Class LT-B-4 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes").

            On each Distribution Date, 50% of the increase in the Subordinated Amount shall be payable as a reduction of the Lower-Tier Principal Amount of the LT-Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Subordinated Amount that is attributable to a reduction in the Class Certificate Balance of its Corresponding Class) and shall be accrued and added to the Lower-Tier Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower-Tier Principal Amount of the Class LT-Accrual Interest shall not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Subordinated Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Subordinated Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans (including, for the first Distribution Date only, the Closing Date Deposit Amount) and all Subsequent Recoveries allocable to principal shall be allocated (i) 50% to the Class LT-Accrual Interest, the Class LT-Group I Interest and Class LT-Group II Interest (and further allocated among these Lower-Tier Regular Interests in the manner described below) and (ii) 50% to the LT-Accretion Directed Classes (such principal payments and Subsequent Recoveries shall be allocated among such LT-Accretion Directed Classes in an amount equal to 50% of the principal amounts and Subsequent Recoveries allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class X Interest that result in the reduction in the Subordinated Amount shall be allocated to the Class LT-Accrual Interest (until paid in full). Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower-Tier Principal Amount of each of the LT-Accretion Directed Classes is equal to 50% of the Class Certificate Balance of their Corresponding Class, and (ii) the Class LT-Accrual Interest, the Class LT-Group I Interest and the Class LT-Group II Interest (and further allocated among these Lower-Tier Regular Interests in the manner described below) is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Subordinated Amount. Any increase in the Class Certificate Balance of a Class of LIBOR Certificates as a result of a Subsequent Recovery shall increase the Lower-Tier Principal Amount of the Corresponding Lower-Tier Regular Interest by 50% of such increase, and the remaining 50% of such increase shall increase the Lower-Tier Principal Amount of the Class LT-Accrual Interest, the Class LT-Group I Interest and the Class LT-Group II Interest (such increase shall be further allocated among such Lower-Tier Regular Interests in the manner described below). As among the Class LT-Accrual Interest, the Class LT-Group I Interest and the Class LT-Group II Interest, all payments of scheduled principal and prepayments of principal generated by the Mortgage Loans, all Subsequent Recoveries and all Realized Losses, allocable to such Lower-Tier Regular Interests and all increases in the Lower-Tier Principal Amount of such Lower-Tier Regular Interests as a result of Subsequent Recoveries shall be allocated (i) to the Class LT-Group I Interest and the Class LT-Group II Interest, each from the related Loan Group so that their respective Lower-Tier Principal Amounts (computed to at least eight decimal places) are equal to 0.001% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group and (ii) the remainder to the Class LT-Accrual Interest.

                                Upper-Tier REMIC

            The Upper-Tier REMIC shall issue the following interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper-Tier REMIC. The Class UT-R Interest is hereby designated as the sole class of residual interests in the Upper-Tier REMIC and shall be represented by the Class R Certificates.

 Upper-Tier         Upper-Tier      Initial Principal     Corresponding Class of
 REMIC Interest    Interest Rate    Upper-Tier Amount         Certificates
 --------------    -------------    -----------------     ----------------------
Class A-1               (1)            $218,730,000             Class A-1
Class A-2a              (2)            $398,580,000             Class A-2a
Class A-2b              (2)            $115,980,000             Class A-2b
Class A-2c              (2)            $149,110,000             Class A-2c
Class A-2d              (2)            $77,560,000              Class A-2d
Class M-1               (3)            $51,520,000              Class M-1
Class M-2               (3)            $48,259,000              Class M-2
Class M-3               (3)            $28,694,000              Class M-3
Class M-4               (3)            $25,434,000              Class M-4
Class M-5               (3)            $24,129,000              Class M-5
Class M-6               (3)            $22,825,000              Class M-6
Class B-1               (3)            $22,173,000              Class B-1
Class B-2               (3)            $19,564,000              Class B-2
Class B-3               (3)            $17,608,000              Class B-3
Class B-4               (3)            $19,564,000              Class B-4
Class UT-IO             (4)                (4)                     N/A
Class UT-X              (5)                (5)                     N/A
Class UT-R              (6)                (6)                   Class R

-----------------
(1) For any Distribution Date (and the related Interest Accrual Period) this interest shall bear interest at the least of (i) the Pass-Through Rate (determined without regard to the Loan Group I Cap or WAC Cap) for the Corresponding Class of Certificates, (ii) the Lower-Tier Interest Rate for the Class LT-Group I Interest (the "Upper-Tier REMIC Loan Group I Rate") and (ii) the Upper-Tier REMIC WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period) this interest shall bear interest at the least of (i) the Pass-Through Rate (determined without regard to the Loan Group II Cap or WAC Cap) for the Corresponding Class of Certificates, (ii) the Lower-Tier Interest Rate for the Class LT-Group II Interest (the "Upper-Tier REMIC Loan Group II Rate") and (ii) the Upper-Tier REMIC WAC Rate.

(3) For any Distribution Date (and the related Interest Accrual Period) this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the WAC Cap) for the Corresponding Class of Certificates and (ii) the Upper-Tier REMIC WAC Rate.

(4) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date, the Class UT-IO Interest shall be entitled to receive all interest distributable on the Class LT-IO Interest. This interest shall be beneficially owned by the holders of the Class X Certificates and shall be held as an asset of the Swap Account.

(5) The Class UT-X Interest has an initial principal balance of $64,564,661.03 but will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class UT-X Interest shall have a notional principal balance equal to the aggregate of the Lower-Tier Principal Amounts of the Lower-Tier Regular Interests (other than the Class LT-IO Interest) as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class X Interest shall bear interest at a rate equal to the excess, if any, of the Upper-Tier REMIC WAC Rate over the product of (i) 2 and (ii) the weighted average of the Lower-Tier Interest Rates of the Lower-Tier REMIC Interests (other than the Class LT-IO Interest), where the Lower-Tier Interest Rate on each of the Class LT-Accrual Interest, Class LT-Group I Interest and Class LT-Group II Interest is subject to a cap equal to zero and each LT-Accretion Directed Class is subject to a cap equal to the Upper-Tier Interest Rate on its Corresponding Class of Upper-Tier Regular Interest. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class UT-X Interest shall be deferred in an amount equal to any increase in the Subordinated Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(6) The Class UT-R Interest does not have an interest rate or a principal balance.

            On each Distribution Date, interest distributable in respect of the Lower-Tier Interests for such Distribution Date shall be deemed to be distributed on the interests in the Upper-Tier REMIC at the rates shown above, provided that the Class UT-IO Interest shall be entitled to receive interest before any other interest in the Upper-Tier REMIC.

            On each Distribution Date, all Realized Losses, Subsequent Recoveries and all payments of principal shall be allocated to the Upper-Tier Interests until the outstanding principal balance of each such interest equals the outstanding Class Certificate Balance of the Corresponding Class of Certificates as of such Distribution Date.

                                  Class X REMIC

            The Class X REMIC shall issue the following classes of interests. The Class X Interest and the Class IO Interest shall each represent a regular interest in the Class X REMIC and the Class RX Certificates shall represent the sole class of residual interest in the Class X REMIC.

                                                       Class X REMIC
     Class X REMIC Designation     Interest Rate      Principal Amount
-------------------------------- ----------------- ---------------------
Class X Interest                        (1)                  (1)
Class IO Interest                       (2)                  (2)
Class RX Certificates                   (3)                  (3)

--------------------
(1) The Class X Interest has an initial principal balance equal to the initial principal balance of the Class UT-X Interest and is entitled to 100% of the interest and principal on the Class UT-X Interest on each Distribution Date.

(2) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date the Class IO Interest shall be entitled to receive 100% of the interest distributable on the Class UT-IO Interest.

(3) The Class RX Certificates do not have a principal balance or an interest rate.

                             The Certificates

     Class Designation   Class Pass-Through Rate  Class Certificate Balance
----------------------- ------------------------ ---------------------------
Class A-1(11)                   (1)                   $218,730,000
Class A-2a(11)                  (3)                   $398,580,000
Class A-2b(11)                  (4)                   $115,980,000
Class A-2c(11)                  (5)                   $149,110,000
Class A-2d(11)                  (6)                   $77,560,000
Class M-1(11)                   (7)                   $51,520,000
Class M-2(11)                   (7)                   $48,259,000
Class M-3(11)                   (7)                   $28,694,000
Class M-4(11)                   (7)                   $25,434,000
Class M-5(11)                   (7)                   $24,129,000
Class M-6(11)                   (7)                   $22,825,000
Class B-1(11)                   (7)                   $22,173,000
Class B-2(11)                   (7)                   $19,564,000
Class B-3(11)                   (7)                   $17,608,000
Class B-4(11)                   (7)                   $19,564,000
Class X                         (8)                   $        0(8)
Class R                         (9)                   $        0(9)
Class RX                       (10)                       (10)

--------------------
(1) The Class A-1 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group I Cap and (iii) the WAC Cap.

(2) The Class A-2a Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group II Cap and (iii) the WAC Cap.

(3) The Class A-2b Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group II Cap and (iii) the WAC Cap.

(4) The Class A-2c Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group II Cap and (iii) the WAC Cap.

(5) The Class A-2d Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group II Cap and (iii) the WAC Cap.

(6) The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the WAC Cap.

(7) The Class X Certificates will represent beneficial ownership of the Class X Interest, the Class IO Interest, the Interest Rate Swap Agreement, the Interest Rate Cap Agreement, the right to receive Class IO Shortfalls and amounts in the Excess Reserve Fund Account and the Swap Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk CarryForward Amounts and amounts in the Swap Account subject to the obligation to make Net Swap Payments, Swap Termination Payments and Basis Risk CarryForward Amounts and, without duplication, Upper Tier CarryForward Amounts. For federal income tax purposes, the Securities Administrator will treat a Class X Certificateholder's obligation to make payments from the Excess Reserve Fund Account or the Swap Account as payments made under a notional principal contract between the Class X Certificateholders and the holder of each Class of LIBOR Certificates. Such rights of the Class X Certificateholders and LIBOR Certificateholders shall be treated as held in the Grantor Trust.

(8) The Class R Certificates do not have an interest rate or a principal balance.

(9) The Class RX Certificates do not have an interest rate or a principal balance.

(10) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper-Tier Regular Interest but also the right to receive payments from the Excess Reserve Fund Account and the Swap Account in respect of any Basis Risk CarryForward Amounts and, without duplication, Upper Tier CarryForward Amounts. Each of these Certificates will also be subject to the obligation to pay Class IO Shortfalls as described in Section 8.13. For federal income tax purposes, any amount distributed on the LIBOR Certificates on any such Distribution Date in excess of the amount distributable on their Corresponding Class of Upper-Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Swap Account, as applicable, and any amount distributable on such Corresponding Class of Upper-Tier Regular Interest on such Distribution Date in excess of the amount distributable on the LIBOR Certificates on such Distribution Date shall be treated as having been paid to the Swap Account, all pursuant to, and as further provided in, Section 8.13. For federal income tax purposes, the Securities Administrator will treat a LIBOR Certificateholder's right to receive payments from the Excess Reserve Fund Account or the Swap Account, subject to the obligation to pay Class IO Shortfalls, as rights and obligations under a notional principal contract between the Class X Certificateholders and the LIBOR Certificateholders.

            The minimum denomination for each Class of Certificates, other than the Class P, Class R, Class RX and the Class X Certificates, will be $25,000 with integral multiples of $1 in excess thereof. The minimum denomination for the Class P and the Class X Certificates will each be a 1% Percentage Interest in such Class. The Class R Certificate and the Class RX Certificate will each represent a 100% Percentage Interest in the related Class.

            It is expected that each Class of Certificates will receive its final distribution of principal and interest on or prior to the Final Scheduled Distribution Date.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates...........   All Classes of Certificates other than the Physical
                                     Certificates.
Class A Certificates..............   Class A-1, Class A-2a, Class A-2b, Class A-2c and
                                     Class A-2d Certificates.
Class B Certificates..............   Class B-1, Class B-2, Class B-3 and Class B-4
                                     Certificates.
Class M Certificates..............   Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and
                                     Class M-6 Certificates.
Delay Certificates................   None.
ERISA-Restricted Certificates.....   Residual, Class P and Class X Certificates; any
                                     certificate with a rating below the lowest applicable
                                     permitted rating under the Underwriters Exemption.
Non-Delay Certificates............   Class A, Class X and Subordinated Certificates.
LIBOR Certificates................   Class A and Subordinated Certificates.
Offered Certificates..............   LIBOR Certificates other than the Class A-1 Certificates.
Physical Certificates.............   Class P, Class X and Residual Certificates.
Private Certificates..............   Class A-1, Class P, Class X and Residual Certificates.
Rating Agencies...................   Moody's and Standard & Poor's.
Regular Certificates..............   All Classes of Certificates other than the Class P and
                                     Residual Certificates.
Residual Certificates.............   Class R and Class RX Certificates.
Subordinated Certificates.........   Class M and Class B Certificates.

                                    ARTICLE I

                                   DEFINITIONS

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01(a) of this Agreement.

            Account: Any of the Collection Accounts, the Distribution Account, any Escrow Account, the Excess Reserve Fund Account or the Swap Account. Each Account shall be an Eligible Account.


            Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of LIBOR Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.02.

            Additional Disclosure Notification: A notification in the form of Exhibit AA.

            Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan.

            Adjusted Net Mortgage Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Expense Fee Rate.

            Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Due Date on which the related Mortgage Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Rate adjusts as set forth in the related Mortgage Note.

            Advance: Any P&I Advance or Servicing Advance.

            Advance Facility: A financing or other facility as described in
Section 12.07.

            Advancing Person: The Person to whom any Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 12.07.

            Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agent: With respect to the Sponsor, the Depositor or any Affiliate of either of them, a Person that acts for and on behalf of such Person.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Amount Held for Future Distribution: As to the Certificates on any Distribution Date, the aggregate amount held in each Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

            Analytics Company: Intex Solutions, Inc., or any other bond analytics service provider identified to the Securities Administrator by the Depositor.

            Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the LIBOR Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Securities Administrator (x) the sum of (i) all scheduled installments of interest (net of the related Expense
Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received by the Servicers on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received by the Servicers during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received by the Servicers during the related Prepayment Period together with all Compensating Interest, if applicable, thereon (excluding any Prepayment Charges); (iv) all Substitution Adjustment Amounts with respect to the substitutions of Mortgage Loans that occur with respect to such Distribution Date; (v) amounts received with respect to such Distribution Date as the Repurchase Price in respect of a Mortgage Loan repurchased with respect to such Distribution Date; (vi) the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 11.01; and (vii) the Closing Date Deposit Amount; reduced by (y) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which the Servicers, the Depositor, the Master Servicer, the Securities Administrator or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement.

            Balloon Loan: Any Mortgage Loan that requires only payments of interest until the stated maturity date of the Mortgage Loan or Scheduled Payments of principal which (not including the payment due on its stated maturity date) are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the Mortgage Loan.

            Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Subordinated Amount, if any, for such Distribution Date.

            Basis Risk CarryForward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass- Through Rate for any Class of LIBOR Certificates is based upon a Loan Group Cap or the WAC Cap, the excess of (i) the Accrued Certificate Interest Distribution Amount such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to any Loan Group Cap or WAC Cap (that is, had such rate been calculated as the sum of LIBOR and the applicable Pass-Through Margin on such Class of Certificates for such Distribution Date and the resulting amount being reduced by allocated Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls) over (ii) the Accrued Certificate Interest Distribution Amount received on such Distribution Date on such Class of Certificates at, with respect to each Class of Group I Class A Certificates, the lesser of the Loan Group I Cap or the WAC Cap, with respect to each Class of Group II Class A Certificates, the lesser of the Loan Group II Cap or the WAC Cap, and with respect to each other Class of LIBOR Certificates, the WAC Cap, as applicable, for such Distribution Date and (B) the Basis Risk CarryForward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the sum of LIBOR and the applicable Pass-Through Margin for such Class of Certificates for such Distribution Date.

            Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk CarryForward Amounts for such Distribution Date and (ii) the Class X Distributable Amount (prior to any reduction for (x) amounts paid from the Excess Reserve Fund Account to pay any Basis Risk CarryForward Amount or (y) any Defaulted Swap Termination Payment).

            Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of California, Delaware, Maryland, Minnesota, New York, North Carolina or Texas,
(b) a State in which any Servicer's servicing operations are located, or (c) the State in which the Securities Administrator's operations are located, are authorized or obligated by law or executive order to be closed.

            Cap Provider: Morgan Stanley Capital Services Inc., a Delaware corporation, and its successors in interest.

            Certificate: Any one of the Certificates executed by the Securities Administrator in substantially the forms attached hereto as exhibits.

            Certificate Balance: With respect to any Class of Certificates, other than the Class X, Class P, Class R or Class RX Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Certificates, reduced by any Applied Realized Loss Amounts allocated to such Class of Certificates pursuant to Section 4.05; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of the Unpaid Realized Loss Amount for such Class or Classes for such Distribution Date). The Class X, Class P, Class R and Class RX Certificates have no Certificate Balance.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section 5.02.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Sponsor, the Depositor or any Affiliate or Agent of any of them shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if the Sponsor (together with its Affiliates and Agents) or the Depositor (together with its Affiliates and Agents) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator is entitled to rely conclusively on a certification of the Sponsor, the Depositor or any such Agent or Affiliate in determining which Certificates are registered in the name of an Agent or Affiliate of the Sponsor or the Depositor.

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class A Certificate Group: The Group I Class A Certificates or the Group II Class A Certificates, as applicable.

            Class A Certificates: As specified in the Preliminary Statement.

            Class A Principal Allocation Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, determined as follows: (A) with respect to the Group I Class A Certificates, a fraction, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date and (B) with respect to the Group II Class A Certificates, a fraction, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

            Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 47.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $6,521,473.

            Class A-1 Certificates: All Certificates bearing the class designation of "Class A-1".

            Class A-2a Certificates: All Certificates bearing the class designation of "Class A-2a".

            Class A-2b Certificates: All Certificates bearing the class designation of "Class A-2b".

            Class A-2c Certificates: All Certificates bearing the class designation of "Class A-2c".

            Class A-2d Certificates: All Certificates bearing the class designation of "Class A-2d".

            Class B Certificates: As specified in the Preliminary Statement.

            Class B-1 Certificates: All Certificates bearing the class designation of "Class B-1".

            Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date) and (H) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 81.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $6,521,473.

            Class B-2 Certificates: All Certificates bearing the class designation of "Class B-2".

            Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (H) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), and (I) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 84.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $6,521,473.

            Class B-3 Certificates: All Certificates bearing the class designation of "Class B-3".

            Class B-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (H) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), (I) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for such Distribution Date) and (J) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 87.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $6,521,473.

            Class B-4 Certificates: All Certificates bearing the class designation of "Class B-4".

            Class B-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (H) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), (I) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for such Distribution Date) and (J) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount for such Distribution Date) and (K) the Class Certificate Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 90.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $6,521,473.

            Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

            Class IO Interest: As specified in the Preliminary Statement.

            Class IO Shortfalls: As defined in Section 8.13. For the avoidance of doubt, the Class IO Shortfall for any Distribution Date shall equal the amount payable to the Class X Certificates in respect of amounts due to the Swap Provider on such Distribution Date (other than Defaulted Swap Termination Payments) in excess of the amount payable on the Class X Interest (prior to any reduction for Basis Risk Payments or Defaulted Swap Termination Payments) from Available Funds on such Distribution Date, all as further provided in Section 8.13.

            Class LT-R Interest: The residual interest in the Lower-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class M Certificates: As specified in the Preliminary Statement.

            Class M-1 Certificates: All Certificates bearing the class designation of "Class M-1".

            Class M-1 Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B Certificates (other than the Class M-1 Certificates) and (ii) the Subordinated Amount, in each case after taking into account the distributions of the related Principal Distribution Amount and any principal payments on those Classes of Certificates from the Swap Account on that Distribution Date, by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 55.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $6,521,473.

            Class M-2 Certificates: All Certificates bearing the class designation of "Class M-2".

            Class M-2 Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B Certificates (other than the Class M-1 and Class M-2 Certificates) and (ii) the Subordinated Amount, in each case after taking into account the distributions of the related Principal Distribution Amount and any principal payments on those Classes of Certificates from the Swap Account on that Distribution Date, by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 62.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $6,521,473.

            Class M-3 Certificates: All Certificates bearing the class designation of "Class M-3".

            Class M-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date) and (D) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 66.90% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $6,521,473.

            Class M-4 Certificates: All Certificates bearing the class designation of "Class M-4".

            Class M-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), and (E) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 70.80 % of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $6,521,473.

            Class M-5 Certificates: All Certificates bearing the class designation of "Class M-5".

            Class M-5 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date) and (F) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 74.50 % of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $6,521,473.

            Class M-6 Certificates: All Certificates bearing the class designation of "Class M-6".

            Class M-6 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date) and (G) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 78.00 % of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $6,521,473.

            Class P Certificates: All Certificates bearing the class designation of "Class P".

            Class PT1-R Interest: The residual interest in Pooling-Tier REMIC-1 as described in the Preliminary Statement and the related footnote thereto.

            Class PT2-R Interest: The residual interest in Pooling-Tier REMIC-2 as described in the Preliminary Statement and the related footnote thereto.

            Class R Certificates: All Certificates bearing the class designation of "Class R".

            Class RX Certificates: All Certificates bearing the class designation of "Class RX".

            Class UT-IO Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-R Interest: The residual interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-X Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class X Certificates: All Certificates bearing the class designation of "Class X".

            Class X Distributable Amount: On any Distribution Date, the sum of
(i) as a distribution in respect of interest, the amount of interest that has accrued on the Class UT-X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus, without duplication, (ii) as a distribution in respect of principal, any portion of the principal balance of the Class UT-X Interest which is distributable as a Subordination Reduction Amount, minus (iii) any amounts paid from the Excess Reserve Fund Account to pay Basis Risk CarryForward Amounts, and any Defaulted Swap Termination Payment payable from Available Funds to the Swap Provider.

            Class X Interest: The regular interest in the Class X REMIC represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

            Class X REMIC: As defined in the Preliminary Statement.

            Class X REMIC Regular Interest: Each of the Class X Interest and Class IO Interest issued by the Class X REMIC.

            Closing Date: May 31, 2007.

            Closing Date Deposit Amount: $376.13 (all of which is allocable to principal) deposited by the Depositor into the Distribution Account on the Closing Date. $82.74 of the Closing Date Deposit Amount shall be attributable to the Group I Mortgage Loans and $293.39 of the Closing Date Deposit Amount shall be attributable to the Group II Mortgage Loans.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Account: As defined in Section 3.10(a).

            Combined Loan to Value Ratio or CLTV: As of any date and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan and
(ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value of the related Mortgaged Property as of the origination of the Second Lien Mortgage Loan.

            Commission: The United States Securities and Exchange Commission.

            Compensating Interest: For any Distribution Date and each Servicer, the lesser of (a) the amount by which the Prepayment Interest Shortfall resulting from Principal Prepayments in Full (excluding any Principal Prepayments in Full made upon liquidation of any Mortgage Loan) exceeds all Prepayment Interest Excesses for such Distribution Date on the Mortgage Loans serviced by such Servicer and (b) the amount of the aggregate Servicing Fee paid to or retained by such Servicer for such Distribution Date.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

            Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Corporate Trust Office: With respect to the Securities Administrator, the principal office of the Securities Administrator at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager MSAC 2007-NC3 (or, for the purposes of the registration of transfers or exchanges of Certificates, as set forth in Section 5.06), or such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders. The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attn: Trust Administration-MS07C3, facsimile no. (714) 247-6483, and which is the address to which notices to and correspondence with the Trustee should be directed.

            Corresponding Actual Crossover Distribution Date: For each Pooling-Tier REMIC-2 IO Interest, the related Corresponding Scheduled Crossover Distribution Date, unless on such date two times the aggregate Pooling-Tier REMIC-2 IO Notional Balance of each other Pooling-Tier REMIC-2 IO Interest then outstanding is less than the scheduled swap notional amount (taking into account the use of the multiplier, if applicable) of the Interest Rate Swap Agreement applicable for such Distribution Date, in which case the Corresponding Actual Crossover Distribution Date for such Pooling-Tier REMIC-2 IO Interest shall be the first Distribution Date thereafter on which two times the aggregate of the Pooling-Tier REMIC-2 IO Notional Balance of each other Pooling-Tier REMIC-2 IO Interest then outstanding is greater than or equal to the scheduled swap notional amount (taking into account the use of the multiplier) of the Interest Rate Swap Agreement.

            Corresponding Class: The class of interests in the Lower-Tier REMIC or Upper-Tier REMIC that corresponds to the class of interests in the other such REMIC or to a Class of Certificates in the manner set out below:

       Corresponding            Corresponding Upper-Tier       Corresponding
Lower-Tier Class Designation        Regular Interest       Class of Certificates
------------------------------ ------------------------- -----------------------
        Class LT-A-1                   Class A-1                Class A-1
        Class LT-A-2a                  Class A-2a               Class A-2a
        Class LT-A-2b                  Class A-2b               Class A-2b
        Class LT-A-2c                  Class A-2c               Class A-2c
        Class LT-A-2d                  Class A-2d               Class A-2d
        Class LT-M-1                   Class M-1                Class M-1
        Class LT-M-2                   Class M-2                Class M-2
        Class LT-M-3                   Class M-3                Class M-3
        Class LT-M-4                   Class M-4                Class M-4
        Class LT-M-5                   Class M-5                Class M-5
        Class LT-M-6                   Class M-6                Class M-6
        Class LT-B-1                   Class B-1                Class B-1
        Class LT-B-2                   Class B-2                Class B-2
        Class LT-B-3                   Class B-3                Class B-3
        Class LT-B-4                   Class B-4                Class B-4

            Corresponding Pooling-Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Corresponding Pooling-Tier REMIC-2 IO Interest: As described in the Preliminary Statement.

            Corresponding Scheduled Crossover Distribution Date: The Distribution Date in the month and year specified in the Preliminary Statement corresponding to a Pooling-Tier REMIC-2 IO Interest.

            Countrywide Amendment Regulation AB: The Amendment Regulation AB, dated as of January 26, 2006, by and among Countrywide Servicing, Countrywide Home Loans, Inc. and the Sponsor, a copy of which is attached hereto as Exhibit BB.

            Countrywide Serviced Mortgage Loans: The Mortgage Loans purchased by the Sponsor pursuant to the Purchase Agreement for which Countrywide Servicing is identified as the Servicer on the Mortgage Loan Schedule.

            Countrywide Servicing: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors in interest.

            Cumulative Loss Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date through the last day of the related Prepayment Period and the denominator of which is the Cut-off Date Pool Principal Balance of the Mortgage Loans.

            Cumulative Loss Trigger Event: With respect to any Distribution Date, a Cumulative Loss Trigger Event exists if the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by
(y) the Cut-off Date Pool Principal Balance exceeds the applicable cumulative loss percentages set forth below with respect to such Distribution Date:

   Distribution Date Occurring In                          Cumulative Loss Percentage
------------------------------------  ----------------------------------------------------------------------
June 2009 through May 2010            1.800% for the first month, plus an additional 1/12th of 2.250% for each month thereafter (e.g., 2.925% in December 2009)
June 2010 through May 2011            4.050% for the first month, plus an additional 1/12th of 2.250% for each month thereafter (e.g., 5.175% in December 2010)
June 2011 through  May 2012           6.300% for the first month, plus an additional 1/12th of 1.850% for each month thereafter (e.g., 7.225% in December 2011)
June 2012 through May 2013            8.150% for the first month, plus an additional 1/12th of 1.000% for each month thereafter (e.g., 8.650% in December 2012)
June 2013 and thereafter              9.150%

            Custodial File: With respect to each Mortgage Loan, the file retained by the Trustee, consisting of items (a) - (h) as listed on Exhibit K hereto.

            Cut-off Date: May 1, 2007.

            Cut-off Date Pool Principal Balance: The aggregate of the Cut-off Date Principal Balances of all Mortgage Loans, plus the portion of the Closing Date Deposit Amount allocable to principal.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on or prior to that date, whether or not received).

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the Defaulting Party (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement )) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

            Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Delay Certificates: As specified in the Preliminary Statement.

            Deleted Mortgage Loan: A Mortgage Loan that is removed from the Trust pursuant to the terms of this Agreement or the Representation and Warranties Agreement.

            Delinquency Loss Trigger Event: With respect to any Distribution Date, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans (including Mortgage Loans in foreclosure and Mortgage Loans related to REO Property) and (y) (1) until the aggregate Class Certificate Balance of the Class A Certificates have been reduced to zero, the aggregate unpaid principal balance of the Mortgage Loans, as of the last day of the related Due Period, equals or exceeds 30.30% of the prior period's Senior Enhancement Percentage; (2) after the aggregate Class Certificate Balance of the Class A Certificates have been reduced to zero, the aggregate unpaid principal balance of the Mortgage Loans, as of the last day of the related Due Period, equals or exceeds 35.63% of the prior period's Class M-1 Enhancement Percentage and (3) after the aggregate Class Certificate Balance of the Class A Certificates and the aggregate Class Certificate Balance of the Class M-1 Certificates have been reduced to zero, the aggregate unpaid principal balance of the Mortgage Loans, as of the last day of the related Due Period, equals or exceeds 42.66% of the prior period's Class M-2 Enhancement Percentage.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: Morgan Stanley ABS Capital I Inc., a Delaware corporation, and its successors in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Institution: Any depository institution or trust company, including the Securities Administrator, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "P-1" by Moody's, "F1+" by Fitch and "A-1" by Standard & Poor's (to the extent they are Rating Agencies hereunder).

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to each Distribution Date, the 18th day (or if such day is not a Business Day, the immediately preceding Business
Day) in the case of Countrywide Servicing, and the 15th day (or if such day is not a Business Day, the immediately preceding Business Day) in the case of Saxon, of the calendar month in which such Distribution Date occurs.

            Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.07(d) in the name of the Securities Administrator for the benefit of the Certificateholders and designated "Wells Fargo Bank, National Association in trust for registered Holders of Morgan Stanley ABS Capital I Inc. Trust 2007-NC3 Mortgage Pass-Through Certificates, Series 2007-NC3." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Distribution Account Deposit Date: As to any Distribution Date, 12:00 noon New York City time on the second Business Day immediately preceding such Distribution Date.

            Distribution Date: The 25th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing in June 2007.

            Document Certification and Exception Report: The report attached to Exhibit F hereto.

            Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

            Eligible Account: Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Securities Administrator. Each Eligible Account shall be a separate account.

            Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated "A-1+" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days (or at least "A-2" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least "AA-" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations or other short-term deposits of which are rated at least "P-1" by Moody's and "F1+" by Fitch (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicers and the Securities Administrator) (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement).

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

            Escrow Payments: As defined in Section 3.09(b).

            Event of Default: As defined in Section 7.01.

            Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Sections 3.07(b) and 3.07(c) in the name of the Securities Administrator for the benefit of the Regular Certificateholders and designated "Wells Fargo Bank, National Association, in trust for registered Holders of Morgan Stanley ABS Capital I Inc. Trust 2007-NC3, Mortgage Pass-Through Certificates, Series 2007-NC3." Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

            Excess Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount on such Distribution Date over (b) the Specified Subordinated Amount for such Distribution Date.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Expense Fee Rate: As to each Mortgage Loan, a per-annum rate equal to the sum of the Servicing Fee Rate and the Master Servicer Fee Rate.

            Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee, the Master Servicer Fee and any lender-paid primary mortgage insurance fee, if applicable.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Subordination Deficiency for such Distribution Date.

            Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than any Mortgage Loan or REO Property purchased by the Sponsor or the Depositor, as applicable, as contemplated by this Agreement), a determination made by the applicable Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the applicable Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. Each Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

            Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date in May 2037.

            First Lien Mortgage Loan: A Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

            Fitch: Fitch, Inc., and its successors in interest. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 12.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: MBS Monitoring - Morgan Stanley ABS Capital I Inc. Trust 2007-NC3, or such other address as Fitch may hereafter furnish to the Depositor, the Securities Administrator, the Trustee and the Servicers.

            Fixed Rate Mortgage Loan: A fixed rate Mortgage Loan.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1972, as amended, or any successor thereto.

            Grantor Trust: As described in the Preliminary Statement.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Rate.

            Group I Class A Certificates: The Class A-1 Certificates.

            Group I Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

            Group II Class A Certificates: The Class A-2a Certificates, the Class A-2b Certificates, the Class A-2c Certificates and the Class A-2d Certificates, collectively.

            Group II Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

            Index: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Accrual Period: With respect to each Class of Non-Delay Certificates and the Corresponding Class of Lower-Tier Regular Interests and any Distribution Date, the period commencing on the Distribution Date occurring in the month preceding the month in which the current Distribution Date occurs (or, in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date) and ending on the day immediately preceding the current Distribution Date. With respect to the Class LT-Accrual, Class LT Group-I, Class LT-Group II, Class LT-IO, Class UT-X, Class UT-IO, Class X and Class IO Interests and each Pooling-Tier REMIC-1 Regular Interest and Pooling-Tier REMIC-2 Regular Interest and any Distribution Date, the calendar month preceding such Distribution Date. For purposes of computing interest accruals on each Class of Non-Delay Certificates, each Interest Accrual Period has the actual number of days in such month and each year is assumed to have 360 days.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Rate is adjusted.

            Interest Rate Cap Agreement: The interest rate cap agreement relating to the LIBOR Certificates, dated as of the Closing Date, between the Cap Provider and the Securities Administrator (a copy of which is attached hereto as Exhibit DD).

            Interest Rate Cap Payment: With respect to the Distribution Date, the payment, if any, required to be made by the Cap Provider under the Interest Rate Cap Agreement with respect to such Distribution Date.

            Interest Rate Swap Agreement: The interest rate swap agreement, dated as of the Closing Date, between the Swap Provider and the Securities Administrator (a copy of which is attached hereto as Exhibit W).

            Interest Remittance Amount: With respect to any Distribution Date and the Mortgage Loans in a Loan Group, the portion of Available Funds attributable to interest received or advanced on such Mortgage Loans, net of the fees payable to the Servicers, the Trustee and the Master Servicer, and net of any Net Swap Payments and any Swap Termination Payments, other than Defaulted Swap Termination Payments, payable to the Swap Provider from Available Funds attributable to such Loan Group with respect to that Distribution Date.

            Investment Account: As defined in Section 3.12(a).

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the investor pursuant to the MERS Procedures Manual.

            Investor-Based Exemption: Any of Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers"), or any comparable exemption available under Similar Law.

            Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent for such Due Period and not previously recovered.

            LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Reuters Page LIBOR01, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Securities Administrator shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

            LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which either (a) was liquidated in the calendar month preceding the month of such Distribution Date and as to which the applicable Servicer has certified to the Securities Administrator that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property, or (b) is a Second Lien Mortgage Loan (1) that is delinquent 180 days or longer, (2) for which the related first lien mortgage loan is not a Mortgage Loan, and (3) as to which the applicable Servicer has certified to the Master Servicer that it does not believe there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Second Lien Mortgage Loan.

            Liquidation Proceeds: Cash received in connection with the liquidation of a Liquidated Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

            Loan Group: The Group I Mortgage Loans or the Group II Mortgage Loans, as applicable.

            Loan Group Cap: The Loan Group I Cap or the Loan Group II Cap, as applicable.

            Loan Group I Cap: With respect to the Group I Mortgage Loans as of any Distribution Date, the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Group I Mortgage Loans minus the Swap Payment Rate, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. With respect to the first Due Period and the first Distribution Date, the Loan Group I Cap shall be reduced by a fraction, the numerator of which is the portion of the Closing Date Deposit Amount allocable to the Group I Mortgage Loans and the denominator of which is the portion of the Cut-off Date Pool Principal Balance relating to the Group I Mortgage Loans.

            Loan Group II Cap: With respect to the Group II Mortgage Loans as of any Distribution Date, the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Group II Mortgage Loans minus the Swap Payment Rate, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. With respect to the first Due Period and the first Distribution Date, the Loan Group II Cap shall be reduced by a fraction, the numerator of which is the portion of the Closing Date Deposit Amount allocable to the Group II Mortgage Loans and the denominator of which is the portion of the Cut-off Date Pool Principal Balance relating to the Group II Mortgage Loans.

            Loan-to-Value Ratio or LTV: With respect to any First Lien Mortgage Loan, the ratio (expressed as a percentage) of the original outstanding principal amount of the First Lien Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination, and (b) if the First Lien Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

            London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

            Lower-Tier Interest Rate: As described in the Preliminary Statement.

            Lower-Tier Principal Amount: As described in the Preliminary Statement.

            Lower-Tier Regular Interest: Each of the Class LT-A-1, Class LT-A-2a, Class LT-A-2b, Class LT-A-2c, Class LT-A-2d, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-B-1, Class LT-B-2, Class LT-B-3, Class LT-B-4, Class LT-IO, Class LT-Group I, Class LT-Group II and Class LT-Accrual Interests as described in the Preliminary Statement.

            Lower-Tier REMIC: As described in the Preliminary Statement.

            Master Servicer: Wells Fargo, and if a successor master servicer is appointed hereunder, such successor.

            Master Servicer Event of Default: As defined in Section 9.04.

            Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the related Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the day immediately preceding the first day of the related Due Period (or as of the Closing Date in the case of the first Distribution Date) or, in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor, interest at the Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

            Master Servicing Fee Rate: With respect to any Mortgage Loan, a per annum rate equal to 0.0085%.

            Master Servicer Float Period: With respect to the Distribution Date and the related amounts in the Distribution Account, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

            Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans.

            Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Mortgage Loan Schedule and in the related Mortgage Note and (ii) is the maximum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be increased during the lifetime of such Adjustable Rate Mortgage Loan.

            MERS: Mortgage Electronic Registration System, Inc.

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Original Loan Seller have designated or will designate MERS as, and have taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Original Loan Seller, in accordance with MERS Procedure Manual and (b) the Original Loan Seller have designated or will designate the Trustee as the Investor on the MERS(R) System.

            MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Mortgage Loan Schedule and in the related Mortgage Note and (ii) is the minimum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be decreased during the lifetime of such Adjustable Rate Mortgage Loan.

            Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.03.

            Moody's: Moody's Investors Service, Inc., and its successors in interest. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b), the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Securities Administrator, the Trustee and the Servicers.

            Morgan Stanley: Morgan Stanley, a Delaware corporation.

            Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

            Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Charges, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

            Mortgage Loan Schedule: A schedule of Mortgage Loans delivered to the Master Servicer and referred to on Schedule I, such schedule setting forth information with respect to each Mortgage Loan, including: (1) the Mortgage Loan number; (2) the city, state and zip code of the Mortgaged Property; (3) the number and type of residential units constituting the Mortgaged Property; (4) the current Mortgage Rate; (5) the current net Mortgage Rate; (6) the current Scheduled Payment; (7) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (11) with respect to each Adjustable Rate Mortgage Loan, the next Interest Rate Adjustment Date; (12) with respect to each Adjustable Rate Mortgage Loan, the lifetime Mortgage Interest Rate Cap; (13) whether the Mortgage Loan is convertible or not; (14) the Servicing Fee; (15) whether such Mortgage Loan is a Group I Mortgage Loan or a Group II Mortgage Loan; (16) the date such Mortgage Loan was sold by the Original Loan Seller to the Sponsor, (17) whether such Mortgage Loan provides for a Prepayment Charge as well as the term and amount of such Prepayment Charge, if any; (18) with respect to each First Lien Mortgage Loan, the LTV at origination, and with respect to each Second Lien Mortgage Loan, the CLTV at origination; (19) the applicable Servicer's name; and (20) the date on which servicing of the Mortgage Loan was transferred to the applicable Servicer. The Master Servicer, upon request, shall provide a copy of the Mortgage Loan Schedule, and any amendments, supplements or modifications thereto, to the Trustee promptly upon receipt of such request.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage Rate: The annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time in the case of an Adjustable Rate Mortgage Loan.

            Mortgage Rate Caps: With respect to an Adjustable Rate Mortgage Loan, the Periodic Mortgage Rate Cap, the Maximum Mortgage Rate, and the Minimum Mortgage Rate for such Mortgage Loan.

            Mortgaged Property: With respect to each Mortgage Loan, the real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by the related Mortgage Note.

            Mortgagor: The obligor(s) on a Mortgage Note.

            Net Monthly Excess Cash Flow: For any Distribution Date the portion of Available Funds remaining for distribution pursuant to subsection 4.02(a)(iii)(before giving effect to distributions pursuant to such subsection).

            Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds the sum of (i) all Prepayment Interest Excesses for such Distribution Date and (ii) Compensating Interest payments made with respect to such Distribution Date.

            Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) payable by the Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            NIM Issuer: The entity established as the issuer of the NIM Securities.

            NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates that are rated by one or more Rating Agencies.

            NIM Trustee: The trustee for the NIM Securities.

            90+ Day Delinquent Mortgage Loan: (i) Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, three months or more delinquent, including, without limitation, such Mortgage Loans that are subject to bankruptcy proceedings, and
(ii) each REO Property.

            NMWHFIT: A "Non-Mortgage Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations section 1.671-5(b)(12) or successor provisions.

            Non-Delay Certificates: As specified in the Preliminary Statement.

            Non-Permitted Transferee: A Person other than a Permitted
Transferee.

            Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the applicable Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds, or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

            Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in accordance with Accepted Servicing Practices, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

            Notice of Final Distribution: The notice to be provided pursuant to
Section 11.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate signed by an officer of any Servicer or Subservicer with responsibility for the servicing of the Mortgage Loans required to be serviced by such Servicer or Subservicer and listed on a list delivered to the Master Servicer pursuant to this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for a Servicer or a Subservicer, reasonably acceptable to the Trustee and/or the Securities Administrator, as applicable (and/or such other Persons as may be set forth herein), provided that any Opinion of Counsel relating to (a) qualification of any Trust REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of such Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in such Servicer of the Mortgage Loans or in an Affiliate thereof and
(iii) is not connected with such Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 5% or less of the Cut-off Date Pool Principal Balance.

            Original Loan Seller: NC Capital Corporation, a California corporation, and its successors in interest.

            OTS: Office of Thrift Supervision, and any successor thereto.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

            (i) Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

            (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the applicable Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

            Pass-Through Margin: With respect to each Class of LIBOR Certificates (except as set forth in the following sentence), the following percentages: Class A-1 Certificates, 0.2000%; Class A-2a Certificates, 0.0600%; Class A-2b Certificates, 0.1400%; Class A-2c Certificates, 0.1900%; Class A-2d Certificates, 0.2600%; Class M-1 Certificates, 0.2700%; Class M-2 Certificates, 0.3100%; Class M-3 Certificates, 0.3300%; Class M-4 Certificates, 0.4000%; Class M-5 Certificates, 0.5500%; Class M-6 Certificates, 0.8500%; Class B-1 Certificates, 1.5000%; Class B-2 Certificates, 2.0000%; Class B-3 Certificates, 2.0000%; and Class B-4 Certificates 2.2500%. On the first Distribution Date after the Optional Termination Date, the Pass-Through Margins shall increase to:
Class A-1 Certificates, 0.4000 %; Class A-2a Certificates, 0.1200%; Class A-2b Certificates, 0.2800%; Class A-2c Certificates, 0.3800%; Class A-2d Certificates, 0.5200%; Class M-1 Certificates, 0.4050 %; Class M-2 Certificates, 0.4650%; Class M-3 Certificates, 0.4950%; Class M-4 Certificates, 0.6000%; Class M-5 Certificates, 0.8250%; Class M-6 Certificates, 1.2750%; Class B-1 Certificates, 2.2500%; Class B-2 Certificates, 3.0000%; Class B-3 Certificates, 3.0000%; and Class B-4 Certificates, 3.3750%.

            Pass-Through Rate: For each Class of Regular Certificates, each Pooling-Tier REMIC-1 Regular Interest, each Pooling-Tier REMIC-2 Regular Interest, each Lower-Tier Regular Interest, each Upper-Tier Regular Interest, and each Class X REMIC Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            PCAOB: The Public Company Accounting Oversight Board.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Periodic Mortgage Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the periodic limit on each Mortgage Rate adjustment as set forth in the related Mortgage Note.

            Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by any Servicer, the Securities Administrator or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers" acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers" acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution and rated "P-1" by Moody's, "F1+" by Fitch and "A-1+" by Standard & Poor's (to the extent they are Rating Agencies hereunder and are so rated by such Rating Agency);

                  (iii) repurchase obligations with respect to any security
            described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing
            discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including money market funds advised by the Depositor, the Securities Administrator or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" by Standard & Poor's and at least "AA" by Fitch (to the extent they are Rating Agencies hereunder and such funds are so rated by such Rating Agency); and

                  (vii) if previously confirmed in writing to the Securities
            Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty of such Person or any other U.S. Person, or a U.S. Person treated as a partnership for U.S. federal income tax purposes, any direct or indirect beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7721 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates: As specified in the Preliminary Statement.

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

            Pooling-Tier Interest Rate: As specified in the Preliminary
Statement.

            Pooling-Tier REMIC-1: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Loan Group I WAC Rate: With respect to the Group I Mortgage Loans as of any Distribution Date, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates for each such Mortgage Loan then in effect on the beginning of the related Due Period on the Group I Mortgage Loans, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. With respect to the first Due Period and the first Distribution Date, the Pooling-Tier REMIC-1 Loan Group I WAC Rate shall be reduced by a fraction, the numerator of which is the portion of the Closing Date Deposit Amount allocable to the Group I Mortgage Loans and the denominator of which is the portion of the Cut-off Date Pool Principal Balance relating to the Group I Mortgage Loans.

            Pooling-Tier REMIC-1 Loan Group II WAC Rate: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates for each such Mortgage Loan then in effect on the beginning of the related Due Period on the Group II Mortgage Loans, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. With respect to the first Due Period and the first Distribution Date, the Pooling-Tier REMIC-1 Loan Group II WAC Rate shall be reduced by a fraction, the numerator of which is the portion of the Closing Date Deposit Amount allocable to the Group II Mortgage Loans and the denominator of which is the portion of the Cut-off Date Pool Principal Balance relating to the Group II Mortgage Loans.

            Pooling-Tier REMIC-1 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 IO Interest: Any of the Pooling-Tier REMIC-2 Regular Interests with the designation "IO" in its name.

            Pooling-Tier REMIC-2 IO Notional Balance: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Regular Interest: As described in the Preliminary Statement.

            Prepayment Charge: Any prepayment premium, penalty or charge collected by any Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment pursuant to the terms of the related Mortgage Note.

            Prepayment Interest Excess: With respect to any Distribution Date, any interest collected by a Servicer with respect to any Mortgage Loan serviced by such Servicer as to which a Principal Prepayment in Full occurs from the 1st day of the month through the 15th day of the month in which such Distribution Date occurs and that represents interest that accrues from the 1st day of such month to the date of such Principal Prepayment in Full.

            Prepayment Interest Shortfall: With respect to any Distribution Date, the sum of, for each Mortgage Loan that was during the portion of the Prepayment Period from and including the 16th day of the month preceding the month in which such Distribution Date occurs (or from the day following the Cut-off Date, in the case of the first Distribution Date) through the last day of such month, the subject of a Principal Prepayment which is not accompanied by an amount equal to one month of interest that would have been due on such Mortgage Loan on the Due Date in the following month and which was applied by the applicable Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding such Due Date an amount equal to the product of (a) the Mortgage Rate net of the Servicing Fee Rate for such Mortgage Loan,
(b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and
(d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the calendar month in which the related Prepayment Period begins.

            Prepayment Period: With respect to any Distribution Date and any Servicer, the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from and including the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs.

            Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

            Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received by the applicable Servicer in advance of its scheduled Due Date, excluding any Prepayment Charge thereon.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received by the applicable Servicer on or prior to the related Determination Date or advanced by the applicable Servicer for the related Remittance Date, and all Principal Prepayments received during the related Prepayment Period; (ii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal actually collected by the applicable Servicer during the related Prepayment Period; (iii) the portion of the Repurchase Price allocable to principal with respect to each Mortgage Loan repurchased with respect to such Distribution Date; (iv) all Substitution Adjustment Amounts allocable to principal received in connection with the substitutions of Mortgage Loans with respect to such Distribution Date; (v) with respect to the Distribution Date in June 2007 only, the portion of the Closing Date Deposit Amount allocable to principal; and (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 11.01 (to the extent such proceeds relate to principal).

            Private Certificates: As specified in the Preliminary Statement.

            Prospectus Supplement: The Prospectus Supplement, dated May 29, 2007, relating to the Offered Certificates.

            PTCE 95-60: As defined in Section 5.02(b).

            Purchase Agreement: The Sixth Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, between the Original Loan Seller and the Sponsor.

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 12.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor, the Securities Administrator, the Trustee and the Servicers.

            Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the applicable Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

            Record Date: With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that for any Definitive Certificate, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

            Reference Bank: As defined in Section 4.04.

            Regular Certificates: As specified in the Preliminary Statement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 72 Fed. Reg. 1,506-1,631 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act or any similar state statutes.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            Remittance Date: With respect to any Distribution Date, the second Business Day immediately preceding such Distribution Date with respect to Countrywide Servicing and the 21st day (or if such day is a Saturday, then the first Business Day immediately preceding that day, or if such day is a Sunday or otherwise not a Business Day, then the immediately following Business Day) of the month of each related Distribution Date with respect to Saxon.

            REO Disposition: The final sale by the applicable Servicer of any REO Property.

            REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

            REO Mortgage Loan: A Mortgage Loan where title to the related Mortgaged Property has been obtained by the applicable Servicer in the name of the Trustee on behalf of the Certificateholders.

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Replacement Swap Provider Payment: Any payments that have been received by the Trust as a result of entering into a replacement interest rate swap agreement.

            Reportable Event: As defined in Section 8.12(f).

            Representations and Warranties Agreement: The Representations and Warranties Agreement, dated as of May 31, 2007, between the Depositor and the Sponsor, a copy of which is attached hereto as Exhibit CC.

            Repurchase Price: With respect to any Mortgage Loan repurchased by the Depositor or the Sponsor, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Rate from the last date through which interest has been paid and distributed to the Securities Administrator to the date of repurchase, (iii) all unreimbursed Servicing Advances, (iv) all costs and expenses incurred by the Master Servicer or the Trustee, as the case may be, arising out of or based upon a breach or defect, including without limitation, costs and expenses relating to the Master Servicer's or the Trustee's enforcement of the repurchase obligation of the Depositor or the Sponsor hereunder or under the Representations and Warranties Agreement, and (v) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law.

            Request for Release: The Request for Release submitted by the applicable Servicer to the Trustee, substantially in the form of Exhibit J.

            Reuters Page LIBOR01: The display page currently so designated on the Reuters 3000 Xtra Service (or such other page as may replace that page on that service or any successor service for the purpose of displaying comparable rates or prices).

            Residual Certificates: As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee, the Securities Administrator, the Master Servicer, any managing director, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate, or any other officer of the Trustee, the Securities Administrator or the Master Servicer customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

            Rule 144A Letter: As defined in Section 5.02(b).

            Sarbanes Certification: As defined in Section 8.12(c).

            Saxon: Saxon Mortgage Services, Inc., a Texas corporation, and its successors in interest.

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

            Securities Act: The Securities Act of 1933, as amended.

            Securities Administrator: Wells Fargo Bank, National Association, and its successors in interest, if any, and, if a successor securities administrator is appointed hereunder, such successor.

            Securities Administrator Information: As defined in Section 8.12(d).

            Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Subordinated Amount, in each case after taking into account the distribution of the Principal Distribution Amount, including any principal payments on those Classes of Certificates from the Swap Account, on that Distribution Date, by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Senior Specified Enhancement Percentage: As of any date of determination, 52.80%.

            Servicer: Saxon or Countrywide Servicing, and if a successor Servicer to any is appointed hereunder, such successor. When the term "Servicer" is used in this Agreement in connection with the administration of servicing obligations with respect to any Mortgage Loan, Mortgaged Property, REO Property or Mortgage File, "Servicer" shall mean the Person identified as the Servicer of such Mortgage Loan on the Mortgage Loan Schedule.

            Servicer Remittance Report: As defined in Section 4.03(e).

            Servicing Advances: The reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the applicable Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property, (ii) any enforcement, administrative or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management and liquidation of any REO Property (including, with respect to Saxon, reasonable fees paid to any independent contractor in connection therewith) and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.13 and 3.15. The Servicing Advances shall also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the applicable Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement. No Servicer shall be required to make any Nonrecoverable Servicing Advances.

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, which as of the Closing Date are listed on Exhibit S hereto. With respect to Countrywide Servicing, "servicing criteria" shall have the meaning set forth in the Countrywide Amendment Regulation AB.

            Servicing Fee: With respect to each Servicer, each Mortgage Loan serviced by such Servicer and for any calendar month, an amount equal to one month's interest at the Servicing Fee Rate on the applicable Stated Principal Balance of such Mortgage Loan as of the close of business on the day immediately preceding the first day of the related Due Period. Such fee shall be payable monthly, solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by
Section 3.11) of such Scheduled Payment collected by such Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

            Servicing File: With respect to each Mortgage Loan, the file retained by the applicable Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

            Servicing Function Participant: As defined in Section 3.23(a).

            Servicing Officer: Any officer of any Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer by such Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

            Servicing Transfer Date: With respect to each Mortgage Loan, the date on which servicing of such Mortgage Loan was transferred to the applicable Servicer (as set forth in the Mortgage Loan Schedule).

            Significant Change to a Permitted Activity: With respect to any amendment or other instrument entered into pursuant to Section 12.01, a change to the activities of the Trust that would significantly change its permitted activities and thus cause the Trust to cease to be a "qualifying special purpose entity" under accounting principles generally accepted in the United States. This definition shall be interpreted in a manner consistent with the requirements of Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, or any successor to that accounting standard, and any other relevant authoritative accounting literature, as such requirements are applicable from time to time.

            Similar Law: As defined in Section 5.02(b).

            60+ Day Delinquent Mortgage Loan: (i) Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more delinquent, including, without limitation, such Mortgage Loans that are subject to bankruptcy proceedings, (ii) each Mortgage Loan in foreclosure and (iii) each REO Property.

            Specified Subordinated Amount: Prior to the Stepdown Date, an amount equal to 4.95% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 9.90% of the aggregated Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to 0.50% of the Cut-off Date Pool Principal Balance; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified Subordinated Amount shall not be reduced to the applicable percentage of the then aggregate Stated Principal Balance of the Mortgage Loans but will instead remain the same as the prior period's Specified Subordinated Amount until the Distribution Date on which a Trigger Event is no longer in effect. When the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

            Sponsor: Morgan Stanley Mortgage Capital Inc., a New York

            corporation, and its successors in interest, as purchaser of the Mortgage Loans under the Purchase Agreement.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention:
Residential Mortgage Surveillance Group - Morgan Stanley ABS Capital I Inc. Trust 2007-NC3, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Securities Administrator, the Trustee and the Servicers.

            Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

            Startup Day: As defined in Section 2.05.

            Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the related Servicer on or prior to the related Determination Date or advanced by the related Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

            Stepdown Date: The later to occur of (i) the earlier to occur of (a) the Distribution Date in June 2010 and (b) the Distribution Date following the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans applied to reduce the Stated Principal Balances of the Mortgage Loans for the applicable Distribution Date but prior to any allocation of the Principal Distribution Amount and principal payments from the Swap Account to the Certificates on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

            Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by a Servicer, a Subservicer, the Securities Administrator or the Trustee, as applicable, that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans. With respect to Countrywide Servicing, "Subcontractor" shall have the meaning set forth in the Countrywide Amendment Regulation AB.

            Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the LIBOR Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

            Subordinated Certificates: As specified in the Preliminary
Statement.

            Subordination Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Subordinated Amount applicable to such Distribution Date over (b) the Subordinated Amount applicable to such Distribution Date.

            Subordination Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and
(b) the Net Monthly Excess Cash Flow.

            Subsequent Recovery: With respect to any Mortgage Loan or related Mortgaged Property that became a Liquidated Mortgage Loan or was otherwise disposed of, all amounts received in respect of such Liquidated Mortgage Loan after an Applied Realized Loss Amount related to such Mortgage Loan or Mortgaged Property is allocated to reduce the Class Certificate Balance of any Class of Subordinated Certificates. Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

            Subservicer: Any Person that services Mortgage Loans on behalf of a Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by a Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB. With respect to Countrywide Servicing, "Subservicer" shall have the meaning set forth in the Countrywide Amendment Regulation AB.

            Subservicing Account: As defined in Section 3.08.

            Subservicing Agreements: As defined in Section 3.02(a).

            Substitute Mortgage Loan: A Mortgage Loan substituted by the Depositor or the Sponsor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (a) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (b) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (c) have a Loan-to-Value Ratio or a Combined Loan-to-Value Ratio, as applicable, no higher than that of the Deleted Mortgage Loan; (d) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; and (e) comply with each applicable representation and warranty set forth in Section 2.03 and in the Representations and Warranties Agreement.

            Substitution Adjustment Amount: As defined in Section 2.03.

            Swap Account: As defined in Section 4.06.

            Swap Assets: Collectively, the Swap Account, the Interest Rate Swap Agreement, the Class IO Interest and the right to receive Class IO Shortfalls, subject to the obligation to pay amounts specified in Section 4.06.

            Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Interest Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the LIBOR Certificates divided by (b) 30.

            Swap Payment Allocation: For any Class of Certificates and any Distribution Date, that Class's pro rata share of the Net Swap Receipts, if any, for that Distribution Date, based on the Class Certificate Balances of the Classes of Certificates.

            Swap Payment Rate: For any Distribution Date, a fraction, the numerator of which is any Net Swap Payment or Swap Termination Payment (other than a Defaulted Swap Termination Payment) payable from Available Funds to the Swap Provider for such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, multiplied by 12.

            Swap Provider: Morgan Stanley Capital Services Inc., a Delaware corporation, and its successors in interest.

            Swap Termination Payment: Any payment payable by the Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement); provided that a Swap Termination Payment shall not be paid from Available Funds to the extent already paid by a replacement swap provider as a Replacement Swap Provider Payment.

            Tax Matters Person: The Holder of the (i) Class R and (ii) Class RX Certificates designated as "tax matters person" of (i) Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC, and (ii) the Class X REMIC, respectively, in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section
301.6231(a)(7)-1.

            Tax Service Contract: As defined in Section 3.09(a).

            Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest on the Mortgage Loans received by the Servicers on or prior to the related Determination Date (other than Prepayment Interest Excesses) or advanced by the Servicers for the related Remittance Date (net of Expense Fees) over (ii) the sum of (A) the amounts payable to the Certificates pursuant to Section 4.02(a)(i) on such Distribution Date, (B) any Net Swap Payments to the Swap Provider and (C) any Swap Termination Payment (other than a Defaulted Swap Termination Payment) payable to the Swap Provider from Available Funds.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Transfer Affidavit: As defined in Section 5.02(c).

            Transferor Certificate: As defined in Section 5.02(b).

            Trigger Event: Either a Cumulative Loss Trigger Event or a Delinquency Loss Trigger Event.

            Trust: The express trust created hereunder in Section 2.01(c).

            Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all principal outstanding as the close of business on the Cut-off Date (after giving effect to payments of principal due on or prior to the Cut-off Date, whether or not received) and interest due and accrued on the Mortgage Loan after the Cut-off Date (or, if the Due Date for any Mortgage Loan is other than on the first day of the month, after the Due Date immediately preceding the Cut-off Date); (ii) the Collection Accounts, the Excess Reserve Fund Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Closing Date Deposit Amount; (v) the Swap Assets; (vi) the Depositor's rights under the Representations and Warranties Agreement; (vii) the Interest Rate Cap Agreement; and (viii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

            Trust REMIC: Any of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC, or the Class X REMIC, as applicable.

            Trustee: Deutsche Bank National Trust Company, a national banking association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

            Underwriters' Exemption: Any exemption listed under footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487
(2002), or any successor exemption.

            Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

            Unpaid Realized Loss Amount: With respect to any Class of Subordinated Certificates and as to any Distribution Date, is the excess of (i) the Applied Realized Loss Amounts with respect to such Class over (ii) the sum of (a) all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates, and (b) the amount by which the Class Certificate Balance of such Class has been increased due to the distribution of any Subsequent Recoveries on all previous Distribution Dates. Any amounts distributed to a Class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such Class.

            Upper-Tier CarryForward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Upper-Tier Interest Rate for the Class of Corresponding Upper-Tier REMIC Regular Interest is based upon the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate, the excess, if any, of (i) the amount of interest such Class of Upper-Tier Regular Interest would otherwise be entitled to receive on such Distribution Date had such Upper-Tier REMIC Regular Interest not been subject to the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate, over (ii) the amount of interest payable on such Class of Upper-Tier Regular Interest on such Distribution Date taking into account the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate and (B) the Upper-Tier CarryForward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Upper-Tier Interest Rate for such Class of Certificates for such Distribution Date, without giving effect to the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate.

            Upper-Tier Interest Rate: As described in the Preliminary Statement.

            Upper-Tier Regular Interest: As described in the Preliminary Statement.

            Upper-Tier REMIC: As described in the Preliminary Statement.

            Upper-Tier REMIC Loan Group I Rate: As described in the Preliminary Statement.

            Upper-Tier REMIC Loan Group II Rate: As described in the Preliminary Statement.

            Upper-Tier REMIC WAC Rate: For any Distribution Date, the weighted average of the Lower-Tier Interest Rates on the Lower-Tier Regular Interests (other than the Class LT-IO Interest) as of the first day of the related Interest Accrual Period, weighted on the basis of the Lower-Tier Principal Amounts of such Lower-Tier Regular Interests as of the first day of the related Interest Accrual Period.

            U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            WAC Cap: With respect to the Mortgage Loans as of any Distribution Date, the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Mortgage Loans minus the Swap Payment Rate, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. With respect to the first Due Period and the first Distribution Date only, the WAC Cap shall be reduced by a fraction, the numerator of which is the Closing Date Deposit Amount and the denominator of which is the Cut-off Date Pool Principal Balance.

            Wells Fargo: Wells Fargo Bank, National Association, a national banking association, and its successors in interest.

            WHFIT: A "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations section 1.671-5(b)(22) or successor provisions.

            WHFIT Regulations: Treasury Regulations section 1.671-5, as amended.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund. On the Closing Date, the Depositor shall pay, without any right of reimbursement from the Trust, to the Cap Provider the "Fixed Amount" (as defined in the Interest Rate Cap Agreement) due and payable to the Cap Provider pursuant to the terms of the Interest Rate Cap Agreement.

            (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _____________, without recourse" and signed (which may be by facsimile signature) in the name of the last endorsee by an authorized officer. To the extent that there is no room on the face of the Mortgage Note for endorsements, the endorsement may be contained on an allonge, unless the Trustee is advised in writing by the Original Loan Seller or the Depositor that state law does not so allow;

            (ii) the original of any guaranty executed in connection with the Mortgage Note, if any;

            (iii) the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If, in connection with any Mortgage Loan, the original Mortgage cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Depositor shall deliver or cause to be delivered to the Trustee a photocopy of such Mortgage certified by the Original Loan Seller or the Depositor, title company, escrow company or attorney, as applicable, to be a true and complete copy of such Mortgage and shall forward or cause to be forwarded to the Trustee such original recorded Mortgage within 14 days following the Original Loan Seller's or the Depositor's receipt of such Mortgage from the applicable public recording office; or in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

            (v) the original Assignment of Mortgage for each Mortgage Loan endorsed in blank, which may be included in a blanket assignment or assignments (except with respect to MERS Designated Mortgage Loans);

            (vi) the originals of all intervening assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon or a certified true copy of such intervening assignments of Mortgage submitted for recording, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of Mortgage, the Depositor shall deliver or cause to be delivered a photocopy of such intervening assignment, certified by the Depositor or the Original Loan Seller, title company, escrow company or attorney, as applicable, to be a true and complete copy of such intervening assignment and shall forward or cause to be forwarded to the Trustee such original recorded intervening assignment within 14 days following the Original Loan Seller's or the Depositor's receipt of such from the applicable public recording office; or in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (vii) the original mortgagee title insurance policy, a photocopy of the mortgage title insurance policy, or attorney's opinion of title and abstract of title, or, in the event such title policy is unavailable, a copy of the related policy binder or commitment for title from the title insurance company; and

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

            The Depositor shall cause to be delivered to the Trustee the applicable recorded document promptly upon receipt from the respective recording office.

            If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Servicer shall take all reasonable actions as are necessary at the expense of the Depositor to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

            From time to time, the Depositor or the applicable Servicer, as applicable, shall forward to the Trustee additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan in accordance with the terms of this Agreement upon receipt of such documents. All such mortgage documents held by the Trustee as to each Mortgage Loan shall constitute the "Custodial File".

            On or prior to the Closing Date, the Depositor shall deliver or cause the Sponsor to deliver to the Trustee Assignments of Mortgages, in blank, for each Mortgage Loan. The Depositor shall cause the Assignments of Mortgages and complete recording information to be provided to the applicable Servicer in a reasonably acceptable manner. No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the applicable Servicer of the complete recording information for a Mortgage, the applicable Servicer shall promptly submit or cause to be submitted for recording, at the expense of the Depositor and at no expense to the Trust Fund, the Trustee, or the applicable Servicer, in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan (i) if the Trustee and each Rating Agency have received an Opinion of Counsel, satisfactory in form and substance to the Trustee and each Rating Agency to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note, (ii) if such Mortgage Loan is a MERS Designated Mortgage Loan or (iii) if the Rating Agencies have each notified the Depositor in writing that not recording any such Assignments of Mortgage would not cause the initial ratings on any LIBOR Certificates to be downgraded or withdrawn; provided, however, that no Servicer shall be held responsible or liable for any loss that occurs because an Assignment of Mortgage was not recorded, but only to the extent the applicable Servicer does not have prior knowledge of the act or omission that causes such loss. Unless the Depositor gives the Servicers notice to the contrary, the Depositor is deemed to have given the Servicers notice that the condition set forth in clause (iii) above is applicable. However, with respect to the Assignments of Mortgage referred to in clauses (i) and (ii) above, if foreclosure proceedings occur against a Mortgaged Property, the applicable Servicer shall record such Assignment of Mortgage at the expense of the Depositor (and at no expense to such Servicer). If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to "Deutsche Bank National Trust Company, as trustee under the Pooling and Servicing Agreement dated as of May 1, 2007, Morgan Stanley ABS Capital I Inc. Trust 2007-NC3." In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Depositor shall promptly cause to be delivered a substitute Assignment of Mortgage to cure such defect and thereafter cause each such assignment to be duly recorded.

            In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within one year following the date such Mortgage Loan was sold by the Original Loan Seller to the Sponsor, and in the event that the Sponsor does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Depositor, the related Mortgage Loan shall, upon the request of the Depositor, be repurchased by the Sponsor pursuant to the Representations and Warranties Agreement at the price and in the manner specified in Representations and Warranties Agreement. The foregoing repurchase obligation shall not apply in the event that the Sponsor cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the Sponsor shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the Sponsor, confirming that such document has been accepted for recording.

            Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Sponsor shall be deemed to have been satisfied upon delivery by the Sponsor to the Trustee prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

            On or prior to the Closing Date, the Depositor shall deliver to the Trustee, a copy of the Mortgage Loan Schedule in an electronic, machine readable medium in a form acceptable to the Depositor and the Trustee.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "MORGAN STANLEY ABS CAPITAL I INC. TRUST 2007-NC3" and Deutsche Bank National Trust Company is hereby appointed as Trustee in accordance with the provisions of this Agreement. The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including without limitation, the requirement that no Mortgage Loan be a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 be governed by the Georgia Fair Lending Act. The Trust's fiscal year is the calendar year.

            (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans and the Representations and Warranties Agreement) pursuant to Section 2.01(a). The Securities Administrator on behalf of the Trust is hereby directed to enter into the Interest Rate Swap Agreement and the Interest Rate Cap Agreement.

            (e) The Depositor shall use reasonable effort to assist the Trustee in enforcing the obligations of the Sponsor under the Representations and Warranties Agreement.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Trustee shall acknowledge, on the Closing Date, receipt by the Trustee of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee shall maintain possession of the related Mortgage Notes in the State of California unless otherwise permitted by the Rating Agencies. Furthermore, the Trustee solely in its capacity as trustee hereunder, and on behalf of the Trust, hereby assumes the obligations of the Depositor under the Representations and Warranties Agreement from and after the Closing Date and solely insofar as they relate to the Mortgage Loans.

            As provided above, in connection with the Closing Date, the Trustee shall be required to deliver via facsimile or electronically in .pdf format (with original to follow the next Business Day) to the Depositor and the Servicers an Initial Certification on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each applicable Mortgage Loan. The Trustee shall not be responsible to verify the validity, sufficiency, genuineness, perfection or priority of any document in any Custodial File.

            Within 90 days after the Closing Date, the Trustee shall, for the benefit of the Holders of the Certificates, ascertain that all documents identified in the Document Certification and Exception Report in the form attached hereto as Exhibit F, are in its possession, and shall deliver to the Depositor and the Servicers, a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, to the effect that, as to each applicable Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents identified in the Document Certification and Exception Report and required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2), (7) and (9) of the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information set forth in the Custodial File; and (iv) each Mortgage Note has been endorsed as provided in
Section 2.01 of this Agreement. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            Within 90 days after the Closing Date, the applicable Servicer (for the benefit of the Holders of the Certificates, based solely on the list of MERS Designated Mortgage Loans and screen printouts from the MERS(R) System provided to such Servicer by the Original Loan Seller or the Depositor no later than 45 days after the Closing Date) shall confirm, on behalf of the Trust, that the Trustee is shown as the Investor with respect to each MERS Designated Mortgage Loan on such screen printouts. If the Trustee is not shown as the Investor with respect to any MERS Designated Mortgage Loans on such screen printouts, the applicable Servicer shall promptly notify the Depositor of such fact, and the Depositor shall then either cure such defect or repurchase such Mortgage Loan in accordance with Section 2.03.

            The Trustee shall retain possession and custody of the Custodial File in accordance with and subject to the terms and conditions set forth herein. The applicable Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of such Servicer from time to time.

            The Depositor shall use reasonable efforts to cause the Sponsor to deliver to the applicable Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Trustee, including but not limited to such documents as the title insurance policy and any other Mortgage Loan Documents upon return from the public recording office. The Depositor shall use reasonable efforts to cause the Sponsor to deliver such documents, at the Sponsor's expense, to the applicable Servicer and in no event shall such Servicer be responsible for any expenses relating to such delivery obligation.

            Section 2.03 Representations and Warranties; Remedies for Breaches of Representations and Warranties with Respect to the Mortgage Loans. (a) Saxon hereby makes the representations and warranties set forth in Schedules II and II-A hereto to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the dates set forth in such Schedules. Countrywide Servicing in its capacity as Servicer hereby makes the representations and warranties set forth in Schedule IV hereto to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the dates set forth in such Schedule.

            (b) [Reserved]

            (c) [Reserved]

            (d) The Depositor hereby makes the representations and warranties set forth in Schedule III hereto to the Master Servicer, the Securities Administrator and the Trustee as of the dates set forth in such Schedule.

            (e) It is understood and agreed by the parties hereto that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee, and shall inure to the benefit of the parties to whom the representations and warranties were made notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of the parties to this Agreement of a breach of any of the foregoing representations and warranties that materially and adversely affect the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the party discovering such breach shall give prompt written notice to the other parties hereto.

            (f) Upon discovery by any of the parties hereto of a breach of a representation or warranty made by the Depositor under this Agreement that materially and adversely affects the value of any Mortgage Loan or the interests of the Trustee or the Certificateholders therein, the party discovering such breach shall give prompt written notice thereof to the other applicable parties (including, without limitation, the Depositor, the Securities Administrator and the Trustee).

            (g) Within 60 days of the earlier of either discovery by or notice to the Depositor of any breach of a representation or warranty set forth on
Schedule III hereto that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the Depositor shall use its best efforts to promptly cure such breach in all material respects and, if such defect or breach cannot be remedied, the Depositor shall purchase such Mortgage Loan at the Repurchase Price or, if permitted hereunder, substitute a Substitute Mortgage Loan for such Mortgage Loan.

            (h) [Reserved]

            (i) In the event any Mortgage Loan does not conform to the requirements as determined in the Trustee's review of the related Custodial File, the Trustee shall notify the applicable Servicer and the Depositor by delivery of the certification of the Trustee required by Section 2.02 to such parties, which shall be a request that the Depositor correct or cure, or cause to be corrected or cured such defect. If such defect cannot be cured, the Depositor shall cause the Sponsor to repurchase the Mortgage Loan (a "Deleted Mortgage Loan") at the Repurchase Price or, if permitted hereunder, substitute a Substitute Mortgage Loan for such Mortgage Loan.

            (j) [Reserved]

            (k) [Reserved]

            (l) Based upon information provided by the Depositor or the Original Loan Seller, as applicable, the applicable Servicer shall include information regarding the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans in its Servicer Remittance Report delivered to the Master Servicer pursuant to Section 4.03(e) (with copies to the Trustee) for the Determination Date immediately following the receipt of such information, to the extent such information is required to be included in the Servicer Remittance Report. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and, if the substitution is made by the Sponsor or the Depositor, as applicable, the Sponsor or the Depositor, as applicable, shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to the Representations and Warranties Agreement with respect to such Substitute Mortgage Loan. Upon receipt of a Request for Release in connection with any such substitution and certification by the applicable Servicer to the Trustee that the deposit into the applicable Collection Account of the amount required to be deposited therein in connection with such substitution as described in Section 2.03(l), the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Depositor or the Sponsor, as applicable, and the Trustee shall execute and deliver at the direction of the Depositor, such instruments of transfer or assignment prepared by the Sponsor or the Depositor, as applicable, in each case without recourse, representation or warranty, as shall be necessary to vest title in the Sponsor or the Depositor, as applicable, of the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

            (m) For any month in which the Depositor or the Sponsor substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the applicable Servicer will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate unpaid principal balance of all such Deleted Mortgage Loans. The amount of such shortage, plus an amount equal to the sum of (i) any accrued and unpaid interest on the Deleted Mortgage Loans and (ii) all unreimbursed Servicing Advances with respect to such Deleted Mortgage Loans, or the amount of any similar shortage with respect to a Substitute Mortgage Loan substituted by the Depositor under this Agreement or the Sponsor under the Representations and Warranties Agreement (collectively, the "Substitution Adjustment Amount"), shall be deposited into the applicable Collection Account of the related Servicer by the Sponsor or the Depositor, as applicable, on or before the Distribution Account Deposit Date for the Distribution Date following the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

            (n) Any Mortgage Loan repurchased pursuant to this Section 2.03 or the Representations and Warranties Agreement, as applicable, will be removed from the Trust Fund. The applicable Servicer shall include information regarding such repurchase in its Servicer Remittance Report delivered to the Master Servicer pursuant to Section 4.03(e) (with copies to the Trustee) for the Determination Date immediately following the receipt of information regarding such repurchase, to the extent such information is required to be included in the Servicer Remittance Report. For purposes of determining the applicable Repurchase Price, any such repurchase shall occur or shall be deemed to occur as of the last day of the applicable Prepayment Period.

            (o) In the event that any Mortgage Loan shall have been repurchased pursuant to this Agreement or the Representations and Warranties Agreement, the Repurchase Price therefor shall be deposited by the applicable Servicer in the applicable Collection Account of the related Servicer pursuant to Section 3.10 on or before the Distribution Account Deposit Date for the Distribution Date following the Prepayment Period during which such Mortgage Loan was repurchased and upon such deposit of the Repurchase Price and receipt of a Request for Release in the form of Exhibit J hereto, indicating such deposit, the Trustee shall release the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the applicable Servicer, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, representation or warranty, as shall be necessary to transfer title from the Trustee.

            (p) [Reserved]

            (q) It is understood and agreed by the parties hereto that the obligation of the Depositor under this Agreement or of the Sponsor under the Representations and Warranties Agreement to cure, repurchase or substitute any Mortgage Loan as to which a breach of a representation and warranty has occurred and is continuing, shall constitute the sole remedies against such Persons respecting such breach available to Certificateholders, the Depositor (if applicable), or the Trustee on their behalf.

            The provisions of this Section 2.03 shall survive delivery of the respective Custodial Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed and delivered to or upon the order of the Depositor, the Certificates in authorized Denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

            Section 2.05 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" of each Trust REMIC for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" of the regular interests in each Trust REMIC is the Distribution Date occurring in May 2037, which is the Distribution Date in the month following the month in which the latest maturity date of any Mortgage Loan occurs. Amounts distributable to the Class X Certificates (prior to any reduction for any Basis Risk Payment, Upper-Tier CarryForward Amount, Net Swap Payment or Swap Termination Payment), exclusive of any amounts received from the Swap Provider or the Cap Provider, shall be deemed paid from the Upper-Tier REMIC to the Class X REMIC in respect of the Class UT-X Interest and the Class UT-IO Interest and then from the Class X REMIC in respect of the Class X Interest and the Class IO Interest to the Holders of the Class X Certificates prior to distribution of any Basis Risk Payments or Upper-Tier CarryForward Amounts to the LIBOR Certificates and Net Swap Payments or Swap Termination Payments to the Swap Provider. For federal income tax purposes, any amount distributed on the LIBOR Certificates on any Distribution Date in excess of the amount distributable on their Corresponding Class of Upper-Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Swap Account, as applicable, and any amount distributable on such Corresponding Class of Upper-Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of LIBOR Certificates on such Distribution Date shall be treated as having been paid to the Swap Account, all pursuant to and as further provided in Section 8.13.

            Section 2.06 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee, the Master Servicer, the Securities Administrator and the Servicers that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 12.04.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.06 shall survive delivery of the respective Custodial Files to the Trustee and shall inure to the benefit of the Trustee.

            Section 2.07 Enforcement of Obligations for Breach of Mortgage Loan Representations. Upon discovery by any of the parties hereto of a breach of a representation or warranty made by the Sponsor pursuant to the Representations and Warranties Agreement, the party discovering such breach shall give prompt written notice thereof to the other parties to this Agreement and the Sponsor. The Trustee shall pursue all legal remedies available to the Trustee with respect to such breach under the Representations and Warranties Agreement, as may be necessary or appropriate to enforce the rights of the Trust with respect thereto, if the Trustee has received written notice from the Depositor directing the Trustee to pursue such remedies.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicers to Service Mortgage Loans. (a) For and on behalf of the Certificateholders, each Servicer shall service and administer the Mortgage Loans for which it is acting as Servicer in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

            (i) any relationship that such Servicer, any Subservicer or any Affiliate of such Servicer or any Subservicer may have with the related Mortgagor;

            (ii) the ownership or non-ownership of any Certificate by such Servicer or any Affiliate of such Servicer;

            (iii) such Servicer's obligation to make P&I Advances or Servicing Advances; or

            (iv) such Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, each Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, each Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the applicable Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee. Each Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Each Servicer covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the applicable Servicer can service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement. Each Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Trustee shall execute, at the written request of a Servicer, and furnish to such Servicer and any Subservicer such documents provided to the Trustee as are necessary or appropriate to enable such Servicer or any Subservicer to carry out its servicing and administrative duties hereunder, and the Trustee hereby grants to each Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties, including a power of attorney in the form of Exhibit R hereto to take title to Mortgaged Properties after foreclosure in the name of and on behalf of the Trustee. The Trustee shall execute a separate power of attorney in favor of each Servicer for the purposes described herein to the extent necessary or desirable to enable each Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of any Servicer or any Subservicers under such powers of attorney. Notwithstanding anything contained herein to the contrary, no Servicer or Subservicer shall without the Trustee's consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating such Servicer's or Subservicer's, as applicable, representative capacity, or (ii) take any action with the intent to, or which actually does cause, the Trustee to be registered to do business in any state.

            (b) Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11. Any cost incurred by a Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (c) Notwithstanding anything in this Agreement to the contrary, a Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01 and except for Servicing Advances) and none of the Servicers shall (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions, (iii) except as provided in
Section 3.07(a), waive any Prepayment Charges, or (iv) accept payment from the related Mortgagor of an amount less than the unpaid principal balance of such Mortgage Loan in final satisfaction thereof; provided, however, that the applicable Servicer may take any action set forth in clauses (i) through (iv) with respect to any Mortgage Loan in default or, which in the judgment of such Servicer, a default is reasonably foreseeable, and only to the extent such Servicer determines that such action is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action).

            (d) Each Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release such Servicer from the responsibilities or liabilities arising under this Agreement.

            (e) In the event that the Mortgage Loan Documents relating to any Mortgage Loan contain provisions requiring the related Mortgagor to submit to binding arbitration any disputes arising in connection with such Mortgage Loan, the applicable Servicer shall be entitled to waive any such provisions on behalf of the Trust and to send written notice of such waiver to the related Mortgagor, although the Mortgagor may still require arbitration of such disputes at its option.

            (f) Notwithstanding anything to the contrary contained in Sections 3.02(a), 3.02(d), 3.02(e), 3.03, 3.22, 3.23, 4.03(e), 6.02, 8.12 and 12.14, the
obligations of Countrywide Servicing with respect to Regulation AB and the Countrywide Serviced Mortgage Loans shall be solely as set forth in the Countrywide Amendment Regulation AB with respect to the servicing of the Countrywide Serviced Mortgage Loans; provided that Countrywide Servicing hereby agrees to provide to the Master Servicer any statements of compliance, assessments of compliance, accountants reports on assessment of compliance and any Sarbanes Certifications (as defined in the Countrywide Amendment Regulation
AB) that Countrywide Servicing is required to deliver to the Depositor pursuant to the Countrywide Amendment Regulation AB, Sections 2(d), (e) and (f), at the time such documents are provided to the Depositor.

            Section 3.02 Subservicing Agreements between a Servicer and Subservicers. (a) Each Servicer may enter into subservicing agreements with Subservicers for the servicing and administration of the Mortgage Loans ("Subservicing Agreements"). Each Servicer represents and warrants to the other parties hereto that, except as otherwise set forth herein, no Subservicing Agreement is in effect as of the Closing Date with respect to any Mortgage Loans required to be serviced by it hereunder. The applicable Servicer shall give notice to the Depositor and the Master Servicer of any such Subservicer and Subservicing Agreement, which notice shall contain all information (including without limitation a copy of the Subservicing Agreement) reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). No Subservicing Agreement shall be effective until 30 days after such written notice is received by both the Depositor and the Master Servicer. The Master Servicer shall not be required to review or consent to such Subservicing Agreements and shall have no liability in connection therewith.

            (b) Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. Each Servicer will examine each Subservicing Agreement to which it is a party and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. Each Servicer and the respective Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee. Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to such Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. Each Servicer shall deliver to the Trustee, the Master Servicer and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon such Servicer's execution and delivery of such instruments.

            (c) As part of its servicing activities hereunder, each Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement to which such Servicer is a party, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. Each Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Each Servicer shall cause any Subservicer engaged by such Servicer (or by any Subservicer) for the benefit of the Depositor, the Master Servicer and the Trustee to comply with the provisions of this Section 3.02 and with Sections 3.22, 3.23, 6.02 and 6.05 of this Agreement to the same extent as if such Subservicer were such Servicer, and to provide the information required with respect to such Subservicer under Section 8.12 of this Agreement. Such Servicer shall be responsible for obtaining from each such Subservicer and delivering to applicable Persons any servicer compliance statement required to be delivered by such Subservicer under Section 3.22 and any assessment of compliance report and related accountant's attestation required to be delivered by such Subservicer under Section 3.23, in each case as and when required to be delivered.

            (e) Subject to the conditions set forth in this Section 3.02(e), each Servicer and any Subservicer engaged by such Servicer is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. Such Servicer shall promptly upon request provide to the Depositor or the Master Servicer a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Servicer or any such Subservicer, specifying no later than the date specified for delivery of the annual report on assessment of compliance set forth in
Section 3.23(b) (i) the identity of each such Subcontractor, if any, that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (i) of this paragraph. As a condition to the utilization by such Servicer or any such Subservicer of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, such Servicer shall cause any such Subcontractor used by such Servicer (or by any such Subservicer) for the benefit of the Depositor, the Master Servicer and the Trustee to comply with the provisions of Section 3.23 of this Agreement to the same extent as if such Subcontractor were such Servicer. Such Servicer shall be responsible for obtaining from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 3.23, in each case as and when required to be delivered.

            Notwithstanding the foregoing, if a Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Subservicer for purposes of this Agreement, the engagement of such Subservicer shall not be effective unless and until notice is given pursuant to Section 3.02(a) and such Servicer shall comply with Section 3.02(d) with respect thereto.

            Section 3.03 Successor Subservicers. Each Servicer shall be entitled to terminate any Subservicing Agreement to which such Servicer is a party and the rights and obligations of any Subservicer pursuant to any such Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement; provided, however, that the termination, resignation or removal of a Subservicer shall not be effective until 30 days after written notice is received by the Depositor and the Master Servicer that contains all information reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the applicable Servicer party to the related Subservicing Agreement without any act or deed on the part of such Subservicer or such Servicer, and such Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

            Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Master Servicer without fee, in accordance with the terms of this Agreement, in the event that the Servicer who is party to the related Subservicing Agreement shall, for any reason, no longer be a Servicer (including termination due to an Event of Default).

            Section 3.04 Liability of the Servicers. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, such Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering such Mortgage Loans. Each Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of such Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            Section 3.05 No Contractual Relationship between Subservicers, the Master Servicer and the Trustee. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the related Servicer alone, and neither the Trustee nor the Master Servicer (or any other successor to such Servicer) shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. Each Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether such Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.06 Assumption or Termination of Subservicing Agreements by Master Servicer. In the event a Servicer at any time shall for any reason no longer be a Servicer (including by reason of the occurrence of an Event of Default), the Master Servicer, or its designee, or another successor Servicer if the successor is not the Master Servicer, shall thereupon assume all of the rights and obligations of such Servicer under each Subservicing Agreement that such Servicer may have entered into, with copies thereof provided to the Master Servicer, or another successor Servicer if the successor is not the Master Servicer, prior to the Master Servicer, or such other successor Servicer if the successor is not the Master Servicer, assuming such rights and obligations, unless the Master Servicer elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

            Upon such assumption, the Master Servicer shall be deemed, subject to Section 3.03, to have assumed all of such Servicer's interest therein and to have replaced such Servicer as a party to each Subservicing Agreement to which the predecessor servicer was a party to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) such Servicer shall not thereby be relieved of any liability or obligations under any such Subservicing Agreement that arose before it ceased to be a Servicer and (ii) none of the Depositor, the Master Servicer, the Trustee, their designees or any successor to such Servicer shall be deemed to have assumed any liability or obligation of such Servicer that arose before it ceased to be a Servicer.

            Each Servicer at its expense shall, upon request of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement to which it is a party and the Mortgage Loans then being serviced by it and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

            Section 3.07 Collection of Certain Mortgage Loan Payments. (a) Each Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, each Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the Due Dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the applicable Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which such Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding anything in this Agreement to the contrary, a Servicer may waive, or permit a Subservicer to waive, in whole or in part, a Prepayment Charge only under the following circumstances:
(i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of such Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan; provided, however, that the applicable Servicer or Subservicer may (and with respect to any Group I Mortgage Loan shall) waive such Prepayment Charge if the Mortgage Loan is accelerated or paid-off in connection with the workout of a delinquent Mortgage Loan or due to the related Mortgagor's default, notwithstanding that the terms of the Mortgage Loan or federal or state law might permit the imposition of such Prepayment Charge, (ii) such Prepayment Charge is not permitted to be collected by applicable federal, state or local law or regulation or (iii) the collection of such Prepayment Charge would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters. If a Prepayment Charge is waived other than as permitted by the prior sentence, then the applicable Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the related Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the related Collection Account; provided, however, that the applicable Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule in effect at such time.

            (b) (i) The Securities Administrator shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to receive any Basis Risk Payment and any Interest Rate Cap Payment and to secure their limited recourse obligation to pay to the LIBOR Certificateholders Basis Risk CarryForward Amounts (prior to using any Net Swap Receipts). For the avoidance of doubt, any Basis Risk CarryForward Amounts shall be paid to the LIBOR Certificates first from the Excess Reserve Fund Account and then from the Swap Account.

            (ii) On each Distribution Date, the Securities Administrator shall deposit the amount of any Basis Risk Payment and any Interest Rate Cap Payment made for the benefit of the LIBOR Certificates for such date into the Excess Reserve Fund Account.

            (c) (i) On each Distribution Date on which there exists a Basis Risk CarryForward Amount on any Class of Certificates, the Securities Administrator shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(U), the lesser of (x) the Class X Distributable Amount (without regard to the reduction in clause
(iii) in the definition thereof) (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(T)) and (y) the aggregate Basis Risk CarryForward Amounts for such Distribution Date and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the Basis Risk CarryForward Amount. Such payments, along with payments from the Swap Account, shall be allocated to those Classes on a pro rata basis based upon the amount of Basis Risk CarryForward Amount owed to each such Class and shall be paid in the priority set forth in Sections 4.02(a)(iii)(V) and (W).

            (ii) The Securities Administrator shall account for the Excess Reserve Fund Account as an asset of the Grantor Trust and not an asset of any Trust REMIC. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders. For all federal tax purposes, amounts transferred by the Upper-Tier REMIC to the Excess Reserve Fund Account shall be treated as distributions by the Securities Administrator to the Class X Certificateholders.

            (iii) Any Basis Risk CarryForward Amounts paid by the Securities Administrator to the LIBOR Certificateholders shall be accounted for by the Securities Administrator as amounts paid first to the Holders of the Class X Certificates and then to the respective Class or Classes of LIBOR Certificates. In addition, the Securities Administrator shall account for the LIBOR Certificateholders" rights to receive payments of Basis Risk CarryForward Amounts (along with payments of Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts from the Swap Account) and the obligation to pay Class IO Shortfalls as rights and obligations under a notional principal contract between the Class X Certificateholders and the Holders of the LIBOR Certificates.

            (iv) Notwithstanding any provision contained in this Agreement, the Securities Administrator shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this
      Section 3.07(c) and Sections 4.02(a)(iii)(V) and (Y).

            (d) The Securities Administrator shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Depositor shall cause to be deposited into the Distribution Account on the Closing Date the Closing Date Deposit Amount. The Master Servicer shall, promptly upon receipt, deposit in the Distribution Account and the Securities Administrator shall retain therein the following:

            (i) the aggregate amounts remitted by the Servicers to the Master Servicer pursuant to Section 3.11;

            (ii) any amounts deposited by the Servicers pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that any Servicer shall remit any amount not required to be remitted, it may at any time direct the Master Servicer in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Master Servicer which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Securities Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

            In order to comply with its duties under the USA Patriot Act of 2001, the Securities Administrator shall obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party's name, address and other identifying information.

            (e) The Securities Administrator may invest the funds in the Distribution Account, in one or more Permitted Investments, in accordance with
Section 3.12. Each Servicer shall direct the Master Servicer to instruct the Securities Administrator to withdraw from the Distribution Account and to remit to such Servicer no less than monthly, all income and gain realized from the investment of the portion of funds deposited in the Distribution Account by such Servicer (except during the Master Servicer Float Period). The Securities Administrator may withdraw from the Distribution Account any income or gain earned from the investment of funds deposited therein during the Master Servicer Float Period for its own benefit.

            (f) Each Servicer shall give notice to the Master Servicer, and the Master Servicer shall give notice to each Rating Agency and the Depositor of any proposed change of the location of the related Collection Account within a reasonable period of time prior to any change thereof.

            (g) In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such party's complete name, address, tax identification number and such other identifying information together with copies of such party's constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

            Section 3.08 Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more segregated accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the related Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the related Collection Account of the applicable Servicer or remit such proceeds to such Servicer for deposit in the related Collection Account of such Servicer not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, such Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) Each Servicer shall enforce the obligations under each paid-in-full, life-of-the-loan tax service contract in effect with respect to each First Lien Mortgage Loan (each, a "Tax Service Contract") serviced by such Servicer. Each Tax Service Contract shall be assigned to the Master Servicer, or a successor Servicer at the applicable Servicer's expense in the event that a Servicer is terminated as Servicer of the related Mortgage Loan.

            (b) To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) above, each Servicer undertakes to perform such functions with respect to the Mortgage Loans serviced by such Servicer. To the extent the related Mortgage provides for Escrow Payments, the related Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated accounts (the "Escrow Accounts"), which shall be Eligible Accounts. Each Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day (two Business Days in the case of Saxon) after such Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days (one Business Day in the case of Saxon) after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items;
(ii) reimburse such Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section
3.13 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account; (v) clear and terminate the Escrow Account at the termination of such Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement; (vi) to transfer such funds to a replacement Escrow Account that meets the requirements hereof; or (vii) recover amounts deposited in error. As part of its servicing duties, each Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the applicable Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The applicable Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

            Section 3.10 Collection Accounts. (a) On behalf of the Trustee, each Servicer shall establish and maintain, or cause to be established and maintained, one or more separate Eligible Accounts (each such account or accounts, a "Collection Account"), held in trust for the benefit of the Trustee. On behalf of the Trustee, each Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day (two Business Days in the case of Saxon) after such Servicer's receipt thereof, and shall thereafter deposit in the related Collection Account, in no event more than two Business Days (one Business Day in the case of Saxon) after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

            (iii) all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with Accepted Servicing Practices and Liquidation Proceeds;

            (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the related Collection Account;

            (v) any amounts required to be deposited by such Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

            (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement; and

            (vii) all Prepayment Charges collected or paid (pursuant to Section 3.07(a)) by such Servicer.

            The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by each Servicer in the related Collection Account and shall, upon collection, belong to the applicable Servicer as additional compensation for its servicing activities. In the event a Servicer shall deposit in the related Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from its Collection Account, any provision herein to the contrary notwithstanding.

            (b) Funds in the Collection Accounts may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. Each Servicer shall give notice to the Master Servicer of the location of the related Collection Account maintained by it when established and prior to any change thereof in accordance with Section 3.07(f).

            Section 3.11 Withdrawals from the Collection Accounts. (a) Each Servicer shall, from time to time, make withdrawals from the related Collection Account for any of the following purposes or as described in Section 4.01:

            (i) on or prior to each Remittance Date, to remit to the Master Servicer all Available Funds (without reduction for amounts owed to the Depositor, the Securities Administrator, the Master Servicer or the Trustee as provided for in the definition of "Available Funds") in respect of the related Distribution Date together with all amounts representing Prepayment Charges from the Mortgage Loans received by the applicable Servicer during the related Prepayment Period;

            (ii) to reimburse such Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01 (such Servicer's right for recovery or reimbursement has priority over the Trust as stated in the definition of "Available Funds");

            (iii) to pay such Servicer or any Subservicer (a) any unpaid Servicing Fees or (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan serviced by such Servicer or Subservicer, but only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or other amounts as may be collected by such Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property) (such Servicer's right for recovery or reimbursement has priority over the Trust as stated in the definition of "Available Funds");

            (iv) to pay to such Servicer as servicing compensation (in addition to the Servicing Fee) on each Remittance Date any interest or investment income earned on funds deposited in its Collection Account and to withdraw any net Prepayment Interest Excesses in accordance with Section 3.21(b);

            (v) to pay to the Sponsor or the Depositor, as applicable, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement or the Representations and Warranties Agreement, as applicable, all amounts received thereon subsequent to the date of purchase or substitution, as further described herein;

            (vi) to reimburse such Servicer for (A) any P&I Advance or Servicing Advance previously made which such Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01 and (B) any unpaid Servicing Fees related to any Second Lien Mortgage Loan to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Second Lien Mortgage Loan under
      Section 3.11(a)(iii) (such Servicer's right for recovery or reimbursement has priority over the Trust as stated in the definition of "Available Funds");

            (vii) to pay, or to reimburse such Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan serviced by such Servicer pursuant to Section 3.15 (such Servicer's right for recovery or reimbursement has priority over the Trust);

            (viii) to reimburse the Master Servicer, such Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer, such Servicer or the Depositor, as the case may be, pursuant to Section
      6.03 (such Servicer's right for recovery or reimbursement has priority over the Trust as stated in the definition of "Available Funds");

            (ix) to reimburse the Master Servicer, such Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation of the Sponsor or the Depositor, as applicable, that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms of this Agreement or the Representations and Warranties Agreement, as applicable (such Servicer's right for recovery or reimbursement has priority over the Trust as stated in the definition of "Available Funds");

            (x) to withdraw any amounts deposited in the related Collection Account in error;

            (xi) to withdraw any amounts held in the related Collection Account and not required to be remitted to the Master Servicer on the Remittance Date occurring in the month in which such amounts are deposited into such Collection Account, to reimburse such Servicer for unreimbursed P&I Advances;

            (xii) to invest funds in Permitted Investments in accordance with
      Section 3.12; and

            (xiii) to clear and terminate the related Collection Account upon termination of this Agreement.

            To the extent that a Servicer does not timely make the remittance referred to in clause (i) above, such Servicer shall pay the Master Servicer for the account of the Master Servicer interest on any amount not timely remitted at the Prime Rate, from and including the applicable Remittance Date to but excluding the date such remittance is actually made.

            (b) Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii) and (ix) above. Each Servicer shall provide written notification (as set forth in Section 4.01(d)) to the Master Servicer, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the related Collection Account pursuant to subclause (a)(vi) above.

            (c) Each Servicer shall be responsible for reviewing and reconciling the applicable Collection Account in accordance with Accepted Servicing Practices. Each Servicer shall act promptly to resolve any discrepancies.

            Section 3.12 Investment of Funds in the Collection Accounts and the Distribution Account. (a) Each Servicer may invest the funds in the related Collection Account and the related Escrow Account (to the extent permitted by law and the related Mortgage Loan documents) and the Securities Administrator may (but is not obligated to) invest funds in the Distribution Account during the Master Servicer Float Period, and, with respect to the portion of funds in the Distribution Account deposited by a Servicer, shall (except during the Master Servicer Float Period) invest such funds in the Distribution Account at the direction of such Servicer in the Wells Fargo Advantage Prime Investments Money Market Fund (for purposes of this Section 3.12, such Accounts are referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided, however, that the Securities Administrator shall have no obligation to invest funds deposited into the Distribution Account by a Servicer on the Remittance Date later than 10:00 a.m. (Pacific Standard Time). If no investment instruction is given in a timely manner, the Securities Administrator shall hold the funds in the Distribution Account uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account (other than investments made during the Master Servicer Float Period) shall be made in the name of the Securities Administrator in Permitted Investments selected by the applicable Servicer. The applicable Servicer shall be entitled to the income from such related investment (except with respect to investment direction of funds and any income and gain realized on any investment in the Distribution Account during the Master Servicer Float Period, which shall be for the sole benefit of the Securities Administrator) and any certificate or other instrument evidencing any such investment shall be delivered directly to the applicable Servicer, or with respect to investments during the Master Servicer Float Period, the Securities Administrator or its agent (with a copy to the Securities Administrator or its agent if related to investment of funds in the Distribution Account not during the Master Servicer Float Period), together with any document of transfer necessary to transfer title to such investment to the applicable Servicer, or with respect to investments during the Master Servicer Float Period, the Securities Administrator or its agent. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the applicable Servicer, or with respect to investments during the Master Servicer Float Period, the Securities Administrator may:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in an Investment Account.

            (b) All income and gain realized from the investment of funds deposited in the related Collection Account or Escrow Account held by or on behalf of the related Servicer, shall be for the benefit of such Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. Such Servicer shall deposit in its Collection Account or Escrow Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (c) All income and gain realized from the investment of the portion of funds deposited in the Distribution Account by a Servicer and held by the Securities Administrator, shall be for the benefit of such Servicer (except for any income or gain realized from the investment of funds on deposit in the Distribution Account during the Master Servicer Float Period, which shall be for the benefit of the Securities Administrator) and shall be subject to the Securities Administrator's withdrawal in the manner set forth in Section 3.07(e). Each Servicer shall deposit in the Distribution Account (except with respect to losses incurred during the Master Servicer Float Period) the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (e) The Securities Administrator shall not be liable for the amount of any loss incurred with respect of any investment or lack of investment of funds held in any Investment Account or the Distribution Account (except that if any losses are incurred from the investment of funds deposited in the Distribution Account during the Master Servicer Float Period, the Securities Administrator shall be responsible for reimbursing the Trust for such loss immediately upon realization of such loss) if made in accordance with this
Section 3.12.

            (f) The Securities Administrator or its Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Securities Administrator's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

            Section 3.13 Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage. (a) Each Servicer shall cause to be maintained for each Mortgage Loan serviced by such Servicer fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan,
(ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and
(iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Each Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property serviced by such Servicer in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property. Each Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by any Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that such Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the related Collection Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by any Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Master Servicer, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to the applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the applicable Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

            In the event that any Servicer shall obtain and maintain a blanket policy with an insurer either (i) acceptable to Fannie Mae or Freddie Mac or
(ii) having a General Policy Rating of B:III or better from Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case such Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the related Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, each Servicer agrees to prepare and present, on behalf of itself and the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (b) Each Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of such Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall provide the Master Servicer upon request with copies of any such insurance policies and fidelity bond. Each Servicer shall be deemed to have complied with this provision if an Affiliate of the applicable Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to such Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days" prior written notice to the Trustee and the Master Servicer. Each Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

            Section 3.14 Enforcement of "Due-on-Sale" Clauses; Assumption Agreements. Each Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "Due-on-Sale" clause, if any, applicable thereto; provided, however, that no Servicer shall be required to take such action if, in its sole business judgment, such Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If a Servicer reasonably believes it is unable under applicable law to enforce such "Due-on-Sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, such Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Each Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of such Servicer and such substitution is in the best interest of the Certificateholders as determined by such Servicer. In connection with any assumption, modification or substitution, such Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. No Servicer shall take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by a Servicer in respect of an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. Each Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed and shall forward to the Trustee, the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, a Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 3.15 Realization upon Defaulted Mortgage Loans. Each Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. Each Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Securities Administrator, taking into account, among other things, the timing of foreclosure proceedings; provided, however, with respect to any Second Lien Mortgage Loan for which the related first lien mortgage loan is not included in the Trust Fund, if, after such Mortgage Loan becomes 180 days or more delinquent, the applicable Servicer determines that a significant net recovery is not possible through foreclosure, such Mortgage Loan may be charged off and the Mortgage Loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage from an uninsured cause, a Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Securities Administrator, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by such Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. Each Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

            The proceeds of any liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the applicable Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to reimburse the applicable Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; third, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a liquidation or REO Disposition; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the applicable Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of the recovery so allocated to interest at the Mortgage Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the applicable Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Securities Administrator in accordance with the provisions of Section 4.02, subject to Section 3.17(f) with respect to certain excess recoveries from an REO Disposition.

            Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event a Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee or the Master Servicer otherwise requests, such Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, such Servicer shall promptly provide the Trustee, the Master Servicer and the Depositor with a written report of the environmental inspection.

            After reviewing the environmental inspection report, the applicable Servicer shall determine consistent with Accepted Servicing Practices how such Servicer shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the applicable Servicer determines, consistent with Accepted Servicing Practices, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.11. In the event the applicable Servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.11. The Trustee shall not be responsible for any determination made by the applicable Servicer pursuant to this paragraph or otherwise.

            In the event Saxon or Countrywide Servicing elects to charge-off a Second Lien Mortgage Loan 180 days or more delinquent pursuant to this Section 3.15, no Second Lien Mortgage Loan shall be characterized as a Liquidated Mortgage Loan, unless the Depositor consents in writing to such characterization after Saxon or Countrywide Servicing, as applicable, has provided the Depositor with a combined equity analysis of such Second Lien Mortgage Loan and the related first lien mortgage loan; provided, that if the Depositor has failed to notify Saxon or Countrywide Servicing, as applicable, within 3 Business Days of receipt of such combined equity analysis, then the Depositor shall be deemed to have consented to such characterization. In the event Saxon or Countrywide Servicing elects to charge off a Second Lien Mortgage Loan 180 days or more delinquent pursuant to this Section 3.15, Saxon or Countrywide Servicing, as applicable, shall notify the Master Servicer of such election, which notice may be provided in a Servicer Remittance Report delivered pursuant to Section 4.03(d).

            Section 3.16 Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, the applicable Servicer will deposit all amounts received in connection with such payment which are required to be deposited in the related Collection Account pursuant to Section 3.10 and shall request delivery to it of the Custodial File by submitting a Request for Release (in writing or an electronic format acceptable to the Trustee) to the Trustee. Upon receipt of such Request for Release, the Trustee shall promptly release the related Custodial File to such Servicer within five (5) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Collection Account or to the Trustee.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Trustee shall, upon request of a Servicer and delivery to the Trustee of a Request for Release in written or electronic form, release the related Custodial File to such Servicer, and the Trustee shall, at the direction of such Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and such Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the applicable Servicer to return each and every document previously requested from the Custodial File to the Trustee when the need therefor by such Servicer no longer exists, unless the Mortgage Loan has been charged off or liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the related Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non- judicially, and such Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was charged off or liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the applicable Servicer or its designee upon request therefor. Upon receipt of a Request for Release under this Section 3.16, the Trustee shall deliver the related Custodial File to the requesting Servicer; provided, however, that in the event a Servicer has not previously received copies of the relevant Mortgage Loan Documents necessary to service the related Mortgage Loan in accordance with Accepted Servicing Practices, the Depositor shall reimburse the Trustee for any overnight courier charges incurred for the requested Custodial Files.

            Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the applicable Servicer copies of any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to such Servicer a power of attorney sufficient to authorize such Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.17 Title, Conservation and Disposition of REO Property.
(a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the applicable Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders. Upon written request by the applicable Servicer, the Trustee shall provide such Servicer with a power of attorney prepared by such Servicer with respect to such REO Property in the form of Exhibit R.

            (b) Each Servicer shall manage, conserve, protect and operate each related REO Property for the Trustee solely for the purpose of its prompt disposition and sale. Each Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as such Servicer deems to be in the best interest of the Trustee. An independent contractor, as the agent of Saxon, may be retained by Saxon to perform functions relating to the title, management and disposition of REO Property. Saxon shall be responsible for such independent contractor's fees and expenses relating to a REO Property and shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property, as Servicing Advances or, if applicable, as Nonrecoverable Servicing Advances. The Trustee shall have no obligations with respect to any REO Dispositions.

            (c) Each Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the related Collection Account.

            (d) Each Servicer shall deposit net of reimbursement to such Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited, in no event more than two (2) Business Days following such Servicer's receipt thereof, in the related Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

            (e) Each Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

            (f) Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan, plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition, shall be retained by the applicable Servicer as additional servicing compensation.

            (g) Each Servicer shall use its reasonable best efforts, to sell, or cause its Subservicer to sell, in accordance with Accepted Servicing Practices, any REO Property serviced by such Servicer or Subservicer as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by Pooling-Tier REMIC-1 unless (i) such Servicer applies for and receives an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) such Servicer obtains an Opinion of Counsel, addressed to the Depositor, the Trustee, the Master Servicer and such Servicer, to the effect that the holding by Pooling-Tier REMIC-1 of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. Each Servicer shall manage, conserve, protect and operate each REO Property serviced by such Servicer for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by Pooling-Tier REMIC-1 of any "income from non permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the applicable Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

            Section 3.18 Notification of Adjustments. With respect to each Adjustable Rate Mortgage Loan, the applicable Servicer shall adjust the Mortgage Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. In the event that an Index becomes unavailable or otherwise unpublished, the related Servicer shall select a comparable alternative index over which it has no direct control and which is readily verifiable. Each Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled Payment adjustments. Each Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by a Servicer or the receipt of notice from the Master Servicer that a Servicer has failed to adjust a Mortgage Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, such Servicer shall deposit in the related Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

            Section 3.19 Access to Certain Documentation and Information Regarding the Mortgage Loans. The applicable Servicer shall provide, or cause any Subservicer to provide, to the Depositor and the Trustee, and at the request of the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon five (5) Business Days prior written request and during normal business hours at the offices of the applicable Servicer or any Subservicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            Section 3.20 Documents, Records and Funds in Possession of the Servicers to Be Held for the Trustee. Each Servicer shall account fully to the Master Servicer for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan serviced by such Servicer. All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in its Collection Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in any Collection Account, the Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Securities Administrator for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

            Section 3.21 Servicing Compensation. (a) As compensation for its activities hereunder, each Servicer shall, with respect to each Mortgage Loan serviced by it, be entitled to retain from deposits to its Collection Account and from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, each Servicer shall be entitled to recover unpaid Servicing Fees out of related late collections to the extent permitted in Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of a Servicer's responsibilities and obligations under this Agreement; provided, however, that each Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

            (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by a Servicer only to the extent such fees or charges are received by such Servicer. Each Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the related Collection Account, and pursuant to Section 3.07(e), to direct the Master Servicer to instruct the Securities Administrator to withdraw from the Distribution Account and remit to the applicable Servicer (except for monies invested during the Master Servicer Float Period), as additional servicing compensation, interest or other income earned on the related portions of deposits therein. Each Servicer shall also be entitled, as additional servicing compensation, to interest or other income earned on deposits in the related Escrow Account (to the extent permitted by law and the related Mortgage Loan documents) in accordance with Section 3.12. Each Servicer shall also be entitled to retain net Prepayment Interest Excesses (to the extent not required to offset Prepayment Interest Shortfalls), but only to the extent such amounts are received by such Servicer.

            (c) Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by such Servicer), and shall not be entitled to reimbursement therefor from the Trust Fund except as specifically provided in Section 3.11.

            Section 3.22 Annual Statement as to Compliance. Each Servicer, the Securities Administrator and the Master Servicer shall deliver or cause to be delivered, and shall cause each Subservicer engaged by such Servicer to deliver or cause to be delivered to the Master Servicer (and the Master Servicer shall deliver or otherwise make available to the Depositor, the Securities Administrator, the Rating Agencies and the Trustee) on or before March 5th (March 15th with respect to Saxon) of each calendar year, commencing in 2008, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Securities Administrator, the Master Servicer, such Servicer or Subservicer, as applicable, during the preceding calendar year and of its performance under this Agreement or the applicable Subservicing Agreement, as the case may be, has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Securities Administrator, the Master Servicer, such Servicer or Subservicer, as applicable, has fulfilled all of its obligations under this Agreement or the applicable Subservicing Agreement, as the case may be, in all material respects, throughout such year, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officers and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor shall review each such Officer's Certificate and, if applicable, consult with the Securities Administrator, the Master Servicer, the applicable Servicer or Subservicer as to the nature of any defaults by the Securities Administrator, the Master Servicer, the applicable Servicer or any related Subservicer in the fulfillment of any of the Securities Administrator's, the Master Servicer's, such Servicer's or any related Subservicer's obligations. The obligations of the Securities Administrator, the Master Servicer, each Servicer and each Subservicer under this Section 3.22 apply to the Securities Administrator, the Master Servicer, each Servicer and each Subservicer that serviced a Mortgage Loan during the applicable period, whether or not the Securities Administrator, the Master Servicer, such Servicer or such Subservicer is acting as Securities Administrator, Master Servicer, a Servicer or a Subservicer at the time such Officer's Certificate is required to be delivered. None of the Servicers or Subservicers, the Master Servicer, the Securities Administrator or any Servicing Function Participant shall be required to cause the delivery of any Officer's Certificate required by this Section until March 10th (March 15th with respect to Saxon) in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            Section 3.23 Annual Reports on Assessment of Compliance with Servicing Criteria; Annual Independent Public Accountants Attestation Report.

            (a) Not later than March 5th (March 15th with respect to Saxon) of each calendar year commencing in 2008, each Servicer shall deliver, and shall cause each Subservicer engaged by such Servicer to deliver, and the Securities Administrator, the Master Servicer and the Trustee, as applicable, shall deliver or otherwise make available, and each Servicer, the Securities Administrator, the Master Servicer and the Trustee, as applicable, shall cause each Subcontractor utilized by such Servicer (or by any such Subservicer), the Securities Administrator, the Master Servicer or the Trustee, as applicable, and determined by such Servicer, the Securities Administrator, the Master Servicer or the Trustee, as applicable, pursuant to Section 3.02(e) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB (in each case, a "Servicing Function Participant"), to deliver, each at its own expense, to the Master Servicer (and the Master Servicer shall make available to the Securities Administrator and the Depositor as part of the filing package forwarded to the Depositor for review and verification) a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the applicable Servicing Criteria, (C) such party's assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 8.12, including, if there has been any material instance of noncompliance with the applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person's assessment of compliance with the applicable Servicing Criteria as of and for such period. Each such assessment of compliance report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the applicable Servicing Criteria set forth on Exhibit S hereto, or as set forth in the notification furnished to the Depositor and the Securities Administrator pursuant to Section 3.23(c). The Servicers, the Securities Administrator, the Master Servicer and the Trustee hereby acknowledge and agree that their respective assessments of compliance will cover the items identified on Exhibit S hereto as being covered by such party. The parties to this Agreement acknowledge that where a particular Servicing Criteria has multiple components, each party's assessment of compliance (and related attestation of compliance) will relate only to those components that are applicable to such party. Promptly after receipt of each such report on assessment of compliance,
(i) the Depositor shall review each such report and, if applicable, consult with the applicable Servicer, the Securities Administrator, the Master Servicer or the Trustee, as applicable, as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (and each Subservicer or Servicing Function Participant engaged or utilized by the applicable Servicer, such Subservicer, the Securities Administrator, the Master Servicer or the Trustee, as applicable), as the case may be. None of the Servicers, the Securities Administrator, the Master Servicer, the Trustee, any Subservicer or any Servicing Function Participant shall be required to cause the delivery of any such assessments until March 10th (March 15th with respect to Saxon) in any given year, and the Trustee shall not be required to deliver any such assessment, so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (b) Not later than March 5th (March 15th with respect to Saxon) of each calendar year commencing in 2008, each Servicer, the Securities Administrator, the Master Servicer and the Trustee, as applicable, shall cause, and such Servicer shall cause each Subservicer engaged by such Servicer, and such Servicer, the Securities Administrator, the Master Servicer and the Trustee shall cause each Servicing Function Participant utilized by the Securities Administrator, the Master Servicer, the Trustee or such Servicer, as applicable (or by any Subservicer engaged by such Servicer) to cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Master Servicer (and the Master Servicer shall make available to the Securities Administrator and the Depositor as part of the filing package forwarded to the Depositor for review and verification, with a copy to the Rating Agencies), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria applicable to it pursuant to Section 3.23(a) and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, that attests to and reports on such Person's assessment of compliance with the Servicing Criteria applicable to it. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Promptly after receipt of each such accountants' attestation report, the Depositor shall review the report and, if applicable, consult with the applicable Servicer, the Master Servicer, the Securities Administrator or the Trustee, as applicable, as to the nature of any defaults by the applicable Servicer, the Securities Administrator, the Master Servicer or the Trustee (and each Subservicer or Servicing Function Participant engaged or utilized by any Servicer, the Securities Administrator, the Master Servicer or the Trustee, as applicable, or by any Subservicer engaged by a Servicer), as the case may be, in the fulfillment of any of the Servicer's, the Securities Administrator's, the Master Servicer's, the Trustee's, the applicable Subservicer's or Servicing Function Participant's obligations hereunder or under any applicable sub-servicing agreement. None of the Securities Administrator, the Master Servicer, the Servicers, the Trustee or any Servicing Function Participant shall be required to cause the delivery of any such attestation required by this paragraph until March 10th (March 15th with respect to Saxon) in any given year, and the Trustee shall not be required to deliver any such assessment, so long as each of them has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (c) Promptly upon written request from the Depositor, each Servicer shall notify the Securities Administrator and the Depositor as to the name of each Subservicer engaged by such Servicer and each Servicing Function Participant utilized by such Servicer and by each Subservicer engaged by such Servicer, but only to the extent there has been a change in the information in such notification from notices previously delivered and the Securities Administrator and the Master Servicer shall notify the Depositor and the Securities Administrator as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Subservicer and Servicing Function Participant in each case, to the extent of any change from the prior year's notice, if any. When a Servicer, the Securities Administrator or the Master Servicer submits its assessment pursuant to Section 3.23(a), such Servicer, the Securities Administrator or the Master Servicer, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 3.23(b)) of each Servicing Function Participant utilized by it and by each Subservicer engaged by it.

            (d) The obligations of the Securities Administrator, the Master Servicer, the Trustee, each Servicer or Subservicer under this Section 3.23 apply to the Securities Administrator, the Master Servicer, the Trustee and each Servicer and Subservicer that serviced a Mortgage Loan during the applicable period, whether or not the Securities Administrator, the Master Servicer, the Trustee, such Servicer or Subservicer is acting as Securities Administrator, Master Servicer, Trustee, a Servicer or Subservicer, as applicable, at the time such assessment of compliance with Servicing Criteria and related accountant's attestation is required to be delivered.

            Section 3.24 Master Servicer to Act as Servicer. (a) Subject to
Section 7.02, in the event that any Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Master Servicer or its successor shall thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of such predecessor servicer pursuant to Section 3.10 or any acts or omissions of such predecessor servicer hereunder), (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iii) responsible for expenses of such predecessor servicer pursuant to Section 2.03 or (iv) deemed to have made any representations and warranties of such Servicer hereunder. Any such assumption shall be subject to Section 7.02.

            (b) Every Subservicing Agreement entered into by a Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

            (c) If any Servicer shall for any reason no longer be a Servicer (including by reason of any Event of Default), the Master Servicer (or any other successor Servicer) may, at its option, succeed to any rights and obligations of such Servicer under any Subservicing Agreement in accordance with the terms thereof; provided that the Master Servicer (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of such Servicer thereunder; and such Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

            (d) The applicable Servicer shall, upon request of the Master Servicer, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) to which it is party and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such Subservicing Agreement to the assuming party.

            Section 3.25 Compensating Interest. Each Servicer shall remit to the Master Servicer on each Remittance Date for deposit in the Distribution Account an amount from such Servicer's own funds equal to the Compensating Interest payable by such Servicer for the related Distribution Date.

            Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each Mortgage Loan, each Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories), on a monthly basis.

            (b) Each Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans required to be serviced by it and the related borrowers and shall provide all required notices thereunder.

            Section 3.27 Optional Purchase of Delinquent Mortgage Loans. Either
(i) The applicable Servicer (or its assignee) or (ii) the Holders of a majority (by Percentage Interest) of the Class X Certificates (or, if the Class X Certificates have been pledged to secure any NIM Securities, the holders of a majority of the equity interests in the related NIM Issuer) may, at its or their option, purchase any 90+ Delinquent Mortgage Loans from the Trust by payment to the Trust of a purchase price equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the applicable Servicer; provided, however, that neither the Depositor nor any Affiliate of the Depositor may exercise the foregoing option, or have the power to direct either the Holders of the majority (by Percentage Interest) of the Class X Certificates or of the equity interests in the related NIM Issuer, as the case may be, to exercise the foregoing option, under this Section 3.27).

            Upon receipt of such purchase price, the applicable Servicer shall provide to the Trustee a Request for Release (with a copy to the Trustee) and the Trustee shall promptly release to the applicable Servicer (or its assignee) or such Class X Certificateholders (or their designee), as applicable, the Mortgage File relating to the Mortgage Loan being repurchased.

            No Person holding the foregoing option under this Section 3.27 shall use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICERS

            Section 4.01 Advances. (a) The amount of P&I Advances to be made by each Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due during the Due Period immediately preceding such Remittance Date in respect of the Mortgage Loans serviced by such Servicer, which Scheduled Payments were not received as of the close of business on the related Determination Date (provided, however, that with respect to any Balloon Loan that is delinquent on its maturity date, the applicable Servicer will not be required to advance the principal portion of the related balloon payment but will be required to continue to make P&I Advances in accordance with this Section 4.01(a) with respect to such Balloon Loan in an amount equal to the assumed scheduled interest that would otherwise be due based on the original amortization schedule for such Balloon Loan (with interest at the Adjusted Net Mortgage Rate)), plus (ii) with respect to each REO Property serviced by such Servicer, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the related Collection Account for distribution on such Remittance Date.

            (b) On each Remittance Date, each Servicer shall remit in immediately available funds to the Master Servicer an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties serviced by such Servicer for the related Remittance Date either (i) from its own funds or (ii) from the related Collection Account, to the extent of funds held therein for future distribution (in which case, such Servicer will cause to be made an appropriate entry in the records of the related Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by such Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by such Servicer with respect to such Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in such Servicer's records and replaced by such Servicer by deposit in the related Collection Account on or before any future Remittance Date to the extent required.

            (c) The obligation of each Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to paragraph (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

            (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by any Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by any Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of such Servicer delivered to the Master Servicer.

            (e) Except as otherwise provided herein, the applicable Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

            (f) On each Remittance Date, the Master Servicer shall deposit in the Distribution Account all funds remitted to it by the Servicers pursuant to Sections 3.11(a)(i) and 3.25 and this Section 4.01. The Securities Administrator may retain or withdraw from the Distribution Account (i) the Master Servicing Fee, (ii) amounts necessary to reimburse the Master Servicer or any Servicer for any previously unreimbursed Advances and any Advances the Master Servicer deems to be nonrecoverable from the related Mortgage Loan proceeds, (iii) an amount necessary to indemnify the Master Servicer, the Trustee or the Servicers for amounts due in accordance with this Agreement, and (iv) any other amounts that each of the Master Servicer, the Trustee and the Securities Administrator is entitled to receive under this Agreement for reimbursement, indemnification or otherwise.

            Section 4.02 Priorities of Distribution. (a) On each Distribution Date, the Securities Administrator shall allocate from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds and, on such Distribution Date, shall make distributions on the Certificates in accordance with such allocation:

            (i) to the holders of each Class of LIBOR Certificates and to the Swap Account in the following order of priority:

                  (A) to the Swap Account, the sum of (x) all Net Swap Payments,
            and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Provider with respect to such Distribution Date (to the extent a Replacement Swap Provider Payment has not been made to the Swap Account);

                  (B) from the Interest Remittance Amounts for both the Loan
            Groups, to the Class A Certificates, the related Accrued Certificate Interest Distribution Amounts and any related Unpaid Interest Amounts for such Distribution Date, pursuant to the allocation set forth in clauses (iv) and (v) of this Section 4.02(a);

                  (C) from any remaining Interest Remittance Amounts, to the
            Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (D) from any remaining Interest Remittance Amounts, to the
            Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (E) from any remaining Interest Remittance Amounts, to the
            Class M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (F) from any remaining Interest Remittance Amounts, to the
            Class M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (G) from any remaining Interest Remittance Amounts, to the
            Class M-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (H) from any remaining Interest Remittance Amounts, to the
            Class M-6 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (I) from any remaining Interest Remittance Amounts, to the
            Class B-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (J) from any remaining Interest Remittance Amounts, to the
            Class B-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (K) from any remaining Interest Remittance Amounts, to the
            Class B-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date; and

                  (L) from any remaining Interest Remittance Amounts, to the
            Class B-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

            (ii) (A) on each Distribution Date (1) before the Stepdown Date or
      (2) with respect to which a Trigger Event is in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (1) to the Class A Certificates, allocated as described in
            Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero; and

                  (2) sequentially to the Class M-1, Class M-2, Class M-3, Class
            M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 Certificates and Class B-4 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

            (B) on each Distribution Date (1) on and after the Stepdown Date and
      (2) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distribution of principal, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to, in the aggregate, the Principal Distribution Amount in the following amounts and order of priority:

                  (1) to the Class A Certificates, the lesser of (x) the
            Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated as described in Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero;

                  (2) to the Class M-1 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(1) above and (y) the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (3) to the Class M-2 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(1) above and to the Class M-1 Certificates in clause (ii)(B)(2) above and (y) the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (4) to the Class M-3 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(1) above, to the Class M-1 Certificates in clause (ii)(B)(2) above and to the Class M-2 Certificates in clause (ii)(B)(3) above and (y) the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (5) to the Class M-4 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(1) above, to the Class M-1 Certificates in clause (ii)(B)(2) above, to the Class M-2 Certificates in clause (ii)(B)(3) above and to the Class M-3 Certificates in clause (ii)(B)(4) above and (y) the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (6) to the Class M-5 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(1) above, to the Class M-1 Certificates in clause (ii)(B)(2) above, to the Class M-2 Certificates in clause (ii)(B)(3) above, to the Class M-3 Certificates in clause (ii)(B)(4) above and to the Class M-4 Certificates in clause (ii)(B)(5) above and (y) the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (7) to the Class M-6 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(1) above, to the Class M-1 Certificates in clause (ii)(B)(2) above, to the Class M-2 Certificates in clause (ii)(B)(3) above, to the Class M-3 Certificates in clause (ii)(B)(4) above, to the Class M-4 Certificates in clause (ii)(B)(5) above and to the Class M-5 Certificates in clause (ii)(B)(6) above and (y) the Class M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (8) to the Class B-1 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(1) above, to the Class M-1 Certificates in clause (ii)(B)(2) above, to the Class M-2 Certificates in clause (ii)(B)(3) above, to the Class M-3 Certificates in clause (ii)(B)(4) above, to the Class M-4 Certificates in clause (ii)(B)(5) above, to the Class M-5 Certificates in clause (ii)(B)(6) above and to the Class M-6 Certificates in clause (ii)(B)(7) above and (y) the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (9) to the Class B-2 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(1) above, to the Class M-1 Certificates in clause (ii)(B)(2) above, to the Class M-2 Certificates in clause (ii)(B)(3) above, to the Class M-3 Certificates in clause (ii)(B)(4) above, to the Class M-4 Certificates in clause (ii)(B)(5) above, to the Class M-5 Certificates in clause (ii)(B)(6) above, to the Class M-6 Certificates in clause (ii)(B)(7) above and to the Class B-1 Certificates in clause (ii)(B)(8) above and (y) the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

                  (10) to the Class B-3 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(1) above, to the Class M-1 Certificates in clause (ii)(B)(2) above, to the Class M-2 Certificates in clause (ii)(B)(3) above, to the Class M-3 Certificates in clause (ii)(B)(4) above, to the Class M-4 Certificates in clause (ii)(B)(5) above, to the Class M-5 Certificates in clause (ii)(B)(6) above, to the Class M-6 Certificates in clause (ii)(B)(7) above, to the Class B-1 Certificates in clause (ii)(B)(8) above and to the Class B-2 Certificates in clause (ii)(B)(9) above and (y) the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (11) to the Class B-4 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(1) above, to the Class M-1 Certificates in clause (ii)(B)(2) above, to the Class M-2 Certificates in clause (ii)(B)(3) above, to the Class M-3 Certificates in clause (ii)(B)(4) above, to the Class M-4 Certificates in clause (ii)(B)(5) above, to the Class M-5 Certificates in clause (ii)(B)(6) above, to the Class M-6 Certificates in clause (ii)(B)(7) above, to the Class B-1 Certificates in clause (ii)(B)(8) above, to the Class B-2 Certificates in clause (ii)(B)(9) above and to the Class B-3 Certificates in clause (ii)(B)(10) above and (y) the Class B-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (iii) any amount remaining after the distributions in clauses (i) and (ii) above, plus as specifically indicated below, from amounts on deposit in the Excess Reserve Fund Account, shall be distributed in the following order of priority:

                  (A) to the Class M-1 Certificates, any Unpaid Interest Amount
            for such Class;

                  (B) to the Class M-1 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (C) to the Class M-2 Certificates, any Unpaid Interest Amount
            for such Class;

                  (D) to the Class M-2 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (E) to the Class M-3 Certificates, any Unpaid Interest Amount
            for such Class;

                  (F) to the Class M-3 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (G) to the Class M-4 Certificates, any Unpaid Interest Amount
            for such Class;

                  (H) to the Class M-4 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (I) to the Class M-5 Certificates, any Unpaid Interest Amount
            for such Class;

                  (J) to the Class M-5 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (K) to the Class M-6 Certificates, any Unpaid Interest Amount
            for such Class;

                  (L) to the Class M-6 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (M) to the Class B-1 Certificates, any Unpaid Interest Amount
            for such Class;

                  (N) to the Class B-1 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (O) to the Class B-2 Certificates, any Unpaid Interest Amount
            for such Class;

                  (P) to the Class B-2 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (Q) to the Class B-3 Certificates, any Unpaid Interest Amount
            for such Class;

                  (R) to the Class B-3 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (S) to the Class B-4 Certificates, any Unpaid Interest Amount
            for such Class;

                  (T) to the Class B-4 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (U) to the Excess Reserve Fund Account, the amount of any
            Basis Risk Payment for such Distribution Date;

                  (V) from any Interest Rate Cap Payment on deposit in the
            Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any unpaid Basis Risk CarryForward Amount with respect to the LIBOR Certificates for that Distribution Date, allocated (a) first, among those Classes of Certificates, pro rata, based upon their respective Class Certificate Balances and (b) second, any remaining amounts to those Classes of Certificates, pro rata, based on any Basis Risk CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

                  (W) from funds on deposit in the Excess Reserve Fund Account
            (not including any Interest Rate Cap Payment included in that account) with respect to such Distribution Date, an amount equal to any remaining Basis Risk CarryForward Amount with respect to the LIBOR Certificates for such Distribution Date, allocated to the LIBOR Certificates in the same order and priority in which the Accrued Certificate Interest Distribution Amount is allocated among such Classes of Certificates, with the allocation to the Class A Certificates being (a) first, among the Class A Certificates, pro rata, based on their respective Class Certificate Balances and (b) second, any remaining amounts to the Class A Certificates, pro rata, based on any Basis Risk CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

                  (X) to the Swap Account, the amount of any Defaulted Swap
            Termination Payment owed to the Swap Provider;

                  (Y) to the Class X Certificates, the remainder of the Class X
            Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(X) (including any remaining Interest Rate Cap Payments on deposit in such account);

                  (Z) to the Class R Certificates, any remaining amount in the
            Trust REMICs, in respect of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC; and

                  (AA) to the Class RX Certificates, any remaining amount, in respect of the Class X REMIC.

            (iv) Solely for purposes of interest allocation calculations, the Interest Remittance Amount attributable to Group I Mortgage Loans will be allocated:

                  (1) first, to the Class A-1 Certificates, the Accrued
            Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class A-1 Certificates; and

                  (2) second, concurrently, to the Class A-2a, Class A-2b, Class
            A-2c and Class A-2d Certificates, pro rata (based on the amounts distributable or payable under Section 4.02(a)(i)(B) to such Classes of Certificates), the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates, respectively, to the extent not otherwise previously paid from the Interest Remittance Amount attributable to Group II Mortgage Loans.

            (v) Solely for purposes of interest allocation calculations, the Interest Remittance Amount attributable to Group II Mortgage Loans will be allocated:

                  (1) first, concurrently, to the Class A-2a, Class A-2b, Class
            A-2c and Class A-2d Certificates, pro rata (based on the amounts distributable or payable under Section 4.02(a)(i)(B) to such Classes of Certificates), the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates, respectively; and

                  (2) second, to the Class A-1 Certificates, the Accrued
            Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class A-1 Certificates, to the extent not otherwise previously paid from the Interest Remittance Amount attributable to Group I Mortgage Loans.

            If on any Distribution Date, as a result of the foregoing allocation rules, any Class of Class A Certificates does not receive in full the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amount, if any, then such shortfall will be allocated to the Holders of such Class, with interest thereon, on future Distribution Dates, as an Unpaid Interest Amount, subject to the priorities described above.

            (b) On each Distribution Date, prior to any distributions on any other Class of Certificates, all amounts representing Prepayment Charges from the Mortgage Loans received during the related Prepayment Period shall be distributed by the Trustee to the holders of the Class P Certificates.

            (c) All principal distributions to the Holders of the Class A Certificates on any Distribution Date shall be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, on a pro rata basis, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable, for such Distribution Date; provided, however, that if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on such Distribution Date, and the amount of such principal distributions distributable on all subsequent Distribution Dates, shall be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining Outstanding, in accordance with the principal distribution allocations described in this Section 4.02(c), until their respective Class Certificate Balances have been reduced to zero. Any distributions of principal to the Group I Class A Certificates shall be made first from Available Funds relating to the Group I Mortgage Loans, and any distributions of principal to the Group II Class A Certificates shall be made first from Available Funds relating to the Group II Mortgage Loans.

            (d) Any principal distributions allocated to the Group II Class A Certificates shall be allocated sequentially, to the Class A-2a Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2b Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2c Certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-2d Certificates, until their Class Certificate Balance has been reduced to zero. Notwithstanding the foregoing, on and after the Distribution Date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Group II Class A Certificates shall be allocated pro rata among the Classes of Group II Class A Certificates, based on their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero.

            (e) On any Distribution Date, any Relief Act Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Securities Administrator as a reduction in the following order:

                  (1) first, to the portion of the Class X Distributable Amount allocable to interest; and

                  (2) second, pro rata, as a reduction of the Accrued
            Certificate Interest Distribution Amount for the Class A, Class M and Class B Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

            (f) Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments made or received under the Interest Rate Swap Agreement and the Interest Rate Cap Agreement and payments to Certificateholders of interest or original issue discount that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            (g) For purposes of this Agreement, any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) shall be allocated by the Trustee between Loan Groups based on the respective aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group.

            Section 4.03 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Securities Administrator shall make available to each Certificateholder, the Servicers, the Depositor, the Master Servicer and each Rating Agency a statement setting forth with respect to the related distribution:

            (i) the actual Distribution Date, the related Record Date, the Interest Accrual Period(s) for each Class for such Distribution Date for such Interest Accrual Period;

            (ii) the amount of Available Funds;

            (iii) the amount of Available Funds allocable to principal, the Principal Remittance Amount (separately identifying the components thereof) and the Principal Distribution Amount (separately identifying the components thereof);

            (iv) the amount of Available Funds allocable to interest and each Interest Remittance Amount;

            (v) the amount of any Unpaid Interest Amount for each Class included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk CarryForward Amount for each Class and the amount of such Basis Risk CarryForward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

            (vi) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk CarryForward Amount not covered by amounts in the Excess Reserve Fund Account;

            (vii) the Class Certificate Balance of each Class of Certificates before and after giving effect to the distribution of principal on such Distribution Date;

            (viii) the Pool Stated Principal Balance for the Distribution Date;

            (ix) the amount of the Expense Fees paid to or retained by the Servicers and the Securities Administrator and the Master Servicer (stated separately and in the aggregate) with respect to such Distribution Date;

            (x) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (xi) the amount of P&I Advances included in the distribution on such Distribution Date reported by the Servicers (and the Master Servicer as successor Servicer and any other successor Servicer, if applicable) as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (xii) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

            (xiii) with respect to any Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the last Business Day of the immediately preceding month;

            (xiv) the total number and outstanding principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the immediately preceding month;

            (xv) whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event);

            (xvi) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

            (xvii) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

            (xviii) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the Certificateholders with respect to Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts;

            (xix) the amount of any Net Swap Payments, Net Swap Receipts, Swap Termination Payments or Defaulted Swap Termination Payments;

            (xx) LIBOR and Swap LIBOR;

            (xxi) the Subordinated Amount and Specified Subordinated Amount;

            (xxii) Prepayment Charges collected or paid (pursuant to Section 3.07(a)) by the Servicers;

            (xxiii) the Cumulative Loss Percentage and the aggregate amount of Realized Losses used to calculate the Cumulative Loss Percentage;

            (xxiv) the amount distributed on the Class X Certificates;

            (xxv) the amount of any Subsequent Recoveries for such Distribution Date;

            (xxvi) the number of Mortgage Loans at the end of the applicable reporting period, the pool factor (being the Stated Principal Balance of the Mortgage Loans for the related Distribution Date divided by the Cut-off Date Principal Balance), and the weighted average interest rate, and weighted average remaining term; and

            (xxvii) the Interest Rate Cap Payment, if any, for such Distribution Date.

            In addition, each Form 10-D prepared and filed by the Securities Administrator pursuant to Section 8.12 shall include the following information with respect to the related distribution (including to the extent such information is provided by the Trustee to the Securities Administrator):

            (i) material breaches of Mortgage Loan representations and warranties under this Agreement of which the Securities Administrator has actual knowledge or has received written notice; and

            (ii) material breaches of any covenants under this Agreement of which the Securities Administrator has actual knowledge or received written notice;

provided that, if the Securities Administrator receives written notice of the events described in (i) and/or (ii) above from any Servicer, such Servicer shall be responsible for providing information to the Securities Administrator for inclusion in the applicable Form 10-D.

            (b) The Securities Administrator's responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Master Servicer and the Depositor is limited, if applicable, to the availability, timeliness and accuracy of the information derived from the Servicers, the Master Servicer and the Swap Provider. The Securities Administrator shall make available the above statement via the Securities Administrator's internet website. The Securities Administrator's website will initially be located at http://www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at 1-866-846-4526. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes. The Securities Administrator will not be liable for the dissemination of information in accordance with this Agreement.

            The Securities Administrator shall make available to each Analytics Company, either electronically or via the Securities Administrator's internet website, each statement to Certificateholders prepared pursuant to Section 4.03(a). The Securities Administrator (and the applicable Servicer, if such discrepancy results from or arises out of any information provided by the applicable Servicer pursuant to this Agreement) shall cooperate in good faith with the Depositor to reconcile any discrepancies in such statements, and the Securities Administrator shall provide any corrections to such statements to each Analytics Company as soon as reasonably practicable after the related Distribution Date.

            The Securities Administrator will also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement to Certificateholders and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

            (d) The Securities Administrator shall be entitled to rely on information provided by third parties for purposes of preparing the foregoing report, but shall not be responsible for the accuracy of such information.

            (e) No later than the 18th day of each month, or if such date is not a Business Day, the next succeeding Business Day (but in no event later than the 20th day of each month), each Servicer shall furnish to the Master Servicer, a monthly remittance advice statement (the "Servicer Remittance Report") in a format and containing the data fields set forth on Exhibit X-1 attached hereto in the case of Saxon, or Exhibit X-2 attached hereto in the case of Countrywide Servicing, or in such other format or containing such other data fields mutually agreed upon by the applicable Servicer and the Master Servicer, and such information as shall be reasonably requested (i) by the Depositor to enable the Depositor to disclose "static pool information", as required by Item 1105 of Regulation AB, with respect to the Mortgage Loans, and (ii) by the Master Servicer to enable the Securities Administrator to provide the reports required by Section 4.03(a) as to the accompanying remittance and applicable Due Period and Prepayment Period to which such remittance relates.

            The Servicer Remittance Report shall, at a minimum, document, on such Determination Date, Mortgage Loan payment activity on an individual Mortgage Loan basis, as follows:

            (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Charges, received during the related Prepayment Period along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.25);

            (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

            (iii) the amount of servicing compensation received by such Servicer during the current distribution period;

            (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans;

            (v) the aggregate expenses reimbursed to such Servicer during the prior distribution period pursuant to Section 3.11; and

            (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent 31 to 60 days, 61 to 90 days and 91 or more days; (b) as to which foreclosure or bankruptcy proceedings of the related mortgagor have commenced; and (c) as to which REO Property has been acquired.

            The Master Servicer shall promptly make available the Servicer Remittance Report and the related supplemental statement to the Depositor and the Securities Administrator.

            (f) [Reserved].

            (g) For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined by the Securities Administrator from information provided by the Servicers and reported by the Securities Administrator based on the "OTS" methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Scheduled Payment due on a Due Date if such Scheduled Payment is not made by the close of business on the Mortgage Loan's next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such Scheduled Payment if such Scheduled Payment were not made by the close of business on the Mortgage Loan's second succeeding Due Date. Each Servicer hereby represents and warrants to the Depositor that such Servicer is not subject to any delinquency recognition policy established by the primary safety and soundness regulator, if any, of such Servicer, that is more restrictive than the foregoing delinquency recognition policy.

            Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Securities Administrator in accordance with the definition of LIBOR. Until all of the LIBOR Certificates are paid in full, the Securities Administrator shall at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Securities Administrator initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Securities Administrator and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Securities Administrator should terminate its appointment as Reference Bank, the Securities Administrator shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Securities Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

            The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Securities Administrator on each LIBOR Determination Date so long as the LIBOR Certificates are Outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Securities Administrator shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Securities Administrator.

            Section 4.05 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts shall be allocated by the Securities Administrator to the most junior Class of Subordinated Certificates then Outstanding in reduction of the Class Certificate Balance thereof.

            Section 4.06 Swap Account. On the Closing Date, the Securities Administrator shall establish and maintain in its name, a separate non-interest bearing trust account for the benefit of the holders of the Certificates (the "Swap Account") as a part of the Trust Fund. The Swap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.

            On the Business Day immediately preceding each Distribution Date, Swap Termination Payments (including, without duplication, Replacement Swap Provider Payments), Net Swap Payments owed to the Swap Provider, Net Swap Receipts and, without duplication, amounts distributable on the Class IO Interest for that Distribution Date will be deposited into the Swap Account. Funds in the Swap Account will be distributed in the following order of priority:

            (i) to the Swap Provider, all Net Swap Payments, if any, owed to the Swap Provider for that Distribution Date;

            (ii) to the Swap Provider, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Provider for that Distribution Date;

            (iii) to the Class A Certificates, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i), to the extent unpaid from Available Funds;

            (iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i) and Section 4.02(a)(iii), to the extent unpaid from Available Funds;

            (v) to the LIBOR Certificates, to pay principal as described and, in the same manner and order of priority as set forth, in Section 4.02(a)(ii)(A) or Section 4.02(a)(ii)(B), as applicable, but only to the extent necessary to restore the Subordinated Amount to the Specified Subordinated Amount for prior or current Realized Losses that have not yet been reimbursed, after giving effect to payments and distributions from Available Funds;

            (vi) to the Class A Certificates, to pay Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts, pro rata, based on their Class Certificate Balances for such Distribution Date, up to the Swap Payment Allocation for each Class of Class A Certificates and to the extent unpaid from Available Funds (including Basis Risk Payments on deposit in the Excess Reserve Fund Account);

            (vii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, to pay Basis Risk CarryForward Amounts, and, without duplication, Upper-Tier CarryForward Amounts, up to the Swap Payment Allocation for each Class of Class M and Class B Certificates and to the extent unpaid from Available Funds (including Basis Risk Payments on deposit in the Excess Reserve Fund Account);

            (viii) to the LIBOR Certificates, any remaining unpaid Basis Risk CarryForward Amounts, and, without duplication, Upper-Tier CarryForward Amounts, pro rata, based on their respective remaining unpaid Basis Risk CarryForward Amounts or, without duplication, Upper-Tier CarryForward Amounts after the allocation of payments as set forth in clauses (vi) and
      (vii) above;

            (ix) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, to pay any Unpaid Realized Loss Amount, to the extent unpaid from Available Funds;

            (x) to the Swap Provider, any remaining Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

            (xi) to the holders of the Class X Certificates, any remaining amounts.

            Notwithstanding the foregoing, in the event that the Trust receives a Swap Termination Payment, the Securities Administrator shall use the Swap Termination Payment to enter into a replacement interest rate swap agreement as directed by the Depositor with a successor swap provider (or its guarantor) meeting the ratings requirements set forth in the Interest Rate Swap Agreement being terminated on the same remaining terms as those in the Interest Rate Swap Agreement being terminated, so long as the Swap Termination Payment is sufficient to obtain such replacement interest rate swap agreement. In the event that the Trust receives a Swap Termination Payment and a successor swap provider cannot be obtained, then the Securities Administrator shall deposit the Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Securities Administrator shall withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and will not be treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final Distribution Date. In no event shall the Securities Administrator be responsible for the selection of any successor or replacement Swap Provider or any shortfalls caused by a failure to enter into a replacement interest rate swap agreement.

            Upon termination of the Trust, any amounts remaining in the Swap Account shall be distributed pursuant to the priorities set forth in this
Section 4.06.

            In the event that the Trust enters into a replacement interest rate swap agreement and the Trust is entitled to receive a Replacement Swap Provider Payment from a replacement swap provider, the Securities Administrator shall direct the replacement swap provider (or its guarantor) to make such Replacement Swap Provider Payment to the Swap Account. Notwithstanding the foregoing, any Replacement Swap Provider Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any Replacement Swap Provider Payment is made to an account other than the Swap Account, then, notwithstanding anything to the contrary contained in this Agreement, any Replacement Swap Provider Payment shall be paid to the Swap Provider immediately upon receipt of such Replacement Swap Provider Payment by the Trust, regardless of whether the date of receipt thereof is a Distribution Date and without regard to anything to the contrary contained in this Agreement. For the avoidance of doubt, the parties agree that the Swap Provider shall have first priority to any Replacement Swap Provider Payment over the payment by the Trust to Certificateholders, any Servicer, the Master Servicer, the Securities Administrator, the Trustee or any other Person. However, to the extent any Replacement Swap Provider Payment received from a replacement swap provider and paid to the Swap Provider being replaced is less than the full amount of a Swap Termination Payment owed to the Swap Provider, any remaining amount of the Swap Termination Payment shall be paid to the Swap Provider on subsequent Distribution Dates in accordance with this Section 4.02 and Section 4.06 (unless the Replacement Swap Provider Payment is paid to the Swap Provider on a Distribution Date, in which case such remaining amounts will be paid on such Distribution Date).

            The Securities Administrator shall account for the Swap Account as an asset of the Grantor Trust and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Swap Account are the Class X Certificateholders. For federal income tax purposes, Net Swap Payments and Swap Termination Payments (without duplication of previously paid Replacement Swap Provider Payments) payable to the Swap Provider shall be deemed to be paid to the Swap Account from the Class X REMIC, first, by the Holder of the Class X Certificates (in respect of the Class IO Interest and, if applicable, the Class X Interest) and second, other than any Defaulted Swap Termination Payment, from the Upper-Tier REMIC by the Holders of the applicable Class or Classes of LIBOR Certificates (in respect of Class IO Shortfalls) as and to the extent provided in Section 8.13.

            Any Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts distributed by the Securities Administrator to the LIBOR Certificateholders shall be accounted for by the Securities Administrator, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates in respect of the Class X Interest and (to the extent remaining after payments to the Swap Provider) the Class IO Interest, and then to the respective Class or Classes of LIBOR Certificates. In addition, the Securities Administrator shall account for the rights of Holders of each Class of LIBOR Certificates to receive payments of Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts from the Swap Account (along with Basis Risk CarryForward Amounts payable from the Excess Reserve Fund Account), subject to the obligation to pay Class IO Shortfalls, as rights and obligations under a separate limited recourse notional principal contract between the Class X Certificateholders and Holders of each such Class.

            The Swap Account shall be an "outside reserve fund" for federal income tax purposes and not an asset of any Trust REMIC. Furthermore, the Holders of the Class X Certificates shall be the beneficial owners of the Swap Account for all federal income tax purposes, and shall be taxable on all income earned thereon.

            With respect to the failure of the Swap Provider to perform any of its obligations under the Interest Rate Swap Agreement, the breach by the Swap Provider of any of its representations and warranties made pursuant to the Interest Rate Swap Agreement, or the termination of the Schedule to the Interest Rate Swap Agreement, the Securities Administrator shall send any notices and make any demands, on behalf of the Trust as are required under the Interest Rate Swap Agreement. To the extent that the Swap Provider fails to make any payment required under the terms of the Schedule to the Interest Rate Swap Agreement, the Securities Administrator shall immediately demand that Morgan Stanley, the guarantor of the Swap Provider's obligations under the guarantee of Morgan Stanley relating to the Interest Rate Swap Agreement, make any and all payments then required to be made by Morgan Stanley pursuant to such guarantee. In addition, in the event a "Delivery Amount" (as defined in the Interest Rate Swap Agreement) payable but not delivered by the Swap Provider as required by the Interest Rate Swap Agreement, the Securities Administrator shall deliver a notice of failure to transfer collateral on the next Business Day following such failure, in accordance with the terms of the Schedule to the Interest Rate Swap Agreement. The Securities Administrator shall cause any replacement swap provider to provide a copy of the related replacement interest rate swap agreement to the Securities Administrator and the Depositor.

            If a Responsible Officer of the Securities Administrator receives written notice that the Swap Provider or its guarantor has been downgraded below the levels set forth in Part 5(f) of the Interest Rate Swap Agreement and the posting of collateral is required in accordance with the terms of Part 5(f) of the Interest Rate Swap Agreement, the Securities Administrator shall demand that the Swap Provider or its guarantor post collateral in accordance with the terms of Part 5(f) of the Interest Rate Swap Agreement.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

            The Depositor hereby directs the Securities Administrator to register the Class X and Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Securities Administrator, the Securities Administrator shall transfer the Class X and Class P Certificates in the name of the NIM Trustee, or such other name or names as the Depositor shall request, and to deliver the Class X and Class P Certificates to the NIM Trustee or to such other Person or Persons as the Depositor shall request.

            Subject to Section 11.02 respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Securities Administrator by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the direction of the Depositor or any Affiliate thereof.

            Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of this Section 5.02, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In determining whether a transfer is being made pursuant to an effective registration statement, the Securities Administrator shall be entitled to rely solely upon a written notice to such effect from the Depositor. Except with respect to (i) the transfer of the Class X, Class P or Residual Certificates to the Depositor or an Affiliate of the Depositor or, in the case of the Class RX Certificates, the initial transfer by an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Securities Administrator a letter in substantially the form of Exhibit I (the "Rule 144A Letter") or (ii) there shall be delivered to the Securities Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator, the Master Servicer and the Servicers shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Securities Administrator, the Master Servicer and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except with respect to (i) the transfer of Class X or Class P Certificates or the Residual Certificates to the Depositor or an Affiliate of the Depositor or, in the case of the Class RX Certificates, the initial transfer by an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Securities Administrator's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a Person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or
(ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate or Class P Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Servicers, the Depositor, the Securities Administrator or the Trust Fund, addressed to the Securities Administrator, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Securities Administrator, the Master Servicer or the Servicers to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Physical Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Securities Administrator by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Class P Certificate or Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Securities Administrator of an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

            As long as the Interest Rate Swap Agreement is in effect, each beneficial owner of a Certificate other than an ERISA-Restricted Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of the Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee;

            (ii) Other than in the case of the Depositor or an Affiliate of the Depositor that is a Permitted Transferee, no Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee;

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Securities Administrator shall not have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact a Non-Permitted Transferee at the time it became a Holder or, at such subsequent time as it became a Non-Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate; and

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is a Non-Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund or the Securities Administrator, to the effect that the elimination of such restrictions will not cause any Trust REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are Outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is a Non-Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is a Non-Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Securities Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Securities Administrator or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository (and the Securities Administrator consents) of its intent to terminate the book-entry system through the Depository, and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. None of the Servicers, the Depositor or the Securities Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            (f) No transfer of any Private Certificate presented or surrendered for registration of transfer or exchange shall be made unless the transfer or exchange is accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Securities Administrator, duly executed by the Certificateholder or its representative or nominee duly authorized in writing. The Securities Administrator shall promptly forward any such IRS Form (other than with respect to the Residual Certificates) received to the Swap Provider and the Cap Provider located at 1585 Broadway New York, New York 10036,
Attention: NY ISD SPV Team, Fax: (212) 507-7754. Each such Private Certificateholder by its purchase of such Private Certificate is deemed to consent to any IRS Form being so forwarded. The Securities Administrator shall not be liable for the completeness, accuracy, content or truthfulness of any such tax certification provided to it.

            (g) Each Certificate presented or surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Securities Administrator in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicers, the Master Servicer and the Securities Administrator such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section
5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners. The Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Depositor, and any agent of a Servicer, the Master Servicer, the Securities Administrator, the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Depositor, or any agent of a Servicer, the Master Servicer, the Securities Administrator, the Depositor or the Trustee shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor, the Trustee or a Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Trustee, such Servicer or the Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Maintenance of Office or Agency. The Securities Administrator initially designates its Corporate Trust Office for registration of transfer or exchange purposes located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - MSAC 2007-NC3. The Securities Administrator shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICERS

            Section 6.01 Respective Liabilities of the Depositor and the Servicers. The Depositor and each of the Servicers shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02 Merger or Consolidation of the Depositor or a Servicer. The Depositor and each of the Servicers will each keep in full effect its existence, rights and franchises as a corporation or federally chartered savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or a Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or a Servicer, shall be a party, or any person succeeding to the business of the Depositor or a Servicer (including through the acquisition of substantially all of the assets of a Servicer), shall be the successor of the Depositor or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except that any person succeeding to the business of a Servicer shall be required to assume all of such Servicer's future obligations under this Agreement and satisfy all of the requirements of this Agreement to be a successor servicer); provided, however, that the successor or surviving Person to such Servicer shall be qualified to service mortgage loans on behalf of, Fannie Mae or Freddie Mac. As a condition to the succession to any Servicer under this Agreement by any Person (i) into which a Servicer may be merged or consolidated or whom succeeds to the business of a Servicer, or (ii) which may be appointed as a successor to a Servicer, such Servicer shall provide to the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing to the Depositor and in form and substance reasonably satisfactory to the Depositor and the Master Servicer, all information reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are then required to be filed under the Exchange Act). The Depositor shall forward to the Master Servicer promptly upon receipt thereof copies of any notices received by it pursuant to this Section 6.02.

            Section 6.03 Limitation on Liability of the Depositor, the Servicers and Others. Neither the Depositor, the Servicers nor any of their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicers or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicers or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, each Servicer and any director, officer, employee or agent of the Depositor and each Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and its Affiliates, the Sponsor, each Servicer and any director, officer, employee or agent of the Depositor, the Sponsor or each Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor any Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor and each Servicer may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the applicable Servicer shall be entitled to be reimbursed therefor out of the applicable Collection Account.

            Section 6.04 Limitation on Resignation of a Servicer. Subject to Sections 7.01 and 10.07, no Servicer shall assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the applicable Servicer, the Depositor, the Securities Administrator, the Master Servicer and the Trustee or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer without the incurrence of unreasonable expense. Any such determination permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor, the Securities Administrator, the Master Servicer and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Depositor, the Master Servicer, the Securities Administrator and the Trustee. No such resignation shall become effective until a successor shall have assumed such Servicer's responsibilities and obligations hereunder.

            Notwithstanding the provisions of Section 6.04 herein to the contrary, in the event that a Servicer determines that it will no longer engage in the business of servicing mortgage loans, such Servicer may assign its rights under this Agreement, provided that, (i) the Depositor in its sole discretion has consented, which consent shall not be unreasonably withheld, (ii) the Rating Agencies' ratings of the Certificates in effect immediately prior to such action will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies) and (iii) such Servicer shall be liable for all costs and expenses associated with the transfer of servicing, provided, further, that such Servicer shall indemnify and hold each of the Trust Fund, the Master Servicer, the Securities Administrator, the Trustee, the Depositor, the other Servicer hereunder, any sub-servicer, the successor Servicer and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that such party may sustain in any way related to such assignment except with respect to a successor Servicer's failure to comply with the terms of this Agreement. No assignment by such Servicer shall become effective until a successor Servicer acceptable to the Depositor and the Master Servicer shall have assumed in writing such Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement. Any such assignment shall not relieve the applicable Servicer of responsibility for any of the obligations specified herein except to the extent that such responsibilities have been expressly assumed by the successor Servicer.

            Section 6.05 Additional Indemnification by the Servicers; Third-Party Claims. (a) Each Servicer, severally and not jointly, shall indemnify the Depositor, the Master Servicer, the Securities Administrator, the Sponsor, the Trustee and any director, officer, employee or agent of the Depositor, the Master Servicer, the Securities Administrator, the Sponsor or the Trustee and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to (i) any breach by such Servicer of any of its representations and warranties referred to in Section 2.03(a), (ii) any error in any tax or information return prepared by such Servicer or (iii) the failure of such Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement (including, without limitation, the failure to deliver accurate and complete information on a timely basis pursuant to Section 4.03(e)). The applicable Servicer immediately shall notify the Master Servicer, the Securities Administrator, the Depositor and the Trustee if such claim is made by a third-party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor, the Master Servicer, and the Securities Administrator and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the Master Servicer, the Securities Administrator, the Sponsor or the Trustee in respect of such claim.

            (b) Notwithstanding anything to the contrary contained in this Agreement, each Servicer shall indemnify the Depositor, the Master Servicer, the Securities Administrator, the Sponsor, the Trustee and any director, officer, employee or agent of the Depositor, the Master Servicer, the Securities Administrator, the Sponsor or the Trustee and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any failure by such Servicer or any Subservicer engaged by such Servicer or any Subcontractor utilized by such Servicer to deliver any information, report, certification or accountants" letter when and as required under Sections 3.22, 3.23, 6.02 or 8.12, including without limitation any failure by such Servicer to identify pursuant to Section 3.02(e) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB.

            (c) If the indemnification provided for in this Section 6.05 is unavailable or insufficient to hold harmless any Person entitled to indemnification thereunder, then such Servicer shall contribute to the amount paid or payable to the Person entitled to indemnification as a result of the losses, claims, damages or liabilities of such Person in such proportion as is appropriate to reflect the relative fault of such Person on the one hand and such Servicer, on the other, in connection with such Servicer's obligations pursuant to this Section 6.05. This Section 6.05 shall survive the termination of this Agreement or the earlier resignation or removal of each Servicer.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default. "Event of Default", wherever used herein, means, with respect to each Servicer individually, any one of the following events:t

            (a) any failure by a Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, the Securities Administrator, the Master Servicer or to such Servicer, the Depositor, the Securities Administrator, the Master Servicer and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

            (b) any failure on the part of a Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Agreement which continues unremedied for a period of sixty (60) days (except that (x) such number of days shall be fifteen
(15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and (y) such number of days shall be ten (10) in the case of a failure of Countrywide Servicing to observe or perform any of its obligations under the provisions of the Countrywide Amendment Regulation AB incorporated by reference into this Agreement pursuant to Section 3.01(f) which are equivalent to a Servicer's obligations under Sections 3.02,
3.22 and 3.23 of this Agreement, zero (0) with respect to Saxon, in the case of a failure to observe or perform any of the obligations set forth in Sections 3.02, 3.22, 3.23, 6.02 or 8.12 and such number of days shall be after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, the Securities Administrator or the Master Servicer, or to such Servicer, the Securities Administrator, the Master Servicer, the Depositor, and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates and (ii) actual knowledge of such failure by a Servicing Officer of such Servicer; or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

            (d) a Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to a Servicer or of or relating to all or substantially all of its property; or

            (e) a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (f) a breach of any representation and warranty of a Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to such Servicer by the Securities Administrator, the Master Servicer or the Depositor, or to such Servicer, the Securities Administrator, the Master Servicer, the Trustee and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

            (g) with respect to Saxon, any withdrawal or downgrade of two or more levels (i.e., from "Above Average" to "Below Average" or the equivalent) of Saxon's rating, as of the Closing Date which results in a downgrade, qualification or withdrawal of the rating assigned to any Class of Certificates by any Rating Agency.

            If an Event of Default described in clauses (a) through (g) of this
Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer may, and at the direction of a majority of the Voting Rights, the Master Servicer shall, by notice in writing to the applicable Servicer (with a copy to the Securities Administrator and each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the Mortgage Loans serviced by such Servicer and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Master Servicer shall not be required to give written notice to such Servicer of the occurrence of an Event of Default described in clauses (b) through (g) of this Section 7.01 unless and until a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of such an event. In the event that a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of an Event of Default described in clause (a) of this Section 7.01, the Master Servicer shall give written notice to the applicable Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided, that if such failure is the failure to make a P&I Advance, the Master Servicer shall send such notice prior to 12:00 noon New York time on the Distribution Date and, if the Event of Default of such Servicer was the failure to make a P&I Advance, the Master Servicer, as successor Servicer, shall make such P&I Advance on the Distribution Date that such notice was delivered. On and after the receipt by such Servicer of such written notice, all authority and power of such Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. Subject to Section 7.02, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of such Servicer to pay amounts owed pursuant to Article VIII. Such Servicer agrees to cooperate with the Master Servicer in effecting the termination of such Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Master Servicer of all cash amounts which shall at the time be credited to the related Collection Account of such predecessor Servicer, or thereafter be received with respect to the Mortgage Loans.

            Notwithstanding any termination of the activities of a Servicer hereunder, such Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid Servicing Fees and reimbursement for all outstanding P&I Advances and Servicing Advances.

            Section 7.02 Master Servicer to Act; Appointment of Successor. On and after the time a Servicer receives a notice of termination pursuant to
Section 3.24 or Section 7.01, the Master Servicer shall, subject to a transition period not to exceed 90 days for the transfer of actual servicing to the successor servicer, and subject to and to the extent provided in Section 3.05, be the successor to such Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof and applicable law including the obligation to make P&I Advances, whether or not this 90 day transition period has elapsed, and after such transition period, if any, the obligation to make Servicing Advances pursuant to Section 3.24 or Section 7.01. As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that such Servicer would have been entitled to charge to its Collection Account if such Servicer had continued to act hereunder including, if such Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to its Collection Account and the Distribution Account which such Servicer would be entitled to receive. Notwithstanding the foregoing, if the Master Servicer has become the successor to such Servicer in accordance with Section 7.01, (a) the Master Servicer shall have a period not to exceed 90 days to complete the transfer of servicing and all data and to correct or manipulate such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise enable the Master Servicer or other successor Servicer to service the Mortgage Loans in accordance with Accepted Servicing Practices and
(b) the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to Section 4.01, if it is otherwise unable to so act or at the written request of Certificateholders entitled to at least a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to such servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such servicer hereunder. Any successor to such servicer shall be an institution which is a Fannie Mae and Freddie Mac approved servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Master Servicer an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such terminated servicer (other than liabilities of such terminated servicer under Section 6.03 incurred prior to termination of such Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to a servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the predecessor servicer from investments. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            In the event that a Servicer is terminated pursuant to Section 7.01, such terminated Servicer shall be responsible for the servicing transfer, provide notices to the Mortgagors, arrange for and transfer the Servicing Files to a successor Servicer, pay all of its own out-of-pocket costs and expenses at its own expense and pay all costs and expenses of all other parties hereto relating to the transfer of the related Servicing Files to a successor Servicer (excluding set-up costs and other administrative expenses of the successor Servicer), and in all other cases the successor Servicer shall pay for such costs and expenses but shall not be entitled to reimbursement therefor from the Trust Fund. Such amounts payable by the terminated Servicer shall be paid by the terminated Servicer promptly upon presentation of reasonable documentation of such costs. If the Master Servicer is the predecessor Servicer (except in the case where the Master Servicer in its role as successor Servicer is being terminated pursuant to Section 7.01 by reason of an Event of Default caused solely by the Master Servicer as the successor Servicer and not by the predecessor Servicer's actions or omissions), such costs shall be paid by the prior terminated Servicer promptly upon presentation of reasonable documentation of such costs.

            Any successor to a Servicer as servicer shall give notice to the related Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that each Servicer is required to maintain pursuant to Section 3.13.

            Section 7.03 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to a Servicer, the Securities Administrator shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Securities Administrator shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Securities Administrator, unless such event shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

            Unless a Master Servicer Event of Default known to the Trustee has occurred and is continuing:

            (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming on their face to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

            The Trustee shall not be permitted to utilize Subcontractors for the performance of certain of its obligations under this Agreement.

            Section 8.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

            (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement;

            (h) unless a Responsible Officer of the Trustee has actual knowledge of the occurrence of a Master Servicer Event of Default, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default, until a Responsible Officer of the Trustee shall have received written notice thereof; and

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

            Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor, the Master Servicer, the Securities Administrator or a Servicer of any funds paid to the Depositor, the Master Servicer, the Securities Administrator or a Servicer in respect of the Mortgage Loans or deposited in or withdrawn from any Collection Account or the Distribution Account by the Depositor, the Master Servicer, the Securities Administrator or a Servicer.

            The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

            Section 8.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.05 Trustee's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee shall be paid its fee by the Master Servicer from the Master Servicer's own funds pursuant to a separate agreement. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund against any loss, liability, or expense (including reasonable attorney's fees) resulting from any error in any tax or information return prepared by the Master Servicer or incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates or the Interest Rate Swap Agreement, or (c) the performance of any of the Trustee's duties under this Agreement (including any unreimbursed out-of-pocket costs resulting from a servicing transfer), the Certificates or the Interest Rate Swap Agreement, other than any loss, liability, or expense (i) resulting from any breach of any Servicer's obligations in connection with this Agreement for which the related Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05, or (ii) incurred because of willful misconduct, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misconduct, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

                  (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates, and

                  (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

            Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee under this Agreement or for any other expenses incurred by the Trustee; provided, however, that no expense shall be reimbursed by the Trust Fund under this Agreement if it would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions.

            Section 8.06 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates or the Servicers and their Affiliates; provided, however, that such entity cannot be an Affiliate of the Depositor or a Servicer other than the Trustee in its role as successor to the Master Servicer.

            Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Securities Administrator, the Master Servicer, the Servicers and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section
8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to each Servicer and one copy to the successor trustee.

            The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to each Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

            Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicers an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicers and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.09 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Trustee under this Agreement by any Person
(i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, such person shall notify the Depositor and the Securities Administrator of such succession or appointment and shall furnish to the Depositor and the Securities Administrator in writing and in form and substance reasonably satisfactory to the Depositor and the Securities Administrator, all information reasonably necessary for the Depositor to accurately and timely report, pursuant to Section 8.12(g), the event under Item
6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the applicable Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the applicable Servicer and the Trustee may consider appropriate. If any Servicer shall not have joined in such appointment within 15 days after the receipt by such Servicer of a request to do so or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee as successor Master Servicer under this Agreement to advance funds, if as successor Master Servicer, it becomes successor Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to each Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of each Trust REMIC and that in such capacity it shall:

            (a) prepare for the Trustee to sign, and the Trustee shall sign, and the Securities Administrator shall file, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare for the Trustee to sign, and the Trustee shall sign, and the Securities Administrator shall file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities (i.e., the Trust REMICs and the Grantor Trust), furnish to the Depositor, not later than the Closing Date in the case of the Grantor Trust (the corpus of which includes the Interest Rate Swap Agreement and the Interest Rate Cap Agreement) and within thirty days of the Closing Date in the case of the Trust REMICs, copies of such Form SS-4 requesting the employer identification numbers, use its best efforts to obtain, as promptly as practicable, employer identification numbers for any other Trust REMICs or Grantor Trusts created pursuant to this Agreement (and provide such employer identification numbers to the Depositor promptly upon receipt thereof), furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) deliver or cause to be delivered the federal taxpayer identification number of the Grantor Trust on a correct, complete and duly executed IRS Form W-9 of the Grantor Trust to the Swap Provider and the Cap Provider promptly upon receipt of such number after applying for it pursuant to 8.11(b) above and, in any event, no later than the first Payment Date under the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, and, if requested by the Swap Provider or the Cap Provider, an applicable IRS Form W-8IMY;

            (d) make an election that each of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC and the Class X REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (e) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

            (f) provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person that is a Non-Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (g) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are Outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

            (h) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

            (i) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any Trust REMIC created hereunder before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator, or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (j) cause federal, state or local income tax or information returns to be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

            (k) maintain records relating to each Trust REMIC created hereunder, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            The Holder of the largest Percentage Interest of the Class RX Certificates shall act as Tax Matters Person for the Class X REMIC, and the holder of the largest Percentage Interest of the Class R Certificates shall act as Tax Matters Person for Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC, in each case, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Securities Administrator is hereby designated as agent of such Certificateholder for such purpose (or if the Securities Administrator is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Securities Administrator shall, as and when necessary and appropriate, represent each Trust REMIC created hereunder in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of each Trust REMIC created hereunder, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

            The Securities Administrator shall treat the rights of the Class P Certificateholders to Prepayment Charges, the rights of the Class X Certificateholders to receive amounts in the Excess Reserve Fund Account and the Swap Account (subject to the obligation to pay Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts) and the rights of the LIBOR Certificateholders to receive Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts as the beneficial ownership of interests in the Grantor Trust, and not as obligations of any Trust REMIC created hereunder, for federal income tax purposes. The Securities Administrator shall file or cause to be filed with the Internal Revenue Service Form 1041 or such other form as may be applicable and, as described above, shall apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for the Grantor Trust and shall furnish or cause to be furnished, to the Class P Certificateholders, Class X Certificateholders and LIBOR Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

            To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator within ten days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Securities Administrator concerning the value, if any, to each Class of Certificates of the right to receive Basis Risk CarryForward Amounts from the Excess Reserve Fund Account and Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts from the Swap Account. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Securities Administrator may, from time to time, reasonably request to enable the Securities Administrator to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans that the applicable Servicer is required to provide to the Securities Administrator pursuant to this Agreement. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims, or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide pursuant to this paragraph accurate information or data to the Securities Administrator on a timely basis.

            None of the Servicers, the Trustee, the Master Servicer or the Securities Administrator shall (i) permit the creation of any interests in any Trust REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement or the related Mortgage Loan documents) or (iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, or the tax on "net income from foreclosure property") unless the Trustee and the Securities Administrator receive an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Securities Administrator determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee or the Securities Administrator) to the effect that the contemplated action will not, with respect to the Trust Fund, any Trust REMIC created hereunder, endanger such status or, unless the Trustee determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax)

            If any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Pooling-Tier REMIC-1 as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Start-up Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, if applicable, any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24878 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee, the Master Servicer or the Securities Administrator, respectively, if such tax arises out of or results from negligence of the Trustee, the Master Servicer or the Securities Administrator, as applicable, in the performance of any of its obligations under this Agreement, (ii) the applicable Servicer and the Depositor, jointly, in the case of any such minimum tax, and the applicable Servicer if such tax arises out of or results from a breach by such Servicer of any of its obligations under this Agreement, (iii) the Depositor if such tax arises out of or results from the Depositor's obligation to repurchase a Mortgage Loan pursuant to Section 2.03, (iv) the Sponsor if such tax arises out of or results from the Sponsor's obligation to repurchase a Mortgage Loan pursuant to the Representations and Warranties Agreement, or (v) in all other cases, or if the Trustee, the Securities Administrator, the Master Servicer, the applicable Servicer, the Depositor or the Sponsor fails to honor its obligations under the preceding clause (i), (ii), (iii) or (iv), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

            The Grantor Trust shall be treated as a WHFIT that is a NMWHFIT. The Securities Administrator shall report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Securities Administrator to do so, and is not in its possession, is provided to the Securities Administrator on a timely basis. The Securities Administrator is hereby directed to assume that DTC is the only "middleman" (as such term is defined in the WHFIT Regulations) unless the Depositor provides the Securities Administrator with the identities of other "middlemen" that are Certificateholders. The Securities Administrator shall be entitled to rely on the first sentence of this subparagraph (a) and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the Internal Revenue Service makes a determination that the first sentence of this subparagraph (a) is incorrect.

            The Securities Administrator, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Securities Administrator shall be under no obligation to determine whether any Certificateholder or other beneficial owner of a Certificate, to the extent the Securities Administrator knows of any other beneficial owner of a Certificate, uses the cash or accrual method. The Securities Administrator shall make available information as required by the WHFIT Regulations to Certificateholders annually. In addition, the Securities Administrator shall not be responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

            The Securities Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Securities Administrator, (ii) incomplete, inaccurate or untimely information being provided to the Securities Administrator or (iii) the inability of the Securities Administrator, after good faith efforts, to alter its existing information reporting systems to capture information necessary to fully comply with the WHFIT Regulations for the 2007 calendar year. Absent receipt of information regarding any sale of Certificates, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Securities Administrator may assume there is no secondary market trading of WHFIT interests.

            To the extent required by the WHFIT Regulations, the Securities Administrator shall use reasonable efforts to publish on an appropriate website the CUSIP Numbers for the Certificates that represent ownership of a WHFIT. The CUSIP Numbers so published will represent the Rule 144A CUSIP Numbers. The Securities Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIP Numbers have been received. The Securities Administrator shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP Number information.

            The Securities Administrator shall be entitled to additional reasonable compensation for changes in reporting required in respect of the WHFIT Regulations that arise as a result of a change in the WHFIT Regulations or a change in interpretation of the WHFIT Regulations by the IRS, if such change requires, in the Securities Administrator's sole discretion, a material increase in the Securities Administrator's reporting obligations in respect of the related Grantor Trust.

            Section 8.12 Periodic Filings. (a) The Securities Administrator, the Master Servicer and each Servicer shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act. The Securities Administrator shall prepare for execution by the Master Servicer any Forms 8-K (other than the initial Form 8-K relating to this Agreement, which shall be the responsibility of the Depositor to prepare and file), 10-D and 10-K required by the Exchange Act and the rules and regulations of the Commission thereunder, in order to permit the timely filing thereof, pursuant to the terms of this Section 8.12, and the Securities Administrator shall file (via the Commission's Electronic Data Gathering and Retrieval System, or EDGAR) such Forms executed by the Master Servicer. Each of Form 10-D and Form 10-K requires the Depositor to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." A "yes" shall be indicated on each Form 10-D and 10-K unless the Depositor shall notify the Securities Administration in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, that a "no" should be indicated. The Securities Administrator and the Master Servicer shall be entitled to rely on such notice (or lack thereof) in preparing, executing and/or filing any such report.

            (b) The Securities Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator will utilize reasonable best efforts to file such Form 10-D on or by the 14th calendar day after each Distribution Date, but in no event later than the filing deadline for such Form 10-D (subject to permitted extensions under the Exchange Act). The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be prepared by the party responsible for preparing such disclosure as set forth in Exhibit T hereto and the Securities Administrator shall compile such disclosure pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit T hereto, within 5 calendar days after the related Distribution Date, certain parties to this Agreement shall be required to provide to the Securities Administrator and the Depositor, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and such party, to the extent known by such applicable parties, any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit AA hereto ("Additional Disclosure Notification"). The Depositor will approve as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure. The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph, including converting any such disclosure to an EDGAR-compatible format

            The Securities Administrator shall prepare and forward electronically a draft copy of the Form 10-D to the Depositor sufficiently far in advance of, but in no event later than the 11th calendar day after the related Distribution Date, for the Depositor to review and verify such Form 10-D. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with procuring the execution of and filing the Form 10-D. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized representative of the Master Servicer shall sign the Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.12(e)(ii). Promptly (but in any case within one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator. The Depositor can be contacted at the Depositor's address for notices set forth in Section 12.05(b)(ii)(a) or such other address as to which the Depositor has provided prior written notice to the Securities Administrator. The Depositor acknowledges that the performance by the Securities Administrator and the Master Servicer of their duties under this Section 8.12(b) related to the timely preparation, execution and filing of Form 10-D is contingent, in part, upon each Servicer, the Depositor and any other Person obligated to provide Additional Form 10-D Disclosure as set forth on Exhibit T hereto, observing all applicable deadlines in the performance of their duties under this Section 8.12(b). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator's or the Master Servicer's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator, the Master Servicer or any Subcontractor utilized by the Securities Administrator or the Master Servicer) needed to prepare, execute or file such Form 10-D, not resulting from their own negligence, bad faith or willful misconduct.

            (c) On any date within 90 days (including the 90th day) after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2008, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Securities Administrator, the Master Servicer, each Servicer and each Subservicer engaged by any Servicer, as described under Section 3.22, (ii)(A) the annual reports on assessment of compliance with servicing criteria for the Securities Administrator, the Master Servicer, the Trustee, each Servicer, each Subservicer engaged by any Servicer and each Servicing Function Participant utilized by a Servicer, the Master Servicer, the Securities Administrator or the Trustee, as described under Section 3.23, and (B) if any such report on assessment of compliance with servicing criteria described under Section 3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or such report on assessment of compliance with servicing criteria described under Section 3.23 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Securities Administrator, the Master Servicer, each Servicer, the Trustee, each Subservicer engaged by a Servicer and each Servicing Function Participant utilized by a Servicer, the Master Servicer or the Securities Administrator, the Trustee, if applicable, as described under Section 3.23, and (B) if any registered public accounting firm attestation report described under Section 3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a certification substantially in the form attached hereto as Exhibit L, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes Certification"), which shall be signed by the senior officer of the Master Servicer in charge of securitization. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be prepared by the party responsible for preparing such disclosure as set forth on Exhibit U hereto, and the Securities Administrator shall compile such disclosure pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit U hereto, no later than March 1st of each year (or, in the case of each Servicer, March 5th (or March 15th in the case of Saxon) of each year) that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, the parties to this Agreement shall be required to provide to the Securities Administrator and the Depositor, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and such party, to the extent known by such applicable parties, any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification. The Depositor will approve as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure. The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph, including converting any such disclosure to an EDGAR-compatible format. The Securities Administrator shall compile all such information provided to it in a Form 10-K prepared by it.

            The Securities Administrator shall prepare and forward electronically a draft copy of the Form 10-K to the Depositor sufficiently far in advance of, but in no event less than three (3) Business Days prior to, when the Master Servicer is required to execute such Form 10-K to permit the Depositor to review and verify such Form 10-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with procuring the execution of and filing the Form 10-K. No later than 5:00 p.m. Eastern Standard Time on the 4th Business Day prior to the 10-K Filing Deadline, the senior officer in charge of the servicing function of the Master Servicer shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.12(e)(ii). Promptly (but in any case within one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator. The Depositor acknowledges that the performance by the Securities Administrator and the Master Servicer of their duties under this Section 8.12(c) related to the timely preparation and filing of Form 10-K is contingent, in part, upon each Servicer (and any Subservicer or Servicing Function Participant engaged by a Servicer) and the Depositor and any other Person obligated to provide Additional Form 10-K Disclosure as set forth on Exhibit U hereto, observing all applicable deadlines in the performance of their duties under this
Section 8.12(c), Section 8.12(d), Section 3.22 and Section 3.23. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator's or the Master Servicer's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator, the Master Servicer or any Subcontractor utilized by the Securities Administrator or the Master Servicer) needed to prepare, execute or file such Form 10-K, not resulting from their own negligence, bad faith or willful misconduct.

            (d) Each of the Securities Administrator, the Master Servicer and each Servicer shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes Certification (the "Certifying Person"), by March 10th (March 15th with respect to Saxon) (or if such day is not a Business Day, the immediately preceding Business Day) of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a "Back-Up Certification"), substantially in the form attached hereto as Exhibit M (with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such part shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 8.12(d) with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this Section 8.12(d). In the event that prior to the filing date of the Form 10-K in March of each year, a Servicer, the Master Servicer or the Securities Administrator has actual knowledge of information material to the Sarbanes Certification, that party shall promptly notify the Depositor and each of the other parties signing the certifications. In addition, (i) the Securities Administrator shall indemnify and hold harmless the Depositor and the Sponsor and their officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Securities Administrator's obligations under this Section 8.12(d) or any material misstatement or material omission in (w) any compliance certificate delivered by the Securities Administrator or any Subcontractor of the Securities Administrator pursuant to Section 3.22 of this Agreement, (x) any assessment or attestation delivered by or on behalf of the Securities Administrator or any Subcontractor of the Securities Administrator pursuant to Section 3.23 of this Agreement, (y) any Back-Up Certification in the form of Exhibit M delivered by the Securities Administrator pursuant to Section 8.12(d) of this Agreement or (z) any information about the Securities Administrator provided by it pursuant to Item 2 (Legal Proceedings) of Exhibit T, Item 1117 and Item 1119 of Exhibit U or Item 6.02 (Change of Securities Administrator) of Exhibit V (collectively, the "Securities Administrator Information"), or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith, (ii) each Servicer, severally and not jointly, shall indemnify and hold harmless the Depositor, the Sponsor, the Securities Administrator, the Master Servicer and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of such Servicer's obligations under this Section 8.12(d) or any material misstatement or material omission, negligence, bad faith or willful misconduct of such Servicer in connection therewith, and (iii) the Master Servicer shall indemnify and hold harmless the Depositor, the Sponsor, the Securities Administrator and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Master Servicer's obligations under this Section 8.12(d) or any material misstatement or material omission, negligence, bad faith or willful misconduct of the Master Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any indemnified party, then (i) the Securities Administrator agrees in connection with a breach of the Securities Administrator's obligations under this Section 8.12(d) or any material misstatement or material omission contained in any Securities Administrator Information, or any negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor and the Sponsor as a result of the losses, claims, damages or liabilities of the Depositor and the Sponsor in such proportion as is appropriate to reflect the relative fault of the Depositor and the Sponsor on the one hand and the Securities Administrator on the other and (ii) each Servicer, several and not jointly, agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and such Servicer, on the other hand, in connection with a breach of such Servicer's obligations under this Section 8.12(d) or any material misstatement or material omission, negligence, bad faith or willful misconduct of such Servicer in connection therewith.

            The obligations of the Securities Administrator, the Master Servicer, each Servicer and each Servicing Function Participant and Servicing under this Section 8.12(d) shall apply to the Securities Administrator, the Master Servicer, each Servicer and each Servicing Function Participant that serviced a Mortgage Loan during the applicable period, whether or not such Securities Administrator, the Master Servicer, such Servicer or such Servicing Function Participant is acting as Securities Administrator, Master Servicer, a Servicer or a Servicing Function Participant, as applicable, at the time such certification is required to be delivered. The indemnification and contribution obligations set forth in this Section 8.12(d) shall survive the termination of this Agreement or the earlier resignation or removal of the Securities Administrator, the Master Servicer or the applicable Servicer, as applicable.

            (e) (i) The obligations set forth in paragraphs (a) through (d) of this Section 8.12 shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. Prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. At the beginning of the immediately succeeding calendar year after the filing of a Form 15 Suspension Notification, if the number of Holders of the Offered Certificates of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Securities Administrator shall recommence preparing and filing, and the Master Servicer shall recommence executing, reports on Form 10-K, 10-D and 8-K as required pursuant to this Section 8.12 and the parties hereto shall again have the obligations set forth in this Section.

            (ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K (other than the initial Form 8-K filed by the Depositor with respect to this Agreement), 10-D or 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines (and the expiration of the applicable grace period with respect to such deadline prior to such failure to deliver resulting in an Event of Default) set forth in this Agreement, the Securities Administrator will promptly electronically notify the Depositor and if necessary, the Servicers. In the case of Form 10-D and 10-K, the Depositor, the Servicers and the Securities Administrator will thereupon cooperate to prepare and timely file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all disclosure information required to be included on Form 8-K and as directed by the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the party to this Agreement deciding that an amendment to such Form 8-K, 10-D or 10-K is required will notify the Depositor, the Securities Administrator and the Servicers, and such parties will cooperate to prepare any necessary Form 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed a duly authorized representative or a senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their duties under this
      Section 8.12(e) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent, in part, upon the Servicers and the Depositor observing all applicable deadlines (and the related grace periods thereto) in the performance of their duties under this Section 8.12 and Sections 3.22 and 3.23. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator, the Master Servicer or any Subcontractor utilized by the Securities Administrator or the Master Servicer) needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (f) On any date within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and also if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall be reported and prepared by the party responsible for preparing such disclosure as set forth on Exhibit V hereto and compiled by the Securities Administrator pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

            As set forth on Exhibit V hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than noon (Eastern Standard Time) on the 2nd Business Day after the occurrence of a Reportable Event, certain parties to this Agreement shall be required to provide to the Depositor and the Securities Administrator, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and such party, to the extent known by such applicable parties, any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification. The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph, including the conversion of any such disclosure into an EDGAR-compatible format. The Depositor will approve as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.

            The Securities Administrator shall prepare and forward electronically a draft copy of the Form 8-K to the Depositor sufficiently far in advance of, but in no event later than noon (Eastern Standard Time) on the 3rd Business Day after a Reportable Event, to permit the Depositor to review and verify such Form 8-K. Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.12(e). Promptly (but in any case within one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The Depositor acknowledges that the performance by the Securities Administrator and the Master Servicer of their duties under this
Section 8.12(g) related to the timely preparation and filing of Form 8-K is contingent, in part, upon each Servicer, the Depositor and any other Person obligated to provide Form 8-K Disclosure Information as set forth on Exhibit V hereto, observing all applicable deadlines in the performance of their duties under this Section 8.12(f). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator's or the Master Servicer's inability or failure to obtain or receive, on a timely basis, any information or signature from any party hereto (other than the Securities Administrator or the Master Servicer or any Subcontractor utilized by the Securities Administrator or the Master Servicer) needed to prepare, execute or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            (g) Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or resulting from (i) the accuracy or inaccuracy of any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information (excluding any information therein provided by the Securities Administrator or any Subcontractor utilized by the Securities Administrator) provided to the Securities Administrator in connection with the preparation of Forms 10-D, 10-K and 8-K pursuant to this Section 8.12, or (ii) the failure of the Depositor to timely execute and return for filing any Forms 10-D, 10-K and 8-K required to be filed by the Securities Administrator pursuant to this Section 8.12, in either case, not resulting from the Securities Administrator's own negligence, bad faith or misconduct.

            Section 8.13 Tax Treatment of Upper-Tier CarryForward Amounts, Basis Risk CarryForward Amounts and Class IO Shortfalls; Tax Classification of the Excess Reserve Fund Account, Swap Account and the Interest Rate Swap Agreement. For federal income tax purposes, the Securities Administrator shall treat the Excess Reserve Fund Account and the Swap Account as beneficially owned by the holders of the Class X Certificates and shall treat such portion of the Trust Fund as a grantor trust, within the meaning of subpart E, Part I of subchapter J of the Code. The Securities Administrator shall treat the rights that each Class of LIBOR Certificates has to receive payments of Basis Risk CarryForward Amounts, and to the extent not paid from the Excess Reserve Fund Account, Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts from the Swap Account (together with Basis Risk CarryForward Amounts from the Excess Reserve Fund Account), subject to the obligation to pay Class IO Shortfalls, as rights and obligations under a notional principal contract between the Class X Certificateholder and each such Class and beneficially owned by each such Class through the Grantor Trust. Accordingly, each Class of Certificates (excluding the Class X, Class P, the Class R and the Class RX Certificates) will be comprised of two components - an Upper-Tier Regular Interest and an interest in a notional principal contract, and the Class X Certificates will be comprised of the following components: two Class X REMIC Regular Interests (the Class X Interest and the Class IO Interest), an interest in the Excess Reserve Fund Account (including the Interest Rate Cap Agreement), subject to obligation to pay Basis Risk CarryForward Amounts, ownership of the Swap Account and the Interest Rate Swap Agreement, subject to the obligation to pay Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts, and the right to receive Class IO Shortfalls. The Securities Administrator shall allocate the issue price for a Class of Certificates among the respective components for purposes of determining the issue price of the Upper-Tier Regular Interest component based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Securities Administrator is hereby directed to assign a value of zero to the right of each Holder of a LIBOR Certificate to receive the related Basis Risk CarryForward Amounts and, without duplication, the related Upper-Tier CarryForward Amounts for purposes of allocating the purchase price of a LIBOR Certificate acquired by an initial Holder thereof between such right and the related Upper-Tier Regular Interest.

            Holders of LIBOR Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) over (ii) the sum of amounts payable on the Class X Interest available for such payments and amounts payable on the Class IO Interest (such excess, a "Class IO Shortfall"), first from interest and then from principal distributable on the LIBOR Certificates. A Class IO Shortfall payable from interest collections shall be allocated pro rata among such LIBOR Certificates based on the amount of interest otherwise payable to such Class of LIBOR Certificates, and a Class IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of LIBOR Certificates then Outstanding.

            Any payments of Class IO Shortfalls shall be treated for tax purposes as having been received by the Holders of such Class of LIBOR Certificates in respect of the corresponding Upper-Tier Regular Interest and as having been paid by such Holders to the Holders of the Class X Certificates through the Swap Account. In the event any class of Upper-Tier Regular Interest corresponding to a class of LIBOR Certificates is subject to the Upper-Tier REMIC Loan Group I Rate, the Upper-Tier REMIC Loan Group II Rate or the Upper-Tier REMIC WAC Rate, and such rate exceeds the applicable Pass-Through Rate of the Corresponding Class of Certificates as a result of a Swap Termination Payment or otherwise, such excess shall be deemed first paid to the related Upper-Tier Regular Interest and then paid to the Class X Certificates in a manner analogous to Class IO Shortfalls.

                                   ARTICLE IX

           ADMINISTRATION OF THE MORTGAGE LOANS BY THE MASTER SERVICER

            Section 9.01 Duties of the Master Servicer; Enforcement of Servicer's Obligations. (a) The Master Servicer, on behalf of the Trustee, the Securities Administrator, the Depositor and the Certificateholders, shall monitor the performance of each Servicer's obligations under this Agreement, and (except as set forth below) shall use its reasonable good faith efforts to cause such Servicer to duly and punctually perform its duties and obligations hereunder. Upon the occurrence of an Event of Default of which a Responsible Officer of the Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Securities Administrator and the Trustee and shall specify in such notice the action, if any, the Master Servicer plans to take in respect of such default. So long as an Event of Default shall occur and be continuing, the Master Servicer shall take the actions specified in Article VII.

            If (i) a Servicer reports a delinquency on a monthly report and (ii) such Servicer, by 4 p.m. (Eastern Standard Time) on the related Remittance Date, neither makes an Advance nor provides the Securities Administrator and the Master Servicer with an Officer's Certificate certifying that such an Advance would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, then the Master Servicer shall deposit in the Distribution Account not later than the Business Day immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Monthly Payment due on a Mortgage Loan that is delinquent (other than Relief Act Interest Shortfalls) and for which the related Servicer was required to make an Advance pursuant to this Agreement and (y) amounts deposited in the Collection Account to be used for Advances with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Subject to the foregoing and Section 7.02, the Master Servicer shall continue to make such Advances for so long as the related Servicer is required to do so under this Agreement. If applicable, on the Business Day immediately preceding the Distribution Date, the Master Servicer shall deliver an Officer's Certificate to the Trustee and the Securities Administrator stating that the Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Any amounts deposited by the Master Servicer pursuant to this Section
9.01 shall be net of the Servicing Fee for the related Mortgage Loans.

            (b) The Master Servicer shall pay the costs of monitoring the Servicers as required hereunder (including costs associated with (i) termination of any Servicer, (ii) the appointment of a successor Servicer or (iii) the transfer to and assumption of, the servicing by the Master Servicer) and shall, to the extent permitted hereunder, seek reimbursement therefor initially from the terminated Servicer. In the event the full costs associated with the transition of servicing responsibilities to the Master Servicer are not paid for by the predecessor or successor Servicer (provided such successor Servicer is not the Master Servicer), the Master Servicer may be reimbursed therefor by the Trust for out of pocket costs incurred by the Master Servicer associated with any such transfer of servicing duties from the Servicer to the Master Servicer or any other successor Servicer.

            (c) If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for any errors or omissions of such Servicer.

            (d) Neither the Depositor nor the Securities Administrator shall consent to the assignment by any Servicer, rights and obligations under this Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

            Section 9.02 Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, directors, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

            Section 9.03 Representations and Warranties of the Master Servicer.
(a) The Master Servicer hereby represents and warrants to the Servicers, the Depositor, the Securities Administrator and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

            (i) it is a national banking association validly existing and in good standing under the laws of the United States of America, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

            (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws,
      (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

            (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

            (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

            (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

            (vii) [Reserved];

            (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

            (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

            (b) [Reserved]

            (c) It is understood and agreed that the representations and warranties set forth in this Section 9.03 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Servicers, the Depositor, the Securities Administrator, the Trustee and the Trust and hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties contained in Section 9.03(a) above. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section 9.03 to indemnify the Servicers, the Depositor, the Securities Administrator, the Trustee and the Trust constitutes the sole remedy of the Servicers, the Depositor, the Securities Administrator, the Trustee and the Trust, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder and any termination of this Agreement.

            Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Servicers, Depositor, the Master Servicer, Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

            Section 9.04 Master Servicer Events of Default. Each of the following shall constitute a "Master Servicer Event of Default":

            (a) any failure by the Master Servicer to cause to be deposited in the Distribution Account any payment received by it from a Servicer or required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party hereto;

            (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided that the thirty (30) day cure period shall not apply so long as the Depositor is required to file any Forms 8-K, 10-D and 10-K required by the Exchange Act with respect to the Trust Fund, the failure to comply with the requirements set forth in Section 8.12, for which the grace period shall not exceed the lesser of ten (10) calendar days or such period in which any applicable Form 8-K, 10-D and 10-K required by the Exchange Act can be timely filed (without taking into account any extensions);

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

            (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

            (e) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days;

            (f) except as otherwise set forth herein, the Master Servicer attempts to assign this Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the Securities Administrator, the Trustee and the Depositor; or

            (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, in each case, where such indictment materially and adversely affects the ability of the Master Servicer to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

            In each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Trustee, by notice in writing to the Master Servicer, may, and upon the request of the Holders of Certificates representing at least a majority of the Voting Rights shall, terminate with cause all the rights and obligations of the Master Servicer under this Agreement.

            Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, shall pass to and be vested in any successor master servicer appointed hereunder which accepts such appointments. Upon written request from the Trustee or the Depositor, the Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties hereunder as the Master Servicer and, place in such successor's possession all such documents with respect to the master servicing of the Mortgage Loans and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Master Servicer's sole expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts which shall at the time be credited to the Distribution Account or are thereafter received with respect to the Mortgage Loans.

            All reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of servicing from a terminated Master Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any other successor Master Servicer appointed pursuant to Section 9.06) to master service shall be paid by the terminated Master Servicer; provided, however, that to the extent not previously reimbursed by the terminated Master Servicer, such fees and expenses shall be payable to the Trustee pursuant to Section 8.05.

            Upon the occurrence of a Master Servicer Event of Default, the Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item
6.02 of Form 8-K with respect to a successor master servicer in the event the Trustee should succeed to the duties of the Master Servicer as set forth herein.

            Section 9.05 Waiver of Default. By a written notice, the Trustee may with the consent of a Holders of Certificates evidencing at least a majority of the Voting Rights waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

            Section 9.06 Successor to the Master Servicer. Upon termination of the Master Servicer's responsibilities and duties under this Agreement, the Trustee shall appoint or may petition any court of competent jurisdiction for the appointment of a successor, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Master Servicer under this Agreement prior to the termination of the Master Servicer. Any successor shall be a Fannie Mae and Freddie Mac approved servicer in good standing and acceptable to the Depositor and the Rating Agencies. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall the Master Servicing Fee paid to such successor master servicer exceed that paid to the Master Servicer hereunder. In the event that the Master Servicer's duties, responsibilities and liabilities under this Agreement are terminated, the Master Servicer shall continue to discharge its duties and responsibilities hereunder until the effective date of such termination with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights of its successor. The termination of the Master Servicer shall not become effective until a successor shall be appointed pursuant hereto and shall in no event (i) relieve the Master Servicer of responsibility for the representations and warranties made pursuant to Section 9.03(a) hereof and the remedies available to the Trustee under Section 9.03(b) hereof, it being understood and agreed that the provisions of Section 9.03 hereof shall be applicable to the Master Servicer notwithstanding any such sale, assignment, resignation or termination of the Master Servicer or the termination of this Agreement; or (ii) affect the right of the Master Servicer to receive payment and/or reimbursement of any amounts accruing to it hereunder prior to the date of termination (or during any transition period in which the Master Servicer continues to perform its duties hereunder prior to the date the successor master servicer fully assumes its duties).

            If no successor Master Servicer has accepted its appointment within 90 days of the time the Trustee receives the resignation of the Master Servicer, the Trustee shall be the successor Master Servicer in all respects under this Agreement and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto, including the obligation to make Advances as successor Servicer; provided, however, that any failure to perform any duties or responsibilities caused by the Master Servicer's failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive the compensation, reimbursement and indemnities otherwise payable to the Master Servicer, including the fees and other amounts payable pursuant to Section 9.07 hereof.

            Any successor master servicer appointed as provided herein, shall execute, acknowledge and deliver to the Master Servicer and to the Trustee an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 9.03 hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Master Servicer or termination of this Agreement shall not affect any claims that the Trustee may have against the Master Servicer arising out of the Master Servicer's actions or failure to act prior to any such termination or resignation or in connection with the Trustee's assumption as successor master servicer of such obligations, duties and responsibilities.

            Upon a successor's acceptance of appointment as such, the Master Servicer shall notify by mail the Trustee of such appointment.

            Section 9.07 Compensation of the Master Servicer. As compensation for its activities under this Agreement, the Master Servicer shall be paid the Master Servicing Fee.

            Section 9.08 Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall (i) be a Person (or have an Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and Freddie Mac (provided further that a successor Master Servicer that satisfies subclause (i) through an Affiliate agrees to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and (ii) have a net worth of not less than $25,000,000.

            Section 9.09 Resignation of the Master Servicer. Except as otherwise provided in Sections 9.08 and 9.10 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or another successor master servicer satisfactory to the Trustee and the Depositor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

            If at any time, Wells Fargo Bank, National Association, as Master Servicer, resigns under this Section 9.09, or is removed as Master Servicer pursuant to Section 9.04, then at such time Wells Fargo Bank, National Association shall also resign (and shall be entitled to resign) as Securities Administrator under this Agreement.

            Section 9.10 Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer; provided, however, that the Master Servicer shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no event shall the fee payable to the successor master servicer exceed that payable to the predecessor master servicer.

            Section 9.11 Limitation on Liability of the Master Servicer. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, the Securities Administrator, the Servicers or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer with respect to the Mortgage Loans under this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account in accordance with the provisions of Section 9.07 and Section 9.12.

            The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful malfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the performance of the obligations of the Servicers as required under this Agreement.

            Section 9.12 Indemnification; Third Party Claims. The Master Servicer agrees to indemnify the Servicers, Depositor, the Sponsor, the Securities Administrator, the Trustee and the Trust, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Servicers, Depositor, the Sponsor, the Securities Administrator, the Trustee or the Trust may sustain as a result of the Master Servicer's willful malfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement, including any failure by the Master Servicer or any Subcontractor utilized by the Master Servicer to deliver any information, report, certification or accountants' letter when and as required under Sections 3.22,
3.23 or 8.12, including without limitation any failure by the Master Servicer to identify any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB. The Depositor, the Securities Administrator, Sponsor, each Servicer and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans which would entitle the Depositor, the Securities Administrator, each Servicer, the Trustee or the Trust to indemnification under this Section 9.12, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

            The Master Servicer agrees to indemnify and hold harmless the Trustee from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses (including reasonable attorneys' fees) that the Trustee may sustain as a result of such liability or obligations of the Master Servicer and in connection with the Trustee's assumption (not including the Trustee's performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under this Agreement.

            The Trust will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to this Agreement or the Certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in this Agreement, (ii) resulting from any breach of the applicable Servicer's obligations in connection with this Agreement for which such Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05, or
(iii) the Master Servicer's willful malfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under this Agreement; provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the Distribution Account.

                                    ARTICLE X

                     CONCERNING THE SECURITIES ADMINISTRATOR

            Section 10.01 Duties of Securities Administrator. The Securities Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

            The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Securities Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Securities Administrator shall notify the Certificateholders of such non-conforming instrument in the event the Securities Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

            No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (ii) the Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Securities Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Securities Administrator was negligent in ascertaining the pertinent facts;

            (iii) the Securities Administrator shall not be liable with respect to any action or inaction taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

            (iv) the Securities Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicers or the Trustee.

            The Securities Administrator shall be permitted to utilize one or more Subcontractors for the performance of certain of its obligations under this Agreement, provided that the Securities Administrator complies with Section 3.02(e) as if the Securities Administrator were a "Servicer" pursuant to that Section. The Securities Administrator shall indemnify the Depositor, such Sponsor and any director, officer, employee or agent of the Depositor or such Sponsor and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Securities Administrator to perform any of its obligations under Section 3.22 or Section 3.23, including without limitation any failure by the Securities Administrator to identify pursuant to Section 3.02(e) any Subcontractor that is a Servicing Function Participant. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Securities Administrator.

            Section 10.02 Certain Matters Affecting the Securities Administrator. Except as otherwise provided in Section 10.01:

            (i) the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (ii) the Securities Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Securities Administrator shall not be liable for any action or inaction taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the terms of this Agreement, the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. Nothing in this clause (iv) shall derogate from the obligation of the Securities Administrator to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, provided that the Master Servicer shall have no liability for disclosure required by this Agreement;

            (v) the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Securities Administrator with due care;

            (vi) the Securities Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of any Servicer under this Agreement;

            (vii) the Securities Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby; and

            (viii) the Securities Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Securities Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee, the Securities Administrator and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Securities Administrator shall be entitled to be reimbursed therefor out of the Distribution Account.

            The Securities Administrator shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

            Section 10.03 Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Sponsor, as the case may be, and the Securities Administrator assumes no responsibility for their correctness. The Securities Administrator makes no representations as to the validity or sufficiency of this Agreement, the Interest Rate Swap Agreement, the Interest Rate Cap Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Securities Administrator's execution and authentication of the Certificates. The Securities Administrator shall not be accountable for the use or application by the Depositor or any Servicer of any funds paid to the Depositor or any Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or any Servicer.

            The Securities Administrator executes the Interest Rate Swap Agreement, the Interest Rate Cap Agreement and the Certificates not in its individual capacity but solely as Securities Administrator of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator on behalf of the Trust Fund in the Interest Rate Swap Agreement, the Interest Rate Cap Agreement and the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

            Section 10.04 Securities Administrator May Own Certificates. The Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Securities Administrator.

            Section 10.05 Securities Administrator's Fees and Expenses. The Securities Administrator shall be entitled to the investment income earned on amounts in the Distribution Account during the Master Servicer Float Period. The Securities Administrator and any director, officer, employee, agent or "control person" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended ("Control Person"), of the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, (b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder, (ii) incurred in connection with the performance of any of the Securities Administrator's duties hereunder or under such other agreements, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder or (iii) incurred by reason of any action of the Securities Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Securities Administrator hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Securities Administrator's negligence, bad faith or willful misconduct, or which would not be an "unanticipated expense" within the meaning of the second preceding sentence, the Securities Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Securities Administrator, to the extent that the Securities Administrator must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account. The Securities Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

            Section 10.06 Eligibility Requirements for Securities Administrator. The Securities Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 10.06, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof. The entity serving as Securities Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

            Any successor Securities Administrator (i) may not be an originator, the Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator functions are operated through an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and
(iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency and rates such successor, or the equivalent rating by S&P or Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 10.07, then the Trustee may (but shall not be obligated to) become the successor Securities Administrator. The Depositor shall appoint a successor to the Securities Administrator in accordance with Section 10.07. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

            Section 10.07 Resignation and Removal of Securities Administrator. The Securities Administrator may at any time resign by giving written notice of resignation to the Depositor, the Swap Provider and the Trustee and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and acceptance by a successor Securities Administrator in accordance with Section 10.08 meeting the qualifications set forth in Section 10.06. If no successor Securities Administrator meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

            If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Securities Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different Securities Administrator, then the Depositor may remove the Securities Administrator and appoint a successor Securities Administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Securities Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor Securities Administrator.

            The Holders of Certificates entitled to at least a majority of the Voting Rights may at any time remove the Securities Administrator and appoint a successor Securities Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered by the successor Securities Administrator to the Trustee, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed. Notice of any removal of the Securities Administrator shall be given to each Rating Agency by the successor Securities Administrator.

            Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance by the successor Securities Administrator of appointment as provided in Section 10.08 hereof.

            Section 10.08 Successor Securities Administrator. Any successor Securities Administrator (which may be the Trustee) appointed as provided in
Section 10.07 hereof shall execute, acknowledge and deliver to the Swap Provider and the Depositor and to its predecessor Securities Administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective and such successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Securities Administrator herein. The Depositor, the Trustee, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Securities Administrator all such rights, powers, duties, and obligations.

            No successor Securities Administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of
Section 10.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

            Upon acceptance by a successor Securities Administrator of appointment as provided in this Section 10.08, the Depositor shall mail notice of the succession of such Securities Administrator hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance by the successor Securities Administrator of appointment, the successor Securities Administrator shall cause such notice to be mailed at the expense of the Depositor.

            Section 10.09 Merger or Consolidation of Securities Administrator. Any corporation or other entity into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or other entity succeeding to the business of the Securities Administrator, shall be the successor of the Securities Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section
10.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 10.10 Assignment or Delegation of Duties by the Securities Administrator. Except as expressly provided herein, the Securities Administrator shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Securities Administrator; provided, however, that the Securities Administrator shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Securities Administrator hereunder. Notice of such permitted assignment shall be given promptly by the Securities Administrator to the Depositor, the Swap Provider and the Trustee. If, pursuant to any provision hereof, the duties of the Securities Administrator are transferred to a successor securities administrator, the entire compensation payable to the Securities Administrator pursuant hereto shall thereafter be payable to such successor securities administrator but in no event shall the fee payable to the successor Securities Administrator exceed that payable to the predecessor Securities Administrator.

                                   ARTICLE XI

                                   TERMINATION

            Section 11.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Sections 11.02 and 11.03, the obligations and responsibilities of the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on or after the Optional Termination Date, by Saxon, of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by Saxon, at the expense of Saxon, plus accrued and unpaid interest on each Mortgage Loan at the applicable Mortgage Rate and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate, and (iii) any Swap Termination Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement, and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

            Notwithstanding anything to the contrary contained herein, no such purchase shall be permitted, unless (i) after distribution of the proceeds thereof to the Certificateholders (other than the Holders of the Class X, Class P and Residual Certificates) pursuant to Section 11.02, the distribution of the remaining proceeds to the Class X and Class P Certificates is sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the NIM Securities, to the extent the NIM Securities are then outstanding, or (ii) prior to such purchase, the purchasing Servicer(s) shall have deposited in the related Collection Account an amount to be remitted to the NIM Trustee that, together with such remaining proceeds, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the NIM Securities, to the extent the NIM Securities are then outstanding.

            Section 11.02 Final Distribution on the Certificates. If on any Remittance Date, the Servicers determine that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Accounts, Saxon or Countrywide Servicing, individually or together, shall direct the Securities Administrator promptly to send a Notice of Final Distribution to each Certificateholder and the Swap Provider. If Saxon elects to terminate the Trust Fund pursuant to clause (a) of Section 11.01, Saxon shall notify Countrywide Servicing of such election by the 15th day of the month preceding the month of the final distribution and Countrywide Servicing will have 5 days to elect, by notice to Saxon, to purchase the Mortgage Loans it services. If Saxon elects to terminate the Trust Fund pursuant to clause (a) of
Section 11.01, by the 25th day of the month preceding the month of the final distribution, Saxon shall notify the Depositor, the Master Servicer and the Securities Administrator of the date Saxon intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

            A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

            In the event such Notice of Final Distribution is given, each Servicer shall cause all funds in the Collection Account to be remitted to the Securities Administrator for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the applicable Servicer the Custodial Files for the Mortgage Loans.

            Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Servicers, the Master Servicer, the Securities Administrator, the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, up to an amount equal to
(i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to
Section 4.02 and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 11.03 Additional Termination Requirements. In the event Saxon exercises its purchase option with respect to the Mortgage Loans as provided in Section 11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of Saxon, to the effect that the failure to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any Trust REMIC as defined in Section 860F of the Code, or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding:

            (a) The Securities Administrator shall sell all of the assets of the Trust Fund to Saxon and, no later than the next Distribution Date after such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each Trust REMIC; and

            (b) The Securities Administrator shall attach a statement to the final federal income tax return for each Trust REMIC stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90-day liquidation period for each such Trust REMIC was the date on which the Securities Administrator sold the assets of the Trust Fund to Saxon.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Servicers, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any amendment pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; and provided, further, that any such amendment pursuant to clause (iv) or (v) above shall be deemed not to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination by such Rating Agency as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Master Servicer, the Securities Administrator and the Servicers also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC and Grantor Trust under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC or Grantor Trust pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code or to facilitate the administration and reporting of each Trust REMIC or Grantor Trust; provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code; provided, however, that any amendment that would otherwise require the consent of Holders pursuant to the next paragraph shall be made only pursuant to the terms of the next paragraph.

            This Agreement may also be amended from time to time by the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66(2)/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66(2)/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding; provided, further, that, without the consent of the Holders of a majority of the Certificates then Outstanding, no such amendment shall result in a Significant Change to a Permitted Activity.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any such Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are Outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies and the Swap Provider (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

            Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Nothing in this Agreement shall require the Trustee, the Master Servicer or the Securities Administrator to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator or the Trust Fund), satisfactory to the Trustee, the Master Servicer or the Securities Administrator that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with (including the obtaining of any required consents); and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 12.01.

            Notwithstanding the foregoing, any amendment to this Agreement shall require the prior written consent of the Swap Provider if such amendment materially and adversely affects the rights or interests of the Swap Provider.

            Section 12.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the applicable Servicer at the direction and expense of the Depositor, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 12.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 12.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

            Section 12.05 Notices. (a) The Securities Administrator shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) Any material change or amendment to this Agreement;

            (ii) The occurrence of any Event of Default that has not been cured;

            (iii) The resignation or termination of a Servicer, the Master Servicer, the Securities Administrator or the Trustee and the appointment of any successor;

            (iv) The repurchase or substitution of Mortgage Loans pursuant to
      Section 2.03; and

            (v) The final payment to Certificateholders.

            (b) In addition, the Securities Administrator shall promptly furnish to each Rating Agency copies (which may be provided electronically via the Securities Administrator's website) of the following:

            (i) Each report to Certificateholders described in Section 4.03; and

            (ii) Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

            All directions, demands, consents and notices hereunder shall be in writing (unless otherwise indicated in this paragraph) and shall be deemed to have been duly given when delivered to: (a) in the case of the Depositor, Morgan Stanley ABS Capital I Inc. (1) Steven Shapiro, Morgan Stanley - SPG Finance, 1585 Broadway, 10th Floor, New York, New York 10036; (2) Jeff Williams, Morgan Stanley - Servicing Oversight, 5002 T-Rex Ave., Suite 300, Boca Raton, Florida 33431; (3) Peter Woroniecki, Morgan Stanley - Whole Loan Operations, 750 Seventh Avenue, New York, NY 10019; (4) Scott Samlin, Morgan Stanley - RFPG, 1585 Broadway, 38th Floor, New York, New York 10036; and (5) in the case of a direction or demand, notification to the following email addresses:
Jeff.Williams@ morganstanley.com, Steven.Shapiro@morganstanley.com,
Scott.Samlin@morganstanley.com and John.Monaghan@ morganstanley.com; or such other address as may be hereafter furnished to the other parties hereto by the Depositor in writing; (b) in the case of Countrywide Servicing in its capacity as Servicer, to Countrywide Home Loans Servicing LP, 400 Countrywide Way, Simi Valley, California 93065, Attention: Lupe Montero, Fax: 805-520-5615, Email: lupe_montero@ countrywide.com; (c) in the case of Saxon, to Saxon Mortgage Services, Inc., 4708 Mercantile Drive, Fort Worth, Texas 76137 Attention: David Dill, President, with a copy to Saxon Capital, Inc., 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060, Attention: Legal Department, or such other address as may be hereafter furnished to the parties in writing; (d) in the case of Wells Fargo in its capacity as Securities Administrator and Master Servicer, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, or such other address as may be hereafter furnished to the other parties hereto and the Swap Provider and the Cap Provider by Wells Fargo in writing or, in the case of Mortgage Loan document release requests and other document inquiries to 24 Executive Park Center, Suite 100, Irvine, California 92614, Attention: MSAC 2007-NC3 or such other address as the Securities Administrator may hereafter furnish to the other parties hereto and the Swap Provider and the Cap Provider by the Securities Administrator in writing; provided, however, all reports, statements, certifications and information required to be provided to the Securities Administrator pursuant to Section 8.12 for filing shall be electronically forwarded to cts.sec.notification@wellsfargo.com; (e) in the case of the Trustee, to Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration-MS07C3 or such other address as the Trustee may hereafter furnish to the other parties hereto and the Swap Provider and the Cap Provider by the Trustee in writing; (f) in the case of the Swap Provider and the Cap Provider, Morgan Stanley Capital Services Inc., Transaction Management Group, 1585 Broadway, New York, New York 10036-8293, Attention: Chief Legal Officer, Facsimile No. (212) 507-4622, or such other address as may be hereafter furnished to the other parties hereto by the Swap Provider and the Cap Provider in writing; and (g) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 12.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 12.07 Assignment; Sales; Advance Facilities. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.04, this Agreement may not be assigned by any Servicer without the prior written consent of the Trustee and the Depositor; provided, however, each Servicer is hereby authorized to enter into an Advance Facility under which (l) such Servicer sells, assigns or pledges to an Advancing Person the Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by such Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before a Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on a Servicer's behalf, such Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

            Reimbursement amounts shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which a Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming such Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

            The applicable Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

            An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

            The documentation establishing any Advance Facility shall require that reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first-in, first out"
(FIFO) basis. Such documentation shall also require the applicable Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each applicable Mortgage Loan. The applicable Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by such Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

            Any amendment to this Section 12.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 12.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor, the Master Servicer, the Securities Administrator and the Servicers without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement, upon receipt by the Trustee of an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders or written confirmation from the Rating Agencies that such amendment will not adversely affect the ratings on the Certificates. Prior to entering into an Advance Facility, the applicable Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to such Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and none of the Trustee, the Securities Administrator and the Trust are otherwise obligated or liable to repay any Advances financed by the lender; (b) such Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) none of the Securities Administrator, the Master Servicer or the Trustee shall have any responsibility to track or monitor the administration of the financing arrangement between the applicable Servicer and the lender.

            Section 12.08 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third-party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 12.09 Inspection and Audit Rights. Each Servicer agrees that, on 5 Business Days prior notice, it will permit any representative of the Depositor, the Master Servicer or the Trustee during such Person's normal business hours, to examine all the books of account, records, reports and other papers of such Person relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Master Servicer or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision each Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense of a Servicer incident to the exercise by the Depositor, the Master Servicer or the Trustee of any right under this Section 12.09 shall be borne by such Servicer.

            Section 12.10 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

            Section 12.11 Rule of Construction. Article and section headings are for the convenience of the reader and shall not be considered in interpreting this Agreement or the intent of the parties hereto.

            Section 12.12 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE
LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            Section 12.13 Rights of the Third Parties. Each of the Swap Provider, the Cap Provider and each Person entitled to indemnification hereunder who is not a party hereto, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.

            Section 12.14 Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with all reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, each Servicer, the Securities Administrator, the Master Servicer and the Trustee shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to each Servicer, the Securities Administrator, the Master Servicer and the Trustee, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       MORGAN STANLEY ABS CAPITAL I INC.,
                                          as Depositor


                                          By: /s/ Steven Shapiro
                                             -----------------------------------
                                             Name: Steven Shapiro
                                             Title: Vice President


                                       SAXON MORTGAGE SERVICES, INC.,
                                          as Servicer


                                          By: /s/ David L. Dill
                                             -----------------------------------
                                             Name: David L. Dill
                                             Title: Chief Executive Officer and
                                                    President


                                       COUNTRYWIDE HOME LOANS SERVICING LP,
                                          as Servicer


                                          By: /s/ Adam Gadsby
                                             -----------------------------------
                                             Name: Adam Gadsby
                                             Title: 1st Vice President


                                       WELLS FARGO BANK NATIONAL ASSOCIATION,
                                          as Master Servicer and Securities
                                          Administrator


                                          By: /s/ Carla S. Walker
                                             -----------------------------------
                                             Name: Carla S. Walker
                                             Title: Vice President


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          solely as Trustee and not in its
                                          individual capacity


                                          By: /s/ Barbara Campbell
                                             -----------------------------------
                                             Name: Barbara Campbell
                                             Title: Vice President


                                          By: /s/ Jennifer Hermansader
                                             -----------------------------------
                                             Name: Jennifer Hermansader
                                             Title: Associate

                                   SCHEDULE I

                             Mortgage Loan Schedule

           (Delivered to the Securities Administrator and the Trustee and not attached to the Pooling and Servicing Agreement)

                                   SCHEDULE II

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC3
                       Mortgage Pass-Through Certificates,
                                 Series 2007-NC3

                     Representations and Warranties of Saxon

            Saxon hereby makes with respect to the Mortgage Loans the following representations and warranties to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the Closing Date. Capitalized terms used but not otherwise defined shall have the meaning ascribed thereto in the Agreement to which this Schedule II is attached.

            (a) The Servicer is duly organized as a corporation and is validly existing and in good standing under the laws of the State of Texas and is licensed and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by the Servicer in any state in which a Mortgaged Property securing a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

            (b) The Servicer has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (c) The execution and delivery of this Pooling and Servicing Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect,
      (x) the ability of the Servicer to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

            (d) The Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac;

            (e) No action, suit, proceeding or investigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer, before any court, administrative agency or other tribunal asserting the invalidity of this Pooling and Servicing Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Pooling and Servicing Agreement or which, either in any one instance or in the aggregate, may reasonably be expected to result in a material adverse change in business, operations, financial conditions, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Pooling and Servicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Pooling and Servicing Agreement;

            (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Pooling and Servicing Agreement or the consummation by the Servicer of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

            (g) The Servicer represents that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Servicer can service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement; and

            a. With respect to each Mortgage Loan, to the extent the Servicer serviced such Mortgage Loan and to the extent the Servicer provided monthly reports to the three credit repositories, the Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulation, accurate and complete information i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the national credit repositories), on a monthly basis.

                                  SCHEDULE II-A

                 Further Representations and Warranties of Saxon

            (h) Mortgage Loan Schedule. With respect to each Mortgage Loan, as of the applicable Cut-off Date, each of (1) the last Due Date on which a payment was actually applied to the outstanding principal balance of each Mortgage Loan; (2) the Stated Principal Balance of each Mortgage Loan, after deduction of payments of principal due and collected on or before the applicable Cut-off Date; and (3) the Servicing Transfer Date for each Mortgage Loan, in each case, as listed on the Mortgage Loan Schedule, is true and correct;

            (i) Payments Current. Unless otherwise indicated on the related Mortgage Loan Schedule, with respect to each Mortgage Loan, no Scheduled Payment is 30 days or more Delinquent as of the Cut-off Date nor has any Payment been 30 days or more Delinquent at any time from and after the Servicing Transfer Date through the Cut-off Date;

            (j) Original Terms Unmodified. With respect to each Mortgage Loan, the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified by or on behalf of the Servicer from and after the Servicing Transfer Date;

            (k) No Satisfaction of Mortgage. With respect to each Mortgage Loan, since the related Servicing Transfer Date and except for prepayments in full, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. From and after the Servicing Transfer Date, the Servicer has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Servicer waived any default resulting from any action or inaction by the Mortgagor;

            (l) No Defaults. With respect to each Mortgage Loan, to the best knowledge of the Servicer, other than payments due but not yet 30 days Delinquent, there is no material default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note;

            (m) Escrow Payments/Interest Rate Adjustments. With respect to each Mortgage Loan, since the Servicing Transfer Date, the servicing and collection practices used by the Servicer with respect to such Mortgage Loan have been in all material respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all material respects legal and proper. With respect to escrow deposits and Escrow Payments, if any, all such deposits and payments received by the Servicer are in the possession of, or under the control of, the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage (to the extent not otherwise prohibited by law). From and after the Servicing Transfer Date, all Mortgage Rate adjustments (if any) have been made in strict compliance with state and federal law and the terms of the related Mortgage Note;

            (n) Other Insurance Policies. The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located; and

            (o) Servicemembers Civil Relief Act. With respect to each Mortgage Loan, from and after the Servicing Transfer Date, no Mortgagor has notified the Servicer, and the Servicer has no knowledge, of any relief requested and allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar state or local law.

                                  SCHEDULE III

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC3
                       Mortgage Pass-Through Certificates,
                                 Series 2007-NC3

              Representations and Warranties of Morgan Stanley ABS
                     Capital I Inc. as to the Mortgage Loans

            The Depositor hereby makes with respect to the Mortgage Loans the following representations and warranties to the Master Servicer, the Securities Administrator and the Trustee as of the Closing Date. Capitalized terms used but not otherwise defined shall have the meaning ascribed thereto in the Agreement to which this Schedule III is attached.

(1) Immediately prior to the transfer of the Mortgage Loans by the Depositor to the Trust on the Closing Date, the Depositor had good title to the Mortgage Loans, free and clear of any liens, charges, claims or encumbrances whatsoever.

(2) The original principal balance of each Group I Mortgage Loan was within Freddie Mac's and Fannie Mae's dollar amount limits for conforming one- to four-family mortgage loans and the original principal balance for each Group I Mortgage Loan which is a Second Lien Mortgage Loan was within one-half of Freddie Mac's and Fannie Mae's dollar amount limits for one-unit conforming one-to four-family mortgage loans for first lien mortgage loans, without regard to the number of units in the related Mortgaged Property.

(3) None of the Group I Mortgage Loans originated on or after October 1, 2002 has a prepayment premium period at origination in excess of three years.

(4) With respect to each Group I Mortgage Loan which is a Second Lien Mortgage Loan (A) such lien is on a one-to four-family residence that is the principal residence of the related Mortgagor, and (B) the original principal balance of the related first lien mortgage loan plus the original principal balance of any subordinate lien mortgage loans relating to the same Mortgaged Property was within Freddie Mac's and Fannie Mae's dollar amount limits for first lien mortgage loans for that property type.

                                   SCHEDULE IV

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC3
                       Mortgage Pass-Through Certificates,
                                 Series 2007-NC3

      Representations and Warranties of Countrywide Servicing, as Servicer

            Countrywide Servicing hereby makes the representations and warranties set forth in this Schedule IV to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the Closing Date.

            (i) Due Organization and Authority. The Servicer is validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Seller has the power and authority to execute and deliver this Pooling and Servicing Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Pooling and Servicing Agreement (including all instruments of transfer to be delivered pursuant to this Pooling and Servicing Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Pooling and Servicing Agreement has been duly executed and delivered and constitutes the valid, legal, binding and enforceable obligation of the Servicer, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite action has been taken by the Servicer to make this Pooling and Servicing Agreement valid and binding upon the Servicer in accordance with its terms;

            (ii) No Consent Required. No consent, approval, authorization or order is required for the transactions contemplated by this Pooling and Servicing Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained;

            (iii) Ordinary Course of Business. The consummation of the transactions contemplated by this Pooling and Servicing Agreement are in the ordinary course of business of the Servicer;

            (iv) No Conflicts. Neither the execution and delivery of this Pooling and Servicing Agreement by the Servicer, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Pooling and Servicing Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's partnership agreement or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Trustee to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Trustee to realize the full amount of any insurance benefits accruing pursuant to this Pooling and Servicing Agreement;

            (v) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to best of knowledge of the Servicer, threatened against the Servicer, before any court, administrative agency or other tribunal asserting the invalidity of this Pooling and Servicing Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Pooling and Servicing Agreement or which, either in any one instance or in the aggregate, may reasonably result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Pooling and Servicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Pooling and Servicing Agreement;

            (vi) Ability to Perform; Solvency. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Pooling and Servicing Agreement. The Servicer is solvent;

            (vii) Servicer's Ability to Service. The Servicer is an approved seller/servicer for Fannie Mae and Freddie Mac in good standing and is a mortgagee approved by the Secretary of HUD. No event has occurred, including a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements;

            (viii) Reasonable Servicing Fee. The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Pooling and Servicing Agreement;

            (ix) No Untrue Information. Neither this Pooling and Servicing Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Pooling and Servicing Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Pass-Through Transfer or Whole Loan Transfer) contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

                                    EXHIBIT A

[To be added to any Class A-1 Certificate while it remains a Private
Certificate:
IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR LETTER (THE "TRANSFEROR LETTER") IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER (THE "144A LETTER") IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.]

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

AS LONG AS THE INTEREST RATE SWAP AGREEMENT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

Certificate No.                          :             A-1-[__]
                                                       A-2a-[__]
                                                       A-2b-[__]
                                                       A-2c-[__]
                                                       A-2d-[__]
                                                       M-1-[__]
                                                       M-2- [__]
                                                       M-3-[__]
                                                       M-4-[__]
                                                       M-5-[__]
                                                       M-6-[__]
                                                       B-1-[__]
                                                       B-2-[__]
                                                       B-3-[__]
                                                       B-4-[__]

Cut-off Date                             :             May 1, 2007

First Distribution Date                  :             June 25, 2007

Initial Certificate Balance of this
Certificate ("Denomination")             :             $[____________________]

Initial Certificate Balances of all
Certificates of this Class               :
                                                       [A-1]    $218,730,000
                                                       [A-2a]   $398,580,000
                                                       [A-2b]   $115,980,000
                                                       [A-2c]   $149,110,000
                                                       [A-2d]   $ 77,560,000
                                                       [M-1]    $ 51,520,000
                                                       [M-2]    $ 48,259,000
                                                       [M-3]    $ 28,694,000
                                                       [M-4]    $ 25,434,000
                                                       [M-5]    $ 24,129,000
                                                       [M-6]    $ 22,825,000
                                                       [B-1]    $ 22,173,000
                                                       [B-2]    $ 19,564,000
                                                       [B-3]    $ 17,608,000
                                                       [B-4]    $ 19,564,000

CUSIP                                    :             [A-1]    61755A AA4
                                                       [A-2a]   61755A AB2
                                                       [A-2b]   61755A AC0
                                                       [A-2c]   61755A AD8
                                                       [A-2d]   61755A AE6
                                                       [M-1]    61755A AF3
                                                       [M-2]    61755A AG1
                                                       [M-3]    61755A AH9
                                                       [M-4]    61755A AJ5
                                                       [M-5]    61755A AK2
                                                       [M-6]    61755A AL0
                                                       [B-1]    61755A AM8
                                                       [B-2]    61755A AN6
                                                       [B-3]    61755A AP1
                                                       [B-4]    61755A AQ9

ISIN                                     :             [A-1]    US61755AAA43
                                                       [A-2a]   US61755AAB26
                                                       [A-2b]   US61755AAC09
                                                       [A-2c]   US61755AAD81
                                                       [A-2d]   US61755AAE64
                                                       [M-1]    US61755AAF30
                                                       [M-2]    US61755AAG13
                                                       [M-3]    US61755AAH95
                                                       [M-4]    US61755AAJ51
                                                       [M-5]    US61755AAK25
                                                       [M-6]    US61755AAL08
                                                       [B-1]    US61755AAM80
                                                       [B-2]    US61755AAN63
                                                       [B-3]    US61755AAP12
                                                       [B-4]    US61755AAQ94

                        MORGAN STANLEY ABS CAPITAL I INC.

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC3
               Mortgage Pass-Through Certificates, Series 2007-NC3
                         [Class A-][Class M-][Class B-]

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as securities administrator (the "Securities Administrator"), Saxon Mortgage Services, Inc., as a servicer, Countrywide Home Loans Servicing LP, as a servicer and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION, not in its individual
                                          capacity, but solely as Securities
                                          Administrator


                                       By:____________________________________


Authenticated:


By ____________________________________
   Authorized Signatory of WELLS FARGO
   BANK, NATIONAL ASSOCIATION, not in its
   individual capacity, but solely as
   Securities Administrator

                        MORGAN STANLEY ABS CAPITAL I INC.

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC3
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Morgan Stanley ABS Capital I Inc. Trust 2007-NC3 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date, provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Securities Administrator, the Trustee and their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, the Trustee nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% of the Cut-off Date Pool Principal Balance, Saxon Mortgage Services, Inc. will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________.


                                     ___________________________________________
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to ______________________
______________________. Applicable statements should be mailed to ______________
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT B

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

NO TRANSFER OF ANY CLASS P CERTIFICATES SHALL BE MADE UNLESS THE PROPOSED TRANSFEREE OF SUCH CLASS P CERTIFICATE PROVIDES TO THE SECURITIES ADMINISTRATOR THE APPROPRIATE TAX CERTIFICATION FORM (I.E., IRS FORM W-9 OR IRS FORM W-8BEN, W-8IMY, W-8EXP OR W-8ECI, AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO)) AND AGREES TO UPDATE SUCH FORMS (I) UPON EXPIRATION OF ANY SUCH FORM, (II) AS REQUIRED UNDER THEN APPLICABLE U.S. TREASURY REGULATIONS AND (III) PROMPTLY UPON LEARNING THAT SUCH FORM HAS BECOME OBSOLETE OR INCORRECT, AS A CONDITION TO SUCH TRANSFER. UNDER THE AGREEMENT, UPON RECEIPT OF ANY SUCH TAX CERTIFICATION FORM FROM A TRANSFEREE OF ANY CLASS P CERTIFICATE, THE SECURITIES ADMINISTRATOR SHALL FORWARD SUCH TAX CERTIFICATION FORM PROVIDED TO IT TO THE SWAP PROVIDER AND THE CAP PROVIDER. EACH HOLDER OF A CLASS P CERTIFICATE AND EACH TRANSFEREE THEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE SECURITIES ADMINISTRATOR FORWARDING TO THE SWAP PROVIDER AND THE CAP PROVIDER ANY SUCH TAX CERTIFICATION FORM IT HAS PROVIDED AND UPDATED IN ACCORDANCE WITH THESE TRANSFER RESTRICTIONS. ANY PURPORTED SALES OR TRANSFERS OF ANY CLASS P CERTIFICATE TO A TRANSFEREE WHICH DOES NOT COMPLY WITH THESE REQUIREMENTS SHALL BE DEEMED NULL AND VOID UNDER THIS AGREEMENT.

Certificate No.                   :               P-1

Cut-off Date                      :               May 1, 2007

First Distribution Date           :               June 25, 2007

Percentage Interest of this
Certificate ("Denomination")      :               [___]%

                        MORGAN STANLEY ABS CAPITAL I INC.

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC3
               Mortgage Pass-Through Certificates, Series 2007-NC3

                                     Class P

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________], is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as securities administrator (the "Securities Administrator"), Saxon Mortgage Services, Inc., as a servicer, Countrywide Home Loans Servicing LP, as a servicer, and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws or is made in accordance with the Securities Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act or is being made pursuant to the Securities Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Securities Administrator.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION, not in its individual
                                          capacity, but solely as Securities
                                          Administrator


                                       By:____________________________________

Authenticated:


By ____________________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL
   ASSOCIATION,
   not in its individual capacity,
   but solely as Securities Administrator

                        MORGAN STANLEY ABS CAPITAL I INC.

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC3
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Morgan Stanley ABS Capital I Inc. Trust 2007-NC3 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Securities Administrator, the Trustee and their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% of the Cut-off Date Pool Principal Balance, Saxon Mortgage Services, Inc. will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________.


                                     ___________________________________________
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to ______________________
______________________. Applicable statements should be mailed to ______________
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT C-1

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN FOUR "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED (I) TO A PERSON OTHER THAN A PERMITTED TRANSFEREE IN COMPLIANCE WITH SECTION 5.02(C) OF THE AGREEMENT, OR (II) UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO
SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.                      :             R-1

Cut-off Date                         :             May 1, 2007

First Distribution Date              :             June 25, 2007

Percentage Interest of this          :             100%
Certificate ("Denomination")

                        MORGAN STANLEY ABS CAPITAL I INC.

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC3
               Mortgage Pass-Through Certificates, Series 2007-NC3

                                     Class R

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as securities administrator (the "Securities Administrator"), Saxon Mortgage Services, Inc., as a servicer, Countrywide Home Loans Servicing LP, as a servicer, and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class R Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Securities Administrator, the Servicers, the Depositor or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION, not in its individual
                                          capacity, but solely as Securities
                                          Administrator


                                       By ____________________________________

Authenticated:

By ____________________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL
   ASSOCIATION,
   not in its individual capacity,
   but solely as Securities Administrator

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC3
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Morgan Stanley ABS Capital I Inc. Trust 2007-NC3 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Securities Administrator, the Trustee and their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, the Trustee nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% of the Cut-off Date Pool Principal Balance, Saxon Mortgage Services, Inc. will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________.


                                     ___________________________________________
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to ______________________
______________________. Applicable statements should be mailed to ______________
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT C-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN FOUR "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED (I) TO A PERSON OTHER THAN A PERMITTED TRANSFEREE IN COMPLIANCE WITH SECTION 5.02(C) OF THE AGREEMENT, OR (II) UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO
SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.                      :             RX-1

Cut-off Date                         :             May 1, 2007

First Distribution Date              :             June 25, 2007

Percentage Interest of this          :             100%
Certificate ("Denomination")

                        MORGAN STANLEY ABS CAPITAL I INC.

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC3
               Mortgage Pass-Through Certificates, Series 2007-NC3

                                    Class RX

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class RX Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class RX Certificates pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as securities administrator (the "Securities Administrator"), Saxon Mortgage Services, Inc., as a servicer, Countrywide Home Loans Servicing LP, as a servicer, and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class RX Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class RX Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Securities Administrator, the Servicers, the Depositor or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class RX Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class RX Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class RX Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class RX Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class RX Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class RX Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class RX Certificate,
(B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class RX Certificate, (C) not to cause income with respect to the Class RX Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class RX Certificate or to cause the Transfer of the Ownership Interest in this Class RX Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class RX Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION, not in its individual
                                          capacity, but solely as Securities
                                          Administrator


                                       By ____________________________________

Authenticated:


By ____________________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL
   ASSOCIATION,
   not in its individual capacity,
   but solely as Securities Administrator

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC3
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Morgan Stanley ABS Capital I Inc. Trust 2007-NC3 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Securities Administrator, the Trustee and their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, the Trustee nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% of the Cut-off Date Pool Principal Balance, Saxon Mortgage Services, Inc. will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________.


                                     ___________________________________________
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to ______________________
______________________. Applicable statements should be mailed to ______________
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT D

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN TWO "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, THE DEPOSITOR OR THE SERVICERS TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

NO TRANSFER OF ANY CLASS X CERTIFICATES SHALL BE MADE UNLESS THE PROPOSED TRANSFEREE OF SUCH CLASS X CERTIFICATE PROVIDES TO THE SECURITIES ADMINISTRATOR THE APPROPRIATE TAX CERTIFICATION FORM (I.E., IRS FORM W-9 OR IRS FORM W-8BEN, W-8IMY, W-8EXP OR W-8ECI, AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO)) AND AGREES TO UPDATE SUCH FORMS (I) UPON EXPIRATION OF ANY SUCH FORM, (II) AS REQUIRED UNDER THEN APPLICABLE U.S. TREASURY REGULATIONS AND (III) PROMPTLY UPON LEARNING THAT SUCH FORM HAS BECOME OBSOLETE OR INCORRECT, AS A CONDITION TO SUCH TRANSFER. UNDER THE AGREEMENT, UPON RECEIPT OF ANY SUCH TAX CERTIFICATION FORM FROM A TRANSFEREE OF ANY CLASS X CERTIFICATE, THE SECURITIES ADMINISTRATOR SHALL FORWARD SUCH TAX CERTIFICATION FORM PROVIDED TO IT TO THE SWAP PROVIDER AND THE CAP PROVIDER. EACH HOLDER OF A CLASS X CERTIFICATE AND EACH TRANSFEREE THEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE SECURITIES ADMINISTRATOR FORWARDING TO THE SWAP PROVIDER AND THE CAP PROVIDER ANY SUCH TAX CERTIFICATION FORM IT HAS PROVIDED AND UPDATED IN ACCORDANCE WITH THESE TRANSFER RESTRICTIONS. ANY PURPORTED SALES OR TRANSFERS OF ANY CLASS X CERTIFICATE TO A TRANSFEREE WHICH DOES NOT COMPLY WITH THESE REQUIREMENTS SHALL BE DEEMED NULL AND VOID UNDER THIS AGREEMENT.

Certificate No.                        :           X-1

Cut-off Date                           :           May 1, 2007

First Distribution Date                :           June 25, 2007

Percentage Interest of this
Certificate ("Denomination")           :           [___]%

                        MORGAN STANLEY ABS CAPITAL I INC.

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC3
               Mortgage Pass-Through Certificates, Series 2007-NC3

                                     Class X

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________], is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as securities administrator (the "Securities Administrator"), Saxon Mortgage Services, Inc., as a servicer, Countrywide Home Loans Servicing LP, as a servicer, and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Certificate Balance or Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws or is made in accordance with the Securities Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act or is being made pursuant to the Securities Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law ("Similar Law") or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Securities Administrator, or (ii) if the transferee is an insurance company, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Servicers or the Trust Fund, addressed to the Securities Administrator, to the effect that the purchase or holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA,
Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Securities Administrator or the Servicers to any obligation in addition to those expressly undertaken in the Agreement or to any liability.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION, not in its individual
                                          capacity, but solely as Securities
                                          Administrator


                                       By:____________________________________

Authenticated:


By ____________________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL
   ASSOCIATION,
   not in its individual capacity,
   but solely as Securities Administrator

                        MORGAN STANLEY ABS CAPITAL I INC.
                Morgan Stanley ABS Capital I Inc. Trust 2007-NC3
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Morgan Stanley ABS Capital I Inc. Trust 2007-NC3 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee not the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Securities Administrator, the Trustee and their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, the Trustee nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% of the Cut-off Date Pool Principal Balance, Saxon Mortgage Services, Inc. will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________.


                                     ___________________________________________
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to ______________________
______________________. Applicable statements should be mailed to ______________
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT E

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                 May 31, 2007

Morgan Stanley ABS Capital I Inc.
1585 Broadway, 38th Floor
New York, New York 10036

Saxon Mortgage Services, Inc.
4708 Mercantile Drive
Fort Worth, Texas 76137

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: MSAC 2007-NC3

Countrywide Home Loans Servicing LP
400 Countrywide Way
Simi Valley, California 93065

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration MSAC 2007-NC3

      Re: Pooling and Servicing Agreement, dated as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, Saxon Mortgage Services, Inc., as a Servicer, Countrywide Home Loans Servicing LP, as a Servicer, and Deutsche Bank National Trust Company, as Trustee, Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC3

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), for each Mortgage Loan listed in the Mortgage Loan Schedule for which the undersigned is acting as Trustee (other than any Mortgage Loan listed in the attached schedule), it has received:

            (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            (ii) except with respect to MERS Designated Mortgage Loans, an executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness, suitability, perfection or priority of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee


                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT F

                  FORM OF DOCUMENT CERTIFICATION AND EXCEPTION
                                REPORT OF TRUSTEE

                                     [date]

Morgan Stanley ABS Capital I Inc.
1585 Broadway, 38th Floor
New York, New York 10036

Saxon Mortgage Services, Inc.
4708 Mercantile Drive
Fort Worth, Texas 76137

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: MSAC 2007-NC3

Countrywide Home Loans Servicing LP
400 Countrywide Way
Simi Valley, California 93065

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration MSAC 2007-NC3

      Re: Pooling and Servicing Agreement, dated as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, Saxon Mortgage Services, Inc., as a Servicer, Countrywide Home Loans Servicing LP, as a Servicer, and Deutsche Bank National Trust Company, as Trustee, Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC3

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (i) The original Mortgage Note, endorsed in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

            (ii) The original or county certified recorded Mortgage.

            (iii) Except with respect to MERS Designated Mortgage Loans, an executed assignment of the Mortgage endorsed in blank, which may be included in a blanket assignment or assignments in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement; or, if the Original Loan Seller or the Depositor has certified that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

            (iv) Except with respect to MERS Designated Mortgage Loans, the original or county certified recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

            (v) The original or copy of lender's title policy, and all riders thereto or any one of an original title binder, an original preliminary title report or an original title commitment;

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (7) and (9) of the Mortgage Loan Schedule accurately reflects information set forth in the Custodial File.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or
(ii) the collectibility, insurability, effectiveness, suitability, perfection or priority of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee


                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT G

                           RESIDUAL TRANSFER AFFIDAVIT

            Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC3,
                       Mortgage Pass-Through Certificates,
                                 Series 2007-NC3

STATE OF                )
                        )  ss.:
COUNTY OF               )

            The undersigned, being first duly sworn, deposes and says as follows:

            a. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class [R][RX] Certificate (the "Residual Certificate") issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), relating to the above-referenced Series, by and among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association ("Wells Fargo"), as Securities Administrator and as Master Servicer, Saxon Mortgage Services, Inc., as a Servicer, Countrywide Home Loans Servicing LP, as a Servicer and Deutsche Bank National Trust Company, as Trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

            b. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Residual Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            c. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are Non-Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Non-Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            d. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Residual Certificate if at any time during the taxable year of the pass-through entity a Person that is a Non-Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            e. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Residual Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            f. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Residual Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is a Non-Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that, among other things, such Transferee has no actual knowledge that the Person to which the Transfer is to be made is a Non-Permitted Transferee.

            g. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual Certificate. The Transferee has historically paid its debts as they have come due and intends to pay its debts as they come due in the future. The Transferee intends to pay all taxes due with respect to the Residual Certificate as they become due.

            h.    The Transferee's taxpayer identification number is __________.

            i. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            j. The Transferee is aware that the Residual Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            k. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

            l.    Check the applicable paragraph:

            |_| The present value of the anticipated tax liabilities associated with holding the Residual Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Residual Certificate;

            (ii) the present value of the expected future distributions on such Residual Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Residual Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            |_| The transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Residual Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            |_|   None of the above.

            m. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or
                  Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

                                      * * *

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of ______________ , 20__.


                                       _________________________________________
                                              Print Name of Transferee


                                       By:____________________________________
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ____ day of ________, 20__.


                                       _________________________________________
                                                    NOTARY PUBLIC

                                          My Commission expires the __ day
                                                 of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

Morgan Stanley ABS Capital I Inc.
1585 Broadway, 38th Floor
New York, New York 10036
Attention: [__]

Wells Fargo Bank, National Association
as Securities Administrator
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attention: MSAC 2007-NC3

      Re: Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC3, Mortgage Pass-Through Certificates, Series 2007-NC3, Class

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (i) we have no knowledge the Transferee is a Non-Permitted Transferee, (ii) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (iii) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.

                                       Very truly yours,


                                       _________________________________________
                                              Print Name of Transferor


                                       By:____________________________________
                                                 Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER


                                                              ____________, 20__

Morgan Stanley ABS Capital I Inc.,
1585 Broadway, 38th Floor
New York, New York 10036
Attention: [______]

Morgan Stanley Capital Services Inc.,
as Swap Provider and Cap Provider
1585 Broadway
New York, New York 10036
Attention: NY ISD SPV Team

Wells Fargo Bank, National Association
as Securities Administrator
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: MSAC 2007-NC3

      Re: Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC3, Mortgage Pass-Through Certificates, Series 2007-NC3, Class

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class A-1, Class A-2a, Class A-2b, Class A-2c, Class A-2d, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 or Class B-4 Certificate or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or a plan subject to materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or, with respect to a Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            In connection with our purchase of the Certificates, we acknowledge and agree that (i) none of you nor any of your affiliates is acting as a fiduciary or financial or investment adviser for us; (ii) we are not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of any of you or your affiliates with respect to the Certificates; (iii) none of you nor any of your affiliates has given to us (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of our purchase of the Certificates; (iv) we have performed our own diligence to the extent we have deemed necessary and we have consulted with our own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent that we have deemed necessary, and we have made our own investment decisions based upon our own judgment and upon any advice from such advisers as we have deemed necessary and appropriate and not upon any view expressed by any of you or your affiliates with respect to the Certificates; (v) none of you nor any of your affiliates will be obligated to make payments on the Certificates in the event that the assets of the trust is insufficient to provide for such payments; (vi) you and your affiliates may have positions and may effect transactions in any of the Series 2007-NC3 securities; and (vii) we are familiar with the Certificates and have reviewed and understand the related pooling and servicing agreement, the prospectus supplement and prospectus relating to Series 2007-NC3 and the other material transaction documents related thereto.

The Transferee's taxpayer identification number is __________. The Transferee attaches hereto Forms W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9. The Transferee hereby consents to the attached Forms being provided to the Swap Provider and the Cap Provider.

                                                            ANNEX 1 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $____________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
                        Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

---------------------------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

            ____ Broker dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or
                        (d) of the Small Business Investment Act of 1958.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "Securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                       _________________________________________
                                              Print Name of Transferee


                                       By:______________________________________
                                          Name:
                                          Title:


                                       Date:____________________________________

                                                            ANNEX 2 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "Securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                       _________________________________________
                                              Print Name of Transferee


                                       By:______________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:


                                       _________________________________________
                                                 Print Name of Buyer


                                       Date:____________________________________

                                  EXHIBIT J

                         FORM OF REQUEST FOR RELEASE
                                (for Trustee)

To: Trustee

      Re: In connection with the administration of the Mortgage Loans held by you as the Trustee on behalf of the Certificateholders, pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, Saxon Mortgage Services, Inc., as a Servicer, Countrywide Home Loans Servicing LP, as a Servicer, and Deutsche Bank National Trust Company, as Trustee, Morgan Stanley ABS Capital I Inc. Trust,
            Series 2007-NC3

Mortgagor's Name, Address & Zip Code:


Mortgage Loan Number:


Send Custodial File to:


Delivery Method (check one)

____1.      Regular mail

____2.      Overnight courier (Tracking information: )

            If neither box 1 nor 2 is checked, regular mail shall be assumed.

Reason for Requesting Documents (check one)

____1. Mortgage Loan Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to its Collection Account as provided in the Pooling and Servicing Agreement.)

____2. Mortgage Loan Repurchase Pursuant to Subsection 2.03 of the Pooling and Servicing Agreement. (The Servicer hereby certifies that the repurchase price has been credited to Collection Account as provided in the Pooling and Servicing Agreement.)

____3. Mortgage Loan Liquidated By _________________. (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to its Collection Account pursuant to the Pooling and Servicing Agreement.)

____4.       Mortgage Loan in Foreclosure.

____5.       Other (explain).____________________________________________

If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 4 or 5 above is checked, upon our return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form if requested by us.

                                       [SAXON MORTGAGE SERVICES, INC.,
                                          as Servicer]


                                       By:____________________________________
                                          Name:
                                          Title:
                                          Date:


                                        [COUNTRYWIDE HOME LOANS SERVICING LP,
                                          as Servicer]


                                       By:____________________________________
                                          Name:
                                          Title:
                                          Date:

ACKNOWLEDGED AND AGREED:

 DEUTSCHE BANK NATIONAL TRUST COMPANY,
   as Trustee


By:____________________________________
   Name:
   Title:
   Date:

                                    EXHIBIT K

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Sponsor and which shall be retained by the applicable Servicer or delivered to and retained by the Trustee:

      (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _____________, without recourse" and signed (which may be by facsimile signature) in the name of the last endorsee by an authorized officer. To the extent that there is no room on the face of the Mortgage Note for endorsements, the endorsement may be contained on an allonge, unless the Trustee is advised in writing by the Original Loan Seller (pursuant to the applicable Purchase Agreement) that state law does not so allow;

      (b) the original of any guaranty executed in connection with the Mortgage Note;

      (c) the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If, in connection with any Mortgage Loan, the original Mortgage cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Depositor shall deliver or cause to be delivered to the Trustee a photocopy of such Mortgage certified by the Original Loan Seller to be a true and complete copy of such Mortgage and shall forward or cause to be forwarded to the Trustee such original recorded Mortgage within 14 days following the Original Loan Seller's or the Depositor's receipt of such Mortgage from the applicable public recording office; or in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

      (d) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

      (e) the original Assignment of Mortgage for each Mortgage Loan endorsed in blank (except with respect to MERS Designated Mortgage Loans);

      (f) the originals of all intervening assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage
            Loan) to the last endorsee with evidence of recording thereon or a certified true copy of such intervening assignments of Mortgage submitted for recording, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of Mortgage, the Depositor shall deliver or cause to be delivered a photocopy of such intervening assignment, certified by the Original Loan Seller to be a true and complete copy of such intervening assignment and shall forward to the Trustee, such original recorded intervening assignment within 14 days following the Original Loan Seller's or the Depositor's receipt of such from the applicable public recording office; or in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

      (g) the original mortgagee title insurance policy or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

      (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

      (i)   Residential loan application.

      (j)   Mortgage Loan closing statement.

      (k)   Verification of employment and income, if applicable.

      (l) Verification of acceptable evidence of source and amount of down payment.

      (m)   Credit report on Mortgagor.

      (n)   Residential appraisal report.

      (o)   Photograph of the Mortgaged Property.

      (p)   Survey of the Mortgaged Property.

      (q) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

      (r)   All required disclosure statements.

      (s) If required in an appraisal, termite report, structural engineer's report, water potability and septic certification.

      (t)   Sales contract, if applicable.

            Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT L

                           FORM OF CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

            Re: Morgan Stanley ABS Capital I Inc. Trust 2007-NC3 (the "Trust"), Mortgage Pass-Through Certificates, Series 2007-NC3, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, Saxon Mortgage Services, Inc., as a Servicer, Countrywide Home Loans Servicing LP, as a Servicer, and Deutsche Bank National Trust Company, as Trustee, Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC3

      I, [identify the certifying individual], certify that:

                  a. I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 10-D (collectively with this Annual Report, the "Reports") required to be filed in respect of period covered by this Annual Report, of the Trust;

                  b. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

                  c. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this Annual Report is included in the Reports;

                  d. Based on my knowledge and the compliance statements required in this Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Servicers have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

                  e. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria required to be included in this Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this Annual Report, except as otherwise disclosed in this Annual Report. Any material instances of non-compliance described in such reports have been disclosed in this Annual Report.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee, the Master Servicer, the Securities Administrator and the Servicers.

Date:    ________________________________


   ____________________________________
   [Signature]
   [Title]

                                    EXHIBIT M

                       FORM OF ANNUAL CERTIFICATION TO BE
                         PROVIDED TO THE MASTER SERVICER

      Re: Morgan Stanley ABS Capital I Inc. Trust 2007-NC3 (the "Trust"), Mortgage Pass-Through Certificates, Series 2007-NC3, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, Saxon Mortgage Services, Inc., as a Servicer, Countrywide Home Loans Servicing LP, as a Servicer, and Deutsche Bank National Trust Company, as Trustee, Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC3

      I, ________________________________, the _______________________ of [NAME
      OF COMPANY], certify to [the Purchaser], [the Depositor], and the Master Servicer [,Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

      (1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and
      Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[_] that were delivered by the Company to Wells Fargo pursuant to the Agreement (collectively, the "Company Servicing Information");

      (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

      (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to Wells Fargo;

      (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

      (5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to Wells Fargo. Any material instances of noncompliance described in such reports have been disclosed to Wells Fargo. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________

By:
Name: ________________________________

                                    EXHIBIT N

                      FORM OF CERTIFICATION TO BE PROVIDED
                              BY SAXON TO DEPOSITOR

      Re: Morgan Stanley ABS Capital I Inc. Trust 2007-NC3 (the "Trust"), Mortgage Pass-Through Certificates, Series 2007-NC3, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, Saxon Mortgage Services, Inc., as a Servicer, Countrywide Home Loans Servicing LP, as a Servicer, and Deutsche Bank National Trust Company, as Trustee, Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC3

            Saxon certifies to the Depositor and the Trustee, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            a. Saxon has reviewed the servicer compliance statement of Saxon and the compliance statements of each Subservicer, if any, engaged by Saxon provided to the Depositor and the Trustee for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of Saxon's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") and reports on assessment of compliance with servicing criteria for asset-backed securities of Saxon and of each Subservicer or Subcontractor, if any, engaged or utilized by Saxon provided to the Depositor and the Trustee for the Trust's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each an "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by Saxon during 200[_] that were delivered or caused to be delivered by Saxon pursuant to the Agreement (collectively, the "Servicing Information");

            b. Based on Saxon's knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

            c. Based on Saxon's knowledge, the servicing information required to be provided to the Trustee by Saxon pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

            d. Based on Saxon's knowledge and the compliance review conducted in preparing Compliance Statement of Saxon and, if applicable, reviewing each Compliance Statement of each Subservicer, if any, engaged by Saxon, and except as disclosed in such Compliance Statement[(s)], Saxon [(directly and through its Subservicers, if any)] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

            e. Each Servicing Assessment of Saxon and of each Subservicer or Subcontractor, if any, engaged or utilized by Saxon and its related Attestation Report required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

      Date:   ____________________________

      By:     ____________________________

      Name:   ____________________________

      Title:  ____________________________

                                    EXHIBIT O

                                   [Reserved]

                                    EXHIBIT P

                                   [Reserved]

                                    EXHIBIT Q

                                   [Reserved]

                                    EXHIBIT R

                       FORM OF SERVICER POWER OF ATTORNEY

When Recorded Mail To:

[Saxon Mortgage Services, Inc.
4708 Mercantile Drive
Fort Worth, Texas 76137]

[Countrywide Home Loans Servicing LP
400 Countrywide Way
Simi Valley, California 93065]

LIMITED POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States, and having its principal place of business at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration MSAC 2007-NC3, as Trustee (the "Trustee"), pursuant to that Morgan Stanley ABS Capital I Inc. Trust 2007-NC3 Pooling and Servicing Agreement, dated as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association ("Wells Fargo"), as master servicer (the "Master Servicer") and as securities administrator (the "Securities Administrator"), Saxon Mortgage Services, Inc., as a servicer ("Saxon"), Countrywide Home Loans Servicing LP, as a servicer ("Countrywide Servicing"), and the Trustee, hereby constitutes and appoints [Saxon] [Countrywide Servicing] by and through [Saxon] [Countrywide Servicing]'s officers, the Trustee's true and lawful Attorney in fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by [Saxon] [Countrywide Servicing] pursuant to the Agreement solely for the purpose of performing such acts and executing such documents in the name of the Trustee necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust" respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which [Saxon] [Countrywide Servicing] is acting as servicer. This Appointment shall apply only to the following enumerated transactions and nothing herein or in the Agreement shall be construed to the contrary:

      1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

      2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain or any other subordination permissible under the Pooling and Servicing Agreement; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

      3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

      4.    The completion of loan assumption agreements.

      5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

      6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

      7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

      8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

            a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

            b. the preparation and issuance of statements of breach or non-performance;

            c. the preparation and filing of notices of default and/or notices of sale;

            d. the cancellation/rescission of notices of default and/or notices of sale;

            e.    the taking of deed in lieu of foreclosure; and

            f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e. above.

      9. With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

            a.    listing agreements;

            b.    purchase and sale agreements;

            c. grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

            d.    escrow instructions; and

            e. any and all documents necessary to effect the transfer of property.

      10. The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

      11. Actions to preserve or enforce the lien created by the Mortgage or Deed of Trust, including but not limited to assertion of claims under title insurance policies and through judicial or administration action.

            The undersigned gives said Attorney-in-fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-fact shall be effective as of May 31, 2007.

            This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

            Nothing contained herein shall (i) limit in any manner any indemnification provided by [Saxon] [Countrywide Servicing] to the Trustee under the Agreement, or (ii) be construed to grant [Saxon] [Countrywide Servicing] the power to initiate or defend any suit, litigation or proceeding in the name of the Trustee except as specifically provided for herein. If [Saxon] [Countrywide Servicing] receives any notice of suit, litigation or proceeding in the name of the Trustee, then [Saxon] [Countrywide Servicing] shall promptly forward a copy of same to the Trustee.

            This limited power of attorney is not intended to extend the powers granted to [Saxon] [Countrywide Servicing] under the Agreement or to allow [Saxon] [Countrywide Servicing] to take any action with respect to Mortgages, Deeds of Trust or Mortgage Notes not authorized by the Agreement.

            [Saxon] [Countrywide Servicing] hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by [Saxon] [Countrywide Servicing] of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

            This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

            Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

            IN WITNESS WHEREOF, Deutsche Bank National Trust Company, as Trustee has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.


                                       Deutsche Bank National Trust Company,
                                           as Trustee


                                       By:____________________________________
                                          Name:
                                          Title:


Acknowledged and Agreed

[Saxon Mortgage Services, Inc.]
[Countrywide Home Loans Servicing LP]


By:____________________________________
   Name:
   Title:

STATE OF CALIFORNIA

COUNTY OF ____________


            On ________________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________________ of Deutsche Bank National Trust Company, as Trustee for Morgan Stanley ABS Capital I Inc. Trust 2007-NC3, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

            WITNESS my hand and official seal.

            (SEAL)

                                     ___________________________________________
                                         Notary Public, State of California

                                    EXHIBIT S

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Trustee], [the Securities Administrator], [the Master Servicer], [the Servicer], [each Subservicer] and [each Subcontractor] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

---------------------------------------------------------------------------------------------------------------
                                     SERVICING CRITERIA                              APPLICABLE SERVICING
                                                                                           CRITERIA
---------------------------------------------------------------------------------------------------------------
    Reference                                Criteria
---------------------------------------------------------------------------------------------------------------

                                 General Servicing Considerations

1122(d)(1)(i)     Policies and procedures are instituted to monitor any                   Securities
                  performance or other triggers and events of default in            Administrator/Servicer
                  accordance with the transaction agreements.

1122(d)(1)(ii)    If any material servicing activities are outsourced to third            Securities
                  parties, policies and procedures are instituted to monitor the    Administrator/Servicer
                  third party's performance and compliance with such servicing activities.

1122(d)(1)(iii)   Any requirements in the transaction agreements to maintain a               N/A
                  back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)    A fidelity bond and errors and omissions policy is in effect     Servicer/Master Servicer
                  on the party participating in the servicing function
                  throughout the reporting period in the amount of coverage
                  required by and otherwise in accordance with the terms of the transaction agreements.

                                Cash Collection and Administration

1122(d)(2)(i)     Payments on mortgage loans are deposited into the appropriate    Servicer/Master Servicer
                  custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)    Disbursements made via wire transfer on behalf of an obligor       Servicer/Securities
                  or to an investor are made only by authorized personnel.           Administrator/Master
                                                                                           Servicer

1122(d)(2)(iii)   Advances of funds or guarantees regarding collections, cash      Servicer/Master Servicer
                  flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as
                  specified in the transaction agreements.

1122(d)(2)(iv)    The related accounts for the transaction, such as cash reserve     Servicer/Securities
                  accounts or accounts established as a form of                      Administrator/Master
                  overcollateralization, are separately maintained (e.g., with             Servicer
                  respect to commingling of cash) as set forth in the
                  transaction agreements.

1122(d)(2)(v)     Each custodial account is maintained at a federally insured        Servicer/Securities
                  depository institution as set forth in the transaction             Administrator/Master
                  agreements.  For purposes of this criterion, "federally                  Servicer
                  insured depository institution" with respect to a foreign
                  financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                  Securities Exchange Act.

1122(d)(2)(vi)    Unissued checks are safeguarded so as to prevent unauthorized      Servicer/Securities
                  access.                                                            Administrator/Master
                                                                                           Servicer

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all           Servicer/Securities
                  asset-backed securities related bank accounts, including           Administrator/Master
                  custodial accounts and related bank clearing accounts.  These            Servicer
                  reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction
                  agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original
                  identification, or such other number of days specified in the transaction agreements.

                                Investor Remittances and Reporting

1122(d)(3)(i)     Reports to investors, including those to be filed with the         Servicer/Securities
                  Commission, are maintained in accordance with the transaction      Administrator/Master
                  agreements and applicable Commission requirements.                       Servicer
                  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction
                  agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C)
                  are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)    Amounts due to investors are allocated and remitted in             Servicer/Securities
                  accordance with timeframes, distribution priority and other        Administrator/Master
                  terms set forth in the transaction agreements.                           Servicer

1122(d)(3)(iii)   Disbursements made to an investor are posted within two            Servicer/Securities
                  business days to the Servicer's investor records, or such          Administrator/Master
                  other number of days specified in the transaction agreements.            Servicer

1122(d)(3)(iv)    Amounts remitted to investors per the investor reports agree       Servicer/Securities
                  with cancelled checks, or other form of payment, or custodial      Administrator/Master
                  bank statements.                                                         Servicer

                                     Pool Asset Administration

1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as          Trustee/Servicer/
                  required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)    Mortgage loan and related documents are safeguarded as              Trustee/Servicer/
                  required by the transaction agreements

1122(d)(4)(iii)   Any additions, removals or substitutions to the asset pool are          Securities
                  made, reviewed and approved in accordance with any conditions     Administrator/Servicer
                  or requirements in the transaction agreements.

1122(d)(4)(iv)    Payments on mortgage loans, including any payoffs, made in               Servicer
                  accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days
                  specified in the transaction agreements, and allocated to
                  principal, interest or other items (e.g., escrow) in
                  accordance with the related mortgage loan documents.

1122(d)(4)(v)     The Servicer's records regarding the mortgage loans agree with           Servicer
                  the Servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)    Changes with respect to the terms or status of an obligor's              Servicer
                  mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
                  accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)   Loss mitigation or recovery actions (e.g., forbearance plans,            Servicer
                  modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
                  requirements established by the transaction agreements.

1122(d)(4)(viii)  Records documenting collection efforts are maintained during             Servicer
                  the period a mortgage loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for
                  example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)    Adjustments to interest rates or rates of return for mortgage            Servicer
                  loans with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)     Regarding any funds held in trust for an obligor (such as                Servicer
                  escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the
                  transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days
                  specified in the transaction agreements.

1122(d)(4)(xi)    Payments made on behalf of an obligor (such as tax or                    Servicer
                  insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)   Any late payment penalties in connection with any payment to             Servicer
                  be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)  Disbursements made on behalf of an obligor are posted within             Servicer
                  two business days to the obligor's records maintained by the servicer, or such other number of days specified in the
                  transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are         Servicer/Securities
                  recognized and recorded in accordance with the transaction            Administrator
                  agreements.

1122(d)(4)(xv)    Any external enhancement or other support, identified in         Securities Administrator
                  Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                                    EXHIBIT T

                         Additional Form 10-D Disclosure

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                                    ADDITIONAL FORM 10-D DISCLOSURE
-------------------------------------------------------------------------------------------------------------
                 Item on Form 10-D                                    Party Responsible
-------------------------------------------------------------------------------------------------------------
     Item 1: Distribution and Pool Performance
                    Information

Information included in the Monthly Statement                            Servicers/
                                                                      Master Servicer/
                                                                  Securities Administrator

Any information required by Item 1121 of Regulation                       Depositor
AB which is NOT included on the Monthly Statement

             Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

o Issuing Entity                                     Master Servicer/Securities Administrator/Servicers

o Sponsor                                             Sponsor (if a party to the Pooling and Servicing
                                                                   Agreement) or Depositor

o Depositor                                                               Depositor

o Trustee                                                                  Trustee

o Securities Administrator                                        Securities Administrator

o Master Servicer                                                      Master Servicer

o Original Loan Seller                                                    Depositor

o Any Item 1110(b) of Regulation AB Originator                            Depositor
(other than the Original Loan Seller)

o Any Item 1108(a)(2) of Regulation Servicer (other                       Servicers
than the Master Servicer or Securities
Administrator)

o Any other party contemplated by Item  1100(d)(1)                        Depositor
of Regulation AB

   Item 3: Sale of Securities and Use of Proceeds                         Depositor
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

      Item 4: Defaults Upon Senior Securities                     Securities Administrator

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default
(after expiration of any grace period and provision of any required notice)

Item 5: Submission of Matters to a Vote of Security          Depositor/Securities Administrator
                      Holders

Information from Item 4 of Part II of Form 10-Q

    Item 6: Significant Obligors of Pool Assets                              N/A

Item 1112(b) of Regulation AB - Significant Obligor
Financial Information*

*This information need only be reported on the Form
10-D for the distribution period in which updated information is required pursuant to the Item.

Item 7: Significant Enhancement Provider Information

Item 1114(b)(2) of Regulation AB - Credit
Enhancement Provider Financial Information*

o Determining applicable disclosure threshold                             Depositor

o Requesting required financial information                               Depositor
(including any required accountants' consent to the
use thereof) or effecting incorporation by reference

     Item 1115(b) of Regulation AB - Derivative
        Counterparty Financial Information*

o Determining current maximum probable exposure                           Depositor

o Determining current significance percentage                             Depositor

o Requesting required financial information                               Depositor
(including any required accountants' consent to the
use thereof) or effecting incorporation by reference

*This information need only be reported on the Form
 10-D for the distribution period in which updated information is required pursuant to the Items.

             Item 8: Other Information                 Any party to this Agreement responsible for the
                                                             applicable Form 8-K Disclosure item
Disclose any information required to be reported on
Form 8-K during the period covered by the Form 10-D
but not reported

                  Item 9: Exhibits

      Monthly Statement to Certificateholders                     Securities Administrator

  Exhibits required by Item 601 of Regulation S-K,                        Depositor
            such as material agreements

                                    EXHIBIT U

                         Additional Form 10-K Disclosure

-------------------------------------------------------------------------------------------------------------
                                    ADDITIONAL FORM 10-K DISCLOSURE
-------------------------------------------------------------------------------------------------------------
                 Item on Form 10-K                                    Party Responsible
-------------------------------------------------------------------------------------------------------------

             Item 9B: Other Information                  Any party to this Agreement responsible for
Disclose any information required to be reported on             disclosure items on Form 8-K
Form 8-K during the fourth quarter covered by the
Form 10-K but not reported

  Item 15: Exhibits, Financial Statement Schedules                Securities Administrator
                                                                          Depositor

     Item 1115(b) of Regulation AB: Derivative
        Counterparty Financial Information*

o Determining current maximum probable exposure                           Depositor

o Determining current significance percentage                             Depositor

o Requesting required financial information                               Depositor
(including any required accountants' consent to the
use thereof) or effecting incorporation by reference
*This information need only be reported on the Form
10-D for the distribution period in which updated
information is required pursuant to the Items.

    Item 1117 of Regulation AB: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

o Issuing Entity                                     Master Servicer/Securities Administrator/Servicers
                                                                        and Depositor

o Sponsor                                             Sponsor (if a party to the Pooling and Servicing
                                                                   Agreement) or Depositor

o Depositor                                                               Depositor

o Trustee                                                                  Trustee

  Custodian                                                               Custodian

o Securities Administrator                                        Securities Administrator

o Master Servicer                                                      Master Servicer

o Original Loan Seller                                                    Depositor

o Any Item 1110(b) of Regulation AB Originator                            Depositor
(other than the Original Loan Seller)

o Any Item 1108(a)(2) of Regulation AB Servicer                           Servicers
(other than the Master Servicer or Securities
Administrator)

o Any other party contemplated by Item 1100(d)(1)                         Depositor
of Regulation AB

    Item 1119 of Regulation AB: Affiliations and
                   Relationships

Whether (a) the Sponsor, Depositor or Issuing                        Depositor as to (a)
Entity is an affiliate of the following parties,      Sponsor (if a party to this Agreement) as to (a)
and (b) to the extent known and material, any of
the following parties are affiliated with one
another:

o Master Servicer                                                      Master Servicer

o Securities Administrator                                        Securities Administrator

o Trustee                                                                  Trustee

o Any other Item 1108(a)(3) of Regulation AB                              Servicers
servicer

o Any Item 1115 of Regulation AB Derivate             Depositor/Sponsor (if a party to this Agreement)
Counterparty Provider

o Any other 1101(d)(1) material party                 Depositor/Sponsor (if a party to this Agreement)

Whether there are any "outside the ordinary course                   Depositor as to (a)
business arrangements" other than would be obtained   Sponsor as to (a) (if a party to this Agreement)
in an arm's length transaction between (a) the
Sponsor, Depositor or Issuing Entity on the one
hand, and (b) any of the following parties (or
their affiliates) on the other hand, that exist
currently or within the past two years and that are
material to a Certificateholder's understanding of
the Certificates:

o Master Servicer                                                      Master Servicer

o Securities Administrator                                        Securities Administrator

o Trustee                                                                 Depositor

o Any other Item 1108(a)(3) of Regulation AB                              Servicers
servicer

o Original Loan Seller                                                    Depositor

o Any Item  1110 of Regulation AB Originator (other   Depositor/Sponsor (if a party to this Agreement)
than the Original Loan Seller)

o Any Item 1115 of Regulation AB Derivate             Depositor/Sponsor (if a party to this Agreement)
Counterparty Provider

o Any other Item  1101(d)(1) of Regulation AB         Depositor/Sponsor (if a party to this Agreement)
material party

Whether there are any specific relationships                         Depositor as to (a)
involving the transaction or the pool assets          Sponsor as to (a) (if a party to this Agreement)
between (a) the Sponsor, Depositor or Issuing
Entity on the one hand, and (b) any of the
following parties (or their affiliates) on the
other hand, that exist currently or within the past
two years and that are material:

o Master Servicer                                                      Master Servicer

o Securities Administrator                                        Securities Administrator

o Trustee                                                                 Depositor

o Any other Item 1108(a)(3) of Regulation AB                              Servicer
servicer

o Original Loan Seller                                                    Depositor

o Any Item 1110 of Regulation AB Originator (other    Depositor/Sponsor (if a party to this Agreement)
than the Original Loan Seller)

o Any Item 1115 of Regulation AB Derivate             Depositor/Sponsor (if a party to this Agreement)
Counterparty Provider

o Any other Item 1101(d)(1) of Regulation AB          Depositor/Sponsor (if a party to this Agreement)
material party

                                    EXHIBIT V

                         Form 8-K Disclosure Information

-------------------------------------------------------------------------------------------------------------
                                    FORM 8-K DISCLOSURE INFORMATION
-------------------------------------------------------------------------------------------------------------
                  Item on Form 8-K                                    Party Responsible
-------------------------------------------------------------------------------------------------------------

    Item 1.01- Entry into a Material Definitive        The party to this Agreement entering into such
                     Agreement                                  material definitive agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

  Item 1.02- Termination of a Material Definitive    The party to this Agreement requesting termination
                     Agreement                               of a material definitive agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

       Item 1.03- Bankruptcy or Receivership                              Depositor

Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:

o Issuing Entity                                              Securities Administrator/Servicer

o Sponsor                                             Depositor/Sponsor (if a party to this Agreement)

o Depositor                                                               Depositor

o Master Servicer                                                      Master Servicer

o Any affiliated Servicer                                          The applicable Servicer

o Other Servicer servicing 20% or more of the pool                 The applicable Servicer
assets at the time of the report

o Other material servicers                                                Servicers

o Trustee                                                                  Trustee

o Securities Administrator                                        Securities Administrator

o Derivative Counterparty                             Depositor/Sponsor (if a party to this Agreement)

  Item 2.04- Triggering Events that Accelerate or    Master Servicer/Securities Administrator/Depositor
    Increase a Direct Financial Obligation or an
 Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.

   Item 3.03- Material Modification to Rights of             Securities Administrator/Depositor
                  Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and
Servicing Agreement.

 Item 5.03- Amendments of Articles of Incorporation                       Depositor
          or Bylaws; Change of Fiscal Year

Disclosure is required of any amendment "to the governing documents of the issuing entity".

   Item 6.01- ABS Informational and Computational                         Depositor
                      Material

    Item 6.02- Change of Servicer or Securities      Master Servicer/Securities Administrator/Depositor/
                   Administrator                     applicable successor Servicer/applicable successor

Requires disclosure of any removal, replacement,                           Trustee
substitution or addition of any master servicer,
affiliated servicer, other servicer servicing 10%
or more of pool assets at time of report, other
material servicers or trustee.

Regulation AB disclosure about any new servicer or   applicable successor Servicer/applicable successor
master servicer is also required.                                Master Servicers/Depositor

Regulation AB disclosure about any new Trustee is               applicable successor Trustee
also required.

Item 6.03- Change in Credit Enhancement or External          Depositor/Securities Administrator
                      Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

Regulation AB disclosure about any new enhancement                        Depositor
provider is also required.

 Item 6.04- Failure to Make a Required Distribution               Securities Administrator

   Item 6.05- Securities Act Updating Disclosure                          Depositor

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Regulation AB disclosure about the actual asset pool.

If there are any new servicers or originators                             Depositor
required to be disclosed under Regulation AB as a
result of the foregoing, provide the information
called for in Items 1108 and 1110 respectively.

            Item 7.01- Reg FD Disclosure                All parties to this Agreement (excluding the
                                                                          Trustee)

              Item 8.01- Other Events                                     Depositor

Any event, with respect to which information is not
     otherwise called for in Form 8-K, that the
         registrant deems of importance to
                certificateholders.

    Item 9.01- Financial Statements and Exhibits         The party to this Agreement responsible for
                                                       reporting/disclosing the financial statement or
                                                                          exhibit.

                                    EXHIBIT W

                          INTEREST RATE SWAP AGREEMENT

(Multicurrency--Cross Border)

                                     ISDA(R)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                           dated as of April 26, 2007

     MORGAN STANLEY CAPITAL            and   WELLS FARGO BANK, NATIONAL
         SERVICES INC.                       ASSOCIATION, not individually, but
                                             solely as Securities Administrator
                                             for Morgan Stanley ABS Capital I
                                             Inc. Trust 2007-NC3, Mortgage
                                             Pass-Through Certificates, Series
                                             2007-NC3

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purposes of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

      (iii) Each obligation of each party under Section 2(a)(i) is subject to
      (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
      (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
      (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:--

      (i) in the same currency; and

      (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

      (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

            (1) promptly notify the other party ("Y") of such requirement;

            (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

            (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

            (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

                  (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                  (B) the failure of a representation made by Y pursuant to
                  Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

      (ii) Liability. If: --

            (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

            (2) X does not so deduct or withhold; and

            (3) a liability resulting from such Tax is assessed directly against X,

      then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a) Basic Representations.

      (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

      (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

      (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

      (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

      (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

      (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

      (ii) any other documents specified in the Schedule or any Confirmation;
      and

      (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

      (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

      (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

      (iii) Credit Support Default.

            (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

            (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

            (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

      (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

      (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
      (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

      (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

      (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: --

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
            (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
            (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

      (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: --

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

      (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): --

            (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

            (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

      (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

      (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

      (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

      (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

      (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

      (ii) Transfer to Avoid Termination Event. If either an Illegality under
      Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

      If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

      Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

      (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

      (iv) Right to Terminate. If: --

            (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

            (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

      (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

      (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

      (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

      (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

      (i) Events of Default. If the Early Termination Date results from an Event of Default: --

            (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

            (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

            (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

      (ii) Termination Events. If the Early Termination Date results from a Termination Event: --

            (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

            (2) Two Affected Parties. If there are two Affected Parties: --

                  (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                  (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

            If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

      (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

      (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

      (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

      (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall he entered into as soon as practicable and may he executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.   Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

      (i) if in writing and delivered in person or by courier, on the date it is delivered;

      (ii) if sent by telex, on the date the recipient's answerback is received;

      (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

      (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

      (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

      (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

      (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of: --

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meanings specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

        MORGAN STANLEY CAPITAL           WELLS FARGO BANK, NATIONAL ASSOCIATION,
            SERVICES INC.                  not individually, but solely as
                                           Securities Administrator for Morgan
                                           Stanley ABS Capital I Inc. Trust
                                           2007-NC3, Mortgage Pass-Through
                                           Certificates, Series 2007-NC3

By:   /s/ Charmaine Fearon               By:   /s/ Carla S. Walker
   -----------------------------------      -----------------------------------
   Name:  Charmaine Fearon                  Name:  Carla S. Walker
   Title: Authorized Signatory              Title: Vice President
   Date:                                    Date:

                                    SCHEDULE
                                     TO THE
                           1992 ISDA MASTER AGREEMENT
                            dated as of May 31, 2007
                                     between

                      MORGAN STANLEY CAPITAL SERVICES INC.
                             a Delaware corporation
                                   ("Party A")

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                a national banking association, not individually, but solely as Securities Administrator for Morgan Stanley ABS Capital I
                       Inc. Trust 2007-NC3 (the "Trust"),
               Mortgage Pass-Through Certificates, Series 2007-NC3
                                   ("Party B")

Part 1. Termination Provisions.

      (a)   "Specified Entity" means in relation to Party A for the purpose of:

                  Section 5(a)(v), None Specified
                  Section 5(a)(vi), None Specified
                  Section 5(a)(vii), None Specified
                  Section 5(b)(iv), None Specified

            and in relation to Party B for the purpose of:


                  Section 5(a)(v), None Specified
                  Section 5(a)(vi), None Specified
                  Section 5(a)(vii), None Specified
                  Section 5(b)(iv), None Specified

      (b) Events of Default. Notwithstanding anything in this Agreement to the contrary, the following Events of Default shall apply to the specified party:

                                                                Party A          Party B
------   ----------------------------------------------------   --------------   --------------
(i)      Section 5(a)(i), Failure to Pay or Deliver             Applicable       Applicable
(ii)     Section 5(a)(ii), Breach of Agreement                  Applicable       Not Applicable
(iii)    Section 5(a)(iii), Credit Support Default              Applicable       Applicable
(iv)     Section 5(a)(iv), Misrepresentation                    Applicable       Not Applicable
(v)      Section 5(a)(v), Default Under Specified Transaction   Not Applicable   Not Applicable
(vi)     Section 5(a)(vi), Cross Default                        Applicable       Not Applicable
(vii)    Section 5(a)(vii), Bankruptcy                          Applicable       Applicable
(viii)   Section 5(a)(viii), Merger Without Assumption          Applicable       Applicable

            provided, however, that with respect to:

            (i) Section 5(a)(iii)(1) (Credit Support Default), as it applies to Party B only, shall be deleted in its entirety and replaced with the following: "Failure by Party B to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with Paragraph 3(b) of the Credit Support Annex if such failure is continuing after any applicable grace period has elapsed."

            (ii) Section 5(a)(vi) (Cross Default), "Threshold Amount" means, with respect to Party A, 3% of its Credit Support Provider's (or the applicable Relevant Entity's) shareholder's equity (as detailed in its Credit Support Provider's or the Relevant Entity's most recent financial statements).

            (iii) Section 5(a)(vii) (Bankruptcy), (i) clause (2) and (9) shall not be applicable to Party B; (ii) clause (4) shall not be applicable to Party B if the proceeding or petition is instituted or presented by Party A or any of its Affiliates and is in breach of Party A's agreement set forth in Part 5(j) of this Schedule; (iii) the appointment of a trustee or other secured party by Party B or the Certificateholders for the purpose of holding all or a substantial portion of the assets of Party B for the benefit of the Certificateholders or Party A does not qualify as the appointment of a trustee, custodian or similar official under clause (6); (iv) a security interest granted by Party B to a trustee, collateral agent, custodian or other secured party, as applicable (the "Secured Party"), pursuant to an indenture, trust agreement, pooling and servicing agreement or other customary securitization transaction document (the "Security Agreement"), in property of Party B (the "Securitization Collateral") supporting a rated securitization transaction (the "Securitization"), and the rights of the Secured Party in and to the Securitization Collateral for the benefit of the investors in the Securitization and/or Party A, is not intended to constitute and shall not be treated as a secured party taking possession of the assets of Party B for purposes of clause (7); (v) the words "seeks or" shall be deleted from clause (6); and (vi) clause (8) shall not apply to Party B to the extent that clause (8) relates to clauses of Section 5(a)(vii) that are not applicable to Party B as a result of the modifications set forth herein. Notwithstanding the foregoing, for the avoidance of doubt, the deletion of clause (9) is not intended to render clauses (1) through (8) inapplicable on the basis that Party B did not actively contest or oppose any of the acts referred to in such clauses or, in the case of clause (4), if a proceeding or petition referred to therein is instituted or presented against Party B, on the basis that Party B consented to or acquiesced in a judgment of bankruptcy or insolvency or the entry of an order for relief or the making of an order for its winding up or liquidation as a result of such proceeding or petition.

      (c) Termination Events. Notwithstanding anything in this Agreement to the contrary, the following Termination Events shall apply to the specified party:

                                                                Party A               Party B
------   ----------------------------------------------      ------------------       --------------
(i)      Section 5(b)(i), Illegality                         Applicable               Applicable
(ii)     Section 5(b)(ii), Tax Event                         Applicable               Applicable
(iii)    Section 5(b)(iii), Tax Event Upon Merger            Applicable               Applicable
(iv)     Section 5(b)(iv), Credit Event Upon Merger          Not Applicable           Not Applicable
(v)      Section 5(b)(v), Additional Termination Event       Applicable (as set       Applicable (as set
                                                             forth in Part 1(g)       forth in Part 1(g)
                                                             below)                   below)

      provided, however, that with respect to Section 5(b)(iii), Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.

      (d) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

      (e) The "Transfer to Avoid Termination Event" provisions of 6(b)(ii) will apply, provided that the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," shall be deleted.

      (f)   Payments on Early Termination.

            (i) For the purpose of Section 6(e), "Market Quotation" and "Second Method" will apply.

            (ii) Where an Early Termination Date is designated as a result of an Event of Default with respect to which Party A is the Defaulting Party or a Termination Event under Section 5(b)(iii), Section 5(b)(iv) or Section 5(b)(v) with respect to which Party A is the sole Affected Party, paragraphs (1) through (8) below shall apply:

                  (1) The definition of "Market Quotation" shall be deleted in its entirety and replaced with the following:

                        "'Market Quotation' means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by an Eligible Replacement, (2) for an amount, if any, that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and an Eligible Replacement to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date,
                        (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and
                        (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions). Party A and Party B will request each Eligible Replacement to provide a Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones). If no Firm Offers are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

                  (2) The definition of "Settlement Amount" shall be deleted in its entirety and replaced with the following:

                        "Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party B in accordance with clauses (a) and (b) below; provided, however, if Party B fails to make such determination promptly, Party A shall have the right to make such determination) equal to:

                              (a) the Termination Currency Equivalent of the
                        amount (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined. If more than one Market Quotation is capable of becoming legally binding upon acceptance, Party B shall accept the Market Quotation that constitutes (1) the highest Market Quotation in the case of a payment by an Eligible Replacement to Party B or (2) the lowest Market Quotation in the case of a payment by Party B to an Eligible Replacement; provided, however, if Party B fails to make such determination promptly, Party A shall have the right to make such determination. If only one Market Quotation is provided, Party B shall accept the single Market Quotation. Party B shall be obligated to accept the Market Quotation immediately upon determination so as to become legally binding; or

                              (b) Party B's Loss (whether positive or negative
                        and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined.

                  (3) For the purpose of paragraph (4) of the definition of Market Quotation, Party B shall make reasonable efforts to determine, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions); provided, however, if Party B fails to make such determination promptly, Party A shall have the right to make such determination.

                  (4) Party B undertakes to use its reasonable efforts to obtain at least one Market Quotation on or before the later of (a) the Early Termination Date or (b) 10 Business Days following the designation of the Early Termination Date (the "Latest Settlement Amount Determination Day").

                  (5) Party B will be deemed to have discharged its obligations under (4) above if it requests Party A to obtain Market Quotations, where such request is made in writing within two Business Days after the day on which the Early Termination Date is designated.

                  (6) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

                  (7) Party A shall have the right to obtain Market Quotations, without prior request by Party B, before the Latest Settlement Amount Determination Day.

                  (8) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

                        "Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) due to a failure by Party A to make, when due, any payment under this Agreement, shall not be netted against any amount payable by Party B under (1)."

      (g)   "Termination Currency" means U.S. Dollars.

      (h)   Additional Termination Event.

            (A) The following Additional Termination Event will apply to Party A, with Party A as the sole Affected Party and all Transaction as Affected Transactions.

                  (i) Party A fails to comply with the Rating Agency Downgrade provisions as set forth in Part 5(f) below; or

                  (ii) A Firm Offer is accepted by Party B pursuant to Part 5(f)(ii)(2)(B) following a Moody's Second Tier Downgrade Event.

            (B) The following Additional Termination Events will apply to Party B, with Party B as the sole Affected Party and all Transaction as Affected Transactions.

                  (i) Upon any amendment, supplement, modification or waiver of any provision of the PSA (as defined below) without the consent of Party A that materially and adversely affects the rights or interests of Party A.

                  (ii) The Servicer exercises its option to purchase the Mortgage Loans pursuant to Section 11.01 of the PSA.

                  (iii) Upon the irrevocable direction to dissolve or otherwise terminate the Trust following which all assets of the Trust will be liquidated and the proceeds of such liquidation distributed to the Certificateholders.

Part 2. Tax Representations.

      Party A and Party B Payer Tax Representations.

            (i) For the purpose of Section 3(e), each of Party A and Party B makes the following representation:

            It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in
            Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in
            Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause
            (ii) and the other party does not deliver a form or document under
            Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

            (ii) For the purposes of Section 3(f), Party A makes the following representation:

            Party A is a U.S. corporation organized under the laws of Delaware.

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

      (a)   Tax forms, documents or certificates to be delivered are:

Party required
   to deliver
    document             Form/Document/Certificate                  Date by which to be delivered
--------------    -------------------------------------    --------------------------------------------
Party A           A correct, complete and duly executed    (i) Upon entering into this Agreement, (ii)
                  IRS Form W-9.                            promptly upon reasonable demand by Party B,
                                                           and (iii) promptly upon learning that any
                                                           such Form previously provided by Party A has
                                                           become obsolete or incorrect.

Party B           (i) A correct, complete and duly         (a) With respect to (i), the Securities
                  executed IRS Form W-9 (or any            Administrator shall apply for the employer
                  successor thereto) that eliminates       identification number of the Trust promptly
                  U.S. federal withholding and backup      upon entering into this Agreement and
                  withholding tax on payments under        deliver the related correct, complete and
                  this Agreement, (ii) if requested by     duly executed IRS Form W-9 promptly upon
                  Party A, a correct, complete and duly    receipt, and in any event, no later than the
                  executed Form W-8IMY, and (iii) a        first Payment Date of this Transaction;  (b)
                  complete and executed IRS Form W-9,      in the case of a W-8ECI, W-8IMY, and W-8BEN
                  W-8BEN, W-8ECI, or W-8IMY (with          that does not include a U.S. taxpayer
                  attachments) (as appropriate) from       identification number in line 6, before
                  each Certificateholder that is not an    December 31 of each third succeeding
                  "exempt recipient" as that term is       calendar year, (c) promptly upon reasonable
                  defined in Treasury regulations          demand by Party A, and (d) promptly upon
                  section 1.6049-4(c)(ii), that            actual knowledge that any such Form
                  eliminates U.S. federal withholding      previously provided by Party B has become
                  and backup withholding tax on            obsolete or incorrect.
                  payments under this Agreement.

(b)               Other documents to be delivered are:-

                                                                                              Covered by
Party required to                                                                            Section 3(d)
 deliver document         Form/Document/Certificate         Date by which to be delivered   Representation
-----------------  --------------------------------------   -----------------------------  ----------------
Party A            Either (1) a signature booklet           The earlier of the fifth       Yes
and                containing secretary's certificate       Business Day after the
Party B            and resolutions ("authorizing            Trade Date of the first
                   resolutions") authorizing the party      Transaction or upon
                   to enter into derivatives                execution of this Agreement
                   transactions of the type contemplated    and as deemed necessary for
                   by the parties or (2) a secretary's      any further documentation.
                   certificate, authorizing resolutions
                   and incumbency certificate, in either
                   case, for such party and any Credit
                   Support Provider of such party
                   reasonably satisfactory in form and
                   substance to the other party.

Party B            An executed copy of the Pooling and      Upon execution of this         Yes
                   Servicing Agreement ("PSA"), dated as    Agreement.
                   of May 1, 2007, among Morgan Stanley
                   ABS Capital I Inc., as Depositor,
                   Wells Fargo Bank, National
                   Association, as Master Servicer and
                   Securities Administrator, Saxon
                   Mortgage Services, Inc., as Servicer,
                   Countrywide Home Loans Servicing LP,
                   as Servicer, and Deutsche Bank
                   National Trust Company, as Trustee.

Party A            A duly executed copy of the Credit       As soon as practicable         No
and                Support Document specified in Part 4     after the execution of this
Party B            of this Schedule.                        Agreement.

Party A and        An opinion of counsel reasonably         As soon as practicable         No
Party B            satisfactory in form and substance to    after the execution of this
                   the other party.                         Agreement.

Part 4. Miscellaneous

      (a)   Addresses for Notices. For the purpose of Section 12(a):-

            (i)   Address for notices or communications to Party A:-

                  MORGAN STANLEY CAPITAL SERVICES INC.
                  Transaction Management Group
                  1585 Broadway
                  New York, New York 10036-8293
                  Attention: CHIEF LEGAL OFFICER
                  Fax No: 001 212 507 4622

            (ii)  Address for notices or communications to Party B:

                  WELLS FARGO BANK, NATIONAL ASSOCIATION
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: Client Manager - MSAC 2007-NC3
                  Facsimile No.: 410-715-2380
                  Telephone No.: 410-884-2000

      (b) Notices. Section 12(a) is amended by adding in the third line thereof after the phrase "messaging system" and before the ")" the words, "; provided, however, any such notice or other communication may be given by facsimile transmission if telex is unavailable, no telex number is supplied to the party providing notice, or if answer back confirmation is not received from the party to whom the telex is sent."

      (c)   Process Agent. For the purpose of Section 13(c):

            Party A appoints as its Process Agent: Not Applicable.

            Party B appoints as its Process Agent: Not Applicable.

      (d) Offices. The provisions of Section 10(a) will not apply to Party A and to Party B.

      (e)   Multibranch Party. For the purpose of Section 10(c):

            Party A is not a Multibranch Party.

            Party B is not a Multibranch Party.

      (f)   "Calculation Agent" means Party A.

      (g) "Credit Support Document" means (a) with respect to Party A, (1) the Credit Support Annex between Party A and Party B dated as of the date hereof (the "Credit Support Annex") and (2) the guarantee of Morgan Stanley and (b) with respect to Party B, the Credit Support Annex.

      (h) Credit Support Provider means in relation to Party A: Morgan Stanley, a Delaware corporation.

            Credit Support Provider means in relation to Party B: None

      (i) Governing Law; Jurisdiction. This Agreement, each Credit Support Document and each Confirmation will be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402. Section 13(b) is amended by: (1) deleting "non-" from the second line of clause (i); and (2) deleting the final paragraph.

      (j) Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

      (k) Netting of Payments. Clause (ii) of Section 2(c) will apply to any amounts payable with respect to Transactions from the date of this Agreement.

      (l) "Affiliate". Party A and Party B shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of
            Section 6(b)(ii). For the avoidance of doubt, with respect to Party A, such definition shall be understood to exclude Morgan Stanley Derivative Products Inc.

      (m) Additional Definitions. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings given thereto in the PSA.

Part 5. Other Provisions

      (a)   Additional Representations.

            (i) The introductory clause of Section 3 of this Agreement is hereby amended to read in its entirety as follows:

                  "Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f) and Section 3(g)(4), at all times until the termination of this Agreement) that:--"

            (ii) Section 3 of this Agreement is hereby amended by adding at the end thereof the following subsection (g):

                  "(g)  Relationship Between Parties.

                        (1) Nonreliance. It is not relying on any statement or
                  representation of the other party regarding a Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

                        (2) Evaluation and Understanding.

                              (i) Non-Reliance. In the case of Party A, it is
                        acting for its own account, and in the case of Party B, the Securities Administrator is acting on behalf of the Trust. Party A has made its own independent decisions to enter into each Transaction under this Agreement and as to whether such Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary and, with respect to Party B, it has entered into each Transaction under this Agreement as directed under the PSA. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of each such Transaction.

                              (ii) Assessment and Understanding. It is capable
                        of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

                              (iii) Status of Parties. The other party is not
                        acting as a fiduciary for or an adviser to it in respect of that Transaction.

                        (3) Purpose. It is an "eligible swap participant" as
                  such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, and an "eligible contract participant" as defined in Section 1a(12) of, the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                        (4) ERISA Representation.

                              (i) Party A represents and warrants at all times
                        hereunder that it is not a pension plan or employee benefit plan and that it is not using assets of any such plan or assets deemed to be assets of such a plan in connection with any Transaction under this Agreement, and

                              (ii) Party B represents and warrants at all times
                        hereunder that (x) it is not a pension plan or employee benefit plan, and (y) (1) that it is not acting on behalf of any such plan or using assets of any such plan or assets deemed to be assets of any such plan in connection with any Transaction under this Agreement or
                        (2) any pension plan or employee benefits plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or any person who is acting on behalf of such a plan, or using assets of such plan or assets deemed to be "plan assets" of such plan for purposes of ERISA or the Code, who purchases a certificate issued by the Trust while this Agreement is in existence (i) shall represent or shall be deemed to represent that the purchase and holding of such certificate is in reliance on at least one of the Prohibited Transaction Class Exemptions of 84-14, 90-1, 91-38, 95-60 or 96-23 or (ii) shall provide an opinion of counsel which states that such purchase and holding is permissible under applicable law and will not result in a prohibited transaction under ERISA or Section 4975 of the Code."

      (b) Set-off. Subject to Section 2(c), Paragraphs 8(a) and 8(b) of the Credit Support Annex and Part 1(f)(ii)(8) hereof, notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold, suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) is hereby amended by the deletion of the following sentence at the end of the first paragraph thereof: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

      (c) Confirmations. Party A will deliver to Party B a Confirmation relating to each Transaction.

      (d) Form of Agreement. The parties hereby agree that the text of the body of this Agreement is intended to be the printed form of 1992 ISDA Master Agreement (Multicurrency--Cross Border) as published and copyrighted by the International Swaps and Derivatives Association, Inc.

      (e)   Transfer, Termination, Amendment and Assignment.

            (i) This Agreement may not be amended unless prior written notice is given to Moody's and Rating Agency Confirmation from S&P is obtained.

            (ii) Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated by Party B (other than an Early Termination Date designated under
                  Part 5(f)(ii)(3)) unless Moody's has been given prior written notice of such designation.

            (iii) Party B may, with the prior written consent of Party A and subject prior written notice to Moody's and Rating Agency Confirmation from S&P, assign, novate or transfer its rights and obligations under the Agreement to a third party. Notwithstanding Section 7 of this Agreement, Party A may, at its own discretion and at its own expense, subject to giving reasonable notice of transfer to Moody's and subject to Rating Agency Confirmation with respect to S&P, assign, novate or transfer its rights and obligations under this Agreement (including any Transactions hereunder) to any third party including, without limitation, another of Party A's offices, branches or affiliates (the "Transferee"), provided that:

                        (1) such third party agrees to be bound by, inter alia,
                  the payment, transfer and collateral terms of this Agreement (including any Transactions hereunder) and substantially all other terms as the party which it replaces;

                        (2) such third party is an Eligible Replacement;

                        (3) a Termination Event or an Event of Default does not
                  occur under this Agreement as a result of such transfer;

                        (4) if the Transferee is domiciled in a different
                  jurisdiction from both Party A and Party B, the rating of the Certificates assigned by S&P are not adversely affected;

                        (5) as of the date of the transfer the Transferee will
                  not, as a result of such transfer, be required to withhold or deduct on account of tax under this Agreement; and

                        (6) as of the date of such transfer, neither the
                  Transferee nor Party B will be required to withhold or deduct any increased amount on account of any Taxes under this Agreement as a result of such transfer, unless, as of the date of such transfer, (x) Party B is entitled to additional amounts under Section 2(d)(i)(4) on account of any such Taxes required to be deducted or withheld by the Transferee and (y) Party B is not required to pay Transferee additional amounts under Section 2(d)(i)(4) on account of any such Taxes required to be deducted or withheld by Party B.

                        Following such transfer, all references herein to Party A shall be deemed to be references to the Transferee.

      (f)   Rating Agency Downgrade.

            (i) Moody's First Tier Downgrade. In the event the Relevant Entity is downgraded below the Moody's First Tier Required Swap Counterparty Ratings (a "Moody's First Tier Downgrade Event") then, within 30 Business Days after the occurrence of such Moody's First Tier Downgrade Event, Party A shall, at its option and at its own expense, either:

                  (A) cause an Eligible Replacement to replace Party A as party to this Agreement; provided that if such Eligible Replacement or its Credit Support Provider, as applicable, is rated below the Moody's First Tier Required Swap Counterparty Rating, such Eligible Replacement shall immediately Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex;

                  (B) obtain an Eligible Guarantee in respect of Party A's obligations under this Agreement that is provided by an entity with the Moody's First Tier Required Swap Counterparty Rating; or

                  (C) Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex.

            (ii) Moody's Second Tier Downgrade. (1) In the event that no Relevant Entity has the Moody's Second Tier Required Swap Counterparty Rating (a "Moody's Second Tier Downgrade Event") then, Party A shall, at its option and at its own expense, use commercially reasonable efforts to as soon as reasonably practicable either:

                  (A) cause an Eligible Replacement to replace Party A as party to this Agreement; or

                  (B) obtain an Eligible Guarantee in respect of Party A's obligations under this Agreement that is provided by an entity with the Moody's Second Tier Required Swap Counterparty Rating.

                  (2) If no Eligible Replacement or Eligible Guarantee has been effected in accordance with Part 5(f)(ii)(1)(A) or (B) above within 30 Business Days of such Moody's Second Tier Downgrade Event then:

                  (A) Party A shall Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex until such replacement or Eligible Guarantee takes effect or, if sooner, no Moody's Second Tier Downgrade Event is occurring; and

                  (B) without prejudice to Party A's right to continue to seek an Eligible Replacement or an Eligible Guarantee pursuant to Part 5(f)(ii)(1)(A) and (B), Party B shall also have the right (but not the obligation) on any Business Day thereafter to obtain Firm Offers (such day a "Firm Offer Solicitation Date") by giving Party A written notice of its intention to seek Firm Offers no later than 12:00 p.m., New York time, on the Business Day prior to the Firm Offer Solicitation Date. Such notice shall indicate the day and time as of which each Eligible Replacement will be requested to provide its Firm Offer; provided that Eligible Replacements shall not provide Firm Offers prior to 12:00 p.m. New York time, on the Firm Offer Solicitation Date. Party B shall undertake to use reasonable efforts to seek at least 5 Firm Offers and Party B shall request each entity providing a Firm Offer to do so to the extent reasonably practicable as of the same day and time (without regard to different time zones). If more than one Firm Offer remains capable of becoming legally binding upon acceptance, Party B shall accept the Firm Offer that constitutes (1) the highest Firm Offer in the case of a payment by an Eligible Replacement to Party B or (2) the lowest Firm Offer in the case of a payment by Party B to an Eligible Replacement; provided, however, if Party B fails to make such determination promptly, Party A shall have the right to make such determination. If only one Firm Offer is provided, Party B shall accept the single Firm Offer. Party B shall be obligated to accept the Firm Offer upon determination; provided however, prior to accepting such Firm Offer, Party B shall (1) on a day that is a Business Day, provide Party A with at least 24 hours prior written notice of its intent to accept such Firm Offer (which acceptance, in all cases, shall be on a Business Day) and (2) confirm that Party A has not identified an Eligible Replacement. If at anytime prior to Party B's acceptance of a Firm Offer, Party A has identified an Eligible Replacement then, in its sole discretion, Party A may transfer its rights and obligations under this Agreement to such Eligible Replacement and an Early Termination Date will not occur. If a Firm Offer is accepted by Party B, then, notwithstanding Section 6 of the ISDA Master Agreement, an Early Termination Date in respect of all outstanding Transactions will occur immediately upon such acceptance by Party B and the Settlement Amount will equal the Firm Offer so accepted by Party B.

                  (3) Notwithstanding Part 5(f)(ii)(1) and (2) above, an Additional Termination Event under this Part 5(f)(ii) shall only occur with Party A as the sole Affected Party if:

                  (A) a Moody's Second Tier Downgrade Event has occurred and has been continuing for 30 or more Business Days; and

                  (B) at least one Eligible Replacement has made a Firm Offer in accordance with Part 5(f)(ii)(2)(B) above which remains capable of becoming legally binding upon acceptance by the offeree.

            (iii) S&P First Tier Downgrade. In the event the Relevant Entity is downgraded below the S&P First Tier Required Swap Counterparty Rating (an "S&P First Tier Downgrade Event") then, within 30 calendar days after the occurrence of such S&P First Tier Downgrade Event, Party A shall, subject to Rating Agency Confirmation, at its option and at its own expense, either:

                  (A) cause an Eligible Replacement to replace Party A as party to this Agreement; provided that if such Eligible Replacement or its Credit Support Provider, as applicable, is rated below the S&P First Tier Required Swap Counterparty Rating, such Eligible Replacement shall immediately Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex;

                  (B) obtain an Eligible Guarantee in respect of Party A's obligations under this Agreement that is provided by an entity with the S&P First Tier Required Swap Counterparty Rating;

                  (C) transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex; or

                  (D) take other steps, if any, to enable Party B to remedy a downgrade by S&P below the S&P First Tier Required Swap Counterparty Rating.

            (iv) S&P Second Tier Downgrade. (1) In the event that no Relevant Entity has the S&P Second Tier Required Swap Counterparty Rating (an "S&P Second Tier Downgrade Event") then, within 10 calendar days after such S&P Second Tier Downgrade Event, Party A shall, subject to Rating Agency Confirmation, at its option and at its own expense, use commercially reasonable efforts to as soon as reasonably practicable either:

                  (A) cause an Eligible Replacement to replace Party A as party to this Agreement; provided that if such Eligible Replacement or its Credit Support Provider, as applicable, is rated below the S&P First Tier Required Swap Counterparty Rating, such Eligible Replacement shall immediately Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex; or

                  (B) obtain an Eligible Guarantee in respect of Party A's obligations under this Agreement that is provided by an entity with the S&P First Tier Required Swap Counterparty Rating.

                  (2) Pending compliance with Part 5(f)(iv)(1)(A) or (B) Party A shall Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex immediately upon the occurrence of an S&P Second Tier Downgrade Event.

            (v) Failure to act in accordance with this Part 5(f), including any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex, shall constitute an Additional Termination Event with Party A as the sole Affected Party; provided that, failure by Party A to Transfer Eligible Credit Support to Party B in accordance with Part 5(f)(ii)(2) above shall constitute an Event of Default under Section 5(a)(iii)("Credit Support Default") if such failure is not remedied on or before the third Business Day after notice of such failure is given to Party A.

            (vi) For purposes of this Part 5(f), but subject to Part 5(f)(ii)(3), Party A shall be responsible for (1) posting collateral in accordance with such Credit Support Annex at its own cost; and (2) any cost incurred by it in complying with its obligations.

      (g)   Rating Agency Downgrade Definitions.

            (i)   For purposes of this Agreement,

                  "Eligible Guarantee" means an unconditional and irrevocable guarantee, letter of credit or other arrangement that is provided by a party as principal obligor rather than surety and is directly enforceable by Party B.

                  "Eligible Replacement" means an entity (1) with the Moody's First Tier Required Swap Counterparty Ratings and/or the Moody's Second Tier Required Swap Counterparty Ratings or whose present and future obligations owing to Party B are supported pursuant to an Eligible Guarantee provided by a party with the Moody's First Tier Required Swap Counterparty Ratings and/or the Moody's Second Tier Required Swap Counterparty Ratings, and (2) with the S&P First Tier Required Swap Counterparty Ratings and/or the S&P Second Tier Required Swap Counterparty Ratings or whose present and future obligations owing to Party B are supported pursuant to an Eligible Guarantee provided by a party with the S&P First Tier Required Swap Counterparty Ratings; provided that no entity shall be an Eligible Replacement unless (A) a legal opinion confirms that none of such Eligible Replacement's payments to Party B under this Agreement will be subject to deduction or withholding for or on account of any Tax or (B) notwithstanding the definition of "Indemnifiable Tax" in
                  Section 14 of this Agreement, all Taxes in relation to payments by such Eligible Replacement shall be Indemnifiable Taxes unless such Taxes (x) are assessed directly against Party B and not by deduction or withholding by such Eligible Replacement or (y) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14).

                  "Firm Offer" means an offer which, when made, was capable of becoming legally binding upon acceptance.

                  "Moody's" means Moody's Investor Services, Inc. and any successor to its rating business.

                  "Moody's First Tier Required Swap Counterparty Rating" means
                  (i) if such counterparty or entity has only Long-Term Rating by Moody's, a Long-Term Rating of at least "A1" by Moody's or
                  (ii) if such counterparty or entity has both a Long-Term Rating and a Short-Term Rating by Moody's, a Long-Term Rating of at least "A2" by Moody's and a Short-Term Rating of at least "P-1" by Moody's.

                  "Moody's Second Tier Required Swap Counterparty Rating" means
                  (i) if such counterparty or entity has only a Long-Term Rating by Moody's, a Long-Term Rating of at least "A3" by Moody's or
                  (ii) if such counterparty or entity has both a Long-Term Rating and a Short-Term Rating by Moody's, a Long-Term Rating of at least "A3" by Moody's and a Short-Term Rating of at least "P-2" by Moody's.

                  "Rating Agencies" means Moody's and S&P.

                  "Rating Agency Confirmation" means, with respect to any particular proposed act or omission to act hereunder, that the party acting or failing to act must consult with S&P and receive from S&P a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then current rating of the Certificates; provided that S&P is then providing a rating of the Certificates.

                  "Relevant Entity" means Party A, Party A's Credit Support Provider and any principal obligor under an Eligible Guarantee in respect of Party A's obligations under this Agreement.

                  "S&P" means Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and any successor to its rating business.

                  "S&P First Tier Required Swap Counterparty Rating" means (i) a Short-Term Rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating by S&P, a Long-Term Rating of at least "A+" by S&P.

                  "S&P Second Tier Required Swap Counterparty Rating" means a Short-Term Rating of at least "A-3" by S&P and a Long-Term Rating of at least "BBB-" by S&P.

      (h) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that nothing in this provision shall adversely affect the rights of each party under this Agreement; and provided further that this severability provision shall not be applicable if any provision of Section 1, 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or connection with any such Section) shall be so held to be invalid or unenforceable. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

      (i) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading and marketing personnel of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

      (j) Proceedings. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Trust or Wells Fargo Bank, National Association, not individually, but solely as Securities Administrator, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day (or, if longer, the applicable preference period) following payment in full of the Certificates; provided, however, that this shall not restrict or prohibit Party A from joining in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other analogous proceedings under applicable laws.

      (k) Regulation AB. Upon request by the Depositor, Party A may, at its option, but is not required to, (A) (a) provide the financial information required by Item 1115(b)(1) or (b)(2) of Regulation AB (as specified by the Depositor to Party A) with respect to Party A (or any guarantor of Party A if providing the financial data of a guarantor is permitted under Regulation AB) and any affiliated entities providing derivative instruments to Party B (the "Company Financial Information"), in a form appropriate for use in the Exchange Act Reports and in an EDGAR-compatible form; (b) if applicable, cause its accountants to issue their consent to filing or incorporation by reference of such financial statements in the Exchange Act Reports of Party B and (c) within 5 Business Days of the release of any updated financial information, provide current Company Financial Information as required under Item 1115(b) of Regulation AB to the Depositor in an EDGAR-compatible form and, if applicable, cause its accountants to issue their consent to filing or incorporation by reference of such financial statements in the Exchange Act Reports of Party B or (B) assign this Agreement at its own cost to another entity that has agreed to take the actions described in clause (A) of this sentence with respect to itself (and which has the Required Swap Counterparty Rating and the assignment to which would satisfy the Rating Agency Condition). For the avoidance of doubt, Party A is not required to take any action pursuant to this paragraph and the failure of Party A to take any such action will not constitute an Event of Default under this Agreement.

            As used in this Agreement the following words shall have the following meanings:

            "Commission" shall mean the Securities and Exchange Commission.

            "Depositor" shall mean Morgan Stanley ABS Capital I Inc.

            "EDGAR" shall mean the Commission's Electronic Data Gathering, Analysis and Retrieval system.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder

            "Exchange Act Reports" shall mean all Distribution Reports on Form 10-D, Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with respect to Party B pursuant to the Exchange Act.

            "Regulation AB" shall mean the Asset Backed Securities Regulation AB, 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      (l) Securities Administrator Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by Wells Fargo Bank, National Association (i) this Agreement is executed and delivered by Wells Fargo Bank, National Association not in its individual capacity but solely as Securities Administrator under the PSA in the exercise of the powers and authority conferred and vested in it as securities administrator thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Securities Administrator but is made and intended for the purpose of binding only the Trust, and
            (iii) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

      (m) "Indemnifiable Tax" Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, in relation to payments by Party A, no Tax shall be an Indemnifiable Tax.

      (n) If Party A consolidates or amalgamates with, merges with or into, or transfers all or substantially all its assets to, another entity, where such action does not constitute an event described in Section 5(a)(viii), Party A shall either (A) provide a legal opinion that none of Party A's payments to Party B under this Agreement will be subject to deduction or withholding for or on account of any Tax or
            (B) notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes unless such Taxes (x) are assessed directly against Party B and not by deduction or withholding by such Eligible Replacement or (y) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in
            Section 14).

            IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof:

MORGAN STANLEY CAPITAL SERVICES INC.                   WELLS FARGO BANK, NATIONAL ASSOCIATION, not
                                                          individually, but solely as Securities
                                                          Administrator for Morgan Stanley ABS Capital I
                                                          Inc. Trust 2007-NC3, Mortgage Pass-Through
                                                          Certificates, Series 2007-NC3

By:/s/ Charmaine Fearon                                By:/s/ Carla S. Walker
   ------------------------------------                   ------------------------------------
   Name: Charmaine Fearon                                 Name: Carla S. Walker
   Title: Authorized Signatory                            Title: Vice President
   Date:                                                  Date:

                                    EXHIBIT A

                              Credit Support Annex

Paragraph 13.     Elections and Variables

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations with respect to Party A and Party B: None.

(b)   Credit Support Obligations.

      (i) "Delivery Amount" and "Return Amount" each has the meaning specified in Paragraph 3; provided that, in the event that Party A elects or is required to post collateral pursuant to a ratings downgrade by S&P and Moody's, (1) the Delivery Amount shall be calculated by reference to the requirements set forth by the rating agency that would result in Party A transferring the greater amount of Eligible Credit Support and (2) the Return Amount shall be calculated by reference to the requirements set forth by the rating agency that would result in Party B transferring the least amount of Posted Credit Support. "Credit Support Amount" has the meaning specified below:

            (A) in the event Party A elects or is required to post collateral pursuant to Part 5(f)(iii) or (iv) of the Schedule due to a ratings downgrade or withdrawal by S&P, "Credit Support Amount" shall have the meaning specified in Table 1 attached hereto; and

            (B)   in the event Party A elects to post collateral pursuant to
                  Part 5(f)(i) of the Schedule due to a ratings downgrade by Moody's below the Moody's First Tier Required Swap Counterparty Rating, "Credit Support Amount" shall have the meaning specified in Table 2A or Table 2B, as applicable, attached hereto; and

            (C) in the event Party A is required to post collateral pursuant to Part 5(f)(ii) of the Schedule due to a ratings downgrade or withdrawal by Moody's below the Moody's Second Tier Required Swap Counterparty Rating, "Credit Support Amount" shall have the meaning specified in Table 3A or 3B, as applicable, attached hereto.

            In the event Party A or its Credit Support Provider does not have a Long-Term Rating of at least "BBB+" from S&P, the Valuation Agent shall verify its calculation of the Secured Party's Exposure on a quarterly basis by seeking two quotations from Reference Market-makers. If two Reference Market-makers are not available to provide a quotation, then fewer than two Reference Market-makers may be used for such purpose. If no Reference Market-makers are available, then the Valuation Agent's estimates at mid-market will be used. The Valuation Agent may not obtain the quotations referred to above from the same person in excess of four times during any 12 month period. Where more than one quotation is obtained, the quotation representing the greatest amount of Exposure shall be used by the Valuation Agent. In the event the verification procedures set forth above indicate that there is a deficiency in the amount of Eligible Collateral that has been Transferred to the Secured Party, the Pledgor shall Transfer the amount of Eligible Collateral necessary to cure such deficiency to the Secured Party within three Local Business Days. The Valuation Agent shall provide to S&P its calculations of the Secured Party's Exposure for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to this paragraph.

      (ii)  Eligible Collateral.

            (A) In the event Party A elects or is required to post collateral pursuant to Part 5(f) of the Schedule due to a ratings downgrade or withdrawal by S&P, the items specified in Table 4 attached hereto will qualify as "Eligible Collateral" for Party A.

            (B)   In the event Party A elects to post collateral pursuant to
                  Part 5(f)(i) of the Schedule due to a ratings downgrade by Moody's below the Moody's First Tier Required Swap Counterparty Rating, the items specified in Table 5 attached hereto will qualify as "Eligible Collateral" for Party A.

            (C) In the event Party A is required to post collateral pursuant to Part 5(f)(ii) of the Schedule due to a ratings downgrade or withdrawal by Moody's below the Moody's Second Tier Required Swap Counterparty Rating, the items specified in Table 6 attached hereto will qualify as "Eligible Collateral" for Party A.

      (iii) Other Eligible Support: Not applicable.

      (iv)  Thresholds.

            (A) "Independent Amount" means, with respect to Party A, not applicable in the event Party A elects or is required to post collateral pursuant to Part 5(f) of the Schedule due to a ratings downgrade or withdrawal by S&P or Moody's.

                  "Independent Amount" means, with respect to Party B, zero.

            (B) "Threshold" means with, respect to Party A, not applicable in the event Party A elects or is required to post collateral pursuant to Part 5(f) of the Schedule due to a ratings downgrade or withdrawal by S&P or Moody's.

                  "Threshold" means with respect to Party B: Infinite.

                  "Minimum Transfer Amount" means with respect to Party A: USD 50,000; and with respect to Party B: USD 50,000; provided, however, that if such party is a Defaulting Party at the time, "Minimum Transfer Amount" shall mean zero with respect to such party.

            (C) Rounding. The Delivery Amount will be rounded up to the nearest multiple of $1000 and the Return Amount will be rounded down to the nearest multiple of $1000.

      (v) "Exposure" has the meaning specified in Paragraph 12, except that after the word "Agreement" in the fourth line thereof the words "(assuming, for this purpose only, that Part 1(f)(ii) of the Schedule is deleted)" shall be inserted.

(c)         Valuation and Timing.

      (i)   "Valuation Agent" means Party A.

      (ii) "Valuation Date" means (A) each and every Wednesday commencing on the first such date following the date hereof or if any Wednesday is not a Local Business Day, the next succeeding Local Business Day and
            (B) any other Local Business Day on which notice is made before 12:00 noon, New York time on the immediately preceding Local Business Day.

      (iii) "Valuation Time" means the close of business in New York on the New York Banking Day before the Valuation Date or date of calculation, as applicable, or any time on the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

      (iv) "Notification Time" means 1:00 p.m., New York time, on a Local Business Day.

      (v) The Valuation Agent's calculations pursuant to the terms hereof shall be made in accordance with standard market practice, using commonly accepted third party sources that comply with S&P's criteria (e.g. Bloomberg, Bridge Information Services, Reuters and Telerate).

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Events will be a "Specified Condition" for the party specified (that party being the Affected Party of the Termination Event occurs with respect to that party): Not Applicable.

(e)   Substitution.

      (i)   "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

      (ii) Consent. The Pledgor need not obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d).

(f)   Dispute Resolution.

      (i) "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

      (ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support or of any Transfer of Eligible Credit Support or Posted Credit Support, as the case may be, will be calculated by the Valuation Agent in accordance with standard market practice using third party sources (such as, by way of example only, Bloomberg or Reuters) where available.

      (iii) Alternative. The provisions of Paragraph 5 will apply.

(g)   Holding and Using Posted Collateral.

      (i)   Eligibility to Hold Posted Collateral; Custodian.

      Party B and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

            (A)   Party B is not a Defaulting Party.

            (B) Posted Collateral may be held only in the following jurisdictions: the United States of America.

            (C) Party B's Custodian (or its parent) shall have a Long Term Rating by S&P of at least "A" and a Short Term Rating by S&P of at least "A-1" by S&P.

                  Initially, the Custodian for Party B is the Securities Administrator.

      (ii) Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B.

(h)   Distributions and Interest Amount.

      (i) "Interest Rate". The "Interest Rate" shall be the rate actually earned by Party B on Posted Collateral in the form of Cash.

      (ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the last Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

      (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)   Additional Representation(s). None.

(j) Other Eligible Support and Other Posted Support. "Value" and "Transfer" with respect to Other Eligible Support and Other Posted Support each means: Not applicable.

(k)   Demands and Notices.

      (i) All demands, specifications and notices to Party A under this Annex will be made to:

            Morgan Stanley Capital Services Inc.
            1585 Broadway
            FID Controllers
            New York, NY 10036
            Attn: FID Collateral Manager
            Telephone No.: (212) 761-0877
            Facsimile No.: (212) 507-4949
            Email: nyfidcoll@morganstanley.com

      and all demands, specifications and notices to Party B under this Annex will be to:

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland  21045
            Attention:  Client Manager - MSAC 2007-NC3
            Facsimile No.: 410-715-2380
            Telephone No.: 410-884-2000

      ; provided that any demand, specification or notice may be made by telephone ("Telephone Notice") between employees of each party if such Telephone Notice is confirmed by a subsequent written instruction (which may be delivered via facsimile or email) by the close of business on the same day that such Telephone Notice is given.

      (ii) Demand for Collateral. Without prejudice to any provision of this Agreement, if a Delivery Amount for a Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will, without prior demand by the Secured Party, Transfer to the Secured Party Eligible Credit Support in accordance with Paragraph 3(a).

(l)   Addresses for Transfers.

      Party A:
      Cash: CITIBANK, New York
      ABA No.: 021 000 089
      Account No.: 4072 - 4601

      Treasury Securities
      and Agency Notes: Bank of New York, New York/Morgan Stanley & Co.
                        Incorporated
      ABA No.:          021000018

      Other Forms of Eligible Collateral: As provided by Party A.

      Party B:
      Cash:             Wells Fargo Bank, N.A.
      ABA No.:          121 000 248
      Account No.:      3970771416
      Account Name:     SAS Clearing
      FFC:              53156701, MSAC 2007-NC3 (swap)

(m)   Other Provisions.

      (i) Notwithstanding any other provision in this Agreement to the contrary, no full or partial failure to exercise and no delay in exercising, on the part of Party A or Party B, any right, remedy, power or privilege permitted hereunder shall operate in any way as a waiver thereof by such party, including without limitation any failure to exercise or any delay in exercising to any or to the full extent of such party's rights with respect to transfer timing pursuant to Paragraph 4(b), regardless of the frequency of such failure or delay.

      (ii) In all cases, in order to facilitate calculation of the Delivery Amount and the Return Amount for a particular Valuation Date in accordance with Paragraph 3 of this Annex:

            (A)   Eligible Collateral;

            (B)   Exposure; and

            (C)   Posted Collateral

            shall each be expressed in US Dollars. If any of these items are expressed in a currency other than US Dollars, then they shall be converted into US Dollar amounts at the spot exchange rate determined by the Valuation Agent on that Valuation Date.

      (iii) Form of Annex. The parties hereby agree that the text of the body of this Annex is intended to be the printed form of 1994 ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted by the International Swaps and Derivatives Association, Inc.

(n) Agreement as to Single Secured Party and Pledgor. Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions of Paragraph 12, (a) the term "Secured Party" as used in this Annex shall mean only Party B, (b) the term "Pledgor" as used in this Annex shall mean only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

(o)   Events of Default. Paragraph 7(ii) and (iii) will not apply to Party B.

(p) Expenses. For the avoidance of doubt, Party A shall be responsible for posting collateral in accordance with this Credit Support Annex at its own cost and any cost incurred by it in complying with its obligations hereunder.

(q)   Additional Definitions

      "Agency Notes" means U.S. Dollar-denominated fixed rate, non-amortising, non-mortgage-backed, senior debt securities of fixed maturity, rated Aaa by Moody's and AAA by S&P issued by any of the Federal Home Loan Banks (including their consolidated obligations issued through the Office of Finance of the Federal Home Loan Bank System), the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal Farm Credit Bank.

      "Commercial Paper" means U.S. Dollar-denominated, coupon-bearing, commercial paper issued by a corporation, finance company, partnership or limited liability company.

      "Treasury Securities" means U.S. Dollar-denominated, coupon-bearing, senior debt securities of the United States of America issued by the U.S. Treasury Department and backed by the full faith and credit of the United States of America.

(r) Securities Administrator Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Annex is executed by Wells Fargo Bank, National Association (i) this Annex is executed and delivered by Wells Fargo Bank, National Association not in its individual capacity but solely as Securities Administrator under the PSA in the exercise of the powers and authority conferred and invested in it as Securities Administrator thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations of the Securities Administrator but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Annex.

            IN WITNESS WHEREOF, the parties have executed this Credit Support Annex by their duly authorized officers as of the date hereof.

                                       MORGAN STANLEY CAPITAL SERVICES INC.

                                       By: /s/ Charmaine Fearon
                                          --------------------------------------
                                          Name: Charmaine Fearon
                                          Title: Authorized Signatory
                                          Date:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not individually, but solely as
                                          Securities Administrator for Morgan
                                          Stanley ABS Capital I Inc. Trust
                                          2007-NC3, Mortgage Pass-Through
                                          Certificates, Series 2007-NC3

                                       By: /s/ Carla S. Walker
                                          --------------------------------------
                                          Name: Carla S. Walker
                                          Title: Vice President
                                          Date:

                                     TABLE 1

                              CREDIT SUPPORT AMOUNT
                                DOWNGRADE BY S&P

In the event Party A elects or is required to post collateral pursuant to Part 5(f) of the Schedule due to a ratings downgrade or withdrawal by S&P:

"Credit Support Amount" means, with respect to a Valuation Date, an amount equal to the greater of (1) the sum of (a) the MTM and (b) the Volatility Buffer multiplied by the Notional Amount * 10 and (2) zero.

"MTM" means the Secured Party's Exposure for that Valuation Date.

 "Volatility Buffer" means (a) if, on the date of determination, Party A has a short-term credit rating of "A-2" by S&P and the Termination Date of the Transaction will occur in less than 5 years, 3.25%, (b) if, on the date of determination, Party A has a short-term credit rating of "A-2" by S&P and the Termination Date of the Transaction will occur in less than 10 years but more than 5 years, 4.00%, (c) if, on the date of determination, Party A has a short-term credit rating of "A-3" by S&P and the Termination Date of the Transaction will occur in less than 5 years, 4.00%, (d) if, on the date of determination, Party A has a short-term credit rating of "A-3" by S&P and the Termination Date of the Transaction will occur in less than 10 years but more than 5 years, 5.00%, (e) if, on the date of determination, Party A has a long-term credit rating of "BB+" or lower by S&P and the Termination Date of the Transaction will occur in less than 5 years, 4.50%, or (f) if, on the date of determination, Party A has a long-term credit rating of "BB+" or lower by S&P and the Termination Date of the Transaction will occur in less than 10 years but more than 5 years, 6.75%.

                                    TABLE 2A

                              CREDIT SUPPORT AMOUNT
             DOWNGRADE BY MOODY'S BELOW MOODY'S FIRST TIER REQUIRED
                            SWAP COUNTERPARTY RATING

In the event Party A elects to post collateral pursuant to Part 5(f)(i) of the Schedule due to a ratings downgrade by Moody's below the Moody's First Tier Required Swap Counterparty Rating:

"Credit Support Amount" means, with respect to a Valuation Date, an amount equal to either:

(A) The greater of (1) zero and (2) the sum of (a) the MTM and (b) the lesser of
(x) 25 multiplied by DV01 and (y) 4% multiplied by the Notional Amount * 10; or

(B) The greater of (1) zero and (2) the sum of (a) the MTM and (b) the Notional Amount * 10 multiplied by the amount specified in Table 2B attached hereto.

Party A shall, in its sole discretion, have the option to determine the Credit Support Amount based upon either (A) or (B) above.

"DV01" means an estimate (as determined by the Valuation Agent in good faith and in a commercially reasonable manner) of the change in the Secured Party's Exposure resulting from a one basis point change in the swap curve.

"MTM" means the Secured Party's Exposure for that Valuation Date.

                                    TABLE 2B


                            Weighted Average
                             Life of Hedge
                                in Years
                            ----------------
                                    1                 0.25%
                                    2                 0.50%
                                    3                 0.70%
                                    4                 1.00%
                                    5                 1.20%
                                    6                 1.40%
                                    7                 1.60%
                                    8                 1.80%
                                    9                 2.00%
                                   10                 2.20%
                                   11                 2.30%
                                   12                 2.50%
                                   13                 2.70%
                                   14                 2.80%
                                   15                 3.00%
                                   16                 3.20%
                                   17                 3.30%
                                   18                 3.50%
                                   19                 3.60%
                                   20                 3.70%
                                   21                 3.90%
                                   22                 4.00%
                                   23                 4.00%
                                   24                 4.00%
                                   25                 4.00%
                                   26                 4.00%
                                   27                 4.00%
                                   28                 4.00%
                                   29                 4.00%
                                   30                 4.00%

                                    TABLE 3A

                              CREDIT SUPPORT AMOUNT
             DOWNGRADE BY MOODY'S BELOW MOODY'S SECOND TIER REQUIRED
                             SWAP COUNTERPARTY RATING

In the event Party A is required to post collateral pursuant to Part 5(f)(ii) of the Schedule due to a ratings downgrade by Moody's below the Moody's Second Tier Required Swap Counterparty Rating:

"Credit Support Amount" means, with respect to a Valuation Date, an amount equal to either:

(A) The greatest of (1) zero, (2) the amount payable by Party A in respect of the next Floating Rate Payer Payment Date, and (3) the sum of (a) the MTM and
(b) the lesser of (x) 60 multiplied by DV01 and (y) 9% multiplied by the Notional Amount * 10; or

(B) The greatest of (1) zero, (2) the amount payable by Party A in respect of the next Floating Rate Payer Payment Date, and (3) the sum of (a) the MTM and
(b) the Notional Amount * 10 multiplied by the amount specified in Table 3B attached hereto.

Party A shall, in its sole discretion, have the option to determine the Credit Support Amount based upon either (A) or (B) above.

"DV01" means an estimate (as determined by the Valuation Agent in good faith and in a commercially reasonable manner) of the change in the Secured Party's Exposure resulting from a one basis point change in the swap curve.

"MTM" means the Secured Party's Exposure for that Valuation Date.

                                    TABLE 3B


                            Weighted Average
                             Life of Hedge
                                in Years
                            ----------------
                                    1                 0.60%
                                    2                 1.20%
                                    3                 1.70%
                                    4                 2.30%
                                    5                 2.80%
                                    6                 3.30%
                                    7                 3.80%
                                    8                 4.30%
                                    9                 4.80%
                                   10                 5.30%
                                   11                 5.60%
                                   12                 6.00%
                                   13                 6.40%
                                   14                 6.80%
                                   15                 7.20%
                                   16                 7.60%
                                   17                 7.90%
                                   18                 8.30%
                                   19                 8.60%
                                   20                 9.00%
                                   21                 9.00%
                                   22                 9.00%
                                   23                 9.00%
                                   24                 9.00%
                                   25                 9.00%
                                   26                 9.00%
                                   27                 9.00%
                                   28                 9.00%
                                   29                 9.00%
                                   30                 9.00%

                                     TABLE 4

                               ELIGIBLE COLLATERAL
                                       S&P



                                                                    Valuation
        Eligible Collateral                               Party A   Percentage
  ---   -----------------------------------------------   -------   ----------
  (A)   Cash                                                 X           100.0%
  (B)   Treasury Securities with a remaining maturity        X            98.5%
        of 52 weeks or less
  (C)   Treasury Securities with a remaining maturity        X            93.6%
        of more than 52 weeks but no more than 5 years
  (D)   Treasury Securities with a remaining maturity        X            89.9%
        of more than 5 years but no more than 10 years
  (E)   Treasury Securities with a remaining maturity        X            83.9%
        of more than 10 years but no more than 30 years
  (F)   Agency Notes with a remaining maturity of no         X            81.3%
        more than 15 years
  (G)   Agency Notes with a remaining maturity of more       X            74.8%
        than 15 years but no more than 30 years
  (H)   Commercial Paper rated "A-1+" by S&P and "P-1"       X            98.0%
        by Moody's, with a remaining maturity of 180
        days or less
  (I)   Commercial Paper rated "A-1" by S&P and P-1 by       X            97.0%
        Moody's, with a remaining maturity of 180 days
        or less
  (J)   Commercial Paper rated "A-1" by S&P and "P-1"        X            94.0%
        by Moody's, with a remaining maturity of more than 180 days or but no more than 360 days

Notwithstanding the above, Commercial Paper will qualify as Eligible Collateral for Party A only if the aggregate amount of Commercial Paper Transferred as Eligible Collateral under this Annex constitutes the obligations of 10 or more issuers.

                                     TABLE 5

                               ELIGIBLE COLLATERAL
             DOWNGRADE BY MOODY'S BELOW MOODY'S FIRST TIER REQUIRED
                            SWAP COUNTERPARTY RATING


                 Eligible Collateral              Valuation Percentage
             ---------------------------   ---------------------------------
                   U.S. Dollar Cash                      100%
                       EURO Cash                          97%
                     Sterling Cash                        97%
             Fixed-Rate Negotiable Treasury Debt Issued by The U.S.
             Treasury Department with Remaining Maturity
                       < 1 Year                          100%
                     1 to 2 Years                        100%
                     2 to 3 Years                        100%
                     3 to 5 Years                        100%
                     5 to 7 Years                        100%
                     7 to 10 Years                       100%
                    10 to 20 Years                       100%
                      > 20 Years                         100%
             Floating-Rate Negotiable Treasury Debt issued by The U.S.
             Treasury Department
                    All Maturities                       100%
                  Fixed-Rate U.S. Agency Debentures with Remaining Maturity
                       < 1 Year                          100%
                     1 to 2 Years                        100%
                     2 to 3 Years                        100%
                     3 to 5 Years                        100%
                     5 to 7 Years                        100%
                     7 to 10 Years                       100%
                    10 to 20 Years                       100%
                      > 20 Years                         100%
             Floating-Rate U.S. Agency Debentures -
                    All Maturities                       100%
             Fixed-Rate Euro-Zone Government Bonds Rated Aa3 or Above
             with Remaining Maturity
                       < 1 Year                           97%
                     1 to 2 Years                         97%
                     2 to 3 Years                         97%
                     3 to 5 Years                         97%
                     5 to 7 Years                         97%
                     7 to 10 Years                        97%
                    10 to 20 Years                        97%
                      > 20 Years                          97%
             Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above
                    All Maturities                        97%
             Fixed-Rate United Kingdom Gilts with Remaining Maturity
                       < 1 Year                           97%
                     1 to 2 Years                         97%
                     2 to 3 Years                         97%
                     3 to 5 Years                         97%
                     5 to 7 Years                         97%
                     7 to 10 Years                        97%
                    10 to 20 Years                        97%
                      > 20 Years                          97%
             Floating-Rate United Kingdom Gilts
                    All Maturities                        97%

                                     TABLE 6

                               ELIGIBLE COLLATERAL
             DOWNGRADE BY MOODY'S BELOW MOODY'S SECOND TIER REQUIRED
                            SWAP COUNTERPARTY RATING

                  Eligible Collateral             Valuation Percentage
             ---------------------------   ---------------------------------
                   U.S. Dollar Cash                      100%
                       EURO Cash                          93%
                     Sterling Cash                        94%
             Fixed-Rate Negotiable Treasury Debt Issued by The U.S.
             Treasury Department with Remaining Maturity
                       < 1 Year                          100%
                     1 to 2 Years                         99%
                     2 to 3 Years                         98%
                     3 to 5 Years                         97%
                     5 to 7 Years                         95%
                     7 to 10 Years                        94%
                    10 to 20 Years                        89%
                      > 20 Years                          87%
             Floating-Rate Negotiable Treasury Debt issued by The U.S.
             Treasury Department
                    All Maturities                        99%
             Fixed-Rate U.S. Agency Debentures with Remaining Maturity
                       < 1 Year                           99%
                     1 to 2 Years                         98%
                     2 to 3 Years                         97%
                     3 to 5 Years                         96%
                     5 to 7 Years                         94%
                     7 to 10 Years                        93%
                    10 to 20 Years                        88%
                      > 20 Years                          86%
             Floating-Rate U.S. Agency Debentures -
                    All Maturities                        98%
             Fixed-Rate Euro-Zone Government Bonds Rated Aa3 or Above with Remaining Maturity
                       < 1 Year                           93%
                     1 to 2 Years                         92%
                     2 to 3 Years                         91%
                     3 to 5 Years                         89%
                     5 to 7 Years                         87%
                     7 to 10 Years                        86%
                    10 to 20 Years                        82%
                      > 20 Years                          80%
             Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above
                    All Maturities                        92%
             Fixed-Rate United Kingdom Gilts with Remaining Maturity
                       < 1 Year                           93%
                     1 to 2 Years                         92%
                     2 to 3 Years                         91%
                     3 to 5 Years                         90%
                     5 to 7 Years                         89%
                     7 to 10 Years                        88%
                    10 to 20 Years                        84%
                      > 20 Years                          82%
             Floating-Rate United Kingdom Gilts
                    All Maturities                        93%

[MORGAN STANLEY LOGO]
--------------------------------------------------------------------------------

DATE:                   May 31, 2007

TO:                     Wells Fargo Bank, National Association, not
                        individually, but solely as Securities Administrator for
                        Morgan Stanley ABS Capital I Inc. Trust 2007-NC3,
                        Mortgage Pass-Through Certificates, Series 2007-NC3
ATTENTION:              Client Manager - MSAC 2007-NC3
TELEPHONE:              (410) 884-2000
FACSIMILE:              (410) 715-2380

FROM:                   New York Derivative Client Services Group
TELEPHONE:              (212) 761-2996
FACSIMILE:              (646) 202-9190

SUBJECT:                Fixed Income Derivatives Confirmation

REFERENCE NUMBER:       HRDNW

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into on the Trade Date specified below (the "Transaction") between Morgan Stanley Capital Services Inc. ("Party A") and Wells Fargo Bank, National Association, not individually, but solely as Securities Administrator (the "Securities Administrator") under the Pooling and Servicing Agreement, dated and effective as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, Saxon Mortgage Services, Inc., as Servicer, Countrywide Home Loans Servicing LP, as Servicer, and Deutsche Bank National Trust Company, as Trustee (the "PSA") for the Morgan Stanley ABS Capital I Inc. Trust 2007-NC3, Mortgage Pass-Through Certificates, Series 2007-NC3 ("Party B").

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. Terms capitalized but not defined in this Confirmation (including the Definitions) have the meanings attributed to them in the PSA.

This Confirmation constitutes a "Confirmation" as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of May 31, 2007, as amended and supplemented from time to time (the "Agreement"), between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Notional Amount:................... With respect to any Calculation
                                          Period, the notional amount set forth
                                          for such Calculation Period in
                                          Schedule I attached hereto.

      Trade Date:........................ May 21, 2007

      Effective Date:.................... April 25, 2008

      Termination Date:.................. May 25, 2013, which for the purpose of the final Fixed Rate Payer Calculation
                                          Period is subject to No Adjustment,
                                          and for the purpose of the final
                                          Floating Rate Payer Calculation Period
                                          is subject to adjustment in accordance
                                          with the Following Business Day
                                          Convention.

      Fixed Amounts:

            Fixed Rate Payer:............ Party B

            Fixed Rate Payer Payment
              Dates:..................... The 24th calendar day of each month during the Term of this Transaction,
                                          commencing May 24, 2008, subject to
                                          adjustment in accordance with the
                                          Preceding Business Day Convention.

            Fixed Rate Payer Period End
              Dates:..................... The 25th calendar day of each month during the Term of this Transaction,
                                          commencing May 25, 2008, subject to No
                                          Adjustment.

            Fixed Rate:.................. 5.10%

            Fixed Amount:................ To be determined in accordance with the following formula:

                                          10 * Fixed Rate * Notional Amount *
                                          Fixed Rate Day Count Fraction.

            Fixed Rate Day Count
              Fraction:.................. 30/360

      Floating Amounts:

            Floating Rate Payer:......... Party A

            Floating Rate Payer Payment
              Dates:..................... The 24th calendar day of each month during the Term of this Transaction,
                                          commencing May 24, 2008, subject to
                                          adjustment in accordance with the
                                          Preceding Business Day Convention.

            Floating Rate Payer Period
              End Dates:................. The 25th calendar day of each month during the Term of this Transaction,
                                          commencing May 25, 2008, subject to
                                          adjustment in accordance with the
                                          Following Business Day Convention.

            Floating Rate Option:........ USD-LIBOR-BBA

            Floating Amount:............. To be determined in accordance with the following formula:

                                          10 * Floating Rate * Notional Amount *
                                          Floating Rate Day Count Fraction.

            Designated Maturity:......... One month

            Floating Rate Day Count
              Fraction:.................. Actual/360

            Reset Dates:................. The first day of each Calculation
                                          Period.

            Compounding:................. Inapplicable

      Business Days:..................... New York and Los Angeles

2.    Account Details and Settlement Information:

            Payments to Party A:

            Citibank, New York
            ABA No.: 021 000 089
            Account No.: 4072-4601
            Account Name: Morgan Stanley Capital Services Inc.

            Payments to Party B:

            Wells Fargo Bank ,National Association
            ABA No.: 121 000 248
            Account No: 3970771416
            Acct Name: SAS Clearing
            Ref: FFC: 53156701, MSAC 2007-NC3 (swap)

3. Securities Administrator Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by Wells Fargo Bank, National Association (i) this Confirmation is executed and delivered by Wells Fargo Bank, National Association not in its individual capacity but solely as Securities Administrator of the Trust under the PSA in the exercise of the powers and authority conferred and invested in it as Securities Administrator thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Securities Administrator but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

We are very pleased to have entered into this Transaction with you and we look forward to completing other transactions with you in the near future.

                                       Very truly yours,

                                       MORGAN STANLEY CAPITAL SERVICES INC.

                                       By:/s/ D. N. Moore
                                          --------------------------------------
                                          Name: David N. Moore
                                          Title: Vice President

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not individually, but solely as
                                          Securities Administrator for Morgan
                                          Stanley ABS Capital I Inc. Trust
                                          2007-NC3, Mortgage Pass-Through
                                          Certificates, Series 2007-NC3

                                          By: /s/ Carla S. Walker
                                             -----------------------------------
                                             Name: Carla S. Walker
                                             Title: Vice President

[MORGAN STANLEY LOGO]

                                   SCHEDULE I


                  Calculation
Line                 Period                Notional Amount ($)   Multiplier
----   ---------------------------------   -------------------   ----------
   1   Effective Date          5/25/2008         73,824,118.08           10
   2        5/25/2008          6/25/2008         70,718,516.29           10
   3        6/25/2008          7/25/2008         67,742,847.41           10
   4        7/25/2008          8/25/2008         64,892,844.94           10
   5        8/25/2008          9/25/2008         62,163,761.72           10
   6        9/25/2008         10/25/2008         59,550,427.69           10
   7       10/25/2008         11/25/2008         57,047,895.36           10
   8       11/25/2008         12/25/2008         54,598,023.21           10
   9       12/25/2008          1/25/2009         51,791,683.58           10
  10        1/25/2009          2/25/2009         40,794,622.34           10
  11        2/25/2009          3/25/2009         38,356,871.85           10
  12        3/25/2009          4/25/2009         36,776,547.55           10
  13        4/25/2009          5/25/2009         35,261,994.52           10
  14        5/25/2009          6/25/2009         33,756,274.09           10
  15        6/25/2009          7/25/2009         31,846,822.24           10
  16        7/25/2009          8/25/2009         21,588,865.30           10
  17        8/25/2009          9/25/2009         19,969,778.44           10
  18        9/25/2009         10/25/2009         19,183,665.18           10
  19       10/25/2009         11/25/2009         18,428,848.85           10
  20       11/25/2009         12/25/2009         17,663,805.97           10
  21       12/25/2009          1/25/2010         16,220,558.17           10
  22        1/25/2010          2/25/2010          9,840,452.45           10
  23        2/25/2010          3/25/2010          9,046,617.63           10
  24        3/25/2010          4/25/2010          8,681,411.00           10
  25        4/25/2010          5/25/2010          8,375,071.24           10
  26        5/25/2010          6/25/2010          8,069,994.04           10
  27        6/25/2010          7/25/2010          7,326,747.05           10
  28        7/25/2010          8/25/2010          6,423,433.22           10
  29        8/25/2010          9/25/2010          6,201,396.96           10
  30        9/25/2010         10/25/2010          5,945,909.14           10
  31       10/25/2010         11/25/2010          5,745,642.05           10
  32       11/25/2010         12/25/2010          5,546,548.15           10
  33       12/25/2010          1/25/2011          5,097,978.40           10
  34        1/25/2011          2/25/2011          4,558,384.07           10
  35        2/25/2011          3/25/2011          4,408,026.39           10
  36        3/25/2011          4/25/2011          4,239,040.17           10
  37        4/25/2011          5/25/2011          4,102,046.72           10
  38        5/25/2011          6/25/2011          3,969,287.60           10
  39        6/25/2011          7/25/2011          3,840,640.86           10
  40        7/25/2011          8/25/2011          3,715,987.63           10
  41        8/25/2011          9/25/2011          3,595,212.05           10
  42        9/25/2011         10/25/2011          3,478,201.24           10
  43       10/25/2011         11/25/2011          3,363,956.27           10
  44       11/25/2011         12/25/2011          3,254,189.11           10
  45       12/25/2011          1/25/2012          3,147,863.24           10
  46        1/25/2012          2/25/2012          3,040,172.87           10
  47        2/25/2012          3/25/2012          2,940,782.92           10
  48        3/25/2012          4/25/2012          2,842,915.00           10
  49        4/25/2012          5/25/2012          2,747,885.19           10
  50        5/25/2012          6/25/2012          2,657,700.95           10
  51        6/25/2012          7/25/2012          2,570,366.47           10
  52        7/25/2012          8/25/2012          2,481,024.53           10
  53        8/25/2012          9/25/2012          2,399,351.75           10
  54        9/25/2012         10/25/2012          2,318,694.40           10
  55       10/25/2012         11/25/2012          2,240,752.92           10
  56       11/25/2012         12/25/2012          2,166,757.55           10
  57       12/25/2012          1/25/2013          2,095,120.41           10
  58        1/25/2013          2/25/2013          2,023,054.47           10
  59        2/25/2013          3/25/2013          1,956,043.82           10
  60        3/25/2013          4/25/2013          1,890,282.11           10
  61        4/25/2013   Termination Date          1,827,003.55           10

Morgan Stanley

                                                        1585 BROADWAY
                                                        NEW YORK, NY  10036-8293

May 31, 2007

Wells Fargo Bank, National Association,
a national banking association, not
individually, but solely as Securities
Administrator for Morgan Stanley ABS
Capital I Inc. Trust 2007-NC3 (the "Trust"),
Mortgage Pass-Through Certificates,
Series 2007-NC3
9062 Old Annapolis Road
Columbia, MD 21045

Ladies and Gentlemen:

            In consideration of that certain ISDA Master Agreement dated as of May 31, 2007 between Morgan Stanley Capital Services Inc., a Delaware corporation (hereinafter "MSCS") and Wells Fargo Bank, National Association, a national banking association, not individually, but solely as Securities Administrator for Morgan Stanley ABS Capital I Inc. Trust 2007-NC3 (the "Trust"), Mortgage Pass-Through Certificates, Series 2007-NC3 (hereinafter "Counterparty") (such ISDA Master Agreement, together with each Confirmation exchanged between the parties pursuant thereto, hereinafter the "Agreement"), Morgan Stanley, a Delaware corporation (hereinafter "MS"), hereby irrevocably and unconditionally guarantees to Counterparty, with effect from the date of the Agreement, the due and punctual payment of all amounts payable by MSCS under the Agreement when the same shall become due and payable, whether on Scheduled Payment Dates, upon demand, upon declaration of termination or otherwise, in accordance with the terms of the Agreement and giving effect to any applicable grace period. Upon failure of MSCS punctually to pay any such amounts, and upon written demand by Counterparty to MS at its address set forth in the signature block of this Guarantee (or to such other address as MS may specify in writing), MS agrees to pay or cause to be paid such amounts; provided that delay by Counterparty in giving such demand shall in no event affect MS's obligations under this Guarantee.

            MS hereby agrees that its obligations hereunder shall be unconditional and will not be discharged except by complete payment of the amounts payable under the Agreement, irrespective of any claim as to the Agreement's validity, regularity or enforceability or the lack of authority of MSCS to execute or deliver the Agreement; or any change in or amendment to the Agreement; or any waiver or consent by Counterparty with respect to any provisions thereof; or the absence of any action to enforce the Agreement or the recovery of any judgment against MSCS or of any action to enforce a judgment against MSCS under the Agreement; or any similar circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor generally. MS hereby waives diligence, presentment, demand on MSCS for payment or otherwise (except as provided hereinabove), filing of claims, requirement of a prior proceeding against MSCS and protest or notice, except as provided for in the Agreement with respect to amounts payable by MSCS. If at any time payment under the Agreement is rescinded or must be otherwise restored or returned by Counterparty upon the insolvency, bankruptcy or reorganization of MSCS or MS or otherwise, MS's obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made by Counterparty.

            MS represents to Counterparty as of the date hereof, which representations will be deemed to be repeated by MS on each date on which a Transaction is entered into, that:

            (1) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guarantee and to perform the provisions of this Guarantee on its part to be performed;

            (2) its execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws or any law, regulation or contractual restriction binding on it or its assets;

            (3) all consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and notifications, reports and registrations requisite for its due execution, delivery and performance of this Guarantee have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance; and

            (4) this Guarantee is its legal, valid and binding obligation enforceable against it in accordance with its terms except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights or by general equity principles.

            By accepting this Guarantee and entering into the Agreement, Counterparty agrees that MS shall be subrogated to all rights of Counterparty against MSCS in respect of any amounts paid by MS pursuant to this Guarantee, provided that MS shall be entitled to enforce or to receive any payment arising out of or based upon such right of subrogation only to the extent that it has paid all amounts payable by MSCS under the Agreement.

            This Guarantee shall be governed by and construed in accordance with the laws of the State of New York. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

                                       MORGAN STANLEY


                                       By:    /s/ Christine Cochet
                                           -----------------------------------
                                          Name:        Christine Cochet
                                          Title:       Authorized Signatory
                                          Address:     1585 Broadway
                                                       New York, NY  10036
                                          Attention:   Treasurer
                                          Fax No.:     212-762-0337
                                          Phone:      (212) 761-4000

Morgan Stanley

                             SECRETARY'S CERTIFICATE
                             -----------------------

            I, Susan M. Krause, a duly elected and acting Assistant Secretary of Morgan Stanley, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certify as follows:

            (1) David K. Wong is the duly elected Treasurer and Jacqueline T. Brody, Vincent Y.C. Liu, John A. Roberts, Jai Sooklal and Richard A. Uhlig are duly elected Assistant Treasurers of the Corporation; and

            (2) Pursuant to Section 7.01 of the Bylaws of the Corporation and resolutions adopted by a Unanimous Consent of Directors in Lieu of a Meeting, dated as of May 31, 1997, both of which are attached as an exhibit, the Treasurer and the Assistant Treasurers are authorized to enter into agreements and other instruments on behalf of the Corporation; and

            (3) Pursuant to the attached Delegation of Authority executed by the Treasurer of the Corporation as of April 18, 2006, Christine K. Cochet and Kevin P. Mooney are each authorized to sign, on behalf of the Corporation, any and all guarantees and loan agreements of the Corporation; and

            (4) The signatures of Jacqueline T. Brody, Christine K. Cochet, Vincent Y.C. Liu, Kevin P. Mooney, John A. Roberts, Jai Sooklal, Richard
      A. Uhlig and David K. Wong appearing on the attached signatory list are copies of their genuine signatures.

            IN WITNESS WHEREOF, I have hereunto set my name and affixed the seal of the Corporation as of the 16th day of May, 2007.

                                          /s/ Susan M. Krause
                                          -------------------------------
                                          Susan M. Krause
                                          Assistant Secretary

[SEAL]

Morgan Stanley                                                       EXHIBIT

                                 MORGAN STANLEY
                                 --------------

Section 7.01 of the Bylaws
--------------------------

      SECTION 7.01. Contracts. Except as otherwise required by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Subject to the control and direction of the Board of Directors, the Chairman of the Board, the President, the Chief Financial Officer, the Chief Risk Officer, the Chief Legal Officer and the Treasurer may enter into, execute, deliver and amend bonds, promissory notes, contracts, agreements, deeds, leases, guarantees, loans, commitments, obligations, liabilities and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, such officers of the Corporation may delegate such powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Resolution adopted by a Unanimous Consent of
Directors in Lieu of a Meeting, dated as of May 31, 1997
--------------------------------------------------------

                  RESOLVED FURTHER, that the Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall be authorized to deposit all such funds in the name of the Corporation in banks or other depositories. In addition, the Treasurer shall perform all other necessary acts and duties in connection with the financial affairs of the Corporation, shall generally perform all duties appertaining to the office of treasurer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board, subject to the supervision of the Chief Financial Officer; and

                  RESOLVED FURTHER, that the Assistant Treasurer, if any, or, if there shall be more than one, the Assistant Treasurers, shall, under the supervision of the Treasurer, perform the duties and exercise the powers of an assistant treasurer and, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. In addition, each Assistant Treasurer is authorized to enter into, execute, deliver and amend on behalf of the Corporation any and all letters of credit, uncommitted short-term credit obligations and short-term promissory notes (as defined by generally accepted accounting principles), such authorization to cease automatically upon termination of employment with the Corporation.

Morgan Stanley

                                 MORGAN STANLEY

                             Delegation of Authority
                             -----------------------

            I, David K. Wong, the Treasurer of Morgan Stanley (the "Corporation"), hereby delegate to Christine Cochet and Kevin Mooney, each of whom is an officer of Morgan Stanley & Co. Incorporated, the authority to sign severally, upon approval from and under the supervision of an Assistant Treasurer of the Corporation, any and all guarantees and loan agreements of the Corporation. Each authorization shall cease automatically upon such individual's termination of employment with any affiliate of the Corporation.

            This Delegation supersedes all previous Delegations in connection with the authority noted above.

            IN WITNESS WHEREOF, I have hereunto set my name as of the 18th day of April, 2006.

                                        /s/ David K. Wong
                                       -----------------------------------
                                       David K. Wong
                                       Treasurer

                                   EXHIBIT X-1

                         FORM OF SAXON SERVICER REPORTS


              Standard Loan Level File Layout - Master Servicing

Exhibit 1: Layout

--------------------------------------------------------------------------------------------------------------------
                                                                                                           Max
Column Name                     Description                                  Decimal  Format Comment       Size
--------------------------------------------------------------------------------------------------------------------
Each file requires the following fields:

SER_INVESTOR_NBR                A value assigned by the Servicer to define            Text up to 20 digits   20
                                a group of loans.

LOAN_NBR                        A unique identifier assigned to each loan             Text up to 10 digits   10
                                by the investor.

SERVICER_LOAN_NBR               A unique number assigned to a loan by the             Text up to 10 digits   10
                                Servicer. This may be different than the
                                LOAN_NBR.

SCHED_PAY_AMT                   Scheduled monthly principal and scheduled       2     No commas(,) or        11
                                interest payment that a borrower is                   dollar signs ($)
                                expected to pay, P&I constant.

NOTE_INT_RATE                   The loan interest rate as reported by the       4     Max length of 6        6
                                Servicer.

NET_INT_RATE                    The loan gross interest rate less the           4     Max length of 6        6
                                service fee rate as reported by the
                                Servicer.

SERV_FEE_RATE                   The servicer's fee rate for a loan as           4     Max length of 6        6
                                reported by the Servicer.

SERV_FEE_AMT                    The servicer's fee amount for a loan as         2     No commas(,) or        11
                                reported by the Servicer.                             dollar signs ($)

NEW_PAY_AMT                     The new loan payment amount as reported by      2     No commas(,) or        11
                                the Servicer.                                         dollar signs ($)

NEW_LOAN_RATE                   The new loan rate as reported by the            4     Max length of 6        6
                                Servicer.

ARM_INDEX_RATE                  The index the Servicer is using to              4     Max length of 6        6
                                calculate a forecasted rate.

ACTL_BEG_PRIN_BAL               The borrower's actual principal balance at      2     No commas(,) or        11
                                the beginning of the processing cycle.                dollar signs ($)

ACTL_END_PRIN_BAL               The borrower's actual principal balance at      2     No commas(,) or        11
                                the end of the processing cycle.                      dollar signs ($)

BORR_NEXT_PAY_DUE_DATE          The date at the end of processing cycle               MM/DD/YYYY             10
                                that the borrower's next payment is due to
                                the Servicer, as reported by Servicer.

SERV_CURT_AMT_1                 The first curtailment amount to be applied.     2     No commas(,) or        11
                                                                                      dollar signs ($)

SERV_CURT_DATE_1                The curtailment date associated with the              MM/DD/YYYY             10
                                first curtailment amount.

CURT_ADJ_ AMT_1                 The curtailment interest on the first           2     No commas(,) or        11
                                curtailment amount, if applicable.                    dollar signs ($)

SERV_CURT_AMT_2                 The second curtailment amount to be applied.    2     No commas(,) or        11
                                                                                      dollar signs ($)

SERV_CURT_DATE_2                The curtailment date associated with the              MM/DD/YYYY             10
                                second curtailment amount.

CURT_ADJ_ AMT_2                 The curtailment interest on the second          2     No commas(,) or        11
                                curtailment amount, if applicable.                    dollar signs ($)

SERV_CURT_AMT_3                 The third curtailment amount to be applied.     2     No commas(,) or        11
                                                                                      dollar signs ($)

SERV_CURT_DATE_3                The curtailment date associated with the              MM/DD/YYYY             10
                                third curtailment amount.

CURT_ADJ_AMT_3                  The curtailment interest on the third           2     No commas(,) or        11
                                curtailment amount, if applicable.                    dollar signs ($)

PIF_AMT                         The loan "paid in full" amount as reported      2     No commas(,) or        11
                                by the Servicer.                                      dollar signs ($)

PIF_DATE                        The paid in full date as reported by the              MM/DD/YYYY             10
                                Servicer.
                                                                                      Action Code Key:
                                                                                                             2
ACTION_CODE                     The standard FNMA numeric code used to                15=Bankruptcy,
                                indicate the default/delinquent status of a           30=Foreclosure, ,
                                particular loan.                                      60=PIF,
                                                                                      63=Substitution,
                                                                                      65=Repurchase,70=REO

INT_ADJ_AMT                     The amount of the interest adjustment as        2     No commas(,) or        11
                                reported by the Servicer.                             dollar signs ($)

SOLDIER_SAILOR_ADJ_AMT          The Soldier and Sailor Adjustment amount,       2     No commas(,) or        11
                                if applicable.                                        dollar signs ($)

NON_ADV_LOAN_AMT                The Non Recoverable Loan Amount, if             2     No commas(,) or        11
                                applicable.                                           dollar signs ($)

LOAN_LOSS_AMT                   The amount the Servicer is passing as a         2     No commas(,) or        11
                                loss, if applicable.                                  dollar signs ($)

Plus the following applicable fields:

SCHED_BEG_PRIN_BAL              The scheduled outstanding principal amount      2     No commas(,) or        11
                                due at the beginning of the cycle date to             dollar signs ($)
                                be passed through to investors.

SCHED_END_PRIN_BAL              The scheduled principal balance due to          2     No commas(,) or        11
                                investors at the end of a processing cycle.           dollar signs ($)

SCHED_PRIN_AMT                  The scheduled principal amount as reported      2     No commas(,) or        11
                                by the Servicer for the current cycle --              dollar signs ($)
                                only applicable for Scheduled/Scheduled
                                Loans.

SCHED_NET_INT                   The scheduled gross interest amount less        2     No commas(,) or        11
                                the service fee amount for the current                dollar signs ($)
                                cycle as reported by the Servicer -- only
                                applicable for Scheduled/Scheduled Loans.

ACTL_PRIN_AMT                   The actual principal amount collected by        2     No commas(,) or        11
                                the Servicer for the current reporting                dollar signs ($)
                                cycle -- only applicable for Actual/Actual
                                Loans.

ACTL_NET_INT                    The actual gross interest amount less the       2     No commas(,) or        11
                                service fee amount for the current                    dollar signs ($)
                                reporting cycle as reported by the Servicer
                                -- only applicable for Actual/Actual Loans.

PREPAY_PENALTY_ AMT             The penalty amount received when a borrower     2     No commas(,) or        11
                                prepays on his loan as reported by the                dollar signs ($)
                                Servicer.

PREPAY_PENALTY_ WAIVED          The prepayment penalty amount for the loan      2     No commas(,) or        11
                                waived by the servicer.                               dollar signs ($)

MOD_DATE                        The Effective Payment Date of the                     MM/DD/YYYY             10
                                Modification for the loan.

MOD_TYPE                        The Modification Type.                                Varchar - value can    30
                                                                                      be alpha or numeric

DELINQ_P&I_ADVANCE_AMT          The current outstanding principal and           2     No commas(,) or        11
                                interest advances made by Servicer.                   dollar signs ($)

Exhibit 1: Continued            Standard Loan Level File Layout

BREACH_FLAG                     Flag to indicate if the repurchase of a               Y=Breach                1
                                loan is due to a breach of Representations            N=NO Breach
                                and Warranties                                        Let blank if N/A

Exhibit 2: Monthly Summary Report by Single Investor

MONTHLY SUMMARY REPORT

For Month Ended: mm/dd/yyyy                  Servicer Name
                -----------                               ----------------------
Prepared by:                                 Investor Nbr
            -------------------------------              -----------------------

Section 1. Remittances and Ending Balances - Required Data
--------------------------------------------------------------------------------
Beginning     Ending    Total Monthly      Total Ending Unpaid   Total Monthly
Loan Count  Loan Count  Remittance Amount  Principal Balance   Balance Principal
--------------------------------------------------------------------------------
    0           0                  $0.00        $0.00               $0.00
--------------------------------------------------------------------------------

Principal Calculation
1. Monthly Principal Due                                                +  $0.00
2. Current Curtailments                                                 +  $0.00
3. Liquidations                                                         +  $0.00
4. Other (attach explanation)                                           +  $0.00
5. Principal Due                                                           $0.00
6. Interest (reported "gross")                                          +  $0.00
7. Interest Adjustments on Curtailments                                 +  $0.00
8. Servicing Fees                                                       -  $0.00
9. Other Interest (attach explanation)                                  +  $0.00
10. Interest Due                  (need to subtract ser fee)               $0.00

Remittance Calculation
11. Total Principal and Interest Due (lines 5+10)                       +  $0.00
12. Reimbursement of Non-Recoverable Advances                           -  $0.00
13. Total Realized gains                                                +  $0.00
14. Total Realized Losses                                               -  $0.00
15. Total Prepayment Penalties                                          +  $0.00
16. Total Non-Supported Compensating Interest                           -  $0.00
17. Other (attach explanation)                                             $0.00
18. Net Funds Due on or before Remittance Date                          $  $0.00

----------------------------------------------------------------------------------------------------
Section 2. Delinquency Report - Optional Data for Loan Accounting
----------------------------------------------------------------------------------------------------
                                  Installments Delinquent
----------------------------------------------------------------------------------------------------
Total No.    Total No.                                       In         Real Estate   Total Dollar

   of           of          30-     60-     90 or more   Foreclosure       Owned        Amount of

  Loans    Delinquencies   Days    Days        Days      (Optional)      (Optional)   Delinquencies
----------------------------------------------------------------------------------------------------
0                0          0       0           0            0               0            $0.00
----------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------
Section 3. REG AB Summary Reporting - REPORT ALL APPLICABLE FIELDS
---------------------------------------------------------------------------
REG AB FIELDS                         LOAN COUNT                BALANCE
---------------------------------------------------------------------------
PREPAYMENT PENALTY AMT                    0                      $0.00
---------------------------------------------------------------------------
PREPAYMENT PENALTY AMT WAIVED             0                      $0.00
---------------------------------------------------------------------------
DELINQUENCY P&I AMOUNT                    0                      $0.00
---------------------------------------------------------------------------

                                   EXHIBIT X-2

                 FORM OF COUNTRYWIDE SERVICING SERVICER REPORTS

                   Standard File Layout - Scheduled/Scheduled

------------------------------------------------------------------------------------------------------------------------
Column Name                   Description                                  Decimal   Format Comment
------------------------------------------------------------------------------------------------------------------------
SER_INVESTOR_NBR              A value assigned by the Servicer to define             Text up to 10 digits
                              a group of loans.

LOAN_NBR                      A unique identifier assigned to each loan              Text up to 10 digits
                              by the investor.

SERVICER_LOAN_NBR             A unique number assigned to a loan by the              Text up to 10 digits
                              Servicer. This may be different than the
                              LOAN_NBR.


BORROWER_NAME                 The borrower name as received in the file.             Maximum length of 30 (Last,
                              It is not separated by first and last name.            First)

SCHED_PAY_AMT                 Scheduled monthly principal and scheduled        2     No commas(,) or dollar signs
                              interest payment that a borrower is                    ($)
                              expected to pay, P&I constant.

NOTE_INT_RATE                 The loan interest rate as reported by the        4     Max length of 6
                              Servicer.

NET_INT_RATE                  The loan gross interest rate less the            4     Max length of 6
                              service fee rate as reported by the
                              Servicer.

SERV_FEE_RATE                 The servicer's fee rate for a loan as            4     Max length of 6
                              reported by the Servicer.

SERV_FEE_AMT                  The servicer's fee amount for a loan as          2     No commas(,) or dollar signs
                              reported by the Servicer.                              ($)

NEW_PAY_AMT                   The new loan payment amount as reported by       2     No commas(,) or dollar signs
                              the Servicer.                                          ($)

NEW_LOAN_RATE                 The new loan rate as reported by the             4     Max length of 6
                              Servicer.

ARM_INDEX_RATE                The index the Servicer is using to               4     Max length of 6
                              calculate a forecasted rate.

ACTL_BEG_PRIN_BAL             The borrower's actual principal balance at       2     No commas(,) or dollar signs
                              the beginning of the processing cycle.                 ($)

ACTL_END_PRIN_BAL             The borrower's actual principal balance at       2     No commas(,) or dollar signs
                              the end of the processing cycle.                       ($)

BORR_NEXT_PAY_DUE_DATE        The date at the end of processing cycle                MM/DD/YYYY
                              that the borrower's next payment is
                              due to the Servicer, as reported by Servicer.

SERV_CURT_AMT_1               The first curtailment amount to be applied.      2     No commas(,) or dollar signs
                                                                                     ($)

SERV_CURT_DATE_1              The curtailment date associated with the               MM/DD/YYYY
                              first curtailment amount.

CURT_ADJ_ AMT_1               The curtailment interest on the first            2     No commas(,) or dollar signs
                              curtailment amount, if applicable.                     ($)

SERV_CURT_AMT_2               The second curtailment amount to be applied.     2     No commas(,) or dollar signs
                                                                                     ($)

SERV_CURT_DATE_2              The curtailment date associated with the               MM/DD/YYYY
                              second curtailment amount.

CURT_ADJ_ AMT_2               The curtailment interest on the second           2     No commas(,) or dollar signs
                              curtailment amount, if applicable.                     ($)

SERV_CURT_AMT_3               The third curtailment amount to be applied.      2     No commas(,) or dollar signs
                                                                                     ($)

SERV_CURT_DATE_3              The curtailment date associated with the               MM/DD/YYYY
                              third curtailment amount.

CURT_ADJ_AMT_3                The curtailment interest on the third            2     No commas(,) or dollar signs
                              curtailment amount, if applicable.                     ($)

PIF_AMT                       The loan "paid in full" amount as reported       2     No commas(,) or dollar signs
                              by the Servicer.                                       ($)

PIF_DATE                      The paid in full date as reported by the               MM/DD/YYYY
                              Servicer.

                                                                                     Action Code Key:
                                                                                     15=Bankruptcy,
                                                                                     30=Foreclosure, , 60=PIF,
                                                                                     63=Substitution,
                                                                                     65=Repurchase,70=REO

ACTION_CODE                   The standard FNMA numeric code used to indicate
                              the default/delinquent status of a particular
                              loan.

INT_ADJ_AMT                   The amount of the interest adjustment as         2     No commas(,) or dollar signs
                              reported by the Servicer.                              ($)

SOLDIER_SAILOR_ADJ_AMT        The Soldier and Sailor Adjustment amount,        2     No commas(,) or dollar signs
                              if applicable.                                         ($)

NON_ADV_LOAN_AMT              The Non Recoverable Loan Amount, if              2     No commas(,) or dollar signs
                              applicable.                                            ($)

LOAN_LOSS_AMT                 The amount the Servicer is passing as a          2     No commas(,) or dollar signs
                              loss, if applicable.                                   ($)

SCHED_BEG_PRIN_BAL            The scheduled outstanding principal amount       2     No commas(,) or dollar signs
                              due at the beginning of the cycle date to              ($)
                              be passed through to investors.

SCHED_END_PRIN_BAL            The scheduled principal balance due to           2     No commas(,) or dollar signs
                              investors at the end of a processing cycle.            ($)

SCHED_PRIN_AMT                The scheduled principal amount as reported       2     No commas(,) or dollar signs
                              by the Servicer for the current cycle --               ($)
                              only applicable for Scheduled/Scheduled
                              Loans.

SCHED_NET_INT                 The scheduled gross interest amount less         2     No commas(,) or dollar signs
                              the service fee amount for the current                 ($)
                              cycle as reported by the Servicer -- only
                              applicable for Scheduled/Scheduled Loans.

ACTL_PRIN_AMT                 The actual principal amount collected by         2     No commas(,) or dollar signs
                              the Servicer for the current reporting                 ($)
                              cycle -- only applicable for Actual/Actual
                              Loans.

ACTL_NET_INT                  The actual gross interest amount less the        2     No commas(,) or dollar signs
                              service fee amount for the current                     ($)
                              reporting cycle as reported by the Servicer
                              -- only applicable for Actual/Actual Loans.

PREPAY_PENALTY_ AMT           The penalty amount received when a borrower      2     No commas(,) or dollar signs
                              prepays on his loan as reported by the                 ($)
                              Servicer.

PREPAY_PENALTY_ WAIVED        The prepayment penalty amount for the            2     No commas(,) or dollar signs
                              loan waived by the servicer.                           ($)

MOD_DATE                      The Effective Payment Date of the                      MM/DD/YYYY
                              Modification for the loan.

MOD_TYPE                      The Modification Type.                                 Varchar - value can be alpha
                                                                                     or numeric

DELINQ_P&I_ADVANCE_AMT        The current outstanding principal and            2     No commas(,) or dollar signs
                              interest advances made by Servicer.                    ($)

                                    EXHIBIT Y

Saxon Standard File Layout - Delinquency Reporting

------------------------------------------------------------------------------------------------------------------------
Column/Header Name                                     Description                       Decimal   Format Comment
------------------------------------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR                  A unique number assigned to a loan by the
                                   Servicer.  This may be different than the LOAN_NBR

LOAN_NBR                           A unique identifier assigned to each loan by the
                                   originator.

CLIENT_NBR                         Servicer Client Number

SERV_INVESTOR_NBR                  Contains a unique number as assigned by an external
                                   servicer to identify a group of loans in their
                                   system.

BORROWER_FIRST_NAME                First Name of the Borrower.

BORROWER_LAST_NAME                 Last name of the borrower.

PROP_ADDRESS                       Street Name and Number of Property

PROP_STATE                         The state where the property located.

PROP_ZIP                           Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE             The date that the borrower's next payment is due to             MM/DD/YYYY
                                   the servicer at the end of processing cycle, as
                                   reported by Servicer.

LOAN_TYPE                          Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE              The date a particular bankruptcy claim was filed.               MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE            The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR                The case number assigned by the court to the
                                   bankruptcy filing.

POST_PETITION_DUE_DATE             The payment due date once the bankruptcy has been               MM/DD/YYYY
                                   approved by the courts

BANKRUPTCY_DCHRG_DISM_DATE         The Date The Loan Is Removed From Bankruptcy.                   MM/DD/YYYY
                                   Either by Dismissal, Discharged and/or a Motion For
                                   Relief Was Granted.

LOSS_MIT_APPR_DATE                 The Date The Loss Mitigation Was Approved By The                MM/DD/YYYY
                                   Servicer

LOSS_MIT_TYPE                      The Type Of Loss Mitigation Approved For A Loan
                                   Such As;

LOSS_MIT_EST_COMP_DATE             The Date The Loss Mitigation /Plan Is Scheduled To              MM/DD/YYYY
                                   End/Close

LOSS_MIT_ACT_COMP_DATE             The Date The Loss Mitigation Is Actually Completed              MM/DD/YYYY

FRCLSR_APPROVED_DATE               The date DA Admin sends a letter to the servicer                MM/DD/YYYY
                                   with instructions to begin foreclosure proceedings.

ATTORNEY_REFERRAL_DATE             Date File Was Referred To Attorney to Pursue                    MM/DD/YYYY
                                   Foreclosure

FIRST_LEGAL_DATE                   Notice of 1st legal filed by an Attorney in a                   MM/DD/YYYY
                                   Foreclosure Action

FRCLSR_SALE_EXPECTED_DATE          The date by which a foreclosure sale is expected to             MM/DD/YYYY
                                   occur.

FRCLSR_SALE_DATE                   The actual date of the foreclosure sale.                        MM/DD/YYYY

FRCLSR_SALE_AMT                    The amount a property sold for at the foreclosure        2      No commas(,)
                                   sale.                                                           or dollar
                                                                                                   signs ($)

EVICTION_START_DATE                The date the servicer initiates eviction of the                 MM/DD/YYYY
                                   borrower.

EVICTION_COMPLETED_DATE            The date the court revokes legal possession of the              MM/DD/YYYY
                                   property from the borrower.

LIST_PRICE                         The price at which an REO property is marketed.          2      No commas(,)
                                                                                                   or dollar
                                                                                                   signs ($)

LIST_DATE                          The date an REO property is listed at a particular              MM/DD/YYYY
                                   price.

OFFER_AMT                          The dollar value of an offer for an REO property.        2      No commas(,)
                                                                                                   or dollar
                                                                                                   signs ($)

OFFER_DATE_TIME                    The date an offer is received by DA Admin or by the             MM/DD/YYYY
                                   Servicer.

REO_CLOSING_DATE                   The date the REO sale of the property is scheduled              MM/DD/YYYY
                                   to close.

REO_ACTUAL_CLOSING_DATE            Actual Date Of REO Sale                                         MM/DD/YYYY

OCCUPANT_CODE                      Classification of how the property is occupied.

PROP_CONDITION_CODE                A code that indicates the condition of the property.

PROP_INSPECTION_DATE               The date a property inspection is performed.                    MM/DD/YYYY

APPRAISAL_DATE                     The date the appraisal was done.                                MM/DD/YYYY

CURR_PROP_VAL                      The current "as is" value of the property based on       2
                                   brokers price opinion or appraisal.

REPAIRED_PROP_VAL                  The amount the property would be worth if repairs        2
                                   are completed pursuant to a broker's price opinion
                                   or appraisal.
If applicable:

DELINQ_STATUS_CODE                 FNMA Code Describing Status of Loan

DELINQ_REASON_CODE                 The circumstances which caused a borrower to stop
                                   paying on a loan.   Code indicates the reason why
                                   the loan is in default for this cycle.

MI_CLAIM_FILED_DATE                Date Mortgage Insurance Claim Was Filed With                    MM/DD/YYYY
                                   Mortgage Insurance Company.

MI_CLAIM_AMT                       Amount of Mortgage Insurance Claim Filed                        No commas(,)
                                                                                                   or dollar
                                                                                                   signs ($)

MI_CLAIM_PAID_DATE                 Date Mortgage Insurance Company Disbursed Claim                 MM/DD/YYYY
                                   Payment

MI_CLAIM_AMT_PAID                  Amount Mortgage Insurance Company Paid On Claim          2      No commas(,)
                                                                                                   or dollar
                                                                                                   signs ($)

POOL_CLAIM_FILED_DATE              Date Claim Was Filed With Pool Insurance Company                MM/DD/YYYY

POOL_CLAIM_AMT                     Amount of Claim Filed With Pool Insurance Company        2      No commas(,)
                                                                                                   or dollar
                                                                                                   signs ($)

POOL_CLAIM_PAID_DATE               Date Claim Was Settled and The Check Was Issued By              MM/DD/YYYY
                                   The Pool Insurer

POOL_CLAIM_AMT_PAID                Amount Paid On Claim By Pool Insurance Company           2      No commas(,)
                                                                                                   or dollar
                                                                                                   signs ($)

FHA_PART_A_CLAIM_FILED_DATE        Date FHA Part A Claim Was Filed With HUD                        MM/DD/YYYY

FHA_PART_A_CLAIM_AMT               Amount of FHA Part A Claim Filed                         2      No commas(,)
                                                                                                   or dollar
                                                                                                   signs ($)

FHA_PART_A_CLAIM_PAID_DATE         Date HUD Disbursed Part A Claim Payment                         MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT          Amount HUD Paid on Part A Claim                          2      No commas(,)
                                                                                                   or dollar
                                                                                                   signs ($)

FHA_PART_B_CLAIM_FILED_DATE        Date FHA Part B Claim Was Filed With HUD                        MM/DD/YYYY

FHA_PART_B_CLAIM_AMT               Amount of FHA Part B Claim Filed                         2      No commas(,)
                                                                                                   or dollar
                                                                                                   signs ($)

FHA_PART_B_CLAIM_PAID_DATE         Date HUD Disbursed Part B Claim Payment                         MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT          Amount HUD Paid on Part B Claim                          2      No commas(,)
                                                                                                   or dollar
                                                                                                   signs ($)

VA_CLAIM_FILED_DATE                Date VA Claim Was Filed With the Veterans Admin                 MM/DD/YYYY

VA_CLAIM_PAID_DATE                 Date Veterans Admin. Disbursed VA Claim Payment                 MM/DD/YYYY

VA_CLAIM_PAID_AMT                  Amount Veterans Admin. Paid on VA Claim                  2      No commas(,)
                                                                                                   or dollar
                                                                                                   signs ($)

MOTION_FOR_RELIEF_DATE             The date the Motion for Relief was filed                 10     MM/DD/YYYY

FRCLSR_BID_AMT                     The foreclosure sale bid amount                          11     No commas(,)
                                                                                                   or dollar
                                                                                                   signs ($)

FRCLSR_SALE_TYPE                   The foreclosure sales results: REO, Third Party,
                                   Conveyance to HUD/VA

REO_PROCEEDS                       The net proceeds from the sale of the REO                       No commas(,)
                                   property.                                                       or dollar
                                                                                                   signs ($)

BPO_DATE                           The date the BPO was done.

CURRENT_FICO                       The current FICO score

HAZARD_CLAIM_FILED_DATE            The date the Hazard Claim was filed with the Hazard      10     MM/DD/YYYY
                                   Insurance Company.

HAZARD_CLAIM_AMT                   The amount of the Hazard Insurance Claim filed.          11     No commas(,)
                                                                                                   or dollar
                                                                                                   signs ($)

HAZARD_CLAIM_PAID_DATE             The date the Hazard Insurance Company disbursed the      10     MM/DD/YYYY
                                   claim payment.

HAZARD_CLAIM_PAID_AMT              The amount the Hazard Insurance Company paid on the      11     No commas(,)
                                   claim.                                                          or dollar
                                                                                                   signs ($)

ACTION_CODE                        Indicates loan status                                           Number

NOD_DATE                                                                                           MM/DD/YYYY

NOI_DATE                                                                                           MM/DD/YYYY

ACTUAL_PAYMENT_PLAN_START_DATE                                                                     MM/DD/YYYY

ACTUAL_PAYMENT_ PLAN_END_DATE

ACTUAL_REO_START_DATE                                                                              MM/DD/YYYY

REO_SALES_PRICE                                                                                    Number

REALIZED_LOSS/GAIN                 As defined in the Servicing Agreement                           Number

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

      o     ASUM- Approved Assumption

      o     BAP- Borrower Assistance Program

      o     CO- Charge Off

      o     DIL- Deed-in-Lieu

      o     FFA- Formal Forbearance Agreement

      o     MOD- Loan Modification

      o     PRE- Pre-Sale

      o     SS- Short Sale

      o     MISC- Anything else approved by the PMI or Pool Insurer


NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

      o     Mortgagor

      o     Tenant

      o     Unknown

      o     Vacant

The Property Condition field should show the last reported condition of the property as follows:

      o     Damaged

      o     Excellent

      o     Fair

      o     Gone

      o     Good

      o     Poor

      o     Special Hazard

      o     Unknown

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

               Delinquency Code      Delinquency Description
               ---------------------------------------------------------------
               001                   FNMA-Death of principal mortgagor
               002                   FNMA-Illness of principal mortgagor
               003                   FNMA-Illness of mortgagor's family member
               004                   FNMA-Death of mortgagor's family member
               005                   FNMA-Marital difficulties
               006                   FNMA-Curtailment of income
               007                   FNMA-Excessive Obligation
               008                   FNMA-Abandonment of property
               009                   FNMA-Distant employee transfer
               011                   FNMA-Property problem
               012                   FNMA-Inability to sell property
               013                   FNMA-Inability to rent property
               014                   FNMA-Military Service
               015                   FNMA-Other
               016                   FNMA-Unemployment
               017                   FNMA-Business failure
               019                   FNMA-Casualty loss
               022                   FNMA-Energy environment costs
               023                   FNMA-Servicing problems
               026                   FNMA-Payment adjustment
               027                   FNMA-Payment dispute
               029                   FNMA-Transfer of ownership pending
               030                   FNMA-Fraud
               031                   FNMA-Unable to contact borrower
               INC                   FNMA-Incarceration

The FNMA Delinquent Status Code field should show the Status of Default as follows:

               Status Code         Status Description
               -----------------------------------------------------------------
                    09             Forbearance
                    17             Pre-foreclosure Sale Closing Plan Accepted
                    24             Government Seizure
                    26             Refinance
                    27             Assumption
                    28             Modification
                    29             Charge-Off
                    30             Third Party Sale
                    31             Probate
                    32             Military Indulgence
                    43             Foreclosure Started
                    44             Deed-in-Lieu Started
                    49             Assignment Completed
                    61             Second Lien Considerations
                    62             Veteran's Affairs-No Bid
                    63             Veteran's Affairs-Refund
                    64             Veteran's Affairs-Buydown
                    65             Chapter 7 Bankruptcy
                    66             Chapter 11 Bankruptcy
                    67             Chapter 13 Bankruptcy

Calculation of Realized Loss/Gain Form 332- Instruction Sheet

      NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

            1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

            2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

            3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

            4-12. Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history (to calculate advances from last positive escrow balance forward)

*  Other expenses - copies of corporate advance history showing all payments

*  REO repairs > $1500 require explanation

*  REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate

*  Unusual or extraordinary items may require further documentation.

            13. The total of lines 1 through 12.

Credits:

            14-21. Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form


            22. The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.


Total Realized Loss (or Amount of Any Gain)

            23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

 Calculation of Realized Loss/Gain Form 332

      Prepared by: __________________                 Date: _______________
      Phone: ______________________   Email Address:_____________________


Servicer Loan No.           Servicer Name                   Servicer Address


      WELLS FARGO BANK, N.A. Loan No._____________________________

      Borrower's Name:___________________________________________________
      ___________________________________________________________________
      Property Address:

      Liquidation Type: REO Sale    3rd Party Sale    Short Sale    Charge Off

      Was this loan granted a Bankruptcy deficiency or cramdown    Yes    No
      If "Yes", provide deficiency or cramdown amount___________________________
_______________________________

      Liquidation and Acquisition Expenses:
      (1)   Actual Unpaid Principal Balance of Mortgage
            Loan                                            $________________     (1)
      (2)   Interest accrued at Net Rate                     ________________     (2)
      (3)   Accrued Servicing Fees                           ________________     (3)
      (4)   Attorney's Fees                                  ________________     (4)
      (5)   Taxes (see page 2)                               ________________     (5)
      (6)   Property Maintenance                             ________________     (6)
      (7)   MI/Hazard Insurance Premiums (see page 2)        ________________     (7)
      (8)   Utility Expenses                                 ________________     (8)
      (9)   Appraisal/BPO                                    ________________     (9)
      (10)  Property Inspections                             ________________    (10)
      (11)  FC Costs/Other Legal Expenses                    ________________    (11)
      (12)  Other (itemize)                                  ________________    (12)
            Cash for Keys__________________________          ________________    (12)
            HOA/Condo Fees_______________________            ________________    (12)

            ______________________________________           ________________    (12)
            Total Expenses                                  $________________    (13)

      Credits:
      (14)  Escrow Balance                                  $________________    (14)
      (15)  HIP Refund                                       ________________    (15)
      (16)  Rental Receipts                                  ________________    (16)
      (17)  Hazard Loss Proceeds                             ________________    (17)
      (18)  Primary Mortgage Insurance / Gov't Insurance     ________________    (18a) HUD Part A
                                                             ________________    (18b) HUD Part B
      (19)  Pool Insurance Proceeds                          ________________    (19)
      (20)  Proceeds from Sale of Acquired Property          ________________    (20)
      (21)  Other (itemize)                                  ________________    (21)
           _________________________________________         ________________    (21)

         Total Credits                                      $________________    (22)
      Total Realized Loss (or Amount of Gain)               $________________    (23)

Escrow Disbursement Detail

      Type                           Period of
   (Tax /Ins.)       Date Paid       Coverage       Total Paid      Base Amount      Penalties       Interest





                                    EXHIBIT Z

       COUNTRYWIDE SERVICING STANDARD FILE LAYOUT - DELINQUENCY REPORTING

                       REPORTING DATA FOR DEFAULTED LOANS


Data must be submitted to Wells Fargo Bank in an Excel spreadsheet format with fixed field names and data type. The Excel spreadsheet should be used as a template consistently every month when submitting data.

Table: Delinquency

Name                                           Type                    Size
--------------------------------------------------------------------------------
Servicer Loan #                                Number                   8
                                               (Double)
Investor Loan #                                Number                   8
                                               (Double)
Borrower Name                                  Text                     20
Address                                        Text                     30
State                                          Text                     2
Due Date                                       Date/Time                8
Action Code                                    Text                     2
FC Received                                    Date/Time                8
File Referred to Atty                          Date/Time                8
NOD                                            Date/Time                8
Complaint Filed                                Date/Time                8
Sale Published                                 Date/Time                8
Target Sale Date                               Date/Time                8
Actual Sale Date                               Date/Time                8
Loss Mit Approval Date                         Date/Time                8
Loss Mit Type                                  Text                     5
Loss Mit Estimated Completion                  Date/Time                8
Date
Loss Mit Actual Completion Date                Date/Time                8
Loss Mit Broken Plan Date                      Date/Time                8
BK Chapter                                     Text                     6
BK Filed Date                                  Date/Time                8
Post Petition Due                              Date/Time                8
Motion for Relief                              Date/Time                8
Lift of Stay                                   Date/Time                8
RFD                                            Text                     10
Occupant Code                                  Text                     10
Eviction Start Date                            Date/Time                8
Eviction Completed Date                        Date/Time                8
List Price                                     Currency                 8
List Date                                      Date/Time                8
Accepted Offer Price                           Currency                 8
Accepted Offer Date                            Date/Time                8
Estimated REO Closing Date                     Date/Time                8
Actual REO Sale Date                           Date/Time                8


o Items in bold are MANDATORY FIELDS. We must receive information in those fields every month in order for your file to be accepted.

The Action Code Field should show the applicable numeric code to indicate that a special action is being taken. The Action Codes are the following:

            12-Relief Provisions
            15-Bankruptcy/Litigation
            20-Referred for Deed-in-Lieu
            30-Referred fore Foreclosure
            60-Payoff
            65-Repurchase
            70-REO-Held for Sale
            71-Third Party Sale/Condemnation
            72-REO-Pending Conveyance-Pool Insurance claim filed

Wells Fargo Bank will accept alternative Action Codes to those above, provided that the Codes are consistent with industry standards. If Action Codes other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Action Codes prior to sending the file.

Description of Action Codes:

Action Code 12 - To report a Mortgage Loan for which the Borrower has been granted relief for curing a delinquency. The Action Date is the date the relief is expected to end. For military indulgence, it will be three months after the Borrower's discharge from military service.

Action Code 15 - To report the Borrower's filing for bankruptcy or instituting some other type of litigation that will prevent or delay liquidation of the Mortgage Loan. The Action Date will be either the date that any repayment plan (or forbearance) instituted by the bankruptcy court will expire or an additional date by which the litigation should be resolved.

Action Code 20 - To report that the Borrower has agreed to a deed-in-lieu or an assignment of the property. The Action Date is the date the Servicer decided to pursue a deed-in-lieu or the assignment.

Action Code 30 - To report that the decision has been made to foreclose the Mortgage Loan. The Action Date is the date the Servicer referred the case to the foreclosure attorney.

Action Code 60 - To report that a Mortgage Loan has been paid in full either at, or prior to, maturity. The Action Date is the date the pay-off funds were remitted to the Master Servicer.

Action Code 65 - To report that the Servicer is repurchasing the Mortgage Loan. The Action Date is the date the repurchase proceeds were remitted to the Master Servicer.

Action Code 70 - To report that a Mortgage Loan has been foreclosed or a deed-in-lieu of foreclosure has been accepted, and the Servicer, on behalf of the owner of the Mortgage Loan, has acquired the property and may dispose of it. The Action Date is the date of the foreclosure sale or, for deeds-in-lieu, the date the deed is recorded on behalf of the owner of the Mortgage Loan.

Action Code 71 - To report that a Mortgage Loan has been foreclosed and a third party acquired the property, or a total condemnation of the property has occurred. The Action Date is the date of the foreclosure sale or the date the condemnation award was received.

Action Code 72 - To report that a Mortgage Loan has been foreclosed, or a deed-in-lieu has been accepted, and the property may be conveyed to the mortgage insurer and the pool insurance claim has been filed. The Action Date is the date of the foreclosure sale, or, for deeds-in-lieu, the date of the deed for conventional mortgages.

The Loss Mit Type field should show the approved Loss Mitigation arrangement. The following are acceptable:

            ASUM-Approved Assumption
            BAP-Borrower Assistance Program
            CO-Charge Off
            DIL-Deed-in-Lieu
            FFA-Formal Forbearance Agreement
            MOD-Loan Modification
            PRE-Pre-Sale
            SS-Short Sale
            MISC-Anything else approved by the PMI or Pool Insurer

Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property. The acceptable codes are:

Mortgagor
Tenant
Unknown
Vacant

                      REALIZED LOSS CALCULATION INFORMATION

WELLS FARGO BANK, N.A. Form 332

Calculation of Realized Loss

Purpose

To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and Liquidated.

Distribution

The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan's removal from the Mortgage Loan Activity Report. The Servicer will retain the duplicate for its own records.

Due Date

With respect to any liquidated Mortgage Loan, the form will be submitted to the Master Servicer no later than the date on which statements are due to the Master Servicer under Section 4.02 of this Agreement (the "Statement Date") in the month following receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan; provided, that if such Statement Date is not at least 30 days after receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan, then the form will be submitted on the first Statement Date occurring after the 30th day following receipt of final liquidation proceeds and supporting documentation.

Preparation Instructions

The numbers on the form correspond with the numbers listed below.

1.    The actual Unpaid Principal Balance of the Mortgage Loan.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.

3-7. Complete as necessary. All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

8. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis.

10.   The total of lines 1 through 9.

Credits

11-17. Complete as necessary. All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 16.

18.   The total of lines 11 through 17.

Total Realized Loss (or Amount of Any Gain)

19. The total derived from subtracting line 18 from 10. If the amount represents a realized gain, show the amount in parenthesis ( ).

                             WELLS FARGO BANK, N.A.
                          CALCULATION OF REALIZED LOSS

      WELLS FARGO BANK, N.A. Trust: ___________________________

      Prepared by: __________________ Date: _______________

      Phone: ______________________

      Servicer Loan No. Servicer Name     Servicer Address

WELLS FARGO BANK, N.A.
Loan No._____________________________
Borrower's Name:________________________________________________________
Property
Address:________________________________________________________________


Liquidation and Acquisition Expenses:
Actual Unpaid Principal Balance of Mortgage Loan       $________________(1)
Interest accrued at Net Rate                            ________________(2)
Attorney's Fees                                         ________________(3)
Taxes                                                   ________________(4)
Property Maintenance                                    ________________(5)
MI/Hazard Insurance Premiums                            ________________(6)
Hazard Loss Expenses                                    ________________(7)
Accrued Servicing Fees                                  ________________(8)
Other (itemize)                                         ________________(9)
                                                       $________________

Total Expenses                                         $________________(10)
Credits:
Escrow Balance                                         $________________(11)
HIP Refund                                              ________________(12)
Rental Receipts                                         ________________(13)
Hazard Loss Proceeds                                    ________________(14)
Primary Mortgage Insurance Proceeds                     ________________(15)
Proceeds from Sale of Acquired Property                 ________________(16)
Other (itemize)                                         ________________(17)
                                                        ___________________
                                                        ___________________
Total Credits                                          $________________(18)

Total Realized Loss (or Amount of Gain)  $________________

                                   EXHIBIT AA

                   FORM OF ADDITIONAL DISCLOSURE NOTIFICATION


**SEND VIA EMAIL TO cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW

Wells Fargo Bank, National Association, as Securities Administrator 9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail: cts.sec.notifications@wellsfargo.com

Morgan Stanley ABS Capital I Inc.
1585 Broadway
New York, New York 10036

Attn.: Corporate Trust Services - MSAC 2007-NC3 - SEC REPORT PROCESSING

      **Additional Form [10-D] [10-K] [8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section 8.12 of the Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer and as securities administrator, Saxon Mortgage Services, Inc., as a servicer, Countrywide Home Loans Servicing LP, as a servicer, and Deutsche Bank National Trust Company, as trustee, the undersigned, as [_________________________] hereby notifies you that certain events have come to our attention that we are required to report to you for disclosure on Form [10-D] [10-K] [8-K].

Description of additional Form [10-D] [10-K] [8-K] Disclosure:

List of any attachments hereto to be included in the Additional Form [10-D] [10-K] [8-K] Disclosure:

Each of the attachments hereto is being transmitted to the Trustee in an EDGAR-compatible format.

Any inquiries related to this notification should be directed to [_________________] phone number [___________________]; email address
[______________________].



                                       [NAME OF PARTY],
                                          As [Role]


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                   EXHIBIT BB

                       COUNTRYWIDE AMENDMENT REGULATION AB

            Capitalized terms used in this Exhibit BB but not defined in this Exhibit BB shall have the meanings given to such terms in this Agreement, except the term "Mortgage Loan" shall mean the "Countrywide Serviced Mortgage Loans" as defined in this Agreement.

                                AMENDMENT REG AB
                TO THE MORTGAGE LOAN SALE AND SERVICING AGREEMENT

This is Amendment Reg AB ("Amendment Reg AB"), dated as of January 26, 2006, by and among Morgan Stanley Mortgage Capital Inc. (the "Purchaser"), Countrywide Home Loans, Inc. (the "Seller") and Countrywide Home Loans Servicing LP (the "Servicer", and collectively with the Seller, the "Company") to (i) that certain Second Amended and Restated Mortgage Sale and Servicing Agreement, dated as of September 1, 2005, by and among the Seller, the Servicer and the Purchaser, and
(ii) that certain Mortgage Sale and Servicing Agreement, dated as of October 1, 2005, by and among the Seller, the Servicer and the Purchaser (collectively, as amended, modified or supplemented, the "Existing Agreements").

                               W I T N E S S E T H

         WHEREAS, the Company and the Purchaser have agreed, subject to the terms and conditions of this Amendment Reg AB that the Existing Agreements be amended to reflect agreed upon revisions to the terms of the Existing Agreement.

         Accordingly, the Company and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that each Existing Agreement is hereby amended as follows:

            1. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Existing Agreements. Each Existing Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

         Commission: The United States Securities and Exchange Commission.

         Company Information: As defined in Section 2(g)(i)(A)(1).

         Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were either (x) originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines or (y) individually re-underwritten by the Company to the Designated Guidelines at the time such Mortgage Loans were acquired by the Company; (ii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iii) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that either Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company or the Mortgage Loans purchased by the Company substantially comply with the Designated Guidelines.

         Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

         Reconstitution Agreement: An agreement or agreements entered into by the Company and the Purchaser and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under the Agreement.

         Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

         Securities Act: The Securities Act of 1933, as amended.

         Securitization Transaction: Any transaction subject to Regulation AB involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated mortgage-backed securities or (2) an issuance of publicly offered, rated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

         Servicer: As defined in Section 2(c)(iii).

         Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

         Static Pool Information: Static pool information as described in Item 1105.

         Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

         Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB; provided, however, that the term "Subservicer" shall not include any master servicer, or any special servicer engaged at the request of a Depositor, Purchaser or investor in a Securitization Transaction, nor any "back-up servicer" or trustee performing servicing functions on behalf of a Securitization Transaction.

         Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

         Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

         2. The Purchaser and the Company agree that each Existing Agreement is hereby amended by adding the following provisions:

         (a) Intent of the Parties; Reasonableness.

         The Purchaser and the Company acknowledge and agree that the purpose of
Article 2 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, and agrees to negotiate in good faith with the Purchaser or any Depositor with regard to any reasonable requests for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, and any parties or items identified in writing by the Purchaser, including, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans necessary in order to effect such compliance.

         The Purchaser agrees that it will cooperate with the Company and provide sufficient and timely notice of any information requirements pertaining to a Securitization Transaction. The Purchaser will make all reasonable efforts to contain requests for information, reports or any other materials to items required for compliance with Regulation AB, and shall not request information which is not required for such compliance.

         (b) Additional Representations and Warranties of the Company.

                  (i) The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2(c) that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and
         (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

                  (ii) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 2(c), the Company shall, within ten Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph
         (i) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

         (c) Information to Be Provided by the Company.

         In connection with any Securitization Transaction the Company shall (1) within ten Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing reasonably required for compliance with Regulation AB, the information and materials specified in paragraphs (i), (ii), (iii) and (vi) of this Section 2(c), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (as required by Regulation AB) the information specified in paragraph (iv) of this Section.

                  (i) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (x) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), or (y) as applicable, each Third-Party Originator, and (z) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105 (subject to paragraph (b) below), 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                           (A) the originator's form of organization;

                           (B) to the extent material, a description of the
                  originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; if material, information regarding the size and composition of the originator's origination portfolio; and information that may be material to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

                           (C) a brief description of any material legal or
                  governmental proceedings pending (or known to be contemplated by a governmental authority) against the Company, each Third-Party Originator, if applicable, and each Subservicer; and

                           (D) a description of any affiliation or relationship
                  between the Company, each Third-Party Originator, if applicable, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing within ten days in advance of such Securitization
                  Transaction:

                                    (1)      the sponsor;
                                    (2)      the depositor;
                                    (3)      the issuing entity;
                                    (4)      any servicer;
                                    (5)      any trustee;
                                    (6)      any originator;
                                    (7)      any significant obligor;
                                    (8)      any enhancement or support
                                             provider; and
                                    (9)      any other material transaction
                                             party.

                  (ii) If so requested by the Purchaser or any Depositor, and if required by Regulation AB, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (a) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), and/or (b) as applicable, each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or, if applicable, the Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator, as applicable) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format
         (pdf) file, or other such electronic format mutually agreed upon by the Purchaser and the Company.

                  Promptly following notice or discovery of a material error (as determined in the judgment of the Company) in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

                  If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), agreed-upon procedures letters of certified public accountants pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company's or, if applicable, Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which shall be limited to any Sponsor, any Depositor, any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction or any other party that is reasonably and customarily entitled to receive such statements and letters in a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

                  (iii) If reasonably requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a "Servicer"), as is reasonably requested for the purpose of compliance with Items 1108 of Regulation AB. Such information shall include, at a minimum:

                           (A) the Servicer's form of organization;

                           (B) a description of how long the Servicer has been
                  servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable determination of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

                                    (1) whether any prior securitizations of
                           mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

                                    (2) the extent of outsourcing the Servicer
                           utilizes;

                                    (3) whether there has been previous
                           disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

                                    (4) whether the Servicer has been terminated
                           as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

                                    (5) such other information as the Purchaser
                           or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

                           (C) a description of any material changes during the
                  three-year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

                           (D) information regarding the Servicer's financial
                  condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

                           (E) information regarding advances made by the
                  Servicer on the Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

                           (F) a description of the Servicer's processes and
                  procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

                           (G) a description of the Servicer's processes for
                  handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

                           (H) information as to how the Servicer defines or
                  determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

                  (iv) For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and, if applicable, any Third-Party Originator to) (a) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (1) any merger, consolidation or sale of substantially all of the assets of the Company, (2) the Company's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company's obligations under the Agreement or any Reconstitution Agreement, (3) any Event of Default under the terms of the Agreement or any Reconstitution Agreement, and (4) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third Party Originator.

                  (v) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any applicable Reconstitution Agreement related thereto by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under
         Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

                  (vi) If reasonably requested by the Purchaser or the Master Servicer, the Company shall provide to the Purchaser or the Master Servicer, evidence of the authorization of the person signing any certification or statement.

                  (vii) The Company shall provide to the Purchaser and any Depositor a description of any affiliation or relationship required to be disclosed under Item 1119 of Regulation AB between the Company and any of the parties listed in Items 1119(a)(1)-(6) of Regulation AB that develops following the closing date of a Securitization Transaction (other than an affiliation or relationship that the Purchaser, the Depositor or any issuing entity has with any of such parties listed in Items 1119(a)(1)-(6) of Regulation AB) no later than 15 calendar days prior to the date the Depositor is required to file its Form 10-K disclosing such affiliation or relationship. For purposes of the foregoing, the Company (1) shall be entitled to assume that the parties to the Securitization Transaction with whom affiliations or relations must be disclosed are the same as on the closing date if it provides a written request (which may be by e-mail) to the Depositor or Master Servicer, as applicable, requesting such confirmation and either obtains such confirmation or receives no response within three (3) Business Days, (2) shall not be obligated to disclose any affiliations or relationships that may develop after the closing date for the Securitization Transaction with any parties not identified to the Company pursuant to clause (D) of paragraph (i) of this Section 2(c), and (3) shall be entitled to rely upon any written identification of parties provided by the Depositor, the Purchaser or any master servicer.

                  (viii) Not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

                  (a) any material modifications, extensions or waivers of Mortgage Loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB;

                  (b) material breaches of Mortgage Loan representations or warranties or transaction covenants under the applicable Existing Agreement, as amended herein (Item 1121(a)(12) of Regulation AB); and

                  (c) information regarding any Mortgage Loan changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

         (d) Servicer Compliance Statement.

         On or before March 5 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company's servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

         (e) Report on Assessment of Compliance and Attestation.

                  (i) On or before March 5 of each calendar year, commencing in 2007, the Company shall:

                           (A) deliver to the Purchaser and any Depositor a
                  report regarding the Company's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the Servicing Criteria specified on Exhibit A hereto (wherein "Investor" shall mean the master servicer);

                           (B) deliver to the Purchaser and any Depositor a
                  report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

                           (C) cause each Subservicer and each Subcontractor
                  determined by the Company pursuant to Section 2(f)(ii) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB (each, a "Participating Entity"), to deliver to the Purchaser and any Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (i) and (ii) of this Section 2(e); and

                           (D) deliver to the Purchaser, Depositor or any other
                  Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by an appropriate officer of the Company, in the form attached hereto as Exhibit B; provided that such certification delivered by the Company may not be filed as an exhibit to, or included in, any filing with the Commission.

         The Company acknowledges that the party identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

                  (ii) Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the Servicing Criteria specified on Exhibit A hereto or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Participating Entity pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

         (f) Use of Subservicers and Subcontractors.

         The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (i) of this Subsection (f). The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (ii) of this Subsection (f).

                  (i) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. If required by Regulation AB, the Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2(b), 2(c)(iii), 2(c)(v), 2(d), and 2(e) of this Agreement , and to provide the information required with respect to such Subservicer under Section 2(c)(iv) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under
         Section 2(d), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2(e) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2(e) as and when required to be delivered.

                  (ii) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. If required by Regulation AB, the Company shall after engagement of such Subcontractor, promptly provide a written description of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Participating Entity identified pursuant to clause (B) of this paragraph.

         The Company shall cause any such Participating Entity used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Section 2(e) of this Agreement. The Company shall be responsible for obtaining from each Participating Entity and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Participating Entity under Section 2(e), in each case as and when required to be delivered.

         (g) Indemnification; Remedies.

                  (i) The Company shall indemnify the Purchaser and the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers and employees of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                           (A) (1) any untrue statement of a material fact
                  contained or alleged to be contained in any information, report, certification or other material provided in written or electronic form under this Amendment Reg AB by or on behalf of the Company, or provided under this Amendment Reg AB by or on behalf of any Subservicer, Participating Entity or, if applicable, Third-Party Originator (collectively, the "Company Information"), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

                           (B) any failure by the Company, any Subservicer, any
                  Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Amendment Reg AB, including any failure by the Company to identify pursuant to Section 2(f)(ii) any Participating Entity;

                           (C) any breach by the Company of a representation or
                  warranty set forth in Section 2(b)(i) or in a writing furnished pursuant to Section 2(b)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to
                  Section 2(b)(ii) to the extent made as of a date subsequent to such closing date.

         If the indemnification provided for in this Section 2(g)(i) is unavailable or insufficient to hold harmless the indemnified parties set forth in this Section 2(g)(i) above, then the Company agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of any claims, losses, damages or liabilities incurred by such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party on the one hand and the Company on the other.

         In the case of any failure of performance described in clause (i)(B) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company, any Subservicer, any Participating Entity or any Third-Party Originator.

                  (ii) (A) Any failure by the Company to deliver or, if required by Regulation AB, any Subservicer, any Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Amendment Reg AB, which continues unremedied for three Business Days after receipt by the Company and by the applicable Subservicer, Subcontractor, or Third-Party Originator, so long as their addresses for notices has been provided, in writing, previously to the Purchaser or the Depositor, of written notice of such failure from the Purchaser or Depositor shall, except as provided in clause (B) of this paragraph, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement related thereto without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement related thereto to the contrary) of any compensation to the Company; provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                           (B) Any failure by the Company, or, if required under
                  Regulation AB, any Subservicer or any Participating Entity to deliver any information, report, certification or accountants' letter when and as required under Section 2(d) or 2(e), including any failure by the Company to identify a Participating Entity, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                           (C) The Company shall promptly reimburse the
                  Purchaser (or any affected designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Company, the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

                  (iii) The indemnification and contribution obligations set forth in this Section 2(g) shall survive the termination of this Agreement or the termination of any party to this Agreement.

         3. Notwithstanding any other provision of this Amendment Reg AB, the Company shall seek the consent of the Purchaser for the utilization of all Subservicers and Participating Entities, when required by and in accordance with the terms of the applicable Existing Agreement.

         4. Each Existing Agreement is hereby amended by adding the Exhibit attached hereto as Exhibit A to the end thereto. References in this Amendment Reg AB to "this Agreement" or words of similar import (including indirect references to the Agreement) shall be deemed to be references to the applicable Existing Agreement as amended by this Amendment Reg AB. Except as expressly amended and modified by this Amendment Reg AB, each Existing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. In the event of a conflict between this Amendment Reg AB and any other document or agreement, including without limitation the applicable Existing Agreement, this Amendment Reg AB shall control.

         5. This Amendment Reg AB may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement. This Amendment Reg AB will become effective as of the date first mentioned above. This Amendment Reg AB shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective permitted successors and assigns of the Company and the successors and assigns of the Purchaser.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.



                                          MORGAN STANLEY MORTGAGE CAPITAL INC.



                                          By:___________________________________
                                          Name:_________________________________
                                          Title:



                                          COUNTRYWIDE HOME LOANS, INC.



                                          By:___________________________________
                                          Name:_________________________________
                                          Title:



                                          COUNTRYWIDE HOME LOANS SERVICING LP



                                          By:___________________________________
                                          Name:_________________________________
                                          Title:







                                              Signature page to Amendment Reg AB

                                    EXHIBIT A

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the applicable criteria identified below as "Applicable Servicing Criteria":


                                                                                            Applicable Servicing
                                   Servicing Criteria                                             Criteria
-----------------------------------------------------------------------------------------------------------------
     Reference                                     Criteria
-----------------------------------------------------------------------------------------------------------------
                               General Servicing Considerations Policies
-----------------------------------------------------------------------------------------------------------------
                     Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the
1122(d)(1)(i)        transaction agreements.                                                         X
-----------------------------------------------------------------------------------------------------------------
                     If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing
1122(d)(1)(ii)       activities.                                                                     X
-----------------------------------------------------------------------------------------------------------------
                     Any requirements in the transaction agreements to maintain a
1122(d)(1)(iii)      back-up servicer for the mortgage loans are maintained.
-----------------------------------------------------------------------------------------------------------------
                     A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and
                     otherwise in accordance with the terms of the transaction                       X
1122(d)(1)(iv)       agreements.
-----------------------------------------------------------------------------------------------------------------
                                      Cash Collection and Administration
-----------------------------------------------------------------------------------------------------------------
                     Payments on mortgage loans are deposited into the
                     appropriate custodial bank accounts and related bank
                     clearing accounts no more than two business days following receipt, or such other number of days specified in the
1122(d)(2)(i)        transaction agreements.                                                         X
-----------------------------------------------------------------------------------------------------------------
                     Disbursements made via wire transfer on behalf of an obligor or to              X
1122(d)(2)(ii)       an investor are made only by authorized personnel.
-----------------------------------------------------------------------------------------------------------------
                     Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified
1122(d)(2)(iii)      in the transaction agreements.                                                  X
-----------------------------------------------------------------------------------------------------------------
                     The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                     overcollateralization, are separately maintained (e.g., with                    X
                     respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)       agreements.
-----------------------------------------------------------------------------------------------------------------
                     Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                     agreements. For purposes of this criterion, "federally
                     insured depository institution" with respect to a foreign
                     financial institution means a foreign financial institution
                     that meets the requirements of Rule 13k-1(b)(1) of the                          X
1122(d)(2)(v)        Securities Exchange Act.
-----------------------------------------------------------------------------------------------------------------
                     Unissued checks are safeguarded so as to prevent unauthorized                   X
1122(d)(2)(vi)       access.
-----------------------------------------------------------------------------------------------------------------
                     Reconciliations are prepared on a monthly basis for all
                     asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30
                     calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements;
                     (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for
                     reconciling items. These reconciling items are resolved within 90               X
                     calendar days of their original identification, or such other
1122(d)(2)(vii)      number of days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
                                 Investor Remittances and Reporting
-----------------------------------------------------------------------------------------------------------------
                     Reports to investors, including those to be filed with the
                     Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                     investors' or the trustee's records as to the total unpaid                      X
                     principal balance and number of mortgage loans serviced by the
1122(d)(3)(i)        Servicer.
-----------------------------------------------------------------------------------------------------------------
                     Amounts due to investors are allocated and remitted in
                     accordance with timeframes, distribution priority and other
1122(d)(3)(ii)       terms set forth in the transaction agreements.                                  X
-----------------------------------------------------------------------------------------------------------------
                     Disbursements made to an investor are posted within two business
                     days to the Servicer's investor records, or such other number of                X
1122(d)(3)(iii)      days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
                     Amounts remitted to investors per the investor reports agree with
                     cancelled checks, or other form of payment, or custodial bank                   X
1122(d)(3)(iv)       statements.
-----------------------------------------------------------------------------------------------------------------
                            Pool Asset Administration
-----------------------------------------------------------------------------------------------------------------
                     Collateral or security on mortgage loans is maintained as required              X
1122(d)(4)(i)        by the transaction agreements or related mortgage loan documents.
-----------------------------------------------------------------------------------------------------------------
                     Mortgage loan and related documents are safeguarded as
1122(d)(4)(ii)       required by the transaction agreements                                          X
-----------------------------------------------------------------------------------------------------------------
                     Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
1122(d)(4)(iii)      conditions or requirements in the transaction agreements.                       X
-----------------------------------------------------------------------------------------------------------------
                     Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or
                     other items (e.g., escrow) in accordance with the related mortgage              X
1122(d)(4)(iv)       loan documents.
-----------------------------------------------------------------------------------------------------------------
                     The Servicer's records regarding the mortgage loans agree
                     with the Servicer's records with respect to an obligor's
1122(d)(4)(v)        unpaid principal balance.                                                       X
-----------------------------------------------------------------------------------------------------------------
                     Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with
1122(d)(4)(vi)       the transaction agreements and related pool asset documents.                    X
-----------------------------------------------------------------------------------------------------------------
                     Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and
                     concluded in accordance with the timeframes or other requirements               X
1122(d)(4)(vii)      established by the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
                     Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls,
                     letters and payment rescheduling plans in cases where delinquency               X
1122(d)(4)(viii)     is deemed temporary (e.g., illness or unemployment).
-----------------------------------------------------------------------------------------------------------------
                     Adjustments to interest rates or rates of return for
                     mortgage loans with variable rates are computed based on
1122(d)(4)(ix)       the related mortgage loan documents.                                            X
-----------------------------------------------------------------------------------------------------------------
                     Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements;
                     (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                     and (C) such funds are returned to the obligor within 30                        X
                     calendar days of full repayment of the related mortgage loans, or
1122(d)(4)(x)        such other number of days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
                     Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the
                     servicer at least 30 calendar days prior to these dates, or such                X
1122(d)(4)(xi)       other number of days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
                     Any late payment penalties in connection with
                     any payment to be made on behalf of an obligor are paid
                     from the servicer's funds and not charged to the obligor,
                     unless the late payment was due to the obligor's error or
1122(d)(4)(xii)      omission.                                                                       X
-----------------------------------------------------------------------------------------------------------------
                     Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer,
                     or such other number of days specified in the transaction                       X
1122(d)(4)(xiii)     agreements.
-----------------------------------------------------------------------------------------------------------------
                     Delinquencies, charge-offs and uncollectible accounts are
                     recognized and recorded in accordance with the transaction
1122(d)(4)(xiv)      agreements.                                                                     X
-----------------------------------------------------------------------------------------------------------------
                     Any external enhancement or other support, identified in
                     Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is
1122(d)(4)(xv)       maintained as set forth in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------

                                   EXHIBIT CC

                    REPRESENTATIONS AND WARRANTIES AGREEMENT

            This REPRESENTATIONS AND WARRANTIES AGREEMENT ("Agreement"), dated as of May 31, 2007 (the "Closing Date"), is between MORGAN STANLEY MORTGAGE CAPITAL INC. (the "Sponsor") and MORGAN STANLEY ABS CAPITAL I INC. (the "Depositor").

                              W I T N E S S E T H:

            WHEREAS, the Sponsor acquired certain mortgage loans (the "Mortgage Loans") set forth on the mortgage loan schedule attached hereto as Schedule I (the "Mortgage Loan Schedule") from NC Capital Corporation ("New Century") pursuant to that certain Sixth Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006 the "New Century Purchase Agreement"), between the Sponsor and New Century;

            WHEREAS, pursuant to that certain bill of sale, dated as of the Closing Date, between the Sponsor and the Depositor, the Mortgage Loans are to be transferred by the Sponsor to the Depositor;

            WHEREAS, pursuant to that certain Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among the Depositor, Saxon Mortgage Services, Inc., as a servicer ("Saxon"), Countrywide Home Loans Servicing LP, as a servicer (together with Saxon, the "Servicers"), Wells Fargo Bank, National Association ("Wells Fargo"), as securities administrator and as master servicer, and Deutsche Bank National Trust Company, as trustee (the "Trustee"), Morgan Stanley ABS Capital I Inc. Trust 2007-NC3 (the "Trust") shall issue its Mortgage Pass-Through Certificates, Series 2007-NC3 (the "Certificates"), representing beneficial ownership interest in a trust, the assets of which include, but are not limited to, the Mortgage Loans transferred by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement;

            WHEREAS, in connection with the securitization of the Mortgage Loans and the issuance of the Certificates, the parties hereto have determined it to be necessary and appropriate for the Sponsor to make various representations and warranties to the Depositor regarding the Mortgage Loans;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1. Defined Terms.

            (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. In the event of a conflict between any of the defined terms contained in this Agreement and the Pooling and Servicing Agreement, the definitions contained in the Pooling and Servicing Agreement shall control.

            (b) The following capitalized terms shall have the meanings assigned to such terms below:

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            ALTA: The American Land Title Association, or any successor thereto.

            Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the related Mortgagor and relating to a stock allocated to the related dwelling unit.

            Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

            Covered Loan: A Mortgage Loan categorized as "Covered" pursuant to Appendix E of Standard & Poor's Glossary.

            Deleted Mortgage Loan: A Mortgage Loan that is purchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Sponsor in accordance with the terms of this Agreement.

            Delinquent: With respect to any Mortgage Loan, means any Monthly Payment due on a Due Date that is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), (b) with respect to each Group I Mortgage Loan secured by the related Mortgagor's primary residence, with an "annual percentage rate" or total "points and fees" (as each such term is calculated under HOEPA) payable by the related Mortgagor that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. ss. 226.32(a)(1)(i) and (ii), (c) classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (d) categorized as "High Cost" or "Covered" pursuant to Appendix E of Standard & Poor's Glossary.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the such Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and
(b) if such Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

            Manufactured Home: A single family residential unit that is constructed in a factory in sections in accordance with the Federal Manufactured Home Construction and Safety Standards adopted on July 15, 1976, by the Department of Housing and Urban Development ("HUD Code"), as amended in 2000, which preempts state and local building codes. Each unit is identified by the presence of a HUD Plate/Compliance Certificate label. The sections are then transported to the site and joined together and affixed to a pre-built permanent foundation (which satisfies the manufacturer's requirements and all state, county, and local building codes and regulations). The manufactured home is built on a non-removable, permanent frame chassis that supports the complete unit of walls, floors, and roof. The underneath part of the home may have running gear (wheels, axles, and brakes) that enable it to be transported to the permanent site. The wheels and hitch are removed prior to anchoring the unit to the permanent foundation. The manufactured home must be classified as real estate and taxed accordingly. The permanent foundation may be on land owned by the Mortgagor or may be on leased land.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Sponsor for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by the Sponsor to the Depositor or its designee in the month of substitution), (ii) have a Mortgage Rate not less than, and not more than 1% greater than, the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Mortgage Loan, (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed-rate or adjustable-rate with the same Periodic Mortgage Rate Cap and Index) and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 2 of this Agreement.

            Standard & Poor's Glossary: Version 5.7 of the Standard & Poor's LEVELS(R) Glossary.

            Section 2. Representations and Warranties of the Sponsor.

            As to each Mortgage Loan, the Sponsor hereby makes the representations and warranties set forth on Part A of Exhibit I hereto to the Depositor as of the Closing Date (or such other date as set forth herein). As to each Group I Mortgage Loan, the Sponsor hereby makes the representations and warranties set forth on Part B of Exhibit I hereto to the Depositor as of the Closing Date (or such other date as set forth herein).

            Section 3. Assignment and Assumption of EPD Provision.

            (a) The Sponsor hereby assigns, conveys, transfers and sets over to the Depositor all of the Sponsor's right, title and interest (except as otherwise set forth in Section 3(b) below) in, to and under the Sponsor's rights to require New Century to repurchase a Mortgage Loan as a result of a scheduled payment of principal and interest not being made during the period of time specified in the early payment default provision (the "EPD Provision") specified on Schedule II attached hereto in the related letter agreement or in the related mortgage loan purchase and warranties agreement, as applicable, listed on
Schedule II attached hereto (each a "Purchase Price and Terms Agreement"), each between the Sponsor and New Century, but only to the extent such provision relates to any Mortgage Loans that are the subject of this Agreement.

            (b) Notwithstanding the foregoing set forth in Section 3(a), the Sponsor specifically reserves and does not assign to the Depositor any and all right, title and interest in, to and under the right to receive as part of the repurchase price for any such Mortgage Loan repurchased pursuant to any EPD Provision, the excess (the "Repurchase Premium") of the Purchase Price Percentage (as defined in the applicable Purchase Price and Terms Agreement) over 100% multiplied by the unpaid principal balance of such Mortgage Loan. In the event any Mortgage Loan is required to be repurchased by New Century pursuant to the provisions of the applicable Purchase Price and Terms Agreement specified in Section 3(a) above, the Depositor shall require New Century to repurchase such Mortgage Loan at the Repurchase Price (as defined in such Purchase Price and Terms Agreement), and the Depositor shall cause New Century to pay such Repurchase Premium to the Sponsor or its designee as instructed by the Sponsor.

            Section 4. Remedies for Breach of Representations and Warranties of the Sponsor

            (a) Within sixty (60) days of the earlier of either discovery by or notice to the Sponsor of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Depositor therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Depositor therein), the Sponsor shall cure such breach in all material respects and, if such breach cannot be cured, the Sponsor shall, at the Depositor's option, within sixty (60) calendar days of the Sponsor's receipt of request from the Depositor, repurchase such Mortgage Loan at the Repurchase Price. In the event that such a breach shall involve any representation or warranty set forth in Section 2 of this Agreement, and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to the Sponsor of such breach, all of the Mortgage Loans materially and adversely affected thereby shall, at the Depositor's option, be repurchased by the Sponsor at the Repurchase Price. Notwithstanding the above sentence, within sixty (60) days of the earlier of either discovery by, or notice to, the Sponsor of any breach of the representations or warranties set forth in clauses (e), (o), (r), (w), (x) and
(y) on Part A of Exhibit I or on Part B of Exhibit I, the Sponsor shall repurchase the affected Mortgage Loan or Mortgage Loans at the Repurchase Price, together with all expenses incurred by the Depositor as a result of such repurchase. Any repurchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions of this Section 4 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor's instructions.

            However, if the breach shall involve a representation or warranty set forth in Section 2 of this Agreement (other than the representations or warranties set forth in clauses (e), (o), (r), (w), (x) and (y) on Part A of
Exhibit I or on Part B of Exhibit I) relating to any Mortgage Loan and the Sponsor discovers or receives notice of any such breach within two years of the Closing Date, the Sponsor shall, at the Depositor's option and provided that the Sponsor has a Qualified Substitute Mortgage Loan, rather than repurchase such Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Mortgage Loans, provided that any such substitution shall be effected not later than two years after the Closing Date. If the Sponsor has no Qualified Substitute Mortgage Loan, the Sponsor shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions of this Section 4 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor's instructions.

            At the time of repurchase or substitution, the Depositor and the Sponsor shall arrange for the reassignment of the Deleted Mortgage Loan to the Sponsor and the delivery to the Sponsor of any documents held by the Trustee relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Sponsor shall, simultaneously with such reassignment, give written notice to the Depositor that such repurchase or substitution has taken place, amend the applicable Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the applicable Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Sponsor shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Sponsor shall effect such substitution by delivering to the Trustee or to such other party as the Depositor may designate in writing for such Qualified Substitute Mortgage Loan the documents required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required by the Pooling and Servicing Agreement. No substitution will be made in any calendar month after the initial Determination Date for such month. The Sponsor shall remit directly to the Depositor, or its designee, in accordance with the Depositor's instructions, the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Mortgage Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Sponsor. For the month of substitution, distributions to the Depositor shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Sponsor shall thereafter be entitled to retain all amounts subsequently received by the Sponsor in respect of such Deleted Mortgage Loan.

            For any month in which the Sponsor substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Sponsor shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall, together with one month's interest at the Mortgage Rate on the Deleted Mortgage Loan, shall be distributed by the Sponsor directly to the Depositor or its designee in accordance with the Depositor's instructions within two (2) Business Days of such substitution.

            Any cause of action against the Sponsor relating to or arising out of the breach of any representations and warranties made in Section 2 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Depositor or notice thereof by the Sponsor to the Depositor, (ii) failure by the Sponsor to cure such breach, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as specified above and (iii) demand upon the Sponsor by the Depositor for compliance with this Agreement.

            (b) The Sponsor shall deliver to the Depositor all documents and instruments required under Section 2.01 of the Pooling and Servicing Agreement with respect to the Mortgage Loans. In the event any document or instrument required to be delivered to the Depositor pursuant to Section 2.01 of the Pooling and Servicing Agreement, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Depositor, and in the event that the Sponsor does not cure such failure within sixty (60) days of discovery or receipt of written notification of such failure from the Depositor, the Sponsor shall, at the Depositor's option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Depositor as a result of such purchase.

            (c) It is understood and agreed that the obligation of the Sponsor set forth in Section 4(a) to repurchase for a Mortgage Loan in breach of a representation or warranty contained in Section 2 constitutes the sole remedy of the Depositor or any other person or entity with respect to such breach.

            (d) The representations and warranties of the Sponsor set forth on Part A of Exhibit I hereto shall inure to the benefit of the Depositor and its successors and assigns until all amounts payable to the holders of the Certificates under the Pooling and Servicing Agreement have been paid in full, and the representations and warranties of the Sponsor set forth on Part B of
Exhibit I hereto shall inure to the benefit of the Depositor and its successors and assigns until all amounts payable to the holders of the Group I Class A Certificates under the Pooling and Servicing Agreement have been paid in full.

            Section 5. Execution in Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 6. GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICTS OF LAWS PRINCIPLES.

            Section 7. Severability of Provisions.

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 8. Captions.

            The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 9. Successors and Assigns.

            This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns. Any entity into which the Sponsor or the Depositor may be merged or consolidated shall, without the requirement for any further writing, be deemed the Sponsor or the Depositor, respectively, hereunder.

            Section 10. Amendments

            This Agreement may be amended from time to time by the parties hereto.

               [Remainder of this page intentionally left blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                       MORGAN STANLEY MORTGAGE CAPITAL INC.


                                       By: /s/ Steven Shapiro
                                          --------------------------------------
                                          Name: Steven Shapiro
                                          Title: Vice President

                                       MORGAN STANLEY ABS CAPITAL I INC.


                                       By: /s/ Steven Shapiro
                                          --------------------------------------
                                          Name: Steven Shapiro
                                          Title: Vice President

                                    EXHIBIT I

            For the purposes of this exhibit, "Mortgage Loan" refers to each Mortgage Loan, "Group I Mortgage Loan" refers to each Group I Mortgage Loan, "Mortgage Loan Schedule" refers to the Mortgage Loan Schedule and "Seller" refers to New Century.

             Part A- Representations and Warranties with respect to each Mortgage Loan

            (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule relating to the Mortgage Loans is complete, true and correct as of the Cut-off Date;

            (b) Payments Current. Except with respect to the Mortgage Loans identified on Exhibit I-A, (i) all payments required to be made up to the Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days Delinquent, have been made and credited, (ii) no payment required under the Mortgage Loan has been 30 days or more Delinquent at any time since the origination of the Mortgage Loan, and (iii) the first Monthly Payment was made with respect to the Mortgage Loan on its related Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

            (c) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

            (d) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customarily insured against in the jurisdiction where the related Mortgaged Property is located and acceptable to the Rating Agencies;

            (e) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory, abusive and fair lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to Prepayment Charges, have been complied with, and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

            (f) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien (with respect to a First-Lien Mortgage
Loan) or second lien (with respect to a Second-Lien Mortgage Loan) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

               (1) with respect to a Second-Lien Mortgage Loan only, the lien of the first mortgage on the Mortgaged Property;

               (2) the lien of current real property taxes and assessments not yet due and payable;

               (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

               (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

      Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien (with respect to a First-Lien Mortgage Loan) or second lien (with respect to a Second-Lien Mortgage
Loan) and first priority (with respect to a First-Lien Mortgage Loan) or second priority (with respect to a Second-Lien Mortgage Loan) security interest on the property described therein and the Sponsor has full right to sell and assign the same to the Depositor.

            (g) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Sponsor, or, to the knowledge of the Sponsor, any other person, including without limitation, the related Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan;

            (h) Title Insurance. With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a generally accepted title insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first (with respect to a First-Lien Mortgage Loan) or second (with respect to a Second-Lien Mortgage Loan) priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (f) above, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Rate and Monthly Payment;

            (i) No Defaults. Except as set forth in paragraph (b) above, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Sponsor nor any of its Affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

            (j) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the related Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (k) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (l) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a mortgage loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (m) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Sponsor's knowledge, such provision is enforceable;

            (n) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, to the Sponsor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property;

            (o) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

            (p) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

            (q) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Depositor, and which has been delivered to the Trustee or to such other Person as the Depositor shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the issuer of the title insurer, if any, to the extent required, and its terms are reflected on the Mortgage Loan Schedule, if applicable;

            (r) Qualified Mortgage. The Mortgage Loan would be a "qualified mortgage," within the meaning of Section 860G(a)(3) of the Code, if transferred to a REMIC on its startup day in exchange for the regular or residual interests in the REMIC;

            (s) Ownership. The Sponsor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Sponsor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan and following the sale of each Mortgage Loan, the Depositor will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

            (t) Location of Improvements; No Encroachments. All improvements which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (u) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Seller or New Century Mortgage Corporation, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (v) LTV. No Mortgage Loan has an LTV greater than 100%;

            (w) Prepayment Charge. None of the Mortgage Loans has a prepayment charge period at origination in excess of three years;

            (x) Purchase of Insurance. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g. life, mortgage, disability, property, accident unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, property, accident, unemployment or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan; and

            (y) No Arbitration. No Mortgage Loan originated on or after July 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

          Part B - Representations and Warranties with respect to each
                             Group I Mortgage Loan

      (a) Fair Credit Reporting Act. The Sponsor has, or has caused the applicable servicer, to fully furnished accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis and in accordance with the Fair Credit Reporting Act and its implementing regulations;

      (b) Mortgagor Selection. The related Mortgagor was not encouraged or required to select a mortgage loan product offered by the Group I Mortgage Loan's originator which is a higher cost product designed for less creditworthy mortgagors, taking into account such facts as, without limitation, the Group I Mortgage Loan's requirements and the related Mortgagor's credit history, income, assets and liabilities. For a Mortgagor who seeks financing through a Mortgage Loan originator's higher-priced subprime lending channel, the related Mortgagor was directed towards or offered the Group I Mortgage Loan originator's standard mortgage line if the related Mortgagor was able to qualify for one of the standard products;

      (c) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Group I Mortgage Loan does not rely on the extent of the related Mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed related objective criteria that related such facts as, without limitation, the related Mortgagor's income, assets, and liabilities to the proposed mortgage payment and, based on such methodology, the Group I Mortgage Loan's originator made a reasonable determination that at the time of origination the related Mortgagor had the ability to make timely payments on the Group I Mortgage Loan;

      (d) Group I Mortgage Loans with Prepayment Charges. With respect to any Group I Mortgage Loan that contains a provision permitting imposition of a prepayment charge upon a prepayment prior to maturity: (i) with respect to each Group I Mortgage Loan secured by the related Mortgagor's primary residence, the Group I Mortgage Loan provides some benefit to the related Mortgagor, including but not limited to a rate or fee reduction, in exchange for accepting such prepayment charge, (ii) with respect to each Group I Mortgage Loan secured by the related Mortgagor's primary residence, the Group I Mortgage Loan's originator had a written policy of offering the related Mortgagor, or requiring third-party brokers to offer the related Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a prepayment charge, (iii) the prepayment charge was adequately disclosed to the related Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law, and
(iv) and no such prepayment charge may be imposed for a term in excess of five
(5) years with respect to Group I Mortgage Loans originated prior to October 1, 2002. With respect to Group I Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment charge period shall not exceed three (3) years from the date of the Mortgage Note unless the Group I Mortgage Loan was modified to reduce the prepayment charge period to no more than three (3) years from the date of the related Mortgage Note and the Mortgagor was notified in writing of such reduction in prepayment charge period;

      (e) Freddie Mac Loan Limits. The original principal balance of each Group I Mortgage Loan was within Freddie Mac's dollar amount limits for conforming one- to four-family mortgage loans and the original principal balance for each Group I Mortgage Loan which is a Second-Lien Mortgage Loan was within one-half of Freddie Mac's dollar amount limits for one-unit conforming one-to four-family mortgage loans for first-lien mortgage loans, without regard to the number of units in the related Mortgaged Property;

      (f) Freddie Mac Loan Limits for Second-Lien Mortgage Loans. With respect to each Group I Mortgage Loan which is a Second-Lien Mortgage Loan (A) such lien is on a one-to four-family residence that is the principal residence of the related Mortgagor, and (B) the original principal balance of the related First-Lien Mortgage Loan plus the original principal balance of any subordinate lien mortgage loans relating to the same Mortgaged Property was within Freddie Mac's dollar amount limits for First-Lien Mortgage Loans for that property type;

      (g) No Manufactured Homes or "Condotels". No Group I Mortgage Loan is secured by a Mortgaged Property which is a Manufactured Home or a condominium unit that is part of a condominium development that operates as, or holds itself out to be, a condominium hotel ("condotel"), regardless of whether such unit itself is being used as a condotel unit;

      (h) Single Family Residential Housing Only. Each Group I Mortgage Loans is exclusively secured by single-family (one-to four unit) residential housing. No Group I Mortgage Loans may be on multifamily, commercial, industrial, agricultural or undeveloped property, or any property located anywhere except the continental United States, Alaska, Hawaii, Puerto Rico, the Virgin Islands or Guam; and

      (i) Points and Fees. With respect to each Group I Mortgage Loan secured by the related Mortgagor's primary residence, no Mortgagor was charged "points and fees" in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Group I Mortgage Loan, whichever is greater. For purposes of this representation, "points and fees" (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Group I Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Group I Mortgage Loan (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges which miscellaneous fees and charges, in total, do not exceed 0.25% of the principal amount of such Group I Mortgage Loan.

                                   EXHIBIT I-A

                      Schedule of Delinquent Mortgage Loans

                            [Available upon Request]

                                   SCHEDULE I

                             Mortgage Loan Schedule

          (Delivered to the Trustee and not attached to the Pooling and
                              Servicing Agreement)

                                   SCHEDULE II

         List of Purchase Price and Terms Agreements and EPD Provisions

              Purchase Price and Terms Agreements                             EPD Provision
              -----------------------------------                             -------------
1.    Purchase Price and Terms Agreement, dated as of August      Third full paragraph of Section 6
      31, 2005, between New Century and the Sponsor.              (titled "Purchase Agreement")

2.    Purchase Price and Terms Agreement, dated as of             Third full paragraph of Section 6
      November 18, 2005, between New Century and the              (titled "Purchase Agreement").
      Sponsor.

3.    Purchase Price and Terms Agreement, dated as of August      Third full paragraph of Section 6
      25, 2006, between New Century and the Sponsor.              (titled "Purchase Agreement").

4.    Purchase Price and Terms Agreement, dated as of July        Third full paragraph of Section 6
      24, 2006, between New Century and the Sponsor.              (titled "Purchase Agreement").

5.    Purchase Price and Terms Agreement, dated as of             Third full paragraph of Section 6
      September 22, 2006, between New Century and the             (titled "Purchase Agreement").
      Sponsor.

6.    Purchase Price and Terms Agreement, dated as of             Third full paragraph of Section 6
      November 7, 2006, between New Century and the Sponsor.      (titled "Purchase Agreement").

7.    Purchase Price and Terms Agreement, dated as of             Third full paragraph of Section 6
      December 1, 2006, between New Century and the Sponsor.      (titled "Purchase Agreement")

                                   EXHIBIT DD

                           INTEREST RATE CAP AGREEMENT


[MORGAN STANLEY LOGO]

DATE:                   May 31, 2007

TO:                     Wells Fargo Bank, National Association, not
                        individually, but solely as Securities Administrator
                        for Morgan Stanley ABS Capital I Inc. Trust 2007-NC3,
                        Mortgage Pass-Through Certificates, Series 2007-NC3
ATTENTION:              Client Manager - MSAC 2007-NC3
TELEPHONE:              (410) 884-2000
FACSIMILE:              (410) 715-2380

FROM:                   New York Derivative Client Services Group
TELEPHONE:              (212) 761-2996
FACSIMILE:              (646) 202-9190

SUBJECT:                Fixed Income Derivatives Confirmation

REFERENCE NUMBER:       HREKR

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into on the Trade Date specified below (the "Transaction") between Morgan Stanley Capital Services Inc. ("Party A") and Wells Fargo Bank, National Association, not individually, but solely as Securities Administrator (the "Securities Administrator") under the Pooling and Servicing Agreement, dated and effective as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, Saxon Mortgage Services, Inc., as Servicer, Countrywide Home Loans Servicing LP, as Servicer, and Deutsche Bank National Trust Company, as Trustee (the "PSA") for the Morgan Stanley ABS Capital I Inc. Trust 2007-NC3, Mortgage Pass-Through Certificates, Series 2007-NC3 ("Party B").

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. Terms capitalized but not defined in this Confirmation (including the Definitions) have the meanings attributed to them in the PSA.

This Confirmation constitutes a "Confirmation" as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of May 31, 2007, as amended and supplemented from time to time (the "Agreement"), between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Notional Amount:................... With respect to any Calculation
                                          Period, the notional amount set forth
                                          for such Calculation Period in
                                          Schedule I attached hereto.

      Trade Date:........................ May 21, 2007

      Effective Date:.................... May 31, 2007

      Termination Date:.................. April 25, 2008

      Fixed Amounts:

            Fixed Rate Payer:............ Party B

            Fixed Rate Payer Payment
              Dates:..................... May 31, 2007

            Fixed Amount:................ None

      Floating Amounts:

            Floating Rate Payer:......... Party A

            Cap Rate:.................... 7.250%

            Floating Rate Payer
              Payment Dates:............. Early Payment--For each Calculation
                                          Period, the first Business Day prior
                                          to each Floating Rate Payer Period End
                                          Date.

            Floating Rate Payer
              Period End Dates:.......... The 25th calendar day of each month during the Term of this Transaction,
                                          commencing June 25, 2007, subject to
                                          adjustment in accordance with the
                                          Business Day Convention.

            Floating Rate Option:........ USD-LIBOR-BBA

            Floating Amount:............. To be determined in accordance with the following formula:

                                          10 * Floating Rate * Notional
                                          Amount * Floating Rate Day Count
                                          Fraction.

            Designated Maturity:......... One month

            Floating Rate Day Count
              Fraction:.................. Actual/360

            Reset Dates:................. The first day of each Calculation
                                          Period.

            Compounding:................. Inapplicable

      Business Days:..................... New York and Los Angeles

      Business Day Convention:........... Following

2.    Account Details and Settlement Information:

            Payment to Party A:

            Citibank, New York
            ABA No.: 021 000 089
            Account No.: 4072-4601
            Account Name: Morgan Stanley Capital Services Inc.

            Payments to Party B:

            Wells Fargo Bank ,National Association
            ABA No.: 121 000 248
            Account No: 3970771416
            Acct Name: SAS Clearing
            Ref: FFC: 53156702, MSAC 2007-NC3 (cap)

3. Securities Administrator Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by Wells Fargo Bank, National Association (i) this Confirmation is executed and delivered by Wells Fargo Bank, National Association not in its individual capacity but solely as Securities Administrator of the Trust under the PSA in the exercise of the powers and authority conferred and invested in it as securities administrator thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Securities Administrator but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

4. Modifications to the Agreement. For purposes of this Transaction only, the Agreement is modified as follows: Part 1(f)(ii), Part 1(h)(A) and Part 5(f) of the Schedule to the ISDA Master Agreement are hereby deleted in their entirety.

We are very pleased to have entered into this Transaction with you and we look forward to completing other transactions with you in the near future.

                                       Very truly yours,


                                       MORGAN STANLEY CAPITAL SERVICES INC.

                                          By:/s/ D. N. Moore
                                          --------------------------------------
                                          Name: David N. Moore
                                          Title: Vice President

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

                                       WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION, not individually, but
                                          solely as Securities Administrator
                                          for Morgan Stanley ABS Capital I
                                          Inc. Trust 2007-NC3, Mortgage
                                          Pass-Through Certificates, Series
                                          2007-NC3

                                             By:/s/ Carla S. Walker
                                             -----------------------------------
                                             Name: Carla S. Walker
                                             Title: Vice President

                                   SCHEDULE I



                                              Notional
Line           Calculation Period             Amount($)     Multiplier
----   ---------------------------------   --------------   ----------
   1   Effective Date          6/25/2007   114,777,930.17           10
   2        6/25/2007          7/25/2007   110,468,982.68           10
   3        7/25/2007          8/25/2007   106,294,598.28           10
   4        8/25/2007          9/25/2007   102,247,884.08           10
   5        9/25/2007         10/25/2007    98,322,520.76           10
   6       10/25/2007         11/25/2007    94,512,744.67           10
   7       11/25/2007         12/25/2007    90,813,328.71           10
   8       12/25/2007          1/25/2008    87,219,561.96           10
   9        1/25/2008          2/25/2008    83,727,252.02           10
  10        2/25/2008          3/25/2008    80,332,652.25           10
  11        3/25/2008   Termination Date    77,032,525.98           10